As filed with the Securities and Exchange Commission on March 29, 2023.

Registration Statement No. 333-267169

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 4 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Gelteq Limited

(Exact Name of Registrant as Specified in its Constitution)

____________________

Not Applicable

(Translation of Registrant name into English

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Australia	2834	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Level 4
100 Albert Road
South Melbourne VIC, 3025
Australia
+61 3 9087 3990
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With copies to:

Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	Lawrence S. Venick Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central Hong Kong SAR Tel: (852) 3923-1111 Fax: (852) 3923-1100

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards† provided to Section 7(a)(2)(B) of the Securities Act. ☐

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the public offering of 1,300,000 Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the resale by the selling shareholders set forth therein of 1,749,243 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers and back covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-11;

•        a selling shareholder section is inserted in the Resale Prospectus;

•        a Plan of Distribution is inserted in the Resale Prospectus; and

•        the Legal Matters section in the Resale Prospectus on page Alt-15 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

The selling shareholders, as described in the Resale Prospectus and subject to their respective lock-up periods, if any, may not commence the resale of their Ordinary Shares until the Public Offering closes. In the event that the Company’s Nasdaq listing application is not approved and the underwritten public offering as described in the Public Offering Prospectus does not proceed, the resale offering as described in the Resale Prospectus will not proceed either.

Unless we explicitly state otherwise or the context otherwise indicates clearly, “Prospectus” refers to the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 29, 2023

Gelteq Limited

1,300,000 Ordinary Shares

This prospectus relates to the initial public offering in the United States of 1,300,000 Ordinary Shares, no par value, of Gelteq Limited, an Australian public limited company limited to shares, that will be issued by Gelteq Limited upon the closing of the initial public offering in the United States. See “Description of Share Capital and Constitution”. Prior to this offering, there has been no public market in the United States for the Ordinary Shares. We expect the public offering price to be USD$5.00 per share. The selling shareholders (as defined herein) are offering 1,749,243 Ordinary Shares pursuant to the Resale Prospectus. We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. We have reserved the symbol “GELS” for purposes of listing the Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, and we will apply to list the Ordinary Shares on the Nasdaq. No assurance can be given that our application will be approved. In the event that the Ordinary Shares are not approved for listing on Nasdaq, we will not proceed with this underwritten offering nor the resale offering. The selling shareholders, as described in the Resale Prospectus and subject to their respective lock-up periods, if any, may not commence the resale of their Ordinary Shares until the underwritten offering closes. The final offering price per Ordinary Share in U.S. dollars will be determined through negotiations between us and the representatives of the underwriters, after taking into account market conditions and other factors. For a discussion of the other factors considered in determining the final offering price per Ordinary Share, see “Underwriting.”

We are both an “emerging growth company” and a “foreign private issuer”, as defined under the U.S. federal securities laws, and as such may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in the Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before investing in the Ordinary Shares.

	Per Share	Total
Public offering price	USD$	USD$
Underwriting discount(1)	USD$	USD$
Proceeds to us, before expenses(2)	USD$	USD$

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(1)      See “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.

(2)      The total estimated expenses related to this offering are set forth in the section entitled “Underwriting.”

To the extent that the underwriters sell more than 1,300,000 Ordinary Shares in this offering, the underwriters have a 45-day over-allotment option to purchase up to an aggregate of 195,000 additional Ordinary Shares from us at the public offering price less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Ordinary Shares against payment in New York, New York on            , 2023.

BOUSTEAD SECURITIES, LLC

Prospectus dated            , 2023

You should rely only on the information contained or incorporated by reference in this prospectus or in any related free-writing prospectus. Neither we, the selling shareholders, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

We are incorporated as an Australian public limited company limited to shares under the laws of Australia pursuant to our constitution, and a majority of our outstanding securities are owned by non-U.S. residents. See “Description of Share Capital and Constitution.” Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer,” or FPI. As an FPI, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Until           , 2022 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Gelteq Limited, an Australian public limited company limited to shares pursuant to its Constitution. This prospectus includes important information about us, the Ordinary Shares and other information you should know before investing in the Ordinary Shares. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.”

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriters have done anything to permit the conduct of this offering or the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for any such purpose would be required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe, any restrictions relating to the conduct of this offering and the possession and distribution of this prospectus that apply in the jurisdictions outside of the United States relevant to their circumstances.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Gelteq Limited,” “Gelteq,” our company,” “the company” “we,” “us,” and “our” refer to Gelteq Limited and its consolidated subsidiaries.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to legislation are to federal, state and local legislation of the United States.

Unless otherwise indicated, references to a particular “fiscal year” are to our fiscal year ended June 30th of that year. Our fiscal quarters end on September 30th, December 31st, March 31st and June 30th of each fiscal year (for which purpose June 30th is also our fiscal year end). References to a year other than a “Fiscal” or “fiscal year” are to the calendar year ended December 31.

In this prospectus, all references to “Ordinary Shares” mean our ordinary shares, no par value.

In this prospectus, all references to the “Constitution” are to our new constitution as an Australian public company which became effective on May 26, 2022 and is reflected in the year ended June 30, 2022 financial statements (with June 20, 2021 comparatives), as attached within this prospectus. At the end of the year ended June 30, 2021 the company was named Gelteq Pty Ltd and the separate year ended June 30, 2021 financials (with June 30, 2020 comparatives) as previously lodged accordingly refer to Gelteq Pty Ltd. However, there has been no financial restructuring resulting from the conversion Gelteq Pty Ltd into a public company and Gelteq Limited is the same company as Gelteq Pty Ltd for financial, tax and other purposes.

This prospectus and the information incorporated herein by reference contain market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

In this registration statement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources that we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Disclosure Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This prospectus also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to create, and does not imply, a relationship with us, or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this prospectus derives from our audited consolidated financial statements in AUD$ as of June 30, 2022 and 2021. These financial statements and related notes included elsewhere in this prospectus are in the form of Australian Dollar (AUD$) and are collectively referred to as our audited consolidated financial statements herein and throughout this prospectus. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs). Our fiscal year ends on June 30 of each year, so all references to a particular fiscal year are to the applicable year ended June 30. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States.

EXCHANGE RATES

Our reporting currency and functional currency is the Australian Dollar. We are not currently exposed for foreign currency risk. Foreign exchange risk arises from future commercial transactions and recognized financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. Management understands, it will in the future, deal in foreign currencies and will have in place a risk management policy when it is required.

In this prospectus, unless otherwise stated, all references to “U.S. dollars, “USD$,” are to the currency of the United States of America, and all references to “Australian Dollars,” “AUD$, are to the currency of Australia. Our presentation currency of the financial statements was AUD$ and will remain AUD$. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

All amounts set forth herein are presented in United States Dollars (USD$), unless otherwise specified, and have for presentation purposes have been converted from their AUD$ equivalent using the exchange rate of 1 AUD$ to 0.72 USD$.

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus before making an investment decision. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy the Ordinary Shares.

Overview

We are a clinical and science-based company that is focused on developing and commercializing white label gel-based delivery solutions for prescription drugs, nutraceuticals, pet care and other products. A “white label” gel-based delivery solution is where we produce a product that other companies rebrand as their own product. Our principal products are edible gels, which we refer to as gels, and their application in gel-based dosage forms. Our current product suite consists of multiple products that sit within five core verticals — for pets, sports, pharmaceutical (pharma), over-the-counter (OTC) and nutraceutical — all of which leverage our patent pending multiple-ingredient dosage forms, and that we expect to have a wide range of applications and consumers. We currently focus our efforts on out-licensing our technology to companies to develop and create new products they can manufacture and sell within their established and researched markets, while we continue to manufacture our existing products under license (“white label”). Of our products already licensed, two clients have placed initial orders for nutraceutical products, and there have been four other products in the sports vertical ordered. From these orders, we shipped 15,000 units during May 2022, 250,000 units during June 2022 and 60,000 units in December 2022. The Company expects to fulfill these remainder orders of 45,000 products in the second quarter of 2023. In January 2023, one of our existing clients placed further orders for two new products totaling 120,000 units and a new client placed an order for 80,000 units. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. With regards to the pets, nutraceutical and sports vertical, we designed these products to have no regulatory hurdles to overcome as they have food grade classifications and therefore do not require regulatory approvals. We designed our gel platform to enhance the tolerability and stability of drugs while maintaining their efficacy. Products in the pharma vertical will require regulatory approval.

We have been funded since inception through a combination of equity contributions, related party loans and Australian government grants/tax incentives. We will continue to balance our research and development alongside our revenue generating activities for the calendar year 2022, with AUD$147,536 (USD$110,800) of recognized revenue, plus deferred revenue of AUD$119,765 (USD$90,000) received in the financial year ending June 30, 2022.

We have prepared and applied for patents which relate to a diagnostic gel product comprising glucose, and certain multiple-health ingredient dosage forms. Our first patent family is comprised of granted U.S. patent 10,983,132 which is for an oral glucose tolerance test gel and testing method for diabetes diagnostics, and pending patent applications in the following additional countries or jurisdictions through December 31, 2022: Australia, Canada, the European Patent Office, India, the People’s Republic of China and Qatar. We are seeking to protect products that employ our gel technology in our second patent family which is directed to certain multiple-health ingredient dosage forms which utilize a gel formulation that features agarose and alginate that in certain ratios and pH ranges form gels of specific firmness to deliver two or more health ingredients (including medicines) in a single dosage form. This second patent family is comprised of patent applications that remain pending in the following countries through December 31, 2022: Australia, Brazil, Canada, the Eurasian Patent Organization, the European Patent Office, Israel, India, Japan, South Korea, Mexico, the People’s Republic of China, Saudi Arabia, the United Arab Emirates, the United States, and South Africa. Our vision is to change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms.

As of December 31, 2022 we have pending trademark registrations for “Gelteq” in Australia, the United States and several other countries and jurisdictions and registered trademarks for “Gelteq” in Japan, the People’s Republic of China, South Korea, Thailand, the United Kingdom and several other countries and jurisdictions. We also have a registered trademark for the Gelteq logo and “Pet Gels” logo in the United Kingdom, which we expect will both be submitted for approval as registered trademarks in the countries and jurisdictions where we have pending and registered trademarks for “Gelteq” referred to in the immediately preceding sentence. We also have pending trademark registrations for a stylized logo of “SportsGel” in Australia, the United States and several other countries and jurisdictions.

We continue to work on preparing additional patent applications. Our third and fourth patent families have been lodged as provisional patents in the United Kingdom in August 2022 and December 2022, respectively. We expect to file our fifth and sixth patent families in the first quarter of 2023 to further protect the varying Active Pharmaceutical Ingredients (APIs) that our gel delivery platform can hold. We anticipate to further increase our intellectual property portfolio as we continue to attain U.S. Food and Drug Administration (FDA) approvals for our gel-based drug dosage forms through the 505(b)(2) pathway. See “Business — Government Regulations — The Hatch-Waxman Amendments — 505(b)(2) NDAs.”

We will continue to seek to protect our intellectual property through a combination of patents, trademarks, trade secrets, non-disclosure and confidentiality agreements, assignments of invention and other contractual arrangements with our employees, consultants, partners, manufacturers, customers and others. We believe these efforts have the potential to protect various proprietary applications of our gel delivery system from imitation.

Our History

Gelteq as an entity began in October 2018, but the initial development work commenced in 2014 by Gelteq co-founder Mr. Nathan J. Givoni.

In January 2015, Mr. Givoni began his long-term collaboration with Monash University in Melbourne, Australia, to verify and test our gel formulations. Our company’s first patent family relates to an oral glucose tolerance test gel and testing method for diabetes diagnostics and commenced as a provisional patent in Australia in 2015, which continued to be evaluated and tested before it was submitted as a standard patent application in Australia in 2016. For this first patent family, U.S. patent 10,983,132 has been granted with several patent applications pending in a number of foreign countries. This glucose tolerance test gel was the subject of a pilot project, after which the focus shifted to establishing strategic partnerships to further develop industry-specific products, which were nutraceutical formulations such as sugar lowering products for people with pre-diabetes. The development of these products did not require specific regulatory approvals. In 2018, Mr. Simon H. Szewach joined the business and our second patent family was later lodged provisionally in Australia, with a further standard patent application submitted in 2019 in the U.S. and a number of foreign countries. The patent applications of our second patent family are pending and directed to certain multiple-health ingredient gel dosage forms to utilize our gel delivery technology. By 2020, these two patent families had been acquired by Gelteq after it was co-founded by Mr. Givoni and Mr. Szewach. The primary focus of Gelteq has been delivering and creating new and innovative products that utilize our gel-based technologies. Utilizing the acquired intellectual property, Gelteq completed product development in early 2020 for a suite of nutraceutical products and since that time, has introduced its first product line and actively pursued (through further research and development), additional applications for the gel technology, which is specifically suited for sports, pharmaceutical (pharma) and over-the-counter (OTC) usage.

In April 2021, Gelteq management decided to prioritize the commercialization of its products related to animal health, driven by several key factors:

•        the size of the pet nutrient and pet pharma markets in North America, which translated into expansion opportunities for Gelteq;1

•        a fundamental change in society towards pets with the emergence of pets as an extended part of the family rather than just companion animals is driving consumer spending on pet ownership and pet care. These trends of pet humanization and consumer concerns for pet health and wellness have created a rapidly growing industry for pet health products2; and

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1        See Graphical Research (2021). North America Pet Care Market Size By Animal (Dogs, Cats, Birds, Fishes, Horses), By Type (Pet Food {Nutritional, Medicated}, Pet Care Products {Veterinary Care Products, Supplies/OTC Medications}, Service {Pet Grooming/Boarding, Live Animal Purchase), By Distribution Channel (Stores, E-Commerce), Industry Analysis Report, Regional Outlook (U.S., Canada), Application Potential, Competitive Market Share & Forecast, 2021– 2027. Report ID: GR1633

2        Ibid.

•        the ongoing research and development opportunities with Gelteq’s academic partner in Australia, Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, and with another Australian university’s veterinary hospital, with whom negotiations for ongoing research and development opportunities are in progress.

Our Strengths

We are seeking to position ourselves as a leader in the application of ingestible gel technology in nutraceutical, drug and supplement delivery in the following manner:

•        seeking to position ourselves as an emerging market leader in dosage forms that utilize ingestible gel technology for nutraceutical, pet care, and pharma;

•        promoting our products as superior to other methods of oral delivery (i.e., pills, tablets, gummies);

•        highlighting our products as addressing unmet issues around swallowing, taste, dosage and efficacy;

•        taste-masking ability of Gelteq’s patent pending multiple-ingredient gel dosage forms, being able to immediately address unsolved challenges in compliance and dosing;

•        creating manufacturing and distribution and sale channels permits expedited time-to-market for high-demand products;

•        expanding our intellectual property portfolio by maintaining our 100%-owned U.S. patent for a glucose tolerance testing product, and working to have our additional pending patent applications inside and outside of the United States proceed towards allowance, and filing additional patent applications to protect our new discoveries;

•        maintaining our research and development partnership with Australia’s Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, while negotiating another research and development partnership with another Australian university’s veterinary hospital; and

•        signing industry partnerships/licenses for pilot programs with our licensee companies for sport-related gels described herein under “Business — Material Contracts — Customer Contracts.”

Our Strategy

Overall

The following are highlights of our strategy to promote and expand our business at the present time:

•        Greatest unmet demand for our gel dosage forms — We will focus on dysphagia (the medical term given to difficulty swallowing) and other areas including children and seniors where the need is great and current solutions inadequate. See our discussion of dysphagia later in this document.

•        Fastest ability to grow sales — we are looking to capitalize on existing opportunities in the market.

•        Highest margins — certain markets, such as pet nutrients, nutraceuticals and human supplements, offer high margins.

•        Little to no competitors — We are seeking “blue ocean” markets where the competition is not currently focusing, including in the pharmaceutical (pharma) and over-the-counter (OTC) markets.

•        Highest Demand for a market differentiating delivery platform — issues such as difficulty in swallowing, need to intake a large amount of drugs or nutrients, and taste making are all areas where our product can show deep differentiation and shine.

Based on this, we have decided to focus our efforts in the following order at the present time:

•        First, pet health/supplements — We have developed products that comprise health ingredients related to joint health, coat quality, immune boosting, weight loss, diabetes and digestion for felines and canines. The development of the product formulations was completed and the products are awaiting future production at scale in their current form, or alternatively, their formulation can be adjusted by a future license partner, if desired. At this stage, our pet health and supplemental products had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. Samples of the canine and feline products have been tested respectively on canines and felines, highlighting and verifying acceptance and palatability. Further, we expect to begin formal palatability studies for feline products in the first quarter of 2023. The Company took the decision to delay the clinical study to prioritize additional patent and formulation protections and to finalize establishing our own production line with a local Australian GMP certified manufacturer. The further strengthening of our IP portfolio is designed to allow for a wider expansion into the pharmaceutical sector, with the production line enhancing the speed at which we can expand into this sector.

•        Second, nutraceuticals — We have developed formulations for products in the nutraceutical sector that include dietary fiber, prebiotics, probiotics, vitamins, polyunsaturated fatty acids, antioxidants, electrolytes and others. At this stage, our nutraceuticals had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. We have also already sold products which contain electrolytes and carbohydrates as primary ingredients to PacificPine Tennis Limited, PacificPine Football Limited, PacificPine Golf Limited and Five-Star Sports Hong Kong Limited. We have also sold a product that addresses brain function, taking a proprietary powder blend owned by Healthy Extracts Inc. (OTCQB:HYEX) and creating an easy to consume gel product for Healthy Extracts Inc. and their customers. In addition, we have sold 20,000 units of Hypogel, our product formulation that acts as a glucose boost to Lifestyle Breakthrough Holdings Pty Ltd. For these clients, we shipped 15,000 units during May 2022 and 250,000 units during June 2022, with all these shipped products now recognized as revenue during the financial year ended June 30, 2022. The remainder orders continue to be held as deferred revenue, of which the Company has fulfilled 60,000 units in December 2022 and expects to fulfill the outstanding orders of 45,000 products in the second quarter of 2023. In January 2023, an existing customer placed further orders for two new products that respectively aids gut health and lowers sugar absorption, totaling 120,000 units. A new Australian client placed an order for 80,000 units for the product that lowers sugar absorption. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. Further product formulations are in development, and are available as samples, with production to occur when a potential license partner is engaged.

•        Third, healthcare/pharma — These could include pharmaceutical products for both human and pets, including those for people with swallowing issues. In our lab, we have developed several pharmaceutical products for treatment of pain which have undergone dissolution studies. We expect one of these products will soon be entered into the 505(b)(2) pathway with the FDA, and potentially equivalent regulatory bodies in other regions. We also expect to work with license partners to create additional pharmaceutical products for human or animals, which would require regulatory approval once developed. These future products potentially include gel dosage forms comprising a new API of a future licensing partner, which would require an NDA, or, for approved APIs, the 505(b)(2) pathway can be pursued.

Strategy Steps

Gelteq’s strategy is based on delivering innovative gel dosage forms that change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms. To achieve this objective, we intend to pursue the following:

•        Maximize the commercial potential of our animal health and nutraceutical products through licensing and partnerships. We will continue to focus on white label and private label manufacturing using our patent pending multiple-health ingredient gel dosage forms, and then leveraging the brand awareness of the licensee and their existing customer base to ensure greater volumes of products are sold and then reordered from Gelteq. We began building relationships with animal health companies initially, closely followed by pharmaceutical companies, nutrition providers and sports organizations through which our products will be sold.

•        Obtain FDA approval for our own gel-based drug dosage forms, through the 505(b)(2) pathway. To target the pain management market, we are currently taking an off-patent API for treatment of pain down the 505(b)(2) pathway and have completed dissolution studies. This has the potential, if approved by the FDA, to be available as our own gel-based OTC product with potential options to license-out or sell ourselves to consumers, or through a range of distributors. For this API candidate, we have completed dissolution comparisons to existing market products so that our future clinical data can be compared in bioequivalence studies to an existing FDA approved product containing the same API. We have yet to perform further pre-clinical and clinical studies on bioequivalence and safety in humans which are required for a FDA approval of different dosage forms. These clinical studies are expected to be run concurrently to further stability testing, with our initial research and development lab stability data not indicating any instability. Our API pipeline includes a further prescription medication API candidate that, once its dissolution study is completed, and its results are analyzed and collated, we expect to proceed with as described above for the OTC API.

•        Expand our product suite to be made available to potential licensees. We will continuously conduct research and development and evaluate opportunities to leverage our gel delivery technology and patent pending multiple-health ingredient gel dosage forms, to develop additional products within pharmaceutical, nutraceutical OTC and prescription markets.

•        Complete clinical testing of our gel delivery technology with a variety of APIs. We are currently working on a multitude of pharmaceutical APIs that are available in different chemical structures, prioritizing dysphagia-based APIs, where we believe there is the greatest unmet need for an oral drug delivery system that has the potential to overcome the challenges of swallowability, taste, dosage and efficacy.

Recent Developments

On February 4, 2022, we received in full an unsecured loan to us by certain of our shareholders in an amount equal to AUD$1,493,445. This loan has an eighteen (18) month duration and is expected to mature on July 15, 2023 with interest payable on the unpaid principal balance at 12% per annum. We have agreed to issue AUD$1.00 of our Ordinary Shares to the shareholders for every AUD$4.00 loaned to us by the shareholders pursuant to this loan. The Ordinary Shares were issued on April 28 2022, with 63,807 Ordinary Shares (after giving effect to the share split referred to below) issued at a value of AUD$5.86 per Ordinary Share. During January 2023, the holders of our unsecured loans agreed to extend the terms of these loans for another 12 months from July 15, 2023 until July 15, 2024.

On February 9, 2022, our board of directors and our shareholders approved a split of our Ordinary Shares then issued and outstanding of 1,050 shares for each share outstanding. This split occurred on February 9, 2022 and has resulted in the aggregate number of our Ordinary Shares issued and outstanding increasing to 7,308,000 Ordinary Shares as of February 9, 2022.

On March 24, 2022, we entered into a consulting contract with Ocean Street Partners, Inc. pursuant to which they agreed to advise us in connection with the initial public offering in return for a monthly retainer of a fixed dollar amount with additional fixed cash payments to be made upon the satisfaction of certain conditions and 143,360 Ordinary Shares only if the initial public offering occurs by a certain date and on the other terms described herein under “Business — Material Contracts — Consulting Contract”. The above milestone to receive payment was not achieved and hence the contract was terminated as of October 4, 2022.

As of March 31, 2022 the Company had received advance deposits of AUD$267,302 (USD$200,800) for sales, which were held as deferred revenue for the quarter ended March 31, 2022.

On April 12, 2022, our shareholders approved a resolution to convert the Company into a Public Limited Company and to change its constitution and name to Gelteq Limited, effective May 26, 2022.

As of June 30, 2022, from the advanced deposits received in March 2022, the Company shipped 15,000 products in May 2022, and 250,000 additional products in June 2022, resulting in AUD$147,536 (USD$110,800) now being recognized in revenue from the deferred revenue balance.

On September 1, 2022, the Company closed its pre-IPO private placement (the “Pre-IPO Raise”), receiving gross of fees of approximately AUD$1,431,161 (approximately USD$999,999.12 at an exchange rate of 1 AUD$ = 0.709869 USD$ as of August 12, 2022 and at an exchange rate of 1 AUD$ = 0.679787 USD$ as of September 1, 2022), with capital raising cost of AUD$121,844 (approximately USD$ 85,136). On September 26 2022, the Company issued 746,268 fully paid Ordinary Shares to professional, sophisticated, and other exempt Australian investors who participated in the Pre IPO Raise at an issue price of USD$1.34 per share.

On January 23, 2023, the Company received three sales orders totaling 200,000 units at a value of AUD$315,833 (USD$220,000).

Implications of Being an “Emerging Growth Company”

As a company with less than USD$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$1.235 billion in annual revenues, have more than USD$700 million in market value of the Ordinary Shares held by non-affiliates, or issue more than USD$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Australia, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors and the audit committee, compensation committee and nominating and corporate governance committee requirements, the requirement to disclose third party director and nominee compensation and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules shall disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

Corporate Information

Our registered office is located at Vistra Australia, Level 4, 100 Albert Road, South Melbourne VIC, 3025, Australia. Our principal place of business is located at 639-641 Glenhuntly Road, Caulfield, VIC 3162, Australia and our telephone number is +61 3 9087 3990. Our website address is http://www.gelteq.com. The information contained therein, or that can be accessed therefrom, is not and shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Corporate History and Structure

We were incorporated under the laws of the State of Victoria, Australia on October 15th, 2018. Our technology was assigned to us by our founders and a predecessor entity, who developed it prior to the incorporation of our company. The intellectual property was then assigned to Gelteq at Gelteq’s inception to continue to build on this work.

We currently have two direct, wholly-owned subsidiaries as part of our organizational structure: Nutrigel Pty Ltd and Unit Trust (“NPL”) and Sport Supplements Pty Ltd and Unit Trust (“SSPL”) as described under “Management Discussion and Analysis of Financial Condition and Results of Operations — Acquisition of Nutrigel Pty Ltd and Unit Trust (NPL) and Acquisition of Sport Supplements Pty Ltd and Unit Trust (SSPL).”

The chart below summarizes our corporate structure, including our direct, wholly-owned subsidiaries, as of the date of this prospectus:

Risk Factor Summary

Investing in the Ordinary Shares entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

•        we are a growth-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near-term;

•        we have experienced growth and expect to invest in growth for the foreseeable future. If we fail to manage our growth effectively, our business, operating results and financial condition could be adversely affected;

•        we currently face competition from a number of companies and expect to face significant competition in the future in our market;

•        if we are unable to protect our intellectual property rights, our business, competitive position, financial condition and results of operations could be materially and adversely affected;

•        non-compliance with requirements imposed by government patent agencies in jurisdictions where we have patent protection could reduce or eliminate our patent protection;

•        intellectual property rights do not necessarily address all potential threats;

•        we face risks related to health pandemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on our business and results of operations;

•        we are expanding our operations internationally, which will expose us to additional tax, compliance, market and other risks;

•        we will incur increased expenses and administrative burdens as an Australian public company treated as a public company in the United States, which could have an adverse effect on our business, financial condition and results of operations;

•        we may be adversely affected by foreign currency fluctuations;

•        any failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences;

•        we could be adversely impacted if we fail to comply with U.S. and international import and export laws;

•        any failure to comply with laws relating to labor and employment could subject us to penalties and other adverse consequences;

•        as a “foreign private issuer” under the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, we are permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and we follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers as described herein under “Risk Factors — As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “— As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards and these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards;”

•        as an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the Ordinary Shares less attractive to investors;

•        the offering prices of the primary offering and resale offering could differ; and

•        the resale by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

THE OFFERING

The summary below describes the principal terms of the offering of our company’s Ordinary Shares. The “Description of Securities in this Offering” section of this prospectus contains a more detailed description of our company’s Ordinary Shares.

Ordinary Shares	Our ordinary shares, without par value, referred to herein as the Ordinary Shares.
Offering of Ordinary Shares	1,300,000 Ordinary Shares (or 1,495,000 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).
Initial public offering price:	USD$5.00 per Ordinary Share.
Number of Ordinary Shares offered by the selling shareholders:	1,749,243 Ordinary Shares.
Ordinary Shares outstanding immediately before the offering:

8,118,075 Ordinary Shares are outstanding as of the date of this prospectus.

8,138,075 Ordinary Shares are expected to be outstanding immediately before the offering as follows: (i) 8,118,075 Ordinary Shares outstanding as of the date of this prospectus, plus (ii) 20,000 Ordinary Shares expected to be issued at listing (or expiring on March 31, 2023) pursuant to a consulting contract entered into with a counterparty.

Ordinary Shares to be outstanding immediately after this offering:

9,438,075 Ordinary Shares (or 9,633,075 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares) are expected to be outstanding immediately after the offering: the 8,138,075 Ordinary Shares expected to be outstanding immediately before the offering as described above plus 1,300,000 Ordinary Shares (or 1,495,000 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).

Over-allotment option to purchase additional Ordinary Shares

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 195,000 additional Ordinary Shares at the public offering price, less underwriting discounts and commissions.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately USD$5.38 million, assuming an initial public offering price of USD$5.00 per Ordinary Share, after deducting the underwriting discounts, commissions and estimated offering expenses payable by us.

We intend to use the proceeds from this offering, together with our existing cash and cash equivalents, to help advance and protect our intellectual property, accelerate sales and marketing, fund research and development, formulations, regulatory and compliance and capital expenditure on manufacturing production equipment, working capital and reserves and general corporate purposes.

See “Use of Proceeds” section of this prospectus.

Dividend Policy

We have never declared or paid cash dividends on our Ordinary Shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. See “Dividend Policy.”

Lock-up Periods

Our officers, directors and holders of 5% or greater of our issued and outstanding Ordinary Shares have agreed not to sell, transfer or dispose of any Ordinary Shares or similar securities (the foregoing transfer restrictions, the “Lock-Up”) for a period of 12 months from the date on which the trading of our Ordinary Shares on Nasdaq commences.

Holders of 1% – 4.99% of our issued and outstanding Ordinary Shares have agreed to a Lock-Up of 6 months from the date on which the trading of our Ordinary Shares on Nasdaq commences, provided that if the aggregate of such holders shares’ were to equal or exceed 20% of our issued and outstanding Ordinary Shares on a fully diluted basis prior to the completing of this offering, then such holders have agreed to a Lock-Up of 12 months from such date.

Holders of less than 1% of our issued and outstanding Ordinary Shares are not subject to the Lock-Up, provided that if the aggregate of such holders’ Ordinary Shares were to equal or exceed 5% of our issued and Outstanding Shares on a fully diluted basis prior to the completing of this offering, then such holders are subject to a Lock-Up of 6 months from such date.

In the event the Ordinary Shares are approved to list on Nasdaq, the selling shareholders will be able to sell their Ordinary Shares following their respective lock-up periods.

In connection with the Pre-IPO Raise, each of the investors in the Pre-IPO Raise agreed to separate Lock-Ups with respect to the Ordinary Shares purchased in the Pre-IPO Raise.

See “Shares Eligible for Future Sale” and “Underwriting.”

Nasdaq listing

We have reserved the symbol “GELS” for the purpose of listing the Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, and we have applied to list the Ordinary Shares on the Nasdaq. No assurance can be given that its application will be approved. In the event that the Ordinary Shares are not approved for listing on the Nasdaq, we will not proceed with this underwritten offering.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in the Ordinary Shares.

The total number of Ordinary Shares that will be outstanding immediately after this offering is based on the 8,138,075 Ordinary Shares are expected to be outstanding immediately before the offering as follows: (i) 8,118,075 Ordinary Shares outstanding as of the date of this prospectus, plus (ii) 20,000 Ordinary Shares expected to be issued at listing (or expiring on March 31, 2023) pursuant to a consulting contract entered into with a counterparty. Unless otherwise indicated, the Ordinary Shares outstanding immediately after this offering excludes the Ordinary Shares that may be issued pursuant to the equity incentive plan to be offered to our employees described herein under “Executive Compensation — Engagement of Executives — Equity Incentive Plan.”

SUMMARY FINANCIAL DATA

The following tables set forth selected historical financial data for our business. The selected historical financial data (in AUD$) for our business is taken from our audited consolidated financial statements which have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs). Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our audited consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

We have derived the summary statements of loss and comprehensive loss data for the years ended June 30, 2022 and June 30, 2021 and the summary statement of financial position data as at June 30, 2022 and as at June 30, 2021, from our audited consolidated financial statements included elsewhere in this prospectus.

Summary Statement of Consolidated Profit or Loss (in AUD$):

	For the year ended June 30,
	2022	2021
Revenue
Revenue from contract with customers	147,536	—
Other income	225,552	159,869
Expenses
Raw materials and consumables expenses	(94,874)	—
Employment expenses	(272,121)	(134,688)
Corporate expenses	(248,443)	—
IPO related expenses	(504,766)	—
Depreciation and amortization expenses	(1,215,260)	(57,945)
Research expenses	(529,017)	(277,055)
Auditor’s remuneration	(124,538)	(20,000)
Advertising & marketing expense	(68,441)	(12,779)
Share based expense	(34,722)	—
Intellectual Property Services	(122,307)	—
Legal Expenses	(24,744)	(5,292)
Consulting fees	(268,676)	(290,974)
Other expenses	(58,436)	(8,760)
Operating loss	(3,193,257)	(647,624)
Finance costs	(175,634)	(1,297)
Loss before income tax expenses	(3,368,891)	(648,921)
Income tax expense	—	—
Loss after income tax expenses	(3,368,891)	(648,921)
Weighted average number of Ordinary Shares – basic and diluted	7,336,000	2,825,196
Loss per share attributable to owners of the company – basic and diluted	(0.46)	(0.23)

Summary Statement of Consolidated Comprehensive Income (In AUD):

	For the year ended June 30,
	2022	2021
Loss for the year	(3,368,891)	(648,921)
Other comprehensive income
Total other comprehensive income for the year	—	—
Total comprehensive loss	(3,368,891)	(648,921)
Total comprehensive loss attributable to owners of the company	(3,368,891)	(648,921)

Summary Statement of Financial Position Data (In AUD):

	As at June 30, 2022	As at June 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	162,485	181,664
Trade and other receivables	250,666	193,245
Inventories	95,201	—
Prepayments and other assets	211,713	—
Total Current Assets	720,065	374,909

Non-Current Assets
Right-of-use assets	40,004	—
Intangible Assets	22,648,721	23,843,979
Total Non-Current Assets	22,688,725	23,843,979
Total Assets	23,408,790	24,218,888

LIABILITIES
Current Liabilities
Trade and other payables	881,887	224,165
Deferred Revenue	119,765	—
Borrowings	5,086	4,796
Lease liabilities	34,707	—
Employee benefit provisions	39,515	6,939
Total Current Liabilities	1,080,960	235,900

Non-Current Liabilities
Borrowings	1,460,540	167,328
Lease liabilities	11,896	—
Total Non-Current Liabilities	1,472,436	167,328
Total Liabilities	2,553,396	403,228
Net Assets	20,855,394	23,815,660

EQUITY
Issued capital	25,298,909	24,925,006
Reserves	34,722	—
Accumulated losses	(4,478,237)	(1,109,346)
Total Equity	20,855,394	23,815,660

RISK FACTORS

An investment in the Ordinary Shares involves a high degree of risk. Before deciding whether to invest in the Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the Ordinary Shares to decline, resulting in a loss of all or part of your investment. Further, if we fail to meet the expectations of the public market in any given period, the market price of the Ordinary Shares could decline. Our business involves significant risks and uncertainties, some of which are outside of our control. If any of these risks actually occurs, our business and financial condition could suffer and the price of the Ordinary Shares could decline. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We have a history of operating losses and may not achieve or sustain profitability in the future

We have incurred operating losses since our inception and expect to continue to incur operating losses for the foreseeable future. We have recently commenced marketing our products and cannot be sure we will be able to continue to increase our sales to achieve profitability. Our ability to achieve profitability depends on a number of factors, including our ability to successfully market our existing products, directly or through partners, continue to develop new products, obtain regulatory approval for our products, as necessary and consummate partnership and licensing agreements.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we:

•        develop new products;

•        complete testing of products that we have developed;

•        clinical trials can offer take longer than expected and be more costly than originally budgeted for;

•        negotiate partnerships and licensing arrangements with respect our products;

•        implement internal systems and infrastructures;

•        hire management and other personnel; and

•        ramp up our sales and marketing infrastructure and operations to drive sales of our products.

If we are unsuccessful in developing products or if our products do not achieve market acceptance, we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows. Moreover, our prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the drug delivery market, where regulatory approval and market acceptance of our products are uncertain. There can be no assurance that our efforts will ultimately be successful or result in revenues or profits.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

We incurred operating losses in the past, including operating losses of approximately AUD$3,193,257 and approximately AUD$647,624 in the fiscal years ended June 30, 2022 and 2021 respectively. Our ability to achieve and sustain profitability in the future depends in part on the rate of growth of, and changes in technology trends in, our market; the global economy; our ability to develop new products and technologies in a timely manner; the competitive position of our products; our ability to manage our operating expenses; and other factors and risks, some of which are described in this prospectus. We may also seek to increase our operating expenses and make additional expenditures in anticipation of generating higher revenues, which we may not realize, if at all, until sometime in the future. As such, there can be no assurance that we will be able to achieve or sustain profitable operations in the future.

We have expended and believe that, subject to receiving adequate financing and/or entering into a collaboration agreement, we will continue to expend significant operating and capital expenditures for the foreseeable future developing, establishing licensing and partnership arrangement and marketing our products. These expenditures will include, but are not limited to, costs associated with research and development, manufacturing, conducting studies of new products and product applications, contracting with research organizations, obtaining and retaining development, sales and marketing partnerships and hiring additional management and other personnel. We cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of our products and any other future product. In addition, other unanticipated costs may arise. As a result of these and other factors currently unknown to us, we will require additional funds, through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. A failure to fund these activities may harm our growth strategy, competitive position, quality compliance and financial condition.

Our future capital requirements depend on many factors, including:

•        the scope, progress, results and costs of researching and developing our products;

•        the cost of manufacturing our products;

•        our ability to establish and maintain strategic partnerships, licensing, supply or other arrangements and the financial terms of such agreements;

•        the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•        the expenses needed to attract and retain skilled personnel; and

•        any product liability or other lawsuits related to existing and/or any future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate research and development activities for our products or delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our products.

Our operating results may fluctuate, as we have created a new class of products for which demand is unknown, which makes our results difficult to predict and could cause our results to fall short of our expectations.

Our principal products are edible gels, which we refer to as gels, and their application in gel-based dosage forms. While other companies manufacture and sell edible gels, we believe we are the first company to market edible gels in many of the verticals industries we are targeting. Going forward, our operating results may fluctuate as a result of a number of factors, including, without limitation, the costs associated with raw materials, manufacturing costs and expenses and the costs incurred in our marketing and distribution and sales network, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our interim, year-to-date, and annual expenses as a percentage of our revenues may differ significantly over time. Our operating results in future quarters may fall below expectations.

Because our business is changing and evolving, our historical and current operating results may not be useful to you in predicting our future operating results.

Fluctuations in the prices of raw materials can increase the cost of our products, impact our ability to meet production commitments, and may adversely affect our results of operations.

The cost of raw materials is a key element in the cost of our gels. Our inability to offset material price inflation through increased prices to customers and suppliers, or through productivity actions could adversely affect our results of operations. Many major components, product equipment items, and raw materials are procured or subcontracted, which may negatively affect the availability and price of essential aspects of our products. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under our contracts, which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to our customer and distributor relationships. The cost of raw materials that are applied to manufacture our products has been impacted and is expected to continue to be impacted by the risks we may face related to the ongoing COVID-19 pandemic and may be impacted by the risks we may face arising from the Russian invasion of Ukraine as described herein.

There is substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended June 30, 2022 were prepared assuming that we will continue as a going concern. In addition, as discussed in Note 4 of the financial statements for the year ended June 30, 2022, the Company is in a current liability position as of June 30, 2022 and has suffered recurring losses from operations. These conditions raise substantial doubt on our ability to continue as a going concern. The report of our independent registered public accounting firm on our financial statements for the year ended June 30, 2022 included an explanatory paragraph on the doubt of our ability to continue as a going concern in order to draw prospective investors’ attention to the relevant note in the financial statements for the year ended June 30, 2022.

As discussed in Note 4 of the financial statements for the year ended June 30, 2022, our ability to continue as a going concern will be based on our ability to raise capital through this offering, obtain regulatory approval for our product to generate sufficient cash flow to build and sustain our operations, and/or raise additional capital in the form of debt or equity financing. If we are unable to close this offering, fail to obtain regulatory approval for our products, or fail to raise additional capital in debt or equity financing on terms favorable to us, then we may be unable to achieve our objectives.

We face risks related to the ongoing COVID-19 pandemic or any future widespread outbreak of contagious disease, which could adversely affect our business and results of operations.

The ongoing COVID-19 pandemic has adversely affected the world economy and while public health restrictions and the availability of vaccines have improved conditions in Australia and the United States and other regions of the world the long-term economic impact of the COVID-19 pandemic remains uncertain and many regions of the world continue to be significantly impacted by the COVID-19 pandemic with uncertainty as to whether there will be recurrences of the COVID-19 pandemic including on a seasonal basis across regions of the world where conditions have improved. On January 30, 2021, the World Health Organization declared the outbreak a global health emergency, on March 11, 2021, the World Health Organization declared the outbreak a pandemic, and on March 13, 2021 the U.S. declared that the COVID-19 outbreak in the United States constitutes a national emergency. The outbreak caused a large number of temporary business closures, quarantines and a general reduction in consumer activity in the United States and other regions across the world. The COVID-19 outbreak also caused companies and various international jurisdictions to impose travel, gathering and other public health restrictions. While these effects have been alleviated with more businesses and travel reopening in Australia and the United States and other regions across the world due to the effectiveness of the public health restrictions and the distribution of vaccines, it remains uncertain how quickly business and travel will recover with some businesses and industries expected to recover more quickly than others. Many regions and countries across the world continue to experience significant outbreaks with some regions and countries where business and travel had been reopening now shutting down again in response to new outbreaks. The COVID-19 outbreak has also been seasonal in nature such that it may worsen on an annual basis during the winter months across the world causing disruption to business locally and internationally during the winter months on an annual basis. In December 2022, municipalities throughout China had reported cases of COVID-19 and in response, local governments enacted a strict zero-positive-case lockdown, resulting in a quarantine of the affected areas and disruption of commercial activities within those locales. As of January 2023, the national government of China has directed that all zero-COVID-19 policies are to end, causing cases of COVID-19 to remain elevated across China and straining local healthcare systems. Concurrently, we have established a manufacturing relationship with a large-scale gel manufacturer which operates in Fujian Province, China. If a substantial number of workers of the gel manufacturer or other suppliers and partners become sick and incapacitated and are unable to fulfill our orders, our business and results of operations could be negatively impacted. Further, the extent of the disruption to businesses locally and internationally and the resulting financial impact that has already occurred and that may continue to occur cannot be reasonably estimated at this time.

The potential adverse impact of the ongoing COVID-19 pandemic on our business and financial and operating performance includes:

•        economic risk — ongoing restrictions and uncertainty caused by COVID-19 may result in an overall economic downturn that adversely affects demand for our products; and

•        operational risk — the ongoing COVID-19 pandemic may disrupt our planned operations, sourcing of raw materials and/or the supply chain related to our business and our ability to travel in meeting with current and future suppliers, manufacturers, distributors and licensees for our business. Supply shortages and higher operating costs for our business may arise if the manufacturers and suppliers for our business are disrupted, temporarily closed or experience worker shortages as a result of COVID-19 travel and work related restrictions or backlogs that result from previous restrictions that take time to be rectified. If manufacturers’ and suppliers’ operations are curtailed or unable to service our demands, we may need to seek alternate sources, which may not be available or be more expensive and less reliable and ultimately our financial and operating performance may be adversely impacted.

We will assess and respond where appropriate to the impact of the ongoing COVID-19 pandemic on the supply of raw materials and manufacturing of our products, the supply and distribution chains for its products, the demand for its products and our business and operations more generally. Our business, operations and financial condition could be adversely affected by the outbreak of other epidemics or pandemics or other health crises that may arise from time to time.

We face risks related to the ongoing Russian invasion of Ukraine and any other conflicts that may arise on a global or regional scale which could adversely affect our business and results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in Australia and the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian Federation could resort to cyberattacks and other action that impact businesses across the United States, the European Union, Australia and other nations across the globe including those without any direct business ties to the Russian Federation. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries. While we do not have any direct business or financial ties to the Russian Federation as part of our own business the impact of higher energy prices and higher prices for certain raw materials and goods and services resulting in higher inflation and disruptions to financial markets and disruptions to manufacturing and supply and distribution chains for certain raw materials and goods and services across the globe may impact our business in the future. We will assess and respond where appropriate to any direct or indirect impact that the Russian invasion of Ukraine has on the availability or pricing of the raw materials for our products, manufacturing and supply and distribution chains for our products and on the pricing and demand for our products.

Reduced availability or higher prices for the raw materials used in manufacturing our products, other higher costs and expenses associated with the manufacturing of our products, disruptions to manufacturing of our products and supply and distribution chains and other factors that may result in higher prices or lower demand for our products arising directly or indirectly from the continuing impact of the ongoing Russian invasion of Ukraine or other conflicts that may arise on a global or regional scale could result in decreases from any projections of sales and margins for our business making past performance less predictive of future performance of our business. In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Russian invasion of Ukraine could limit our ability to obtain external financing to fund our operations and capital expenditures. We may experience losses on our holdings of cash and investments due to failures of financial institutions and other parties. Adverse economic conditions may also result in a higher rate of losses on accounts receivables that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

If the market for our gels does not develop or become sustainable, expands more slowly than we expect, or becomes saturated, our revenues may fail to materialize, and our financial condition and results of operations could be materially and adversely affected.

The market for our products is new and rapidly evolving, and we may face an unexpected number of competitors. We believe that our innovative gel products are addressing a market that did not exist previously and there is no assurance that the gel industry will develop as envisioned by us, or that, if it does develop, we will succeed in executing our business plan, or acquiring any meaningful market share. Our success is highly dependent on the market’s acceptance of our technology and our products, and on our leadership of any market that materializes. If the market for our products does not materialize, become sustainable, or becomes saturated with competing products or services, our revenues may not materialize, or may be lower than projections, and our financial condition and results of operations could be materially and adversely affected. Should lower than expected sales occur, we intend to adjust our expenses to align with the revenue generated to ensure we remain financially solvent and as a going concern.

Our success depends on our ability to obtain market acceptance for our products and services.

Our future success and the planned growth and expansion of our business depend on us achieving broad acceptance of our products and growing our customer base. This depends, in part, on our technology, our ability to respond to consumer preferences, our marketing plans, our ability to locate and enter into agreements with partners and adoption of our products. If we are unable to obtain customer acceptance, to effectively market our products directly or through partners, our business and results of operations will be materially impaired.

The loss of the services of our key personnel would negatively affect our business.

Our future success depends to a large extent on the continued services of our senior management and key personnel, including, in particular, Mr. Nathan J. Givoni, our chief executive officer and a director, and Mr. Simon H. Szewach, our executive chairman. Any loss of the services of members of our senior management or other key personnel, and especially those of Mr. Givoni and Mr. Szewach, would adversely affect our business. We have attempted to mitigate this situation by ensuring these key personnel have provided long notice periods and have extra share compensation via the employee stock option plan to encourage their long term tenure and performance with the Company. The employment agreements entered into with Mr. Giovani and Mr. Szewach stipulates that they must give six months written notice of their intent to resign, allowing the Company to find a suitable replacement. The Company expects to negotiate and enter into replacement full time employment agreements with Mr. Givoni and Mr. Szewach in the near future.

Risk Related to Development and Clinical Testing of Our Products

We continue to spend a significant amount of resources on research and development that may not lead to successful products or the recovery of our research and development expenditures and that may not receive regulatory approval when applicable.

For specific products which fit in the clinical drug development space, this involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and clinical trials may not be predictive of future trial results, which could result in development delays or a failure to obtain marketing approval. These delays or complications may adversely impact our ability to receive a return on our capital, or reach the expected returns.

Many of our products are food grade and do not require any regulatory approval. Any of our products which are designed as a drug with active API, these products will require the regulatory approval processes of the FDA and comparable foreign authorities. The regulatory approval process can be lengthy, time consuming and inherently unpredictable, and if we are unable to obtain regulatory approval for our products, our business will be substantially harmed. If the FDA does not conclude that any products which we intend to seek approval under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act satisfy the requirements of the Section 505(b)(2) regulatory approval pathway, or if the requirements for such products under Section 505(b)(2) are not as we expect, the approval pathway for those product candidates will likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated, and in all cases may not be successful. Even if we receive regulatory approval for product(s), they may still fail to achieve physician adoption and market acceptance necessary for commercial success.

Risks Relating to our Operations and Products

We rely on third parties to manufacture our products, which could affect our ability to provide such products in a timely and cost-effective manner, adversely impacting our revenues and profit margins.

We outsource the manufacturing of our gels to third parties. We do not maintain significant levels of inventories to support us in the event of an unexpected interruption of the manufacturing process. If our principal manufacturer or any of our other manufacturers is unable to, or fails to manufacture our products in a timely manner, we may not be able to secure alternative manufacturing facilities without experiencing an interruption in the supply of our products or an increase in production costs. Any such interruption or increase in production costs could affect our ability to provide our products in a timely and cost-effective manner, adversely impacting our revenues and profit margins.

We rely on third parties to market and distribute our products, which could adversely impacting our revenues and profit margins if we lose them as distributors or they do not perform to our expectations or violate the terms of our licenses.

We rely on licensees to market and distribute our products. If we lose any of our licensees that market and distribute or products or our licensees that market and distribute our products to not perform to our expectations or violate the terms of our licenses we may not be able to secure alternative licensees to replace them which could affect our ability to provide our products in a timely and cost-effective manner, adversely impacting our revenues and profit margins. There can also be no assurance that we will be able enter into licenses for third parties to market and distribute our products in additional markets that we seek to enter in order to grow our business.

Our manufacturers rely on a limited number of suppliers for the raw materials used in our products. If we or our manufacturers are unable to obtain these raw materials on a timely basis, we will be unable to meet our customers’ orders, which could reduce our revenues, subject us to claims for damages and adversely affect our relationships with our customers.

We rely on a limited number of suppliers for the raw materials used in our products. This reliance involves a number of significant risks, including:

•        unavailability of materials and interruptions in delivery of raw materials from our suppliers, which could result in manufacturing delays; and

•        fluctuations in the quality and price of components and raw materials.

Our suppliers may stop selling their products to us on commercially reasonable terms or at all. We may not be able to source alternative sources for these raw materials. Even if alternate suppliers are available to us or our manufacturers, identifying them is often difficult and time consuming. If we or our manufacturers are unable to obtain an ample supply of raw materials from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers’ orders, which could reduce our revenues, subject us to claims for damages and adversely affect our relationships with our customers.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including future manufacturing capabilities, developing our support organization and building our brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, manufacturing costs, leases, sales and distribution expenses as we build our brand and market our products, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully market our products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our products and services, our margins, profitability, and prospects would be materially and adversely affected.

If we are unable to keep up with rapid technological change, we may be unable to meet the needs of our customers, which could materially and adversely affect our financial condition and results of operations and reduce our ability to grow our market share.

We are active in the research and development to enhance our current products. However, research and development in our industry is complex and filled with uncertainty. For example, it is common for research and development projects to encounter delays due to unforeseen problems, resulting in fewer product features than originally considered desirable and higher production costs than initially budgeted, any of which may result in lost market opportunities. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If our efforts do not lead to the successful development, marketing and release of new products that respond to technological developments or changing customer needs and preferences, our revenues and market share could be materially and adversely affected. We may expend a significant amount of resources in unsuccessful research and development efforts. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products. Any of the foregoing could materially and adversely affect our financial condition and results of operations and reduce our ability to grow our market share.

Legal requirements and changes in applicable law and regulations may adversely affect us.

Our products are regulated under the laws and regulations in the jurisdictions where they are marketed and sold. We or our partners or distributors are required comply with various legal requirements, including requirements imposed by the laws in various jurisdictions, including, without limitation, food and drug laws. Currently, as our products are considered food products, they are subject to limited regulation and most of our products do not require specific licenses or approvals to be marketed. Some of our products under development may be subject to regulation as drugs in certain jurisdictions. However, we are unable to predict what changes in laws and regulations applicable to us, our products, our partners, our customers, or the counterparties with which we transact business may be instituted in the future. Any such change could have a material adverse effect on the sales or profit potential of our company and may impede our ability to sell and deploy our gels.

If any of our products are considered pharmaceuticals, or we desire to make claims about efficacy of such product, the manufacture and marketing of these products would subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the U.S. and abroad. Before receiving FDA or foreign regulatory clearance to market these proposed products, we will have to demonstrate that such products are safe and effective in the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

We face potential product liability claims, and, if successful claims are brought against us, we may incur substantial liability and costs.

We will have exposure to claims for product liability. Product liability coverage is expensive and sometimes difficult to obtain. We may not be able to maintain such insurance on acceptable terms or be able to secure increased coverage if the commercialization of our products progresses, nor can we be sure that existing or future claims against us will be covered by our product liability insurance. Moreover, the existing coverage of our insurance policy or any rights of indemnification and contribution that we may have may not be sufficient to offset existing or future claims. A successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage our reputation in the marketplace, and would likely divert our management’s attention.

We could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities.

Our future income taxes could be negatively affected by earnings being lower than anticipated in jurisdictions that have lower statutory tax rates, and higher than anticipated in jurisdictions that have higher statutory tax rates. Our future income taxes could also be impacted by the net gains and losses recognized by legal entities on certain hedges, and related hedged intercompany and other transactions, changes in the valuation of deferred tax assets or liabilities, or changes in tax laws, regulations, or accounting principles (including changes in the interpretation of existing laws).

Fluctuations in exchange rates between and among the currencies of the countries in which we do business could adversely affect our results of operations.

Our sales have been historically denominated in Australian dollars but we anticipate that over time more of our sales will be denominated in U.S. dollars. Any decrease in the value of the U.S. dollar relative to the currencies of the countries in which our vendors or future customers operate could increase our production costs and/or weaken demand for our products from foreign customers, which in turn would adversely affect our revenue and business. If we increase operations in other currencies in the future, we may experience foreign exchange gains or losses due to the volatility of other currencies compared to the U.S. dollar.

Acquisitions, joint ventures, investments, and divestitures could result in operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results.

We may, from time to time, engage in acquisitions, joint ventures, investments, and divestitures, and these transactions could be material to our financial condition and operating results. Entering into potential strategic transactions could create unforeseen operating difficulties and expenditures for us. Some of the areas where we face risks include:

•        diversion of management time and focus from operating our core business to challenges related to acquisitions, joint ventures, and other strategic transactions;

•        failure to successfully integrate and further develop the acquired business or technology;

•        implementation or remediation of controls, procedures, and policies at the acquired company or joint venture;

•        governance disputes in joint venture, resulting in slow, or compromised deadlocked decision making;

•        integration of the acquired company’s accounting, human resource, and other administrative systems, and coordination of product, engineering, and sales and marketing functions;

•        transition of operations, users, and customers onto our existing platforms, or to spinouts or joint ventures;

•        failure to obtain required approvals on a timely basis, if at all, from governmental authorities, or conditions placed upon approval that could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of a transaction;

•        in the case of foreign joint ventures and acquisitions, the need to integrate operations across different cultures and languages, and to address the particular economic, currency, political, and regulatory risks associated with specific countries.;

•        cultural challenges associated with integrating employees from the acquired company into our organization, and retention of employees from the businesses we acquire;

•        obligations to indemnify joint ventures for their liabilities, or to fund or guarantee any liabilities or commitments of such ventures; and

•        liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, data privacy and security issues, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities.

Our failure to address these risks or other problems encountered in connection with joint ventures, acquisitions, and other strategic transactions could cause us to fail to realize their anticipated benefits, incur unanticipated liabilities, and harm our business generally. Our potential acquisitions, and other strategic transactions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, and/or amortization expenses, or impairment of goodwill and/or purchased long-lived assets, and restructuring charges, any of which could harm our financial condition or operating results.

Also, the anticipated benefits or value of our joint ventures, acquisitions, and other strategic transactions may not materialize.

Risks related to our doing business in the PRC.

Changes in economic, political or social conditions or government policies in the PRC could have a material and adverse effect on our business, financial condition and results of operations.

On August 24, 2021, we entered into a manufacturing agreement with a large-scale Chinese gel manufacturer in connection with agreements and orders have been placed for our products from the People’s Republic of China (the “PRC”). This manufacturer provides us with a manufacturing solution for customers in the PRC and elsewhere in Asia that require an ASEAN manufacturer and a lower cost base. See “Business — Material Contracts.” Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in the PRC. The PRC’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. The PRC government also exercises significant control over the PRC’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, that growth has been uneven across different regions and between economic sectors and may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic, political or social conditions in the PRC, in the policies of the Chinese government in the laws and regulations in the PRC could have a material and adverse effect on the overall economic growth of the PRC in a manner that materially and adversely affects our business in the PRC which in turn could have a material and adverse effect on our business, financial condition and results of operations. We have had orders in Asia paid for in March 2022 and shipped in June 2022 which equated to AUD$127,575.58 of recognized revenue or just over 85% of our revenue generated in the financial year ending June 30, 2022. These orders require products out of our China-based manufacturing facility. Should there be any loss of manufacturing capacity in China, we believe this would have minimal impact on the business medium to the long-term, but it may have a short-term impact in the first 12 months as there are some existing clients in Asia with a preference for a China-based manufacturer.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us in conducting business in the PRC in a manner that materially and adversely affects our business, financial condition and results of operation.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights in conducting business in the PRC. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy in conducting business in the PRC than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of any violation by us of any of these policies and rules in conducting business in the PRC until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in the PRC could materially and adversely affect our ability to conduct business and impede our ability to continue to conduct business in the PRC in a manner that materially and adversely affects our business, financial condition and results of operation in the PRC.

The current tensions in international trade and rising political tensions, particularly between the United States and the PRC, may materially and adversely impact our business, financial condition, and results of operations.

To the extent that our products are manufactured for purchase and sale internationally, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products, impact the competitive position of our products, or prevent us from being able to sell products in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could materially and adversely affect our business, financial condition, and results of operations. Recently there have been heightened tensions in international economic relations, such as the one between the United States and the PRC. The U.S. government imposed additional, new or higher tariffs on certain products imported from the PRC in 2018 and 2019 to penalize the PRC for what it characterized as unfair trade practices. The PRC responded by imposing, additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and the PRC entered into the Economic and Trade Agreement Between the United States of America and the PRC as a phase one trade deal, effective on February 14, 2020.3 The phase one trade deal committed the PRC to purchase an additional USD$200 billion of US goods and services over what was purchased by the PRC in 2017 with prescribed amounts split across 2020 and 2021.4 Through October 2021, the PRC purchased only 60% of the US goods and services that had been committed to be purchased over the period from January 1, 2020 through December 30, 2021.5 The Biden administration has expressed an intention to seek to cause the PRC to comply with the terms of the phase one trade deal.6

In addition, political tensions between the United States and the PRC have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region, the PRC central government and the executive orders issued by former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications and allegations that the PRC may provide support to Russia in its continued invasion of Ukraine. Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition, and results of operations.

The PRC regulatory authorities’ interpretation of such laws, rules, and regulations may change, which could materially and adversely affect the validity of the approvals, qualifications, licenses, permits, and registrations that we obtained or consummated in the PRC. Any failure to comply may result in fines, restrictions, and limits on our operations, as well as suspension or revocation of certain certificates, approvals, permits, licenses, or filings that we have already obtained or made.

Fluctuations in currency exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The conversion of the PRC’s currency which is the Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the PRC. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of Renminbi against the U.S. dollar and other currencies is affected by changes in the PRC’s political and economic conditions and by the PRC’s foreign exchange policies, among other things. The PRC cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future.

Very limited hedging options are available in the PRC to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be

____________

3        See USTR (2020) Economic and trade agreement between the Government of the United States of America and the Government of the People’s Republic of China.

4        Ibid.

5        See Chad P. Bown (2021) Why Biden will try to enforce Trump’s phase one trade deal with China. PIIE.

6        Ibid.

limited and we may not be able to adequately hedge our currency exchange exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

We may not be able to prevent others from unauthorized use of our intellectual property in the PRC, which could harm our business and competitive position.

Our success is to a certain degree dependent on our ability to maintain our existing patent protection and to obtain and maintain additional patent protection for our products in the United States, Australia, the PRC and other relevant jurisdictions. See “— Risks Relating to Intellectual Property and Litigation — If we are unable to protect our intellectual property rights, our business, competitive position, financial condition and results of operations could be materially and adversely affected.” We may experience challenges in obtaining and maintaining patent protection for our products in the PRC in conducting business in the PRC. It is often difficult to register, maintain and enforce intellectual property rights in the PRC. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in the PRC. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources, and could put our intellectual property at risk of being invalidated or narrowed in scope. We can provide no assurance that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Intellectual Property and Litigation

If we are unable to protect our intellectual property rights, our business, competitive position, financial condition and results of operations could be materially and adversely affected.

Our success is to a certain degree dependent on our ability to maintain our existing patent protection in the United States for our first patent family which is for an oral glucose tolerance test gel and testing method for application to glucose tolerance diabetes diagnostics while expanding that patent protection for the first patent family to other countries while also establishing and then maintaining patent protection for our second patent family and other future patent families. Throughout the development stage of our gel delivery technology we are seeking to protect oral dosage forms that utilize our gel delivery technology by preparing applications and applying for patents, including certain multiple-health ingredient gel dosage forms. These patent applications are pending and may not mature into patents, and we may not be able to exclude competitors from using our multiple-health ingredient gel dosage forms.

Third parties may seek to challenge, invalidate, circumvent, render unenforceable, or seek ownership of any patents or proprietary rights owned by us. If such challenges are successful, our business will be materially and adversely affected. Our employees, consultants and advisors enter into confidentiality agreements with us that prohibit the disclosure or use of our confidential information. We also have entered into confidentiality agreements to protect our confidential information delivered to third parties for research and other purposes. Despite these efforts, we cannot guarantee that we will be able to effectively enforce these agreements or our confidential information will not be disclosed, that others will not independently develop substantially equivalent confidential information and techniques or otherwise gain access to our confidential information or that we can meaningfully protect our confidential information.

We may be materially adversely affected by our failure or inability to protect our intellectual property rights. Without the granting of these rights, the ability to pursue damages for infringement would be limited. Similarly, any know-how that is proprietary or particular to our technologies may be subject to risk of disclosure by employees or consultants despite having confidentiality agreements in place.

Any future success will depend in part on whether we can obtain and maintain patents to protect our own products and technologies; obtain licenses to the patented technologies of third parties; and operate without infringing on the proprietary rights of third parties. Biotechnology and pharmaceutical patent matters can involve complex legal and scientific questions, and it is impossible to predict the outcome of biotechnology and pharmaceutical patent claims. Any of our pending or future patent applications may not be approved, or we may not develop additional products or processes that are patentable. Some countries in which we may sell our drug candidate or license our intellectual property may fail to protect our intellectual property rights to the same extent as the protection that may be afforded in the United States or Australia. Some legal principles remain unresolved and there has not been a consistent policy regarding the breadth or interpretation of claims allowed in patents in the United States, Australia, the European Union, the United Kingdom or elsewhere. In addition, the specific content of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States, the United Kingdom, the European Union or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if we are able to obtain patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner. We may also fail to take the required actions or pay the necessary fees to maintain our patents. Moreover, any of our pending applications may be subject to a third party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or USPTO, the European Patent Office, or EPO, the Intellectual Property Office, or IPO, in the United Kingdom, the Australian Patent and Trademark Office and/or any patents issuing thereon may become involved in opposition, derivation, re-examination, inter partes review, post grant review, interference proceedings or other patent office proceedings or litigation, in the United States, Australia or elsewhere, challenging our patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, and allow third parties to commercialize our technology or products and compete directly with us, without payment to us. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to exploit our intellectual property or develop or commercialize current or future drug candidates.

The issuance of a patent is not conclusive as to the inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States, the European Union, Australia and elsewhere. Such challenges may result in loss of ownership or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit the duration of the patent protection of our technology and products. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

In addition, other companies may attempt to circumvent any regulatory data protection or market exclusivity that we obtain under applicable legislation, which may require us to allocate significant resources to preventing such circumvention. Such developments could enable other companies to circumvent our intellectual property rights and use our clinical trial data to obtain marketing authorizations in the European Union, Australia and in other jurisdictions. Such developments may also require us to allocate significant resources to prevent other companies from circumventing or violating our intellectual property rights.

Obtaining and maintaining our patent protection in jurisdictions where we have patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and applications will be due to be paid to U.S. Patent and Trademark Office, or USPTO, the European Patent Office, or EPO, the Intellectual Property Office, or IPO, in the United Kingdom, the Australian Patent and Trademark Office and various government patent agencies in other jurisdictions. over the lifetime of our and our licensors’ patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process and after patent issuance. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market in that jurisdiction with similar or identical products or technology, which could have a material adverse effect on our business, competitive position, financial condition, and results of operations.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, can be expensive or difficult to enforce, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•        others may be able to make products that are similar to our products or utilize similar science or technology but that are not covered by the claims of the patents that we may own or license from our licensors or that incorporate certain research in our products that is in the public domain;

•        we might not have been the first to file patent applications covering our inventions;

•        others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•        issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

•        our competitors or other third parties might conduct research and development activities and then use the information learned from such activities to develop non-infringing competitive products for sale in our major commercial markets;

•        the patents of others may harm our business if, for example, we are found to have infringed those patents or if those patents serve as prior art to our patents which could potentially invalidate our patents; and

•        we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property, which could ultimately result in public disclosure of the intellectual property if the third party’s patent application is published or issues to a patent, and may require us to obtain a license, which may not be available.

Should any of these events occur, they could have a material adverse effect on our business, competitive position, financial condition, and results of operations.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we collaborate with various organizations and academic institutions on the advancement of our technology and drug candidates, we may, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite these contractual provisions, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by potential competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, discovery by a third party of our trade secrets or other unauthorized use or disclosure would impair our ability to compete.

In addition, these agreements typically restrict the ability of our collaborators, advisors, employees and consultants to publish data potentially relating to our trade secrets. Our academic collaborators typically have rights to publish data, provided that we are notified in advance and may delay publication for a specified time in order to secure our intellectual property rights arising from the collaboration. In other cases, publication rights are controlled exclusively by us. In other cases, we may share these rights with other parties. Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of these agreements, independent development or publication of information including our trade secrets in cases where we do not have proprietary or otherwise protected rights at the time of publication.

We may become involved in an intellectual property dispute that could subject us to significant liability, divert the time and attention of our management and prevent us from selling our products, any of which could materially and adversely affect our business, competitive position, financial condition and results of operations.

Any potential litigation, whether or not successful, could result in substantial costs, divert the time and attention of our management and prevent us from selling our products. If a claim of patent infringement was decided against us, we could be required to, among other things:

•        pay substantial damages to the party making such claim;

•        stop selling, making, having made, or using products or services that incorporate the challenged intellectual property;

•        obtain from the holder of the infringed intellectual property right a license to sell, make or use the relevant technology, which license may not be available on commercially reasonable terms, or at all; or

•        redesign those products or services that incorporate such intellectual property.

From time to time, we may be subject to litigation or dispute resolution that could result in significant costs to us and damage to our reputation.

We may in the future, be subject to litigation or dispute resolution relating to any number or type of claims, including claims for non-payment to vendors, damages related to defects in our products or claims relating to company or intellectual property ownership or applicable securities laws. Litigation may seriously harm our business because of the costs of defending the lawsuit, diversion of employees’ time and attention and potential damage to our reputation. We may also have disputes with key suppliers for damages incurred which, depending on resolution of the disputes, could impact the ongoing quality, price or availability of the services or products we procure from the supplier. Limitation of liability provisions in certain third-party contracts may not be enforceable under the laws of some jurisdictions. As a result, we could be required to pay substantial amounts of damages in settlement or upon the determination of any of these types of claims and incur damage to our reputation and products. The likelihood of such claims and the amount of damages we may be required to pay may increase as our customers depending on the vertical and product type.

Our insurance may not cover potential claims or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby harming our operating results and leading analysts or potential investors to lower their expectations of our performance.

Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and product liability claims

Our agreements with our customers, distributors, vendors, suppliers and collaboration partners include indemnification provisions. We agree to indemnify them for losses suffered or incurred in connection with our gels, including as a result of intellectual property infringement, damages caused by defects, and damages caused by unforeseen breaches. The term of these indemnity provisions is often perpetual after execution of the corresponding agreement, and the maximum potential amount of future payments we could be required to make under these indemnification provisions is generally substantial and may be unlimited.

We may receive demands for indemnification under these agreements. These demands can be very expensive to settle or defend. Future indemnity payments and associated legal fees and expenses, including potential indemnity payments and legal fees and expenses relating to the current or future notifications, could materially harm our business, competitive position, operating results, and financial condition. We may in the future agree to defend and indemnify our distributors, customers, vendors, and suppliers in connection with our arrangements with them, irrespective of whether we believe that we have an obligation to indemnify them or whether we believe that third party claims regarding our products or services are meritorious. Alternatively, we may reject certain of our indemnitees’ demands, which may lead to disputes with our customers or commercial partners and may negatively impact our relationships with them or result in litigation against us. Our customers or commercial partners may also claim that any rejection of their indemnity demands constitutes a material breach of our agreements with them, allowing them to terminate such agreements. If, as a result of indemnity demands from customers, we make substantial payments, our relationships with our customers are negatively impacted or if any of our customer agreements are terminated, our business, competitive position, operating results and financial condition could be materially adversely affected. If, as a result of indemnity demands from our commercial partners, we make substantial payments, our relationships with our commercial partners are negatively impacted or if any of our commercial agreements is terminated, our ability to procure, manufacture, sell, distribute our products and services could be materially adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, cybersecurity breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

Any actual or perceived failure by us to comply with our privacy policy or legal or regulatory requirements in one or multiple jurisdictions could result in proceedings, actions or penalties against us.

Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal data or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Evolving and changing definitions of what constitutes “Personal Information” and “Personal Data” within the EU, the United States and elsewhere, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partners that may involve the sharing of data.

If we are perceived to cause, or are otherwise unfavorably associated with, violations of privacy or data security requirements, it may subject us or our customers to public criticism, financial penalties and potential legal liability. Existing and potential privacy laws and regulations concerning privacy and data security and increasing sensitivity of consumers to unauthorized processing of personal data may create negative public reactions to technologies, products and services such as ours. Public concerns regarding personal data processing, privacy and security may cause some of our customers’ end users to be less likely to visit their venues or otherwise interact with them. If enough end users choose not to visit our customers’ venues or otherwise interact with them, our customers could stop using our platform. This, in turn, may reduce the value of our service, and slow or eliminate the growth of our business, or cause our business to contract.

Around the world, there are numerous lawsuits in process against various technology companies that process personal information and personal data. If those lawsuits are successful, it could increase the likelihood that our company may be exposed to liability for our own policies and practices concerning the processing of personal data and could hurt our business. Furthermore, the costs of compliance with, and other burdens imposed by laws, regulations and policies concerning privacy and data security that are applicable to the businesses of our customers may limit the use and adoption of our technologies and reduce overall demand for it. Privacy concerns, whether or not valid, may inhibit market adoption of our technologies. Additionally, concerns about security or privacy may result in the adoption of new legislation that restricts the implementation of technologies like ours or require us to make modifications to our existing services and technology, which could significantly limit the adoption and deployment of our technologies or result in significant expense.

Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences.

We are subject to the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., referred to as the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act, and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. We face significant risks if we fail to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering, or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties, and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person, or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a material adverse effect on our reputation, business, operating results, and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs, and other professional fees.

We could be adversely impacted if we fail to comply with U.S. and international import and export laws.

We expect in the future to export products from jurisdictions where our products are manufactured for import into jurisdictions where our products are sold which may include exports from the People’s Republic of China to the United States, Australia, the European Union and other jurisdictions. We will be subject to trade and import and export regulations in multiple jurisdictions in making exports and imports. As a result, compliance with multiple trade sanctions and embargoes and import and export laws and regulations are expected to pose a constant challenge and risk to us. Furthermore, the laws and regulations concerning import activity, export recordkeeping and reporting, export control and economic sanctions are complex and constantly changing. Any failure to comply with applicable legal and regulatory trading obligations could result in criminal and civil penalties and sanctions, such as fines, imprisonment, debarment from governmental contracts, seizure of shipments, loss of import and export privileges, reputational damage, and a reduction in the value of the Ordinary Shares.

Risks Relating to this Offering and the Trading Market

We will incur costs and be subject to various obligations as a result of being a public company in the United States.

We will incur significant legal, accounting and other expenses as a result of being an Australian public company treated as a public company in the United States. Although we will incur costs each year associated with being a publicly traded company, it is possible that our actual costs of being a publicly traded company will vary from year to year and may be different than our estimates. In estimating these costs, we take into account expenses related to insurance, legal, accounting and compliance activities.

Furthermore, the need to maintain the corporate infrastructure demanded of a public company in the United States may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations in order to become a U.S. publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Any future or current litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including, among others, potential shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to us. There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. The Constitution includes a requirement for the company to indemnify directors and officers subject to specified exclusions. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to us could have a material adverse effect on our financial condition, results of operations and liquidity. Such lawsuits, and any related publicity, may result in substantial costs and, among other things, divert the attention of management and our employees. An unfavorable outcome in any claim or proceeding against us could have a material adverse impact on our financial position and results of operations for the period in which the unfavorable outcome occurs, and potentially in future periods.

Further, any settlement announced by us may expose us to further claims against us by third parties seeking monetary or other damages which, even if unsuccessful, would divert management attention from the business and cause us to incur costs, possibly material, to defend such matters, which could have a material adverse impact on our financial position.

Australian tax rules may adversely impact our results of operations and financial position.

We are subject to taxes in Australia in respect to our operations in Australia and expect to be subject to taxation in additional jurisdictions in respect to our operations in additional jurisdictions in the future. Although we believe our tax estimates are reasonable, if the Australian Taxation Office (ATO) or other taxing authority disagrees with the positions, we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to applicable statutory tax rates and other changes in applicable tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

Our management team and board control a significant percentage of our Ordinary Shares and two other shareholders also own a significant percentage of our Ordinary Shares.

As of March 1, 2023, members of our management team and board beneficially own approximately 16.69% of our outstanding Ordinary Shares. In addition, as of March 1, 2023, one other shareholder own, in the aggregate, approximately 27.06% of our outstanding Ordinary Shares. As such, as of March 1, 2023, management and the one other shareholder own, in the aggregate, approximately 43.75% of our voting power. As a result, management and the aforementioned shareholders may have the ability to control substantially most matters submitted to our shareholders for approval including:

•        election of our board of directors;

•        removal of any of our directors;

•        amendment of the Constitution; and

•        adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s and the aforementioned shareholder’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. Any additional investors will own a minority percentage of our Ordinary Shares and will have minority voting rights.

We are incorporated in Australia and our shareholders may have greater difficulty in protecting their interests than they would as shareholders of a corporation incorporated in the United States.

Our company was incorporated under the laws of Australia in October 2018 pursuant to a constitution as a proprietary company limited by shares. We have changed our name to Gelteq Limited upon our conversion to an Australian public company limited by shares on May 26, 2022. Our corporate affairs pursuant to our Constitution are governed by the laws governing corporations incorporated in Australia, and specifically the Corporations Act 2001 (Cth), referred to herein as the Corporations Act. The rights of our shareholders and the responsibilities of the members of our board of directors under Australian law are different from those applicable to a corporation incorporated in the United States. Therefore, our public shareholders may have greater difficulty in protecting their interests in connection with actions taken by our management or members of our board of directors than they would as shareholders of a corporation incorporated in the United States. See “Description of Share Capital and Constitution” and “Comparison of Australian Corporations Act to Delaware General Corporation Law.”

U.S. investors may have difficulty enforcing civil liabilities against our company, our directors or members of senior management and the experts named in this prospectus.

Certain members of our senior management and our board of directors named in this prospectus are non-residents of the United States, and a substantial portion of the assets of such persons are located outside the United States. As a result, it may be impracticable to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them based on civil liability provisions of the securities laws of the United States. Even if you are successful in bringing such an action, there is doubt as to whether Australian courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Australia or elsewhere outside the United States. An award for monetary damages under U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Australia will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Australia do not currently have a treaty or statute providing for recognition and enforcement of the judgments of the other country (other than arbitration awards) in civil and commercial matters.

As a result, holders of the Ordinary Shares may have more difficulty in protecting their interests through actions against us, our management or our directors than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, as a company incorporated in Australia, the provisions of the Corporations Act regulate the circumstances in which shareholder derivative actions may be commenced which may be different, and in many ways less permissive, than for companies incorporated in the United States.

We are subject to the laws of Australia, which differ in certain material respects from the laws of the United States.

As an Australia-incorporated company, we are required to comply with the laws of Australia, certain of which are capable of extra-territorial application, as well as our Constitution. The application of Australian law may in certain circumstances impose more stringent requirements on us, our shareholders, directors or officers than would otherwise be applicable to a U.S.-incorporated company.

Additionally, the corporate laws of Australia and of the United States differ in certain significant respects. As a result, the rights of our shareholders and the obligations of our directors and officers under Australian law are different from those applicable to a U.S.-incorporated company in several material respects, and our shareholders may have more difficulty and less clarity in protecting their interests in connection with actions taken by our management, members of our board of directors or our significant shareholders than would otherwise apply to a U.S.-incorporated company.

Australian takeover laws may discourage takeover offers being made for us or may discourage the acquisition of a significant position in the Ordinary Shares.

We are incorporated as an Australian public company limited by shares pursuant to our Constitution under the name Gelteq Limited. As a company organized under the laws of Australia we are subject to the takeover laws of Australia. Among other things, we are subject to the specific provisions of the Corporations Act applicable to public companies or disclosing entities. Subject to a range of exceptions, the Corporations Act prohibits the acquisition of a direct or indirect interest in our issued voting shares if the acquisition of that interest will lead to a person’s voting power in us increasing to more than 20%, or increasing from a starting point that is above 20% and below 90%. Australian takeover laws may discourage takeover offers being made for us or may discourage the acquisition of a significant position in the Ordinary Shares. This may have the ancillary effect of entrenching our board of directors may deprive or limit our shareholders’ opportunity to sell their Ordinary Shares and may further restrict the ability of our shareholders to obtain a premium from such transactions.

Our Constitution and Australian laws and regulations applicable to us may adversely affect our ability to take actions that could be beneficial to our shareholders.

As an Australian company we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Constitution, effective since May 26, 2022, as well as the Corporations Act, sets forth various rights and obligations that apply to us as an Australian public company and which may not apply to a U.S. corporation. These requirements may operate differently than those of many U.S. companies. You should carefully review the summary of these matters set forth under “Description of Share Capital” as well as the Constitution, which is included as an exhibit to the registration statement of which this prospectus forms a part, prior to investing in the Ordinary Shares.

We currently report our financial results under IFRS, which differs in certain significant respect from U.S. generally accepted accounting principles, or U.S. GAAP.

Currently we report our financial statements under International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs). There have been and there may in the future be certain significant differences between IFRS and U.S. GAAP, including differences related to revenue recognition, intangible assets, share-based compensation expense, income tax and earnings per share. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those companies that prepare financial statements under U.S. GAAP.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.

We are a foreign private issuer, as defined in the SEC’s rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the elective disclosure of material information. In addition, our senior management and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year. Accordingly, there is expected to be less publicly available information concerning our company than there would be if we were not a foreign private issuer. In addition, insiders and large shareholders of ours will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and will not be obligated to file the reports required by Section 16 of the Exchange Act. These exemptions and leniencies may reduce the protections you may otherwise have been eligible if you held common stock of a domestic U.S. issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards and these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer listed on Nasdaq Capital Market, or Nasdaq, we will be subject to their corporate governance listing standards. However, Nasdaq rules permit foreign private issuers to follow the corporate governance practices of its home country. Some corporate governance practices in Australia may differ from Nasdaq corporate governance listing standards. For example, we could include non-independent directors as members of our Compensation and Nominating and Governance committees, and our independent directors may not necessarily hold regularly scheduled meetings at which only independent members of our board of directors are present. Currently, we intend to follow home country practice to the maximum extent possible as a public company under our Constitution. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers. In particular, we expect to follow home country law instead of Nasdaq practice regarding:

•        Nasdaq’s requirement that an issuer provide for a quorum for any meeting of the holders of Ordinary Shares, which quorum may not be less than 33⅓% of the outstanding shares of an issuer’s voting ordinary shares. In compliance with Australian law, the Constitution provides that three (3) shareholders present and entitled to vote on a resolution at the meeting shall constitute a quorum for a general meeting.

•        Nasdaq’s requirement that we establish a compensation committee and that all members of such committee be “independent” as defined in the Nasdaq rules. Nasdaq rules would require that compensation be determined, or recommended to our board of directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on our board of directors. Instead, compensation of our directors and officers will be determined by our board of directors.

•        Nasdaq’s requirement that we establish a nominating committee and that all members of such committee be “independent” as defined in the Nasdaq rules. Nasdaq rules would require that nominations be determined, or recommended to our board of directors for determination, either by a nominating committee comprised of independent directors or by a majority of the independent directors on our board of directors. As such, nominations of persons for election to our board of directors of Directors will be determined by our board of directors.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

While we currently qualify as a foreign private issuer, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, our next determination will be made on December 31, 2023. In the future, we would lose our foreign private issuer status if we to fail to meet the requirements necessary to maintain our foreign private issuer status as of the relevant determination date. For example, if 50% or more of our securities are held by U.S. residents and more than 50% of our senior management or directors are residents or citizens of the United States, we could lose our foreign private issuer status. Immediately following the closing of this offering, approximately 22.87% of our outstanding Ordinary Shares (including Ordinary Shares in the form of Ordinary Shares) will likely be held by U.S. residents (assuming that all purchasers in this offering are residents of the United States).

The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly more than costs we incur as a foreign private issuer. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects than the forms available to a foreign private issuer. We would be required under current SEC rules to prepare our financial statements in accordance with U.S. GAAP rather than IFRS, and modify certain of our policies to comply with corporate governance practices required of U.S. domestic issuers. Such conversion of our financial statements to U.S. GAAP would involve significant time and cost. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers such as the ones described above and exemptions from procedural requirements related to the solicitation of proxies.

We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We will not take advantage of the extended transition period provided under Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We cannot predict if investors will find the Ordinary Shares less attractive because we may rely on these exemptions. If some investors find the Ordinary Shares less attractive as a result, there may be a less active trading market for the Ordinary Shares and the price of the Ordinary Shares may be more volatile. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than USD$1.235 billion in annual revenue; (ii) the last day of the fiscal year in which we qualify as a “large accelerated filer”; (iii) the date on which we have, during the previous three-year period, issued more than USD$1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year in which the fifth anniversary of this offering occurs.

If we fail to develop or maintain an effective system of disclosure controls and internal control over financial reporting in compliance with the requirements that will be applicable to us as a public company in the United States, our ability to produce timely and accurate consolidated financial statements or comply with applicable regulations could be impaired and our listing on Nasdaq Capital Market could be terminated.

As a public company in the United States, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of Nasdaq Capital Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly and place significant strain on our personnel, systems, and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by using the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers.

In connection with the finalization of our consolidated audited financial statements for the year ended June 30, 2021, we and our independent auditors concluded that a material weakness existed in our internal control over financial reporting relating to several factors, which involves independence and the heavy reliance on an external accountant.

For the year ended June 30, 2021, we had no independent board members, nor an audit committee, to evaluate related party transactions against a formal benchmarking standard to determine whether such transactions were conducted at arm’s length. As a result, there were delays with transactions being reported to the Australian Securities & Investments Commission (“ASIC”). The Company had also limited internal control processes and operational checklists on business operation changes and financial reporting.

Through the financial year ended June 30, 2022, we implemented several measures to remediate these deficiencies, including appointing an independent director in August 2021 and two further independent directors to our board of directors in April 2022 and formalizing processes for related party transactions. However, as many of these remedies occurred towards the end of the June 30, 2022 reporting period, the material weaknesses existed as part of our financial year audit report as at June 30, 2022.

We have not yet implemented all the remediation measures and, once implemented, such measures may not fully address such weakness and deficiencies in our internal control over financial reporting. We have hired a Chief Financial Officer to implement changes to our finance function to ensure compliance and establishment of proper operational controls, reporting procedures and policies to safeguard assets and minimize financial and commercial risks.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Ordinary Shares. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq Capital Market. We are required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our Ordinary Shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds that we receive from this offering as well as of our existing cash, and we may spend or invest these funds in a way with which our shareholders disagree. Our failure to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

Based on the nature and composition of our income, assets, activities and market capitalization for our taxable year ended June 30, 2022, we believe that we were not classified as a passive foreign investment company, or PFIC, for the taxable year ended June 30, 2022. However, there can be no assurance that we will not be considered a PFIC in any past, current or future taxable year. A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. Our status as a PFIC will depend on the composition of our income (including whether we receive certain grants or subsidies and whether such amounts will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets, which may be determined in large part by reference to the market value of the Ordinary Shares, which may be volatile, from time to time. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Our U.S. counsel expresses no opinion regarding our conclusions or our expectations regarding our PFIC status.

Under the Code, a non-U.S. company will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. If we are a PFIC for any taxable year during which a U.S. holder (as defined below in the section titled “Material United States Federal Income Tax and Australian Tax Considerations — Material United States Federal Income Tax Considerations”) holds the Ordinary Shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the Ordinary Shares, regardless of whether we continue to meet the PFIC test described above, unless the U.S. holder is eligible to make and makes a mark-to-market election or makes a specified election once we cease to be a PFIC. If we are classified as a PFIC for any taxable year during which a U.S. holder holds the Ordinary Shares, the U.S. holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Material United States Federal Income Tax and Australian Tax Considerations — Material United States Federal Income Tax Considerations.”

If a United States person is treated as owning at least 10% of the Ordinary Shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of the Ordinary Shares, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. While our group does not currently include any U.S. subsidiaries, if we form or acquire any U.S. subsidiaries in the future any of our current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries will be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with controlled foreign corporation reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the controlled foreign corporation rules of the Code. U.S. holders should consult their tax advisors regarding the potential application of these rules to their investment in the Ordinary Shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of the Ordinary Shares.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the Ordinary Shares. Such a delisting would likely have a negative effect on the price of the Ordinary Shares and would impair your ability to sell or purchase our Ordinary Shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow the Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of the Ordinary Shares, prevent the Ordinary Shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

Because there is no existing market for our Ordinary Shares, our initial public offering price may not be indicative of the market price of our Ordinary Shares after this offering, an active trading market in our Ordinary Shares may not develop or be sustained and the market price of our Ordinary Shares could fluctuate significantly, and you could lose all or part of your investment.

Prior to this offering and the sales of our Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may never develop following completion of this offering or, if developed, may not be sustained. Our initial public offering price and the sales of our Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith has been determined through negotiation between us and the underwriters. This price may not reflect the market price of our Ordinary Shares following this offering and the sales of our Ordinary Shares by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on the Nasdaq. In addition, while we have applied to have our Ordinary Shares listed on Nasdaq, if Nasdaq does not approve the listing of our Ordinary Shares, we will not consummate this offering nor the resale offering described in the Resale Prospectus. There can be no assurance that our Ordinary Shares will be listed on Nasdaq. The lack of an active market may reduce the value of your shares and impair your ability to sell your shares at the time or price at which you wish to sell them. An inactive market may also impair our ability to raise capital by selling our Ordinary Shares and may impair our ability to acquire or invest in other companies, products or technologies by using our Ordinary Shares as consideration.

In addition, the market price of our Ordinary Shares could fluctuate significantly as a result of a number of factors, including:

•        fluctuations in our financial performance;

•        economic and stock market conditions generally and specifically as they may impact us, participants in our industry or comparable companies;

•        changes in financial estimates and recommendations by securities analysts following our Ordinary Shares or comparable companies;

•        earnings and other announcements by, and changes in market evaluations of, us, participants in our industry or comparable companies;

•        our ability to meet or exceed any future earnings guidance we may issue;

•        changes in business or regulatory conditions affecting us, participants in our industry or comparable companies;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        announcements or implementation by our competitors or us of acquisitions, technological innovations, or other strategic actions by our competitors; or

•        trading volume of our Ordinary Shares or sales of shares by our management team, directors or principal shareholders.

These and other factors could limit or prevent investors from readily selling their Ordinary Shares or otherwise negatively affect the liquidity of our Ordinary Shares, and you could lose all or part of your investment.

The market price of our Ordinary Shares could be adversely affected by future sales, including sales by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith and distributions of our Ordinary Shares or the perception that such sales, including sales by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, and distributions may occur.

Sales, including sales by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, distributions or issuances of a substantial number of our Ordinary Shares following this offering or the perception that such sales, including sales by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, or distributions might occur, could cause a decline in the market price of our Ordinary Shares or could impair our ability to obtain capital through a subsequent offering of our equity securities or securities convertible into equity securities.

We may issue additional Ordinary Shares in the future, which may dilute our existing shareholders. We may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our existing shareholders.

We may issue additional securities in the future, including Ordinary Shares, and options, rights, warrants and other convertible securities for any purpose and for such consideration and on such terms and conditions we may determine appropriate or necessary, including in connection with equity awards, financings or other strategic transactions. Subject to the requirements of the Corporations Act, our board of directors will be able to determine the class, designations, preferences, rights and powers of any additional shares, including any rights to share in our profits, losses and dividends or other distributions, any rights to receive assets upon our dissolution or liquidation and any redemption, conversion and exchange rights.

Certain recent initial public offerings of companies with relatively small public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

Our Ordinary Shares may be subject to rapid and substantial price volatility. Recently, companies with comparably small public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few stockholders have on the price of our Ordinary Shares, which may cause the price of our Ordinary Shares to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Our Ordinary Shares may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. In addition, holder of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

The offering price of the primary offering and resale offering could differ.

The offering price of our Ordinary Shares in the initial public offering has been determined by negotiations between the Company and the underwriter. The offering price in the initial public offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. Subject to their respective lock-up agreement, the selling shareholders may commence selling the resale shares at prevailing market prices or at privately negotiated prices during the twelve months following our listing on Nasdaq. Therefore, the offering prices of the initial public and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The resale of Ordinary Shares by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

The resale of Ordinary Shares by the selling shareholders, as well as the issuance of Ordinary Shares in this offering could result in resales of our Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale by the selling shareholders could have the effect of depressing the market price for our Ordinary Shares.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to shareholders. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

We expect that any dividend payments on our Ordinary Shares would be declared in U.S. Dollars, and any shareholder whose principal currency is not the U.S. Dollar would be subject to exchange rate fluctuations.

The Ordinary Shares will be traded in, and we expect that any cash dividends or other distributions to be declared in respect of them, if any, will be denominated in U.S. Dollars. Shareholders whose principal currency is not the U.S. Dollar will be exposed to foreign currency exchange rate risk. Any depreciation of the U.S. Dollar in relation to such foreign currency will reduce the value of such shareholders’ Ordinary Shares and any appreciation of the U.S. Dollar will increase the value in foreign currency terms. In addition, we do not expect to offer our shareholders the option to elect to receive dividends, if any, in any other currency. Consequently, our shareholders may be required to arrange their own foreign currency exchange, either through a brokerage house or otherwise, which could incur additional commissions or expenses.

Our pre-IPO shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our Ordinary Shares.

Our directors, officers, and the beneficial owners of 78.46% of our Ordinary Shares, other than the beneficial owners of 21.54% of our Ordinary Shares who are named in the resale prospectus as the selling shareholders, that are issued and outstanding as of the date of this prospectus will agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares for a period of up to 12 months from the date on which the trading of our Ordinary Shares on Nasdaq commences. See “Underwriting — Lock-Up Agreements.” Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 following the expiration of that lock-up period. See “Shares Eligible for Future Sale” below. Because these pre-IPO shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the IPO price, which could impact the trading price of our Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering. The Ordinary Shares to be issued and sold during the pending of this offering are the Ordinary Shares to be issued and sold in the manner described herein under “Prospectus Summary — Recent Developments” and the Ordinary Shares to be issued and sold in this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our strategies and objectives;

•        our ability to meet the Nasdaq requirements;

•        our other financial operating objectives;

•        the availability of qualified employees for business operations;

•        general business and economic conditions;

•        our ability to meet its financial obligations as they become due;

•        the positive cash flows and financial viability of our operations and new business opportunities;

•        our ability to manage growth with respect to our operations and new business opportunities;

•        our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

•        our ability to avoid infringement of intellectual property rights; and

•        our ability to be successful in new markets;

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

We estimate that we will receive approximately USD$5.38 million or AUD$7,467,778 based on an assumed initial public offering price of USD$5.00 per share (which is the price set forth on the cover page of this prospectus) in net proceeds from the sale of 1,300,000 Ordinary Shares offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately USD$1.12 million or AUD$1.56 million or payable by us.

The underwriters have an option to purchase up to 195,000 additional Ordinary Shares at the public offering price less the underwriting discounts and commissions within 45 days after the date of this prospectus to cover-allotments, if any. Exercise by the underwriters of this option in full would result in additional net proceeds to us of approximately USD$975,000 or AUD$1.35 million.

We intend to use the net proceeds we receive from this offering as follows:

•        Approximately AUD$298,711 to further advance and protect our intellectual property through preparing, filing, prosecuting and maintaining additional patent applications;

•        Approximately AUD$666,813 to allow for further research and development work, in support of validating — sampling, trials and lab tests, the existing gel technology in the veterinary and pharmaceutical space. This is in conjunction with the regulatory and compliance work in obtaining regulatory approvals in the United States and other regions for different products, such as our over-the-counter pain management product. These proceeds are expected to fully cover all the development of the current products in our pipeline;

•        Approximately AUD$3,360,500 to scale up the sales and marketing functions of our business, as we look to gain further traction in North America and expand into new parts of Asia and Europe;

•        Approximately AUD$2,389,689 to capital expenditures that will cover manufacturing costs, including potentially hiring a product line within an existing manufacturing facility to control our manufacturing cycle and to investigate establishing our own manufacturing facility to control the entire product lifecycle and supply chain and

•        Approximately AUD$746,778 is to be used as general working capital for general corporate purposes, including, without limitation, assessing or investing in or acquiring companies that are synergistic with or complimentary to our technologies.

The foregoing is set forth based on the order of priority for each purpose and represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results of our sales, marketing and manufacturing efforts, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We believe opportunities may exist from time to time to expand our current business through the acquisition or license of complementary products and product candidates. As of current date, we have not identified any specific acquisition candidates nor entered into any acquisition agreements. While we have no current agreements or commitments for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Ordinary Shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2022 on an:

•        actual basis;

•        as adjusted basis to give effect to (i) a pre-IPO capital raising activity (the “Pre-IPO Raise”), that was completed in September 2022, prior to the initial public offering, pursuant to which 746,268 fully paid Ordinary Shares were issued to investors at an issue price of USD$1.34 per share, raising USD$999,999 before issuance costs, (ii) 20,000 Ordinary Shares expected to be issued at listing (or by March 31, 2023) at an issue price of USD$5.00 per Ordinary Share pursuant to a consulting contract entered into with a counterparty as described herein under “Prospectus Summary — Recent Developments,” and (iii) the issuance and sale of 1,300,000 Ordinary Shares in this offering at the assumed initial public offering price of USD$5.00 per Ordinary Share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our reviewed consolidated financial statements and the related notes appearing elsewhere in this prospectus.

US dollar amounts have been translated to Australian dollar amounts using an exchange rate of USD$0.72:AUD$1.00 except as follows:

•        Assets, liabilities (including Accrued Manager Fees and the Capitalization Table adjustments related thereto) and Shareholders’ Equity have been translated as required at June 30, 2022 using an exchange rate of USD$0.6895:AUD$1.00, being the spot rate at that date; and

•        USD$ Proceeds from the Pre-IPO Raise have been converted to AUD$ using the exchange rates at the dates of receipt of those funds in August and September 2022.

CAPITALIZATION TABLE AT JUNE 30, 2022 ON ACTUAL AND ADJUSTED BASIS: AUD$

		Adjustments to June 30, 2022 Actual historical
	Actual at June 30, 2022	Pre-IPO Raise(1)	Manager fees(2)	Adjusted historical – before IPO	IPO issues(3)	Adjusted historical – after IPO
	AUD$	AUD$	AUD$	AUD$	AUD$	AUD$
Cash and cash equivalents	162,485	1,309,318	(145,038)	1,326,765	7,472,222	8,798,987

Indebtedness:
Borrowings from related parties	173,176			173,176		173,176
Shareholders loan	1,292,450			1,292,450		1,292,450
Total Indebtedness	1,465,626	—	—	1,465,626	—	1,465,626

Shareholders’ equity
Issued capital	25,298,909	1,309,318	145,038	26,753,265	7,472,222	34,225,487
Reserves	34,722	—	—	34,722		34,722
Accumulated losses	(4,478,237)	—	—	(4,478,237)	—	(4,478,237)
Total shareholders’ equity	20,855,394	1,309,318	145,038	22,309,750	7,472,222	29,781,972
Total capitalization	22,321,020	1,309,318	145,038	23,775,376	7,472,222	31,247,598

(1)	Pre-IPO Raise-issue of 746,268 Ordinary Shares to raise approximately USD$1 million before costs
	Issue proceeds	AUD$ 1,431,616
	Offer costs	AUD$ (121,844)
	Net proceeds	AUD$ 1,309,318

(2)	Fees payable to Manager, conditional upon completion of IPO – 20,000 shares at USD$5 per share plus USD$100,000 cash; these costs have been accrued at June 30, 2022

(3)	IPO funding round-issue of 1,300,000 Ordinary Shares to raise USD$6.5 million before costs
	Issue proceeds*	AUD$ 9,027,778
	Estimated offer costs	AUD$ (1,555,556)
	Net proceeds	AUD$ 7,472,222

____________

* — Assumes no additional share issues above approximately USD$6.5 million capital raise target.

ISSUED SHARES TABLE ON JUNE 30, 2022 ON ACTUAL AND ADJUSTED BASIS

		Adjustments to June 30, 2022 Actual historical
	Actual at June 30, 2022	Pre-IPO Raise shares(1)	Manager fee shares(2)	Adjusted historical – before IPO	IPO shares	Adjusted historical – after IPO(3)
Shares issued		746,268	20,000	—	1,300,000	—
Total shares on issue	7,371,807	8,118,075	8,138,075	8,138,075	9,438,075	9,438,075

____________

Notes to Issued Shares Table

(1)    Pre-IPO Raise — issue of 746,268 Ordinary Shares to raise approximately USD$1 million before costs. Excludes warrants to be issued to underwriters as consideration for the pre-IPO funding round.

(2)    Fees payable to manager, conditional upon completion of IPO in the amount of 20,000 Ordinary Shares at USD$5.00 per share.

(3)    Excludes warrants to be issued to underwriters and service providers as consideration for capital raising and underwriting services as described herein under “Underwriting.”

DILUTION

If you invest in the Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share underlying the Ordinary Shares is in excess of the net tangible book value per Ordinary Share.

Our net tangible book value (deficit) as at June 30, 2022 was AUD$(1,793,327), or AUD$(0.2433) per Ordinary Share, excluding the effects of any additional issues of shares to be made after June 30, 2022.

Net tangible book value per Ordinary Share represents the amount of total tangible assets minus the amount of total liabilities, divided by the total number of Ordinary Shares outstanding as of June 30, 2022. Dilution is determined by subtracting net tangible book value per Ordinary Share from the assumed initial public offering price per Ordinary Share, which is USD$5.00 per Ordinary Share, and after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

Our pro forma net tangible book value (deficit) as of June 30, 2022 was AUD$(338,971), corresponding to a pro forma net tangible book value (deficit) of AUD$(0.0417) per ordinary share. Pro forma net tangible book value per Ordinary Share represents our pro forma net tangible book value divided by the total number of our Ordinary Shares outstanding as of June 30, 2022, adjusted for the effect of the following events occurring, or expected to occur, after June 30, 2022 and prior to the IPO: a pre-IPO raising completed in September  2022; and a cash payment and issue of Ordinary Shares to a service provider as settlement of fees (this cash payment and share issue are actually conditional upon the completion of the IPO, however for the purposes of the dilution analysis they are assumed to be completed prior to the issue of IPO shares).

After giving further effect to the issuance and sale of 1,300,000 Ordinary Shares in this offering at the assumed public offering price of USD$5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as net tangible book value on June 30, 2022 would have been approximately AUD$7.13 million, or AUD$0.7557 per Ordinary Share. This represents an immediate dilution in the pro forma as adjusted net tangible book value of AUD$6.1887 per Ordinary Share to investors purchasing our Ordinary Shares in this offering. The following table presents this dilution to new investors purchasing Ordinary Shares in the offering:

As of June 30, 2022 AUD$ per Ordinary Share
Assumed initial public offering price per Ordinary Share		AUD$ 6.9444
Historical net tangible book value (deficit) per Ordinary Share as of June 30, 2022	AUD$ (0.2433)
Increase in net tangible book value per Ordinary Share attributed to Pre-IPO capital raise	AUD$ 0.2016
Pro-forma net tangible book value (deficit) per Ordinary Share prior to this offering	AUD$ (0.0417)
Increase in net tangible book value per Ordinary Share attributed to investors purchasing Ordinary Shares in this offering	AUD$ 0.7974

As adjusted net tangible book value per Ordinary Share after this offering		AUD$ 0.7557
Dilution in net tangible book value per Ordinary Share to investors in this offering		AUD$ 6.1887
Percentage of dilution per ordinary share to new investors		89.12%

Each USD$1.00 increase or decrease in an assumed public offering price of USD$5.00 per share after deducting underwriting discounts, commissions and estimated offering expenses payable by us would increase or decrease the net tangible book value after this offering by AUD$0.176 per Ordinary Share, and the dilution to investors in the offering by AUD$1.21 per Ordinary Share.

The following table summarizes, on a pro forma basis as at June 30, 2022, the differences between existing shareholders as of June 30, 2022 and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration and the average price per share: (1) paid to us by existing stockholders; and (2) to be paid by new investors acquiring our Ordinary Shares in this offering at an assumed initial public offering price of USD$5.00 per Ordinary Share, before deducting underwriting discounts, commissions and estimated offering expenses payable by us. The total number of Ordinary Shares does not include Ordinary Shares issuable pursuant to the exercise of the overallotment option granted to the underwriters, nor warrants issued to service providers.

	Ordinary Shares Purchased		Total Consideration			Average Price per Ordinary Share
	Number	Percent	Amount		Percent
Existing shareholders	8,138,075	86.2%	AUD$ 26,875,109	(1)	74.9%	AUD$ 3.30
Purchasers of Ordinary Shares	1,300,000	13.8%	AUD$ 9,027,778		25.1%	AUD$ 6.94
Total	9,438,075	100%	AUD$ 35,902,887		100%	AUD$ 3.80

____________

(1)      Total consideration value excludes Pre-IPO share issuance costs.

Each USD$1.00 increase or decrease in the assumed public offering price of USD$5.00 per Ordinary Share would increase or decrease total consideration paid by new investors by AUD$1,805,556 assuming that the number of shares, as set forth on the cover page of this prospectus, remains the same, and before deducting underwriting discounts, commissions and estimated offering expenses payable by us.

To the extent that we grant options or other equity awards to our employees or members of our management in the future, and those options or other equity awards are exercised or become vested or other issuances of Ordinary Shares are made, there will be further dilution to new investors.

The outstanding share information in the table above is based on 7,371,807 Ordinary Shares outstanding as of June 30, 2022, as adjusted in the table above.

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the “Summary Statements of Operations Data” and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus particularly in the Section entitled “Risk Factors”.

Overview

Our company was incorporated as a proprietary company limited by shares under the laws of Australia in October 2018. The name of the Company was changed from Myhypo Pty Ltd to Gelteq Pty Ltd in connection with the expansion of the business across a wider set of markets and became Gelteq Limited upon conversion into a public company on May 26, 2022. The Company is engaged in the development and testing of a gel based delivery system for humans and pets. The registered office of the company is Vistra Australia, Level 4, 100 Albert Road, South Melbourne VIC, 3025 Australia. Our principal place of business is 639-641 Glenhuntly Road, Caulfield, VIC 3162, Australia. See “Description of Share Capital and Constitution.”

Business Overview

We are a clinical and science-based company that is focused on developing and commercializing white label gel-based delivery solutions for prescription drugs, nutraceuticals, pet care and other products. A “white label” gel-based delivery solution is where we produce a product that other companies rebrand as their own product. Our principal products are edible gels, which we refer to as gels, and their application in gel-based dosage forms. Our current product suite consists of multiple products that sit within five core verticals — for pets, sports, pharmaceutical (pharma), over-the-counter (OTC) and nutraceutical — all of which leverage our patent pending multiple-ingredient dosage forms, and that we expect to have a wide range of applications and consumers. We currently focus our efforts on out-licensing our technology to companies to develop and create new products they can manufacture and sell within their established and researched markets, while we continue to manufacture our existing products under license (“white label”). Of our products already licensed, two clients have placed initial orders for nutraceutical products, and there have been four other products in the sports vertical ordered. From these orders, we shipped 15,000 units during May 2022, 250,000 units during June 2022 and 60,000 units in December 2022. The Company expects to fulfill these remainder orders of 45,000 products in the second quarter of 2023. In January 2023, one of our existing clients placed further orders for two new products totaling 120,000 units and a new client placed an order for 80,000 units. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 through March 1, 2023 total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. With regards to the pets, nutraceutical and sports vertical, we designed these products to have no regulatory hurdles to overcome as they have food grade classifications and therefore do not require regulatory approvals. We designed our gel platform to enhance the tolerability and stability of drugs while maintaining their efficacy. Products in the pharma vertical will require regulatory approval.

Financial Operations Overview

Revenues

The business received advance deposits of AUD$267,302 (USD$200,800) from 6 clients in March 2022 for their initial orders. For these clients, we shipped 15,000 units during May 2022 and 250,000 units during June 2022, with all these shipped products resulting in AUD$147,536 (USD$110,800) now being recognized as revenue at the financial year ending June 30, 2022. The remainder orders continue to be held as deferred revenue in the amount of AUD$119,765 (USD$90,000), of which the Company has fulfilled 60,000 units in December and the Company expects to fulfill the outstanding orders of 45,000 products in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties.

Prior to the financial year ending June 30, 2022, our sole revenue was derived from the export market and development incentive. We expect to generate revenues from product sales and licenses throughout the 2023 financial year.

We remain confident in our sales strategy and our strong existing new business pipeline, and we would fulfil our revenue numbers should each existing potential client in the pipeline eventuate. However, for the business to generate its expected revenue from products sales and licenses in the 2023 financial year, we need to ensure the following events will occur:

1)      Manufacturing — As we continue to have part of our manufacturing process in Xiamen, Fujian, China, we remain confident that products will still be manufactured and shipped to our customers globally. However, given the current COVID-19 stringent protocols in China, we must remain vigilant on any potential change. We also rely on all raw materials being readily available both in China and in our US operations. On occasion throughout 2022, we have seen first-hand delays of ingredients reaching our manufacturers on time.

2)      Advertising — We have allowed for a substantial advertising budget in the 2023 financial year to introduce the business and our products and services to potential licensees. This will include a combination of increased sales staff, attendance at relevant exhibitions and conferences, and more traditional online advertising and marketing efforts. The business will also be launching a series of mini websites, each site based on our products, to educate and serve as a resource material to our existing customers and potential customers. This would in turn potentially sell Gelteq products and to initiate more relevant marketing activity.

3)      Existing Clients — We already have existing licensees. Many of our clients have forecast future orders later this year, and we believe these orders will assist us in realizing our desired revenue targets. As of December 31, 2022 we had approximately 1 million units ordered as part of existing orders, with many of these being treated as pilots with lower margins. We anticipate that such orders would increase our products’ market exposure in the wider market; additional orders from these clients may provide increased sales revenues and gross margins. In addition, we would be in a position to negotiate higher per unit pricing for any new clients we acquire subsequent to the pilot sales, which in turn would provide higher overall margins for the business. As such, we thereby believe that the initial sales may generate the conditions for further revenues which would improve our financial posture. However, it is the additional revenue opportunities that may develop as a result of these orders, and which are not immediately quantifiable, that we believe will provide a potential revenue source towards the back half of the first quarter of 2023. There is no guarantee that all or any of pre-ordered amounts will come to fruition, as it depends on the outcome of the initial trial orders for some of our licensees. Strengthening our confidence in our pipeline, an existing client has placed orders for two new products in January 2023, with a new client also placing an order in January 2023. These are all at higher margins that exceed the pilot prices.

4)      New Hires — To date, we have not been adequately staffed to be able to reach our projected forecasted revenues. We have allowed the hiring of new hires to directly assist us to reach our revenue targets, and these hires are spread across the business to ensure all sectors are adequately staffed and working towards business performance. A major point to highlight will be the increased sales activity. We expect that we will onboard an additional six sales managers in the 2023 financial year once adequate funds from this offering have been raised to assist us in meeting our revenue targets.

Operating expenses

Our company’s focus has been on research and development, with our operating expenses being made up of corporate and administrative expenses together with research and development expenses.

Research and development expenses

Our research and development expenses consist of:

•        salaries for research and development staff and consultants, including employee benefits;

•        expenses paid to contracted University for product testing, validation and pre-clinical studies; and

•        raw material expenses.

The primary research on our gel based delivery system is complete and the Company has already begun manufacturing across different product verticals in May 2022.

With our product verticals, we will continue to prioritize research and development in our pharmaceutical/OTC vertical. Unlike foods, nutraceuticals, and sporting verticals, pharmaceutical and OTC regulations are stricter and require clinical work or studies. Clinical development costs differ at different stages of the product development cycle. As our focus is on the 505(b)(2) pathway, these expenses are substantially less than that of a new drug development. However, the studies required can still be unpredictable in cost. While we do all the required lab work possible prior, there is inherent uncertainly in a clinical trial that makes it difficult to be assured of the time when the results will arrive and whether additional trials are needed. Given this, the timing for income generation from these products has uncertainties and we may require additional research and development costs to finalize a product.

The 505(b)(2) pathway is the shortest timeline we can take to register a product with the FDA as the approved timeline requires stability and bioequivalence data rather than three phases of clinical trials. Any trials which have a negative outcome, or any requirements from a regulatory body for addition al data will create a delay to income and increase our research and development costs which in turn can have a material adverse effect on our operations.

Corporate and administrative expenses

Our corporate and administrative expenses are primarily made up of staff and consultants’ salaries, employee benefits, professional fees for auditors, consultants and legal counsel and advertising and marketing expenses. Such expenses are incurred in the process of becoming an Australian public company that is to be treated as a public company in the United States.

We can expect the corporate and administrative expenses to increase through an increase in staffing expenses and employee benefits, legal and auditor professional fees, fees associated with stock exchange listing and SEC requirements, investor relations expenses and insurances.

As we have products ready for commercialization, the increase in staff expenses is expected to prepare for commercial operations, in particular around sales and marketing of our products. COVID-19 restrictions continue to ease which will allow for necessary staff travel and increased participation in conferences.

Financial expenses

Financial expenses mainly includes interest on existing shareholders’ loans at an interest rate of 12% per annum, with a term of 18 months and maturing on July 15, 2023. The maturity date of the shareholders’ loans have been further extended to July 15, 2024. Also, as products are manufactured and sold, together with necessary clinical trials, we can expect an increase in financial expenses which will consist mainly of expenses related to foreign currency exchange transactions and standard bank charges.

Acquisitions

During the year ended June 30, 2021, we acquired Nutrigel Pty Ltd and Unit Trust (NPL) and Sport Supplements Pty Ltd and Unit Trust (SSPL). We completed both transactions on a 100% all-script offer, ensuring no cash constraints on the business, and allowing the business to put funds into growing the sports business and the formulations that were acquired as part of the Nutrigel transaction. We believe these acquisitions will significantly enhance Gelteq’s technological research and product portfolio which in turn would drive both short and medium term revenue growth.

Acquisition of Nutrigel Pty Ltd and Unit Trust (NPL)

On June 13, 2021, we acquired 100% beneficial interest in Nutrigel Pty Ltd and Unit Trust, NPL or Nutrigel, for a consideration of AUD$9,326,400, comprising the issuance of 1,740 fully paid Ordinary Shares of Gelteq Limited to the vendors, with a deemed fair value of AUD$5,360 per fully paid ordinary share. All shares were issued prior to the wider company share split of 1,050 shares for each share outstanding. Post share split, this equates to 1,827,000 shares at AUD$5.10 per fully paid ordinary share.

Nutrigel is a company which had finalized its research and development phase in pet nutraceuticals, including detailed recipes, a developed sales pipeline and associated marketing materials. The acquisition of Nutrigel was executed as it is in line with the Company’s strategic plan of expanding its product offering, the timing being the most optimal for the respective parties.

Acquisition of Sport Supplements Pty Ltd and Unit Trust (SSPL)

On June 13, 2021, we acquired 100% beneficial interest in Sport Supplements Pty Ltd and Unit Trust, SSPL or Sport Supplements, for a consideration of AUD$14,659,600, comprising the issuance of 2,735 fully paid ordinary shares of Gelteq Limited to the vendors, with a deemed fair value of AUD$5,360 per fully paid ordinary share. All shares were issued prior to the wider company share split of 1,050 in shares for each share outstanding. Post share split, this equates to 2,871,750 shares at AUD$5.10 per fully paid ordinary share.

Sport Supplements is a company which focused on products for sporting elites through to the everyday person exercising. It has an exclusive license agreement for the sale of an existing brand’s products (soccer supplements) across 12 regions. Sports supplements has a full product suite targeting specific sports which is a huge differentiator in the sporting landscape, together with branding and a detailed sales strategy. The Company’s acquisition of sports supplements further enhances the breadth of Gelteq’s product offerings and its geographic reach across its key verticals.

Historical Financial Performance — For the year ended June 30, 2022 compared to the year ended June 30, 2021.

The Company presents and reports its financial statements in accordance with International Financial Reporting Standards (IFRS) and in Australian Dollars (AUD$ or A$), its presentation currency.

Historical information

Management’s discussion and analysis of our financial position and results of operations is based on our consolidated financial statements, which we have prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results

The Company’s financial statements for the years ended June 30, 2022 and 2021 have been audited by UHY Haines Norton in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

Financial position (in AUD$)

	As at June 30, 2022	As at June 30, 2021
	AUD$	AUD$
ASSETS
Current Assets
Cash and cash equivalents	162,485	181,664
Trade and other receivables	250,666	193,245
Inventories	95,201	—
Prepayments and other assets	211,713	—
Total Current Assets	720,065	374,909

Non-Current Assets
Right-of-use assets	40,004	—
Intangible Assets	22,648,721	23,843,979
Total Non-Current Assets	22,688,725	23,843,979
Total Assets	23,408,790	24,218,888

LIABILITIES
Current Liabilities
Trade and other payables	881,887	224,165
Deferred Revenue	119,765	—
Borrowings	5,086	4,796
Lease liabilities	34,707	—
Employee benefit provisions	39,515	6,939
Total Current Liabilities	1,080,960	235,900

Non-Current Liabilities
Borrowings	1,460,540	167,328
Lease liabilities	11,896	—
Total Non-Current Liabilities	1,472,436	167,328
Total Liabilities	2,553,396	403,228
Net Assets	20,855,394	23,815,660

EQUITY
Issued capital	25,298,909	24,925,006
Reserves	34,722	—
Retained earnings (accumulated losses)	(4,478,237)	(1,109,346)
Total Equity	20,855,394	23,815,660

Years ended June 30, 2022 and 2021

Extract of Statement of comprehensive income (in AUD$)

The following table summarizes the results of operations for the years ended June 30, 2022 and 2021:

	Year ended June 30
	2022	2021
	AUD$	AUD$
Revenue from contract with customers	147,536	—
Raw materials and consumable expenses	(94,874)	—
Research expenses	(529,017)	(277,055)
Corporate & administrative expenses	(3,118,088)	(531,735)
Other income	225,552	159,869
Loss before income tax	(3,368,891)	(648,921)
Income tax expense	—	—
Loss after income tax	(3,368,891)	(648,921)

Revenue from contract with customers

During the year ended June 30, 2022, revenue from contract with customers increased by 100% to AUD$147,536 as compared to Nil revenue during the corresponding period last year. This revenue of AUD$147,536 is attributable to the sale of products.

Raw materials and consumable expenses

During the year ended June 30, 2022, the Company incurred raw materials and consumables expenses of AUD$94,874 which is 100% increase relative to similar period last year (2021: Nil). The Company incurred these expenses to help facilitate the manufacturing of products with its contract manufacturers.

Research expenses

During the year ended June 30, 2022, research expenses increased by approximately 91% to AUD$529,017 as compared to the similar period last year. The significant increase in research expenses is attributable to product testing, validations, and pre-clinical studies.

Cash and cash equivalents

Cash and cash equivalents decreased by AUD$19,179 to AUD$162,485 at June 30, 2022 as compared to June 30, 2021, as a result of cash used in operating activities of AUD$1,507,932, attributable to payment to suppliers & employees of AUD$1,712,068 offset by receipts from customers and Research & Development Tax incentives of AUD$259,325 and AUD$159,870, respectively.

Cash used in operating activities was offset by cash inflow from financing activities of AUD$1,487,736, primarily attributable to borrowing proceeds of AUD$1,493,445.

Trade and other receivables

Trade and other receivables increased by AUD$57,421 to AUD$250,666 at June 30, 2022 as compared to AUD$193,245 as at June 30, 2021, primarily attributable to research and development tax incentive due to the Company.

Inventories

Inventories increased by 100% to AUD$95,201 as at June 30, 2022 as compared to Nil at June 30, 2021. Inventories represent raw material measured at cost.

Intangible Assets

Intangible assets (including right-of-use assets) decreased by AUD$1,155,254 to AUD$22,688,725 at June 30, 2022 as compared to AUD$23,843,979 as at June 30, 2021, as a result of amortization of AUD$1,215,260 of intangible assets for the year ended June 30, 2022.

Trade and Other payables

Trade and other payables increased by AUD$657,722 to AUD$881,887 at June 30, 2022 as compared to AUD$224,165 as at June 30, 2021, primarily attributable to accruals for goods and services received and wages payable.

Other Income

Other income for the year ended June 30, 2022 has increased by AUD$65,683 to AUD$225,552 as compared to AUD$159,869 during the corresponding period last year. Other income primarily comprises of the Research and Development tax incentive.

The Company is eligible for the Australian Government Research and Development Tax Incentive (“R&D Tax Incentive”) that provides tax offsets for expenditure on eligible R&D activities. Under the program, the Company is entitled to a refundable R&D credit in Australia on the eligible R&D expenditure incurred on eligible R&D activities. The R&D Tax Incentive is overseen by the Australian Taxation Office and AusIndustry, a business advisory arm of the Australian government. The R&D Tax Incentive legislation, Income Tax Assessment Act 1997, Division 355, provides for a refundable R&D tax offset equal to the Company’s corporate tax rate plus an 18.5% premium for companies with an aggregated turnover of below AUD$20 million.

The refundable R&D tax offset is accounted for under IAS 20 Accounting for Government Grants and Disclosure of Government Assistance, as per which the R&D tax offset income is recognized when there is reasonable assurance that it will be received. It is recognized in the statement of comprehensive income in the same period that the related costs are recognized as expenses and relates to refundable amounts on approved expenses.

Deferred revenue

Deferred revenue as at June 30, 2022 stands at AUD$119,765 as compared to Nil at June 30, 2021. Deferred revenue represents amounts received for purchase orders that are yet to be delivered as at June 30, 2022.

Borrowings (current and non-current)

Borrowings at June 30, 2022, stands at AUD$1,465,626 representing: loans of AUD$18,636 received from Directors of which AUD$5,086 is current and AUD$13,550 is non-current; shareholder loan of AUD$1,292,450 (non-current) and loan from associated entities of AUD$154,540 (non-current). Borrowings during the year had increased to AUD$1,465,626 as compared to AUD$172,124 for the year ended June 30, 2021, due to the issuance of new shareholder loans in January 2022, which stands at AUD$1,292,450 as at June 30, 2022.

Corporate and administrative expenses (in AUD)

	Year ended June 30
	2022	2021
	AUD$	AUD$
Employment expenses	272,121	134,688
Corporate expenses	248,443	—
IPO related expenses	504,766	—
Depreciation and amortization expenses	1,215,260	57,945
Auditor’s remuneration	124,538	20,000
Advertising & marketing expense	68,441	12,779
Share based expense	34,722	—
Intellectual Property Services	122,307	—
Legal expenses	24,744	5,292
Consulting fees	268,676	290,974
Other expenses	58,436	8,760
Finance costs	175,634	1,297
Total Corporate and administrative expenses	3,118,088	531,735

During the year ended June 30, 2022, the company experienced a substantial increase in its corporate and administrative expenses, i.e., by AUD$2,586,353 to AUD$3,118,088 relative to AUD$531,735 in the similar period last year.

Significant increase in corporate and administrative expenses during the year ended June 30, 2022, relative to June 30, 2021 was on the back of increase in (i) depreciation and amortization of intangibles by AUD$1,157,315 to AUD$1,215,260 (June 30, 2021: AUD$57,945), primarily due to increase in intangibles by AUD$23.8 million close to end of June 2021; (ii) increase in corporate expenses by 100% to AUD$248,443 (June 30, 2021: Nil) attributable to accounting, professional and management fees; (iii) increase in intellectual property services of AUD$122,307 (June 30, 2021: Nil) attributable to patent family registrations across multiple jurisdictions (iv) increase in employment expenses by AUD$137,433 to AUD$272,121 (June 30, 2021: AUD$134,688) attributable to increase in permanent and contract staff; (v) increase in finance cost by AUD$174,337 to AUD$175,634 (June 30, 2021: AUD$1,297) attributable to significant increase in borrowings, (vi) increase in IPO related expenses by 100% to AUD$504,766 (June 30, 2021: Nil) primarily attributable to legal, audit, accounting, IPO advisory consultants and listing fees in connection with a planned IPO and, (vi) increase in auditor’s remuneration by AUD$104,538 to AUD$124,538.

Liquidity and Capital Resources (in AUD$)

The following table summarizes our changes in working capital from June 30, 2021 to June 30, 2022:

	June 30, 2022	June 30, 2021	Change
Current Assets	AUD$ 720,065	AUD$ 374,909	AUD$ 345,156
Current Liabilities	AUD$ 1,080,960	AUD$ 235,900	AUD$ 845,060
Working Capital	AUD$ (360,895)	AUD$ 139,009	AUD$ (499,904)

As at June 30, 2022, there is a deficit of current assets over current liabilities of AUD$360,895 (June 30, 2021: excess of current assets over current liabilities of AUD$139,009), however, we believe, that we would be able to meet our short-term obligations as they come due.

The following table sets out information as to consolidated cash flow information for the years ended June 30, 2022 and 2021 in AUD$.

Year ended June 30
	2022	2021
	AUD$	AUD$
Net cash (used in) operating activities	AUD$ (1,507,932)	AUD$ (276,949)
Net cash from investing activities	—	AUD$ 138,894
Net cash from financing activities	AUD$ 1,487,736	AUD$ 200
Net cash outflow	AUD$ (20,196)	AUD$ (137,855)

Year ended June 30, 2022 and 2021

As of June 30, 2022, we had cash and cash equivalents of AUD$162,485 compared to cash and cash equivalents of AUD$181,664 as of June 30, 2021. The decrease in cash and cash equivalents of AUD$19,179 is attributed to the following activities:

For the year ended June 30, 2022, net cash used in operating activities was AUD$1,507,932 relative to AUD$276,949 for the corresponding period last year, registering a significant increase of AUD$1,230,983 (i.e., a significant increase of 444% over the similar period last year). The significant increase in cash used in operating activity is primarily attributable to (i) a significant increase in payments to employees and suppliers amounting to AUD$1,712,068 (June 30, 2021: AUD$520,991); which was in part offset by (ii) a significant increase in revenue receipts from customers amounting to AUD$259,325 (June 30, 2021: Nil). Moreover, goods and services tax refunds and government grant remained as Nil for the period ended June 30, 2022 as compared to AUD$41,622 and AUD$48,464 respectively for the corresponding period last year.

For the year ended June 30, 2022, net cash from investing activities remained as Nil relative to net cash from investment activities of AUD$138,894 for the period ended June 30, 2021 being attributable to cash acquired upon acquisition of NPL and SSPL.

For the year ended June 30, 2022, net cash from financing activities was AUD$1,487,736 (June 30, 2021: AUD$200) thus registering significant increase over the same period last year. Cash from financing activities was higher on the back of unsecured, convertible loan, received from existing shareholders.

Cash Flow

We intend to raise approximately USD$6.5 million (approximately AUD$9.03 million) in this offering, although we cannot provide assurances that this offering will be completed. The net proceeds from this offering will be used to accomplish certain strategic initiatives, including but not limited to:

•        strengthen our balance sheet and cash flow reserve position;

•        pursue growth opportunities;

•        hire and retain qualified management and key employees;

•        increase our manufacturing capacity and scale;

•        further strengthen and enhance our intellectual property portfolio; and

•        maintain compliance with applicable laws.

We believe the net proceeds of this offering (USD $5.38 million or approximately AUD$7.5 million after fees) will be sufficient to fund our operations without additional financing required.

We have negotiated with holders of our unsecured loans to extend the terms of the loans for another 12 months on the same terms from July 2023 until July 2024. All holders of the unsecured loans have agreed to this extension which further reduces our immediate liabilities due in the next 18 months.

We do not expect to require additional capital apart from the proceeds of this offering should our operations continue as forecasted. Should we experience lower than expected sales volumes, then we may be required to consider additional financing options to continue the Company’s growth to achieve positive cash flow. However, we intend to adjust our expenses to align with the revenue generated to ensure we remain financially solvent and as a going concern without a need to raise additional finance.

We expect negative undiscounted cash flows beginning in the year ended December 31, 2022 through the year ended December 31, 2024 before making positive returns from the year beginning January 1, 2025 onwards as the business scales up operations and we anticipate a greater uptake of our products by future customers. However, should there be a reduction in revenue, such reduction would impact our expenses and accordingly reduce our cost of goods expenses in areas such as manufacturing, ingredients and commissions. We are striving to streamline our operations as we grow and are working hard at reducing our future expenses that impact on when we can expect to reach a positive cash flow. Our goal is to continue to reduce some of our main forecast expenses such as payroll, costs of sales and advertising, and together with a focus on higher revenue generating product lines to improve on our future financial position. Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions, the impact of the coronavirus outbreak and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our business, results of operations and financial condition.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in substantial dilution for our current shareholders. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then-outstanding. We may issue additional Ordinary Shares or securities convertible into or exchangeable or exercisable for our Ordinary Shares in connection with hiring or retaining personnel, option or warrant exercises, future acquisitions or future placements of our securities for capital-raising or other business purposes. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings. In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition. Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain such additional financing on a timely basis, we may have to curtail our development activities and growth plans and/or be forced to sell assets, perhaps on unfavorable terms, or we may have to cease our operations, which would have a material adverse effect on our business, results of operations and financial condition.

Qualitative and Quantitative Information on Financial Risks

Financial Risk Management, including market risk (foreign currency risk, price risk and interest rate risk)

Our activities expose us to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk.

Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Company.

We use different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.

Market risk

Foreign currency risk

We have only very minor exposure to foreign currency risk. Foreign exchange risk arises from future commercial transactions and recognized financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. Management understands that, over the next twelve months, it will deal in a much greater volume in foreign currencies and are in the process of having in place a risk management policy accordingly.

Price risk

We are not exposed to any significant price risk.

Cash flow and fair value interest rate risk

We have limited exposure to interest rate risk arising from long-term borrowings as these are based on fixed rates. There are no borrowings obtained at variable rates in the year ended June 30, 2022 or June 30, 2021. All cash is held in chequing accounts or on hand, and do not earn interest.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the group. The maximum exposure to credit risk at the reporting date to recognized financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The Company does not hold any collateral.

All trade and other receivables are current as at June 30, 2022 and June 30, 2021, with no balances past due.

The Company recorded no bad debt expense in the years ended June 30, 2022 (or June 30, 2021). As of June 30, 2022 and 2021, there was no expected credit losses recorded.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Liquidity risk

Vigilant liquidity risk management requires the Company to maintain sufficient liquid assets (mainly cash and cash equivalents), and available borrowing facilities to be able to pay debts as and when they become due and payable. The Company manages liquidity risk by maintaining adequate cash reserves and available borrowing facilities by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. All loans as at June 30, 2022 and June 30, 2021 are due to either directors, existing shareholders or related entities of the Company.

Borrowings as at June 30, 2022 and June 30, 2021 are fully drawn.

Remaining contractual maturities

The following tables detail the Company’s remaining contractual maturity for its financial instrument liabilities. The tables have been drafted upon the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities. Therefore, these sums may differ from their carrying amount in the statement of financial position.

Consolidated – June 30, 2022	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	AUD$	AUD$	AUD$	AUD$	AUD$
Non-derivatives
Non-interest bearing
Trade payables	—	216,725	—	—	—	216,725
Payroll liabilities	—	289,086	—	—	—	289,086
Other loans	—	5,086	13,550	—	—	18,636

Interest-bearing – variable
Lease liability	4.20%	45,000	12,000	—	—	57,000
Borrowings	0.50%	—	—	154,540	—	154,540

Interest-bearing – fixed rate
Borrowings	12.00%	—	1,753,005	—	—	1,753,005
Total non-derivatives		555,897	1,778,555	154,540	—	2,488,992
Consolidated – June 30, 2021	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	AUD$	AUD$	AUD$	AUD$	AUD$
Non-derivatives
Non-interest bearing
Trade payables	—	85,128	—	—	—	85,128
Payroll liabilities	—	106,537	—	—	—	106,537
Other loans	—	4,796	13,550	—	—	18,346

Interest-bearing – fixed rate
Borrowings	0.50%	—	152,558	—	—	152,558
Total non-derivatives		196,461	166,108	—	—	362,569

During the year ended June 30, 2022, the Company entered into a lease agreement with Lifestyle Breakthrough Holdings U/T to rent office space. The Company incurred rental expense of $46,602 for the year ended June 30, 2022 (June 30, 2021: nil). Lifestyle Breakthrough Holdings U/T is an entity associated with Nathan J. Givoni and Simon H. Szewach, both are which are directors of the Company. The entire sum of $46,602 is recognized as payable at as year ended June 30, 2022 (June 30, 2021:nil). Such sum is expected to be paid over the period of next eighteen months.

Critical accounting estimates and judgements

The preparation of the consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are summarized below.

Impacts of Coronavirus (COVID-19)

Judgement has been exercised in considering the impacts that the COVID pandemic has had, or may have, on the Company based on known information. This consideration extends to the nature of the products and services offered, customers, supply chain, staffing and geographic regions in which the Company operates. Other than as addressed in specific notes, there does not currently appear to be either any significant impact upon the financial statements or any significant uncertainties with respect to events or conditions which may impact the Company unfavorably as at the reporting date or subsequently as a result of the COVID-19 pandemic.

Estimation of useful lives of assets

The Company determines the estimated useful lives and related depreciation and amortisation charges for its finite life intangible assets. The useful lives of such assets could change significantly due to events such as technical innovations. The depreciation and amortisation charge will increase where the useful life of an asset is less than previously estimated, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Intangible assets

The Company tests annually, or more frequently if events or changes in circumstances indicate impairment, whether indefinite life or finite life intangible assets have suffered any impairment, in accordance with the accounting policy stated in Note 3 in the June 30, 2022 financial statement commencing on page F-8. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of assumptions, including estimated discount rates based on the current cost of capital and growth rates of the estimated future cash flows.

Revenue Growth and the Recoverability Rate of Intangible Assets

Notwithstanding that intangible assets comprised approximately 97% of the Company’s assets, the Company projects a recoverability rate of such assets based on the assumption that revenues will increase at an average rate of approximately 92% annually in the next 6.5 years.

Our initial target market is in the nutraceutical and animal nutraceutical markets where formulations have been developed and manufacturing capacity has been secured for these products. The three primary non pharmaceutical target markets that we initially intends to focus on are the veterinary, healthcare and nutraceuticals markets. According to Grand View Research and Data Bridge Market Research, each of the target market is expected to grow over the next years, with the (i) veterinary medications market was estimated at approximately USD$44.5 billion in 2022 and is expected to grow to approximately USD$83 billion in 2030 at a CAGR of approximately 8.2%, (ii) the healthcare and oral drug delivery market was estimated at USD$769 billion in 2020 and is expected to grow to approximately USD$1,227 billion in 2028 at a CAGR of approximately 6.9% and (iii) the nutraceuticals and sports market was estimated at USD$151.9 billion in 2021 and is expected to grow to approximately USD$327 billion in 2030 at a CAGR of approximately 8.9%. Our forecast revenue in each target market remains less than 0.05% of the total addressable sales in each market, which supports our assumption that revenues will increase an average rate of approximately 92% annually in the next 6.5 years.

We have a specific strategy to develop our revenue growth by partnering with third parties with a proven track-record in the pharmaceutical industry. We have a research and development partnership with Australia’s Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology, to formulate and develop our products. Furthermore, we have partnered with Sosna & Co., Inc., boutique life science sale consultants, for business development and sales opportunities.

In terms of product and sales development and revenue growth, in support of the foregoing assumption in revenue opportunities, for the calendar year ended December 31, 2023, we have identified 28 customers with the potential to place 38 purchase orders. Each potential customer and purchase order was assessed and ranges from “prospecting”, where discussions have commenced on product opportunities, product type, potential quantities, the timing of orders, and we believe we have the potential to generate revenue from such customers, through customers that have placed or are about to place a purchase order with us.

In addition to ongoing orders from existing customers, the Company had identified an additional 26 customers with the potential to place an additional 28 purchase orders that are revenue opportunities for the calendar year ended December 31, 2024 and beyond. As the Company continues to grow and invest in sales and marketing, the Company expects to identify additional customers. The Company expects to commence large scale delivery of commercial orders during the beginning July 1, 2023. The Company intends to use the net proceeds from this offering to generate revenue by investing in sales, marketing and manufacturing to leverage commercial opportunities and generate the expected increase in future revenue growth as compared to the financial year ended June 30, 2022.

In terms of actual revenue growth, for the year ended June 30, 2022 the Company derived gross revenue of AUD$147,000 (USD$110,800) from sales with total orders sold and shipped of 265,000 units. We are an early-stage company and it is reasonably expected that we will have significant revenue growth during our early years. As such, the potential customers identified as revenue opportunities for the calendar year ended December 31, 2023 and 2024 would underpin the revenue growth in the next two years. Our forecasts of annual revenue growth is 147% for the year ended December 31, 2024, approximately 179% for the year ended December 31, 2025, 96% for the year ended December 31, 2026, 54% for the year ended December 31, 2027 and 26% for the year ended December 31, 2028. Taken together, the average annual revenue growth rate would be 92% annually for the next 6.5 years.

For the calendar year beginning January 1, 2025, the Company’s incremental annual revenue growth is supported by an analysis of additional revenue opportunities through scaling up and increased market penetration in the existing nutraceutical, pharmaceutical and animal nutraceutical markets. The Company expects to generate revenue in the final year of approximately USD$109.2 million (AUD$158.1 million at an exchange rate of 0.6889) from the sales of approximately 40.09 million units.

Recognition of deferred tax assets

Deferred tax assets are recognized for deductible temporary differences and carried forward losses, only if the Company considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Leases — Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Company estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

Employee benefits provision

As discussed in Note 3 of the June 30, 2022 financial statement commencing on page F-8, the liability for employee benefits expected to be settled more than 12 months from the reporting date are recognized and measured at the present value of the estimated future cash flows to be made in respect of all employees at the reporting date. In determining the present value of the liability, the Company has considered the estimates of attrition rates and pay increases through promotion and inflation.

Business combinations/Asset Acquisitions

As discussed in Note 3 of the June 30, 2022 financial statement commencing on page F-8, business combinations are initially accounted for on a provisional basis. The fair value of assets acquired, liabilities and contingent liabilities assumed are initially estimated by the Company considering all available information at the reporting date. Fair value adjustments on the finalization of the business combination accounting is retrospective, where applicable, to the period the combination occurred and may have an impact on the assets and liabilities, depreciation and amortisation reported.

Going Concern

The working capital position of the Company, as of June 30, 2022, results in a deficit of current assets over current liabilities of AUD$360,895 (June 30, 2021: excess of current assets over current liabilities of AUD$139,009). The Company incurred loss after income tax expense of AUD$3,368,891 during the year ended June 30, 2022 (June 30, 2021: loss after income tax expense of AUD$648,921). The cash balances as at June 30, 2022 was AUD$162,485 (June 30, 2021: AUD$181,664).

The loan received on February 4, 2022 totaling AUD$1,493,445 in principal was extended and is to be repaid on July 15, 2024.

The above matters give rise to a material uncertainty that may cast significant doubt over the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business at the amounts stated in the financial report.

The directors have prepared detailed cash flow projections for the period of 12 months from the date of signing this financial statement. The Company’s ability to fund its operations is dependent upon management’s plans and execution, which include raising additional capital, either through the proposed public offering or private equity and obtaining regulatory approvals for its products and generating revenues from these products.

On September 26, 2022, the Company raised pre-IPO funding of USD$999,999.12 (equivalent to AUD$1,431,161) by issuing 746,268 fully paid ordinary shares at USD$1.34 per share to professional and sophisticated investors. The Company incurred capital raising costs of USD$85,136 (equivalent to AUD$121,844).

The directors believe that the Company will be able to continue as a going concern due to the above mitigating factors in relation to the material uncertainty.

The Company financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

BUSINESS

Business Overview

We are a clinical and science-based company that is focused on developing and commercializing white label gel-based delivery solutions for prescription drugs, nutraceuticals, pet care and other products. A “white label” gel-based delivery solution is where we produce a product that other companies rebrand as their own product. Our principal products are edible gels, which we refer to as gels, and their application in gel-based dosage forms. Our current product suite consists of multiple products that sit within five core verticals — for pets, sports, pharmaceutical (pharma), over-the-counter (OTC) and nutraceutical — all of which leverage our patent pending multiple-ingredient dosage forms, and that we expect to have a wide range of applications and consumers. We currently focus our efforts on out-licensing our technology to companies to develop and create new products they can manufacture and sell within their established and researched markets, while we continue to manufacture our existing products under license (“white label”). Of our products already licensed, two clients have placed initial orders for nutraceutical products, and there have been four other products in the sports vertical ordered. From these orders, we shipped 15,000 units during May 2022, 250,000 units during June 2022 and 60,000 units in December 2020. The Company expects to fulfill these remainder orders of 45,000 products in the second quarter of 2023. In January 2023, one of our existing clients placed further orders for two new products totaling 120,000 units and a new client placed an order for 80,000 units. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. With regards to the pets, nutraceutical and sports vertical, we designed these products to have no regulatory hurdles to overcome as they have food grade classifications and therefore do not require regulatory approvals. We designed our gel platform to enhance the tolerability and stability of drugs while maintaining their efficacy. Products in the pharma vertical will require regulatory approval.

We have been funded since inception through a combination of equity contributions, related party loans and Australian government grants/tax incentives. We will continue to balance our research and development alongside our revenue generating activities for the calendar year 2022, with AUD$147,536 (USD$110,800) of recognized revenue, plus deferred revenue of AUD$119,765 (USD$90,000) received in the financial year ending June 30, 2022.

We have prepared and applied for patents which relate to a diagnostic gel product comprising glucose, and certain multiple-health ingredient dosage forms. Our first patent family is comprised of granted U.S. patent 10,983,132 which is for an oral glucose tolerance test gel and testing method for diabetes diagnostics, and pending patent applications in the following additional countries or jurisdictions through December 31, 2022: Australia, Canada, the European Patent Office, India, the People’s Republic of China and Qatar. We are seeking to protect products that employ our gel technology in our second patent family which is directed to certain multiple-health ingredient dosage forms which utilize a gel formulation that features agarose and alginate that in certain ratios and pH ranges form gels of specific firmness to deliver two or more health ingredients (including medicines) in a single dosage form. This second patent family is comprised of patent applications that remain pending in the following countries through December 31, 2022: Australia, Brazil, Canada, the Eurasian Patent Organization, the European Patent Office, Israel, India, Japan, South Korea, Mexico, the People’s Republic of China, Saudi Arabia, the United Arab Emirates, the United States, and South Africa. Our vision is to change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms.

Our History

Gelteq as an entity began in October 2018, but the initial development work commenced in 2014 by Gelteq co-founder Mr. Nathan J. Givoni

In January 2015, Mr. Givoni began his long-term collaboration with Monash University in Melbourne, Australia, to verify and test our gel formulations. Our company’s first patent family relates to an oral glucose tolerance test gel and testing method for diabetes diagnostics and commenced as a provisional patent in Australia in 2015, which continued to be evaluated and tested before it was submitted as a standard patent application in Australia in 2016. For this first patent family, U.S. patent 10,983,132 has been granted with several patent applications pending in a number of foreign countries. This glucose tolerance test gel was the subject of a pilot project, after which the focus shifted to establishing strategic partnerships to further develop industry-specific products, which were nutraceutical formulations such as sugar lowering products for people with pre-diabetes. The development of these products did not require specific regulatory approvals. In 2018, Mr. Simon H. Szewach joined the business and our second patent family was later lodged provisionally in Australia, with a further standard patent application submitted in 2019 in the U.S. and a number of foreign countries. The patent applications of our second patent family are pending and directed to certain multiple-health ingredient gel dosage forms to utilize our gel delivery technology. By 2020, these two patent families had been acquired by Gelteq after it was co-founded by Mr. Givoni and Mr. Szewach. The primary focus of Gelteq has been delivering and creating new and innovative products that utilize our gel-based technologies. Utilizing the acquired intellectual property, Gelteq completed product development in early 2020 for a suite of nutraceutical products and since that time, has introduced its first product line and actively pursued (through further research and development), additional applications for the gel technology, which is specifically suited for sports, pharmaceutical (pharma) and over-the-counter (OTC) usage.

In April 2021, Gelteq management decided to prioritize the commercialization of its products related to animal health, driven by several key factors:

•        the size of the pet nutrient and pet pharma markets in North America, which translated into expansion opportunities for Gelteq;7

•        a fundamental change in society towards pets with the emergence of pets as an extended part of the family rather than just companion animals is driving consumer spending on pet ownership and pet care. These trends of pet humanization and consumer concerns for pet health and wellness have created a rapidly growing industry for pet health products8; and

•        the ongoing research and development opportunities with Gelteq’s academic partner in Australia, Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, and with another Australian university’s veterinary hospital, with whom negotiations for ongoing research and development opportunities are in progress.

Our Strengths

We are seeking to position ourselves as a leader in the application of ingestible gel technology in nutraceutical, drug and supplement delivery in the following manner:

•        seeking to position ourselves as an emerging market leader in dosage forms that utilize ingestible gel technology for nutraceutical, pet care, and pharma;

•        promoting our products as superior to other methods of oral delivery (i.e., pills, tablets, gummies);

•        highlighting our products as addressing unmet issues around swallowing, taste, dosage and efficacy;

•        taste-masking ability of Gelteq’s patent pending multiple-health ingredient gel dosage forms, being able to immediately address unsolved challenges in compliance and dosing;

•        creating manufacturing and distribution and sale channels permits expedited time-to-market for high-demand products;

•        expanding our intellectual property portfolio by maintaining our 100%-owned U.S. patent for a glucose tolerance testing product, and working to have our additional pending patent applications inside and outside of the United States proceed towards allowance, and filing additional patent applications to protect our new discoveries;

____________

7        See Graphical Research (2021). North America Pet Care Market Size By Animal (Dogs, Cats, Birds, Fishes, Horses), By Type (Pet Food {Nutritional, Medicated}, Pet Care Products {Veterinary Care Products, Supplies/OTC Medications}, Service {Pet Grooming/Boarding, Live Animal Purchase), By Distribution Channel (Stores, E-Commerce), Industry Analysis Report, Regional Outlook (U.S., Canada), Application Potential, Competitive Market Share & Forecast, 2021 – 2027. Report ID: GR1633

8        Ibid.

•        maintaining our research and development partnership with Australia’s Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, while negotiating another research and development partnership with another Australian university’s veterinary hospital; and

•        signing industry partnerships/licenses for pilot programs with our licensee companies for sport-related gels described herein under “Business — Material Contracts — Customer Contracts.”

Our Strategy

Overall

The following are highlights of our strategy to promote and expand our business at the present time:

•        Greatest unmet demand for our gel dosage forms — We will focus on dysphagia (the medical term given to difficulty swallowing) and other areas including children and seniors where the need is great and current solutions inadequate. See our discussion of dysphagia later in this document.

•        Fastest ability to grow sales — we are looking to capitalize on existing opportunities in the market.

•        Highest margins — certain markets, such as pet nutrients, nutraceuticals and human supplements, offer high margins.

•        Little to no competitors — We are seeking “blue ocean” markets where the competition is not currently focusing, including in the pharmaceutical (pharma) and over-the-counter (OTC) markets.

•        Highest Demand for a market differentiating delivery platform — issues such as difficulty in swallowing, need to intake a large amount of drugs or nutrients, and taste making are all areas where our product can show deep differentiation and shine.

Based on this, we have decided to focus our efforts in the following order at the present time:

•        First, pet health/supplements — We have developed products that comprise health ingredients related to joint health, coat quality, immune boosting, weight loss, diabetes and digestion for felines and canines. The development of the product formulations was completed and the products are awaiting future production at scale in their current form, or alternatively, their formulation can be adjusted by a future license partner, if desired. At this stage, our pet health and supplemental products had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. Samples of the canine and feline products have been tested respectively on canines and felines, highlighting and verifying acceptance and palatability. Further, we expect to begin formal palatability studies for feline products in the first quarter of 2023. The Company took the decision to delay the clinical study to prioritize additional patent and formulation protections and to finalize establishing our own production line with a local Australian GMP certified manufacturer. The further strengthening of our IP portfolio is designed to allow for a wider expansion into the pharmaceutical sector, with the production line enhancing the speed at which we can expand into this sector.

•        Second, nutraceuticals — We have developed formulations for products in the nutraceutical sector that include dietary fiber, prebiotics, probiotics, vitamins, polyunsaturated fatty acids, antioxidants, electrolytes and others. At this stage, our nutraceuticals had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. We have also already sold products which contain electrolytes and carbohydrates as primary ingredients to PacificPine Tennis Limited, PacificPine Football Limited, PacificPine Golf Limited and Five-Star Sports Hong Kong Limited. We have also sold a product that addresses brain function, taking a proprietary powder blend owned by Healthy Extracts Inc. (OTCQB:HYEX) and creating an easy to consume gel product for Healthy Extracts Inc. and their customers. In addition, we have sold 20,000 units of Hypogel, a glucose-based gel that acts as a glucose boost to Lifestyle Breakthrough Holdings Pty Ltd. For these clients, we shipped 15,000 units during May 2022 and 250,000 units during June 2022, with all these shipped products now recognized as revenue during the financial year ended June 30, 2022. The remainder orders continue to be held as deferred revenue, of which the Company has fulfilled 60,000 units in December 2022 and expects to fulfill the outstanding orders of 45,000 products in the second quarter of 2023. In January 2023, an existing customer placed further orders for two new products that respectively aids gut health and lowers sugar absorption, totaling 120,000 units. A new Australian client placed an order for 80,000 units for the product that lowers sugar absorption. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. Further product formulations are in development, and are available as samples, with production to occur when a potential license partner is engaged.

•        Third, healthcare/pharma — These could include pharmaceutical products for both human and pets, including those for people with swallowing issues. In our lab, we have developed several pharmaceutical products for treatment of pain which have undergone dissolution studies. We expect one of these products we expect will soon be entered into the 505(b)(2) pathway with the FDA, and potentially equivalent regulatory bodies in other regions. We also expect to work with license partners to create additional pharmaceutical products for human or animals, which would require regulatory approval once developed. These future products potentially include gel dosage forms comprising a new API of a future licensing partner, which would require an NDA, or, for approved APIs, the 505(b)(2) pathway can be pursued.

Strategy Steps

Gelteq’s strategy is based on delivering innovative gel dosage forms that change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms. To achieve this objective, we intend to pursue the following:

•        Maximize the commercial potential of our animal health and nutraceutical products through licensing and partnerships. We will continue to focus on white label and private label manufacturing using our patent pending multiple-health ingredient gel dosage forms, and then leveraging the brand awareness of the licensee and their existing customer base to ensure greater volumes of products are sold and then reordered from Gelteq. We began building relationships with animal health companies initially, closely followed by pharmaceutical companies, nutrition providers and sports organizations through which our products will be sold.

•        Obtain FDA approval for our own gel-based drug dosage forms, through the 505(b)(2) pathway. To target the pain management market, we are currently taking an off-patent API for treatment of pain down the 505(b)(2) pathway and have completed dissolution studies. This has the potential, if approved by the FDA, to be available as our own gel-based OTC product with potential options to license-out or sell ourselves to consumers, or through a range of distributors. For this API candidate, we have completed dissolution comparisons to existing market products so that our future clinical data can be compared in bioequivalence studies to an existing, FDA approved product containing the same API. We have yet to perform further pre-clinical and clinical studies on bioequivalence and safety in humans which are required for FDA approval of different dosage forms. These clinical studies are expected to be run concurrently to further stability testing, with our initial research and development lab stability data not indicating any lack of stability. Our API pipeline includes a further prescription medication API candidate that, once its dissolution study is completed, and its results are analyzed and collated, we expect to proceed with as described above for the OTC API.

•        Expand our product suite to be made available to potential licensees. We will continuously conduct research and development and evaluate opportunities to leverage our gel delivery technology and patent pending multiple-health ingredient gel dosage forms, to develop additional products within pharmaceutical, nutraceutical, OTC and prescription markets.

•        Complete clinical testing of our gel delivery technology with a variety of APIs. We are currently working on a multitude of pharmaceutical APIs that are available in different chemical structures, prioritizing dysphagia-based APIs, where we believe there is the greatest unmet need for an oral drug delivery system that has the potential to overcome the challenges of swallowability, taste, dosage and efficacy.

Outlook for the remainder of the 2023 financial year

The following is a high level overview of outlook for the remainder of the 2023 financial year:

(a)     We plan to establish separate sales teams in the United States and Europe to identify potential licensees for our product and help us sell and promote our product to them.

(b)    We are pursuing 505(b)(2) pathway which once completed will provide us with our own gel-based prescription drug that we can license to potential licensees.

(c)     With our first patent granted in the United States for an oral glucose tolerance test gel and testing method for diabetes diagnostics, with non-U.S. patent applications for the glucose tolerance test gel and testing method pending in other countries and jurisdictions, and U.S. and non-U.S. patent applications pending seeking to protect products that employ our gel technology in our second patent family which is directed to certain multiple-health ingredient gel dosage forms which utilize a gel formulation that features agarose and alginate that in certain ratios and pH ranges form gels of specific firmness to deliver two or more health ingredients (including medicines) in a single dosage form. Our third and fourth patent families have been lodged as a provisional patent in the United Kingdom in August 2022 and December 2022, respectively. We expect to file a fifth and sixth patent families in the first quarter of 2023 to further protect the varying Active Pharmaceutical Ingredients (APIs) that our gel delivery platform can hold. We believe these patents families have the prospect to provide us with a competitive advantage.

(d)    We are in discussions with potential distributors for distributions of white-labelled products.

There can be no assurance that our intended plans for the remainder of 2023 financial year will be consummated. Our actual performance for the remainder of 2023 financial year may differ, and could differ significantly, from the plans described above. See “Disclosure Regarding Forward-Looking Statements” herein.

Our Products

All of Gelteq’s products currently are white label gel-based delivery solutions which third parties can use to create their own health products.

Gelteq patent pending multiple-health ingredient gels dosage forms are organized into three groups:

•        Pet gels;

•        Pharmaceutical/OTC gels; and

•        Nutraceuticals/sports nutrition gels.

These multiple-health ingredient gel dosage forms are available for licensees to use “off the shelf.” However, if the licensee needs a special formulation, Gelteq will work with them to create a suitable gel product that meets their needs.

Gel Delivery System Details:

How It Works

The Gelteq Delivery System provides pharma and nutraceutical enhancements throughout every stage of ingestion in both animal and humans; addressing the complete experience — from the point of ingestion to final absorption:

•        Mouth — Gelteq gels have the ability to moderate and mask poor-tasting, unsavory ingredients.

•        Throat — Our “set” gel flows quickly, with a low internal resistance; inducing the swallowing reflex making it much more difficult to choke, especially compared to pills or capsules.

•        Digestion — Gelteq gels easily breaks down within the digestive system; the gel protects nutrients or medicines from degradation and shields against stomach acids; ensures precise dosage is delivered.

•        Gastrointestinal System — Gelteq gels can be modified to be fast or slow releasing, meaning quickly or slowly absorbed by adjusting the texture and a base set of ingredients of the gel system which can slow down the nutrient release; the gels target ideal absorption areas along digestive tract.

Key Features of the Gel Delivery System

Food Grade Ingredients

Our patent pending multiple-health ingredient dosage forms, our gel delivery technology and the ingredients delivered in our OTC, nutraceutical, sport and pet products are generally regarded as safe (“GRAS”), meaning ingredients used in these formulations have previously undergone safety evaluations by either a regulatory body (such as the FDA) or experts and have shown to not be harmful when used as intended. Our team, together with the assistance of our regulatory team, have reviewed each of our gel components, and given there is existing usages of the different compounds across different products, the Company is able to term the gel components as being GRAS.

We also do not make any health claims with respect to these products and therefore, we have concluded in consultation with our regulatory consultants that they can be marketed and sold with minimal regulatory oversight, which reduces lead times and costs, and makes it more suitable to a larger number of potential customers.

Transforming virtually any ingredient into a gel

Our gelification process makes it easy to transform any macronutrients, micronutrients, pharmaceutical or medicinal ingredients into a stand-alone gel product. We can gelify, or replace with a gel, a wide range of existing consumables, including powders, tablets, pills, supplements, vitamins, or oils, transforming them into, or replacing them with, a new gel product. The gelification process involves a complex series of steps that allows us to form a gel matrix whereby ingredient(s) are homogeneously dispersed in the gel matrix and held in place, providing an easy to consume solution for consumers (human or animal).

Taste Masking

Taste masking is defined as a perceived reduction of an undesirable taste that would otherwise exist. The ideal solution to reduce or inhibit bitterness is the discovery of a universal inhibitor of all bitter tasting substances that does not affect the other taste modalities such as sweetness or saltiness. We regard most APIs as having an unpleasant or bitter taste, and Gelteq’s solutions were developed to help moderate or mask unpleasant or bitter flavors without altering or damaging the taste receptors, and to ensure complete digestibility of the gel formulation, and thus have the potential to increase dosage compliance, palatability and commercial success.

Our scientists utilize a combination of taste assessment (meaning evaluation of a taste), taste moderation (meaning moderation of the extent to which an undesirable taste is perceived) and taste masking (meaning masking of an undesirable taste) to create palatable, customer-accepted forms of products for animal and human consumption.

Gelteq’s technology does not block taste receptors from working beyond consumption, which is hugely beneficial compared to alternatives developed by competitors which work on blunting receptors to mask taste. Our gel delivery system allows for the masking of taste by a method of encasing the nutrients and minimizing their release on certain taste receptor areas, which allows consumers to continue to taste their next mouthful unaffected by the masking product. In contrast, many taste masking products block out a taste reception for several hours which can change the user’s taste during the following meals and can have a negative impact on future consumption of the masking products.

Variety of textures — differing viscosities

Our gelification process is able to be customized across different textures. This allows us to work with clients across many different sectors including, but not limited to animals, children, seniors, or athletes.

The usefulness of our ability to control viscosities can be seen in helping conditions like dysphagia (the medical term given to difficulty swallowing) which will be discussed in more detail below.

Set dosage

While tablets or capsules do provide set dosages, many liquids require user preparation. This can lead to a high probability of user error, either under- or overdosing. Having a clear and defined dose in our gel dosage allows for accuracy and efficiency for the end users. This can also enhance compliance with the required dosage by users given the ease of use which does not require syringes or measuring cups to get the right dosage.

Pet Market Insights

Supplements for Pets

In terms of value, the companion pets segment dominated the market with a revenue share of over 45.0% in 20208. Companion pets are the most popular pets in the world, with an incredibly high adoption rate. According to the American Pet Products Association’s 2019-2020 National Pet Owners Survey, approximately 63.4 million households in the United States own a dog, with owners spending an average of approximately USD$58 per year on dog vitamins.

For instance, vitamins and supplements may be given to around one-third of companion pets and cats in the U.S. According to a 2006 study published in the Journal of the American Veterinary Medical Association, the most prevalent are multivitamins, supplements to assist arthritic joints, and fatty acids to minimize shedding and increase a coat’s gloss. Probiotics can be given to pets to help with gastrointestinal issues and antioxidants can be given to fight the consequences of aging, such as cognitive deterioration.

COVID-19 has clearly raised awareness of the necessity of supporting immune health in a proactive manner. According to a survey reported on by the Kerry Group plc9 more than a quarter of dog and cat owners in the U.S. are concerned about their pets’ health as a result of COVID-19. Furthermore, approximately 69% of these concerned pet owners have explored using immune-strengthening supplements in their pet’s diet.

Pet Humanization

Globally, pet humanization has received a lot of attention in mainstream media over the recent past. The shift from pet ownership to pet parenting has been a very crucial and defining trend in the pet food market, more so in the developed countries. Over one-third of the households in the developed countries own a pet.10 According to the American Pet Products Association’s 2019-2020 National Pet Owners Survey, it revealed that more than 85 million households in the United States had one or more pets, the majority of them being companion pets. Thus, increasing pet humanization is anticipated to drive the pet food industry.

As a part of this pet humanization trend, pets are considered a part of the family. The growing bond between pet owners and their pets correlates with consumers’ willingness to spend more on pet food. Consumers are now becoming aware of their pet’s health and are buying pet food rich in nutritional value for the betterment of their companion pets. Nowadays, pet owners are not just looking for basic food products but also for pet consumables that are locally produced and natural or have specific health benefits.11

Additionally, the pet humanization trend has led to increased health consciousness and has generated demands for pet food free from sugar, grain, dye, and other chemical additives. Hence, with the emerging pet humanization and premiumization trends, the pet food demand is expected to grow further in the coming years.12

Companion Pet Health

Within the pet nutrition industry, pet supplements are often overshadowed by the excitement and innovation taking place in the pet food and treat categories.13 However, 2020 revealed a seismic shift and a burgeoning opportunity for pet supplement manufacturers.14

Unsurprisingly, new product development (“NPD”) within the North American pet nutrition market dropped by 28% in 2020 versus the prior three-year average, according to Innova,15 likely due to challenges from COVID-19. However, one rising development was pet supplements, which showed a staggering of approximately 116% growth from 2019 to 2020, with more than 150 NPD activities within the North American marketplace.

____________

8        See Grand View Research (2022) Companion Animal Medicine Market Report

9        See Kerry (2022). Pet Wellness and Nutrition

10      See American Pet Products Association’s 2019-2020 National Pet Owners Survey.

11      See Pet Food Market – Growth, Trends, COVID-19 Impact, and Forecasts (2021 – 2026).

12      See Pet Food Market – Growth, Trends, COVID-19 Impact, and Forecasts (2021 – 2026)

13      See Kerry (2022). Pet Wellness and Nutrition

14      Ibid.

15      Ibid.

The billion-dollar pet supplement business in North America has historically been driven by joint health as well as skin and coat health, with a steady transition from brick-and-mortar purchases to online sales. However, COVID-19 disrupted trends in the pet product category, leading to a steep rise in immune system and digestive health products for pets and a dramatic shift to online purchasing.

Immune support is in-demand

COVID-19 undoubtedly has accelerated awareness of the importance of proactively supporting immune health. A survey of U.S. dog and cat owners conducted by Kerry found that more than a quarter report feeling more concerned about their pet’s health as a result of COVID-19, and approximately 69% of these concerned consumers have considered adding immune strength-supporting products to their pet’s diet. For consumers who have already taken steps to improve pet immunity through nutrition, approximately 38% turned to supplements. Pet supplement manufacturers were aware of this consumer trend as there were approximately 236% more immune health claims amongst pet supplement NPD in 2020 versus 2019.

Notable immune health pet supplement trends in 2020 include novel ingredients like cannabidiol (commonly referred to as CBD oil), hemp oil, krill oil and silver.16 Appealing product forms such as nutrition bars and meal toppers and natural flavors such as peanut butter and banana can help solve palatability and pet acceptance challenges with administering supplements. As the pet supplement category continues to grow and new ingredients are introduced to the market, brands may see consumers seeking more specific ingredient claims or pet supplements with the branded immune health ingredients they already know and trust in their own food and beverages.

Digestive health takes hold

Digestive health pet supplement claims rose by approximately 173% in 2020 compared to 2019.17 Probiotics are the go-to pet health ingredient to support pet digestive health as they are generally understood and accepted by consumers in their own food and beverage.18 When asked about the functional pet ingredient attributes that matter most to U.S. pet owners regarding keeping pets healthy in the wake of COVID-19, probiotics ranked second, just behind immunity ingredients, further signaling their perceived link to pet health. Bacillus in particular have seen the most significant growth within this product category, with Innova reporting an approximate 41% compound annual growth rate (“CAGR”) from 2016 to 2019.19

As the humanization of pets continues to drive growth of the pet food, treat and supplement market, consumers are opting for the ingredients they know and trust in their own diets. Mintel recently reported that approximately 59% consumers are skeptical of health claims made on pet nutrition products.20 This can create an opportunity for pet supplement manufacturers to leverage branded digestive health ingredients, which provide consumers with a clear point of reference when browsing shelves and helps to deliver on transparency and build trust.21

Human Market Insights

Gels directly combat the problems associated with Dysphagia

Dysphagia, the medical term given to difficulty swallowing, can occur anatomically as oral dysphagia (in the mouth), pharyngeal dysphagia (in the pharynx itself), or cricopharyngeal dysphagia (at the far end of the pharynx entering the esophagus).

Oral dysphagia can be caused by paralysis of the jaw, tongue paralysis, dental disease, swelling or wasting away of the chewing muscles, or by an inability to open the mouth. Animals with oral dysphagia often eat in an altered way, such as tilting the head to one side or throwing the head backward while eating. Dysphagia can occur in humans for many reasons,

____________

16      Ibid.

17      Ibid.

18      Ibid.

19      Ibid.

20      Ibid.

21      Ibid.

most notably an underlying medical condition, post serious health event (for example, stroke) or can occur through the aging process through lost muscle tone. This is normally treated by adjusting the food and fluid textures depending on the level of swallowing difficulty and choking risk. Gelteq is currently focused on providing solutions to those suffering from dysphagia, with dogs being our first foray within animal health, followed later by humans.

As we continue to expand our gel solutions with dysphagia capabilities, Gelteq engaged with Monash University’s Medicines Manufacturing Innovation Centre (“MMIC”) to validate our technology for use in humans with dysphagia. The validation centered around analyzing our gel solution’s structure and functionality against the dysphagia standards, determining its suitability for use by humans with dysphagia. A white paper report was prepared at our request by MMIC in November 2021, which outlines MMIC’s assessment and expert opinion and concludes that “products manufactured with the Gelteq Delivery System can be designed to be homogeneous and have fluidity and texture directly useful in the management of dysphagia and swallowing difficulty as well as for the management of strong or unpleasant taste. The carrying capacity of the gel makes it suitable for the formulation of high payload products such as foods and nutrients for easy swallowing and portion management. The capacity of the gel is also useful for the management of appropriate pharmaceutical products either alone or as part of a combination treatment, polypharmacy, or co-administration of supplements, absorption aids, or other orally administered components.”22

Nutraceuticals and Personalized Nutrition

Nutraceuticals are any substance that is a food or part of a food which provides medicinal or health benefits, including the prevention and treatment of disease. Nutraceuticals may be used to improve health, delay the aging process, prevent chronic diseases, increase life expectancy, or support the structure or function of the body.23 In recent years, nutraceuticals have received considerable interest due to potential nutritional, safety and therapeutic effects.24 Consumers are looking to fulfill nutrient and energy needs due to hectic work schedules. According to two of Grand View Research reports, all of this is driving an increase in spending on nutraceuticals. Nutraceuticals are expected to grow from approximately USD$140 billion in 2020 to USD$270 billion by 2028.

We plan to expand globally with our nutraceuticals & sports business partners who use Gelteq’s patent pending gel-based methods for delivery of multiple-health ingredients to develop gel pack dosage forms formulated with their ingredients.

As an example of a new license partner in the nutraceutical space, on July 1, 2021, we entered the U.S. market with a signed agreement of 500,000 units, with a Nevada based company, Healthy Extracts Inc. (OTCQB: HYEX) (“Healthy Extracts”), a leading innovator of clinically proven plant based products for heart and brain health. Gelteq formulated and created a new gel product for Healthy Extracts, which we expect to be distributed across the U.S. and Canada before the end of 2022.

Sports

Compared with the general population, athletes are more likely to take ergogenic aids, which are dietary supplements marketed as enhancing endurance and/or strength, boosting exercise efficiency, increasing exercise tolerance, and attaining exercise goals more swiftly.25 Athletes, in particular elite athletes, use these supplements to prepare for exercise, help with recovery, and decrease chances of injury.

Athletes who want to ingest these supplements quickly and effortlessly, without bulking up on excess water, would benefit from a gel based delivery system.

Popular sports supplements which we are able to incorporate into our gel based delivery system include:

Beta-hydroxy-beta-methylbutyrate (HMB)

HMB is purported to help stressed and damaged skeletal muscle cells re-establish function and structure, although clinical trials have yielded conflicting results about its efficacy. Nevertheless, HMB could hasten recovery from an exercise that is intense enough to damage muscle cells, such as a pulled hamstring or a torn rotator cuff.

____________

22      See Medicines Manufacturing Innovation Centre (2021), Delivery systems assisting the management of dysphagia, phagophobia, and swallowing aversion.

23      See “New concepts in nutraceuticals as alternative for pharmaceuticals” by Nasri H, Baradaran A, Shirzad H, Rafieian-Kopaei M in Int J Prev Med. 2014 December 5.

24      See Grand View Research, Sep. 2021 Industry Analysis Pet Supplements Market; Grand View Research, Jan 2021 Industry analysis Veterinary Medicine Market

25      See “10-supplements-for-improved-athletic% performance” by Naveed Saleh. 2020 October 6

Betaine

This nutrient is found in beets, spinach, and whole-grain bread. Taken as a supplement, betaine is believed to boost creatine production, cellular water retention, and/or blood nitric-acid levels. Studies of bodybuilders and cyclists suggested that betaine may yield modest benefits for strength- and power-based performance, although evidence data from clinical trials are mixed.

Branched-chain amino acids

The three branched-chain amino acids are leucine, isoleucine, and valine. Unlike other essential amino acids, these can be metabolized by mitochondria in skeletal muscle to yield energy for exercise. A small number of short-term clinical trials indicated that branched-chain amino acids might result in gains in muscle mass and strength during training.

Caffeine

This stimulant blocks activity of the sedative-like neuromodulator adenosine and decreases pain and perceived exertion. Clinical trials consistently support that when taken before physical activity, caffeine can improve performance, particularly in endurance activities, such as running, as well as in intermittent, long-duration activities like soccer.

Creatine

This supplement supplies muscles with energy for short, anaerobic bursts (for example., sprinting). A number of clinical trials support its benefit for high-intensity, intermittent activity, although these effects may vary by individual. Creatine has been shown in clinical trials to increase strength, work, and power for maximal-effort muscle contractions. Over time, it may aid athletes in adapting to training regimens. However, creatine’s benefits are negligible for endurance sports.

Glutamine

This amino acid contributes nitrogen to various biochemical reactions and is a key player in metabolism and energy production. Limited research has indicated that it may enhance recovery and/or muscle strength and decrease soreness post-exercise.

Iron

Iron boosts uptake of oxygen, lowers lactate levels during exercise, and decreases heart rate. Although clinical trials have shown mixed results, some evidence indicates that this essential mineral improves work capacity when correcting for anemia. However, it remains to be elucidated whether iron is ergogenic in people with milder anemia.

Protein

Protein provides essential amino acids to build, maintain, and repair muscle tissue. Based on a wide range of clinical data, protein enhances muscle training response during exercise and recovery. Many athletes take protein post-exercise, which is when it optimally reduces muscle protein breakdown, builds muscle, and enhances muscle oxygen use.

We can market our gel based products to companies who are looking to innovate in the sports nutrition space, offering them a distinctive advantage they can use against their competitors.

Oral drug delivery and diagnostics

The oral drug delivery market remains a huge part of the pharmaceutical industry. According to Data Bridge Market Research, the human oral drug delivery and diagnostics market is currently estimated at approximately USD$769 billion and, with a CAGR of approximately 6.9%, it is expected to grow to approximately USD$1,227 billion by 2027.

However, given its huge size, there has been relatively little innovation in how oral drugs are delivered, compared with the pace of innovation in other areas of health care. Liquid medicines date back to at least 4,000 B.C. the use of pills to deliver medication can be traced to ancient Egypt to around 1,500 B.C. and the gelatin capsule was invented in around 1847.26 However, since then, innovation has been relatively modest.

____________

26      See ““The Colorful History of Pills Can Fill Many a Tablet”. Los Angeles Times. Archived from the original on 19 September 2015”

As discussed in the next section, we believe that in our future collaborations with pharmaceutical companies, there may be potential patent life cycle management opportunities for difficult-to-deliver drugs and their new and improved dosage forms that can utilize our gel based delivery system.

Applications & Use Cases

Gelteq’s gel solution has numerous prospective applications across animal health, nutraceutical, pharmaceutical, over-the-counter healthcare and sport markets.

•        Animal Health — Our gel formulations offer a potential solution for pets who have significant difficulties in swallowing pills, or simply as an alternative delivery vehicle to pills which can be a challenge to administer to any pet.

•        Nutraceuticals — We have developed various formulations that have the potential to enable the delivery of a large variety of macro or micronutrients for humans or animals, together with a large variety of nutraceutical ingredients.

•        Pharmaceutical — Our gel delivery system has the potential to enable the delivery of pharmaceutical and medicinal ingredients, solving unmet pharmaceutical consumption issues around swallowing, taste, dosage and efficacy.

•        Healthcare — The gel delivery system provides potential for effective, targeted, and flexible solutions within specialty healthcare areas, with core gel components such as viscosity, dose and release timing able to be tailored to service specific OTC drug requirements.

•        Sport Markets — Our gel delivery system provides potential to deliver key nutrients and minerals for improved sports performance, through our efficient and easy to consume gel delivery vehicle, which does not require additional water intake to gain the full benefit.

•        Potential Patent Life Cycle management opportunities for difficult-to-deliver Drugs — We are seeking to file new patent applications based on improved combinations with custom-tailored versions of our drug delivery system to protect new dosage forms that we expect may arise. In addition to the pharmaceutical use case above, modified new versions of our gel-based delivery system that we seek to develop may allow drug companies to extend the patent life of their drugs by applying for a new patent insofar as new dosage forms were independently patentable. Such resulting downstream patent applications to advantageous combinations could extend a drug product’s patent life cycle with a new dosage form for the drug. This possibility can be extremely valuable for drug companies when they are near the loss of patent protection. It is estimated drugs with a total value of approximately USD$198 billion will have patents expire between 2019 and 2024 which we believe presents potential development opportunities for new improved delivery systems for which we believe patent protection may be available.

Research and Development

Our gel formulation has been formulated following extensive research into delivery methods across the pharmaceutical, over-the-counter healthcare, nutraceutical, sport and animal health markets, resulting in an oral delivery system that has the potential to serve a wide range of applications and consumers. Our research and development is conducted by our team of internal scientists and dietitians consist of five personnel as of June 30, 2022, together with additional validation of our gel technology undertaken by MMIC to both verify and test our scientific methodologies. MMIC is one of the world’s leading drug discovery and global health research institutes in Australia which analyzes each product created and, after conducting their lab-based tests, delivers reports on our product suite. Our gel delivery technology is food-based and is able to be used across food and medicine sectors for both humans and animals.

We are currently focused on further validating the gel technology and its capabilities within the veterinary space. We also aim to conduct clinical trials on an animal-based medication for the treatment of a chronic health condition. As part of our clinical development, we will also be conducting several animal and human trials to ensure we meet all compliance and registration requirements with the FDA on the Abbreviated New Animal Drug Application process (which is the animal equivalent pathway to the human drugs 505(b)(2) pathway).

Our next foray will be validating the gel technology for humans within the pharmaceutical space. Over the next 12-18 months we will be working with a multitude of pharmaceutical APIs that are available in different chemical structures. We will undertake a large amount of sampling and conduct lab-based tests to validate and test each of those products. Some examples of the tests that we will use are as follows:

•        Release profile of active ingredient;

•        Release times/comparisons;

•        Drug load — max load;

•        Extraction time frame;

•        Viscosity level/viscosity ranges — in centipoise;

•        Stability data;

•        Bioequivalence study;

•        Safety data; and

•        PK tests.

These attributes will provide us with a suite of pharmaceutical products, showcasing the flexibility of our gel delivery technology.

With one of these off-patent APIs we are entering into the 505(b)(2) pathway, which has the potential to allow us to add a prescription product to our product portfolio that uses our gel base. This pathway will take an estimated 12 to 15 months, including lab-based testing and a series of clinical trials which are required to complete this process. As a part of our clinical development, animal and human clinical trials will be conducted. The estimated completion time is around May 2023, with clinical trials estimated to commence in February 2023 in Melbourne, Australia. We have completed dissolution studies as part of the pre-clinical phase and are now in the process of designing the two clinical trials — initially one for animals followed by a human trial, both to showcase bioequivalence of this dosage form and its safety. Concurrently, shelf-life stability testing will be run by an FDA registered and inspected facility.

Material Contracts

There are a number of material contracts that are critical to the business, and initially these can be broken down by manufacturing, regulatory and sales.

Manufacturing Contracts

On August 7, 2021, we and Labixiaoxin (Fujian) Foods Industrial Co., Ltd. (“LaBi”), a large-scale Chinese gel manufacturer, entered into an Entrusted Processing Contract (the “LaBi Manufacturing Agreement”). LaBi provides Gelteq with a manufacturing solution for customers that require an ASEAN manufacturer and a lower cost base. LaBi maintains one of the largest snack food market shares in the People’s Republic of China, with particular strength coming from their jelly-based foods. LaBi is publicly listed on the Hong Kong Stock Exchange with nearly 1,500 employees, and manufacture more than 300 varieties of snack products which are exported to over 30 countries globally. The LaBi Manufacturing Agreement provides that upon us placing an order with LaBi, LaBi shall receive from us the sum of 70% of the total order amount after LaBi accepts such order and we agree to a proposed delivery date by LaBi. The remaining 30% shall be payable to LaBi before delivery of the order. The term of the agreement began on August 1, 2021 and will end on July 31, 2023, the agreement will continue on a month-to-month basis until we and LaBi enter into a new agreement. The LaBi Manufacturing Agreement is terminable if either we or LaBi (i) violate the confidentiality clause of the agreement, (ii) engage in a serious breach of contract, (iii) enters into a bankruptcy or merger procedure or (iv) lose the ability to perform the contract due to deterioration of financial or business conditions. In connection with the LaBi Manufacturing Agreement, we and LaBi entered into a license agreement, dated August 24, 2021, whereby we agreed to license certain intellectual property rights to LaBi, solely for the purpose of executing our manufacturing orders.

On January 31, 2022, we and Wasatch Product Development LLC (“Wasatch”), a large-scale U.S based gel manufacturer, entered into a Contract Manufacturing Agreement (the “Wasatch Manufacturing Agreement”). Wasatch is responsible for manufacturing and conducting all steps of production and quality control for our nutraceutical and OTC products in North America. Wasatch is a full service, turn-key contract manufacturer specializing in high-end personal care, cosmetic, dental care, OTC, dietary supplement, and food products in bottles, tubes and flexible packaging. Wasatch is wholly owned by a global dietary supplements company which is listed on the NYSE. Wasatch employs over 500 employees and has over 250,000 square feet of manufacturing and warehouse space. Wasatch also runs state-of-the-art clean rooms, batching equipment, packaging lines, and post-fill treatments to provide unprecedented process control and product quality. Wasatch is an FDA registered OTC Manufacturer, cGMP, Medical Device Facility, Cosmetic Manufacturer, Food Facility and ISO 22716 certified. Wasatch is responsible for manufacturing and conducting all steps for production and quality controls of any of our nutraceutical and OTC products in North America. The Wasatch Manufacturing Agreement provides that, upon us placing a purchase order with Wasatch, we shall pay a per unit fee as set forth in the agreement. For each purchase order, Wasatch shall also present Gelteq an invoice for one-half of the total purchase order amount as a non-refundable deposit. The term of the Wasatch Manufacturing agreement began on January 31, 2021 for a period of two years. Unless we or Wasatch provides the other party 180 day written notice to terminate the agreement, at the end of the term, the Wasatch Manufacturing Agreement will automatically renew for a period of one year. The Wasatch Manufacturing Agreement is terminable if either we or Wasatch (i) provides the other party 3 months written notice to terminate or (ii) commits serious or persistent breaches of any provisions of the agreement.

Regulatory Contracts

On December 5, 2019, we, under our former name MyHypho Pty Ltd, entered into a Master Research Services Agreement (the “Monash MRSA”) with Monash University’s Medicines Manufacturing Innovation Center (“MMIC”). MMIC is responsible for testing and validating — sampling, trials and lab tests our product formulations and will assist the business in performing bioequivalence and clinical studies to obtain the relevant formal approvals. In the Monash MRSA, we may engage MMIC to provide research services as described in a statement of work, and MMIC shall receive a yearly fixed-fee, pro-rated as necessary, for each research officer assigned full-time to a statement of work. On May 15, 2021, we and MMIC entered into a Variation Agreement which further extended the term of the Monash MRSA until January 31, 2023 and modified the services rate for research officers.

On November 1, 2021, we and Adjutor Healthcare Pty Ltd (“Adjutor”), a leading regulatory affairs consulting company, entered into a Master Services Agreement (the “Adjutor MSA”), to work toward obtaining all regulatory approvals necessary for the commercialization of our drug based gel product. Adjutor will manage all regulatory activities necessary, including conducting the legal and regulatory review process and carrying out the regulatory filings to obtain marketing approval in the United States. The Adjutor MSA provides that we may retain Adjutor to provide consulting services to be described in a statement of work. The term of the Adjutor MSA commenced on November 1, 2021 and will continue until terminated by either party under the provisions of the agreement. We may terminate the Adjutor MSA, or any statement of work entered under it, by providing 30 days written notice to Adjutor. Further, we or Adjutor may terminate the Adjutor MSA, by written notice to the other party, at anytime (i) the other party commits a breach of the Adjutor MSA and fails to remedy that breach within 10 business days of receiving a notice specifying that breach, (ii) the other party becomes insolvent or (iii) continued association with the other party is reasonably deemed likely to result in reputation damage.

Sales Contracts

On September 6, 2021, we and Sosna & Co, Inc. (“Sosna”), an outsourced development company with offices in New York, Toronto, Montreal and Calgary, entered a Consulting Agreement (the “Sosna Consulting Agreement”). Sosna has been engaged to represent us across North America for pharmaceutical projects. Sosna will utilize their existing networks to sign up a series of pharma projects for us and also launch nutraceutical partnerships for us. Sosna is a team of life sciences experts with more than 42 years of experience creating strategic partnerships. Sosna’s industry connections provide insight on trends and allow them to strategically leverage information on behalf of our clients. Sosna’s specialist sales consultants in the pharmaceutical and nutraceutical industries work in life sciences sales and distribution across North America. Sosna has been responsible for generating over USD$250M of pharma deals over the past 3 years. The Sosna Consulting Agreement provides that we shall pay Sosna a monthly fee of (i) USD$8,500 per month and (ii) 5% of the aggregate deal value from any secured new business transactions, subject to a maximum success fee of USD$1,000,000. The Sosna Consulting Contract continues on a month-to-month basis from September 6, 2022 unless terminated by 30 days written notice by either us or Sosna.

Customer Contracts

We have entered into separate licensing agreements with seven licensees who are the first to perform a sales trial and sell the products to their respective customers and chosen markets. Each licensing agreement comes with a corresponding order, and to date, we have over one million units ordered as part of these deals. We believe this pipeline will generate a further revenue which would improve our financial posture. We have already delivered part of this pipeline, receiving revenue during the financial year ended June 30, 2022. The orders (license agreements) are for a range of gel products across the sport and nutraceutical verticals, and are a combination of our existing white label products, along with newly developed private label products. Agreements and orders have also been placed from multiple countries; most notably Australia, the People’s Republic of China, and the United States. No regulatory approvals are believed to be required on any of these orders as all have been classified as food-based products with no medical claims being made.

Consulting Contract

On March 24, 2022, we and Ocean Street Partners, Inc. (“OSP”) entered into a consulting contract (the “OSP Consulting Contract”) with, to which OSP agreed to advise us in connection with the initial public offering in return for (i) a monthly retainer of AUD$20,833 (USD$15,000) conditioned upon the closing of the initial public offering by September 30, 2022 to be paid upon the closing of the initial public offering, (ii) a fixed cash payment of AUD$114,583 (USD$82,500) to be paid upon the closing of the Pre-IPO raising if the Pre-IPO raising occurs by March 31, 2022 and (iii) an additional fixed cash payment of AUD$253,472 (USD$182,500) to be paid at the closing of the initial public offering if the initial public offering occurs by September 30, 2022. OSP will also receive as compensation 143,360 Ordinary Shares which are expected to have a value at issuance of AUD$5.86 (which is the value per share pre-share split that occurred in February 2022, or a value of AUD$5.34 a share on a post-share split fully diluted basis) that will be retained only if the initial public offering occurs by September 30, 2022 and otherwise will be forfeited to us. The above milestone to receive payment was not achieved and hence the contract was terminated as of October 4, 2022. As part of the termination, a USD$100,000 payment and 20,000 shares with an issue price of USD$5 each, will be provided conditional upon a successful public listing by the Company by March 31, 2023 for the consulting work done up to the termination date.

Intellectual Property

We have prepared and applied for patents which relate to a diagnostic gel product comprising glucose, and certain multiple-health ingredient gel dosage forms. Our first patent family is comprised of granted U.S. patent 10,983,132 which is for an oral glucose tolerance test gel and testing method for diabetes diagnostics, and pending patent applications in the following additional countries or jurisdictions through December 31, 2022: Australia, Canada, the European Patent Office, India, the People’s Republic of China and Qatar. U.S. patent 10,983,132 includes composition of matter and method claims, and has an expected expiration date of March 2037. We are seeking to protect products that employ our gel technology in our second patent family which is directed to certain multiple-health ingredient gel dosage forms which utilize a gel formulation that features agarose and alginate that in certain ratios and pH ranges form gels of specific firmness to deliver two or more health ingredients (including medicines) in a single dosage form. This second patent family is comprised of patent applications that remain pending in the following countries through December 31, 2022: Australia, Brazil, Canada, the Eurasian Patent Organization, the European Patent Office, Israel, India, Japan, South Korea, Mexico, the People’s Republic of China, Saudi Arabia, the United Arab Emirates, the United States, and South Africa. Patent family 2 and future families 3 and 4 (which are in preparation) are also expected to include both composition of matter and use claims. Our vision is to change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms.

As of December 31, 2022 we have pending trademark registrations for “Gelteq” in Australia, the United States and several other countries and registered trademarks for “Gelteq” in Japan, the People’s Republic of China, South Korea, Thailand, the United Kingdom and several other countries. We also have a registered trademark for the Gelteq logo and “Pet Gels” logo in the United Kingdom, which we expect will both be submitted for approval as registered trademarks in the countries where we have pending and registered trademarks for “Gelteq” referred to in the immediately preceding sentence. We also have pending trademark registrations for a stylized logo of “SportsGel” in Australia, the United States and several other countries.

We continue to work on preparing additional patent applications. Our third and fourth patent families have been lodged as provisional patents in the United Kingdom in August 2022 and December 2022, respectively. We expect to file our fifth and sixth patent families in the first quarter of 2023 to further protect the varying Active Pharmaceutical

Ingredients (APIs) that our gel delivery platform can hold. We anticipate to further increase our intellectual property portfolio as we continue to attain U.S. Food and Drug Administration (FDA) approvals for our gel-based drug dosage forms through the 505(b)(2) pathway.

We will continue to seek to protect our intellectual property through a combination of patents, trademarks, trade secrets, non-disclosure and confidentiality agreements, assignments of invention and other contractual arrangements with our employees, consultants, partners, manufacturers, customers and others. We believe these efforts have the potential to protect various proprietary applications of our gel delivery system from imitation.

Competition

A number of companies in the pharmaceutical market which have novel and innovative drug delivery systems in the pipeline such as transdermal patches, oral films, injection, and chewing gum. Among these companies are Oramed Pharmaceuticals, Inc. (NASDAQ: ORMP), IntelGenx Technologies Corp. (OTCMKTS: IGXT), BioDelivery Sciences International Inc. (NASDAQ: BDSI), Lexaria Bioscience Corp. (NASDAQ: LEXX), Taro Pharmaceuticals Industries Ltd. (NYSE: TARO), Catalent Inc. (NYSE: CTLT), Insulet Corporation (NASDAQ: CTLT), Nutriband Inc. (NASDAQ: NTRB), Virpax Pharmaceuticals Inc. (NASDAQ: VRPX) and Hempfusion Wellness Inc. (TSE: CBD.U). Despite the number of competitors, our gel delivery system is unique within the pharmaceutical space, we are not aware of any companies currently offering drug delivery in a similar gel base as at the date of this prospectus. For our products to receive FDA approval, we will have to demonstrate its efficacy, safety and ease of use provides an attractive alternative to existing delivery mediums, some of which are widely recognized and accepted by physicians and patients. Many of the competitors within the pharmaceutical market have substantially greater financial, technical and human resources than we do. We rely on our intellectual property and the strong partnerships we have with manufacturers and suppliers, to develop and provide superior products that use our gel delivery technology and patent pending multiple-health ingredient gel dosage forms.

The oral drug industry is subject to heavy competition and a rising demand for innovative oral solutions beyond traditional methods such as pills, syrups, capsules, drops, powders and gummies. Our ability to compete is based on a variety of factors, including product efficacy, bioequivalence, safety, patient compliance and ease of use.

Marketing and Sales

Our core marketing strategy is centered around signing up new license partners and distributors. We will actively be searching for new license partners and distributors across different verticals where there is an opportunity to either white label an existing Gelteq formulation, or to create a bespoke private label gel product for a particular market.

We have identified license partners and distributors as the quickest and most lucrative path to commercialization. All licensees already have existing clients with a pre-existing brand presence. By launching a new gel product into an already existing ecosystem, we believe the adoption rate will be higher and faster than creating our own products and launching them into a new market.

To grow our sales, we will use internal sales staff to identify, sell and promote our product to potential licensees. Initially, we may set up sales offices and representation in territories with potential interest in our products, such as the United States, Canada, the People’s Republic of China, Hong Kong, Australia, New Zealand, Malaysia or the United Kingdom.

We also plan to further utilize specialist sales consultants in the pharmaceutical and nutraceutical industries to act as referral partners and ongoing business development advisors. They will utilize their existing networks to sign up a series of pharma projects and also launch nutraceutical partnerships. An example of this can be highlighted by our partnership with Sosna. They are responsible for generating over USD$250M of pharma deals over the past 6 years and they are now engaged to represent Gelteq across North America for pharmaceutical projects.

A license partner or distributor could have multiple gel products, and thus, in effect, it could become a client for multiple products. We have examples of existing clients who have created multiple gel products with Gelteq, creating a higher overall total transaction value with the client, meaning total fair market value of the transactions with the client.

In addition to the above marketing methods, expects to continue to be present at many conferences, trade shows and summits as it will use these public forums as the foundation to meet with potential new license partners and distributors.

Manufacturing

We rely on and expect to continue to rely on third-party contract manufacturing organizations, or CMOs, for the supply of current good manufacturing practice-grade, or cGMP-grade, clinical trial materials and commercial quantities of our product candidates and products, if approved. We currently do not have any agreements for the commercial production of raw materials we use. We believe that the manufacturing process for the raw materials we purchase can be transferred to a number of other CMOs for the production of clinical and commercial supplies of our product candidates in the ordinary course of business.

At present, Gelteq products are manufactured by two production facilities: a production facility located in Draper, Utah, that is owned by a US-based comprehensive product development laboratory company, and a factory owned by a Chinese-based food industry company located in Quanzhou, the People’s Republic of China.

The US-based comprehensive product development laboratory company employs over 500 employees working on 19 production lines in two facilities with over 250,000 square feet of manufacturing and warehouse space. This company’s state-of-the-art clean rooms, batching equipment, packaging lines, and post-fill treatments provide unprecedented process control and product quality.

The Chinese-based food industry company maintains the second largest snack food market share in the People’s Republic of China, with particular strength coming from their jelly-based foods. Listed on the Hong Kong Stock Exchange with nearly 1,500 employees, it manufactures more than 300 varieties of snack products which are exported to over 30 countries globally.

Quality Control

We are committed to the highest quality of products that leave our facilities. To that end, we have implemented a rigid quality control system and devote significant attention to quality control procedures at every stage of our process, including spot testing of finished products. Our entire supply processing chain, from sourcing of raw materials to the finished products, is closely monitored to ensure that all products meet the highest level of global hygienic and quality standards. We monitor our manufacturing process closely and conduct performance and reliability testing to ensure our products meet our end-user customer expectations. We spot test and inspect our raw materials to ensure compliance with quality standards. We also evaluate the quality and delivery performance of each supplier periodically and adjust quantity allocations accordingly. We also monitor in-process and outgoing stages of our processes.

We have established control points throughout the entire supply chain from ingredient sourcing to finished goods to ensure compliance with our quality program. We require our contract and owned manufacturing facilities to maintain the same quality standards as those at our facilities and pass our own quality system and ingredient safety inspections. We ensure that all of our ingredients are rigorously tested prior to being approved for use in our products. Testing certifications which confirm that the ingredient meets our specifications as to quality and safety, accompany every shipment. In addition, our food safety and quality program include strict guidelines for incoming ingredients, batching, processing, packaging and finished goods.

Quality Certifications and Accreditations

In a continuous effort to meet various international production and quality manufacturing standards, we only work with parties who have secured certifications and accreditations that prove high quality standards. We utilize high-quality manufacturing standards and apply these to our production and management processes for domestic and foreign markets. We believe that maintaining objectively verifiable quality standards fosters consumer confidence and loyalty, and maximizes customer satisfaction and recognition.

Government Regulations

Our business is subject to extensive government regulation. Regulation by governmental authorities in the United States and other jurisdictions is a significant factor in the development, manufacture and commercialization of our product candidates and in our ongoing research and development activities.

Product Approval Process in the United States

Review and approval of drugs

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. Note that health supplements, such as vitamins and nutraceuticals, are regulated by the FDA as food, not as drugs, and therefore are not subject to clinical trials and other investigations.

The Federal Food, Drug, and Cosmetic Act (FDCA) and other federal and state statutes and implementing regulations govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of products. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval may subject an applicant to a variety of administrative or judicial sanctions and enforcement actions brought by the FDA, the Department of Justice or other governmental entities. Possible sanctions may include the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties and other federal and state statutes and implementing regulations govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of products. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval may subject an applicant to a variety of administrative or judicial sanctions and enforcement actions brought by the FDA, the Department of Justice or other governmental entities. Possible sanctions may include the FDA’s refusal to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties.

FDA approval of a new drug application is required before any new unapproved drug or dosage form can be marketed in the United States. Section 505 of the FDCA describes three types of new drug applications: (1) an application that contains full reports of investigations of safety and effectiveness (section 505(b)(1)); (2) an application that contains full reports of investigations of safety and effectiveness but where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference (section 505(b)(2)); and (3) an application that contains information to show that the proposed product is identical in active ingredient, dosage form, strength, route of administration, labeling, quality, performance characteristics, and intended use, among other things, to a previously approved product (section 505(j)). Section 505(b)(1) and 505(b)(2) new drug applications are referred to as NDAs, and section 505(j) applications are referred to as ANDAs.

In general, the process required by the FDA prior to marketing and distributing a new drug, as opposed to a generic drug subject to section 505(j), in the United States usually involves the following:

•        completion of pre-clinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s good laboratory practices, or GLP, requirements or other applicable regulations;

•        submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials in the United States may begin;

•        approval by an independent institutional review board, or IRB, at each clinical site before each trial may be initiated;

•        performance of adequate and well-controlled human clinical trials in accordance with good clinical practice, or GCP, requirements to establish the safety and efficacy of the proposed drug for its intended use;

•        preparation and submission to the FDA of an NDA;

•        satisfactory completion of an FDA advisory committee review, if applicable;

•        satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product or components thereof are produced, to assess compliance with current good manufacturing practices, or cGMPs, and to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

•        satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•        payment of user fees and FDA review and approval of the NDA; and

•        compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy, or REMS, and the potential requirement to conduct post-approval studies.

Preclinical studies

Preclinical studies include laboratory evaluation or product chemistry, formulation and toxicity, as well as animal studies to assess the potential safety and efficacy of the product candidate. Pre-clinical safety tests must be conducted in compliance with the FDA regulations. The results of the preclinical studies, together with manufacturing information and analytical data, are submitted to the FDA as part of an IND which must become effective before clinical trials may commence. Long-term pre-clinical studies, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND application is submitted.

Clinical trials

Clinical trials involve the administration of an investigational product to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include, among other things, the requirement that all research subjects provide their informed consent in writing before their participation in any clinical trial. Clinical trials are conducted under written trial protocols detailing, among other things, the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND.

An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to a proposed clinical trial and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. In addition, information about certain clinical trials must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on the NIH-maintained website, www.clinicaltrials.gov.

An IRB representing each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution, and the IRB must conduct continuing review at least annually. The IRB must review and approve, among other things, the trial protocol information to be provided to trial subjects. An IRB must operate in compliance with FDA regulations. Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on the NIH-maintained website, www.clinicaltrials.gov.

Clinical trials are typically conducted in three sequential phases, which may overlap or be combined:

•        Phase I: The drug is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness and to determine optimal dosage.

•        Phase II: The drug is administered to a limited patient population to identify possible short-term adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

•        Phase III: The drug is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product.

In most cases of an ANDA, the proposed generic drug must be shown to be bioequivalent to the reference listed drug (RLD, or reference product) and in other cases, the bioequivalent study is being conducted in in-vitro and not in clinical trials. The FDCA provides that a generic drug is bioequivalent to the listed drug if: the rate and extent of absorption of the drug do not show a significant difference from the rate and extent of absorption of the listed drug when administered at the same molar dose of the therapeutic ingredient under similar experimental conditions in either a single dose or multiple doses. During bioequivalence studies, an applicant compares the systemic exposure profile of a test drug product to that of the RLD on the target population at the same regimen and exposure period as the RLD where the resulting efficacy outcomes are compared to demonstrate being equivalent.

Submission of an NDA to the FDA

The results of the pre-clinical studies and clinical trials, together with other detailed information, including information on the manufacture, control and composition of the product, are submitted to the FDA as part of an NDA requesting approval to market the product candidate for a proposed indication. Under the Prescription Drug User Fee Act, as amended, applicants are required to pay fees to the FDA for reviewing an NDA. These user fees, as well as the annual fees required for commercial manufacturing establishments and for approved products, can be substantial. The NDA review fee alone can exceed USD$2 million, subject to certain limited deferrals, waivers and reductions that may be available.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information and is subject to payment of additional user fees. The resubmitted application is also subject to review before the FDA accepts it for filing. If found complete, the FDA will accept the NDA for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review.

Under the Prescription Drug User Fee Act, the FDA has agreed to certain performance goals in the review of NDAs through a two-tiered classification system, Standard Review and Priority Review. Review. Priority Review designation is given to drugs that offer major advances in treatment, or provide a treatment where no adequate therapy exists. The FDA endeavors to review applications subject to Standard Review within approximately 10 to 12 months of receipt, whereas the FDA’s goal is to review Priority Review applications within approximately six to eight months of receipt, depending on whether the drug is a new molecular entity. The FDA, however, may not approve a drug within these established goals, and its review goals are subject to change from time to time.

Before approving an NDA, the FDA inspects the facilities at which the product is manufactured or facilities that are significantly involved in the product development and distribution process, and will not approve the product unless cGMP compliance is satisfactory. Additionally, the FDA will typically inspect one or more clinical sites to assure compliance with GCP requirements. The FDA may also refer applications for novel drug products or drug products which present difficult questions of safety or efficacy to an advisory committee for review, evaluation and recommendation as to whether the application should be approved and under what conditions.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter to indicate that the review cycle for an application is complete and that the application is not ready for approval. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. Even with submission of this additional information, the FDA may ultimately decide that an application does not satisfy the regulatory criteria for approval. If, or when, the deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

If a product is approved, the approval will impose limitations on the indicated uses for which the product may be marketed, may require that warning statements be included in the product labeling, may require that additional studies or trials be conducted following approval as a condition of the approval, may impose restrictions and conditions on product distribution, prescribing or dispensing in the form of a risk management plan, or impose other limitations. For example, as a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to ensure that the benefits of the drug outweigh the potential risks. If the FDA determines a REMS is necessary during review of the application, the drug sponsor must agree to the REMS plan at the time of approval. A REMS may be required to include various elements, such as a medication guide or patient package insert, a communication plan to educate healthcare providers of the drug’s risks, limitations on who may prescribe or dispense the drug, or other elements to assure safe use, such as special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. In addition, the REMS must include a timetable to periodically assess the strategy. The requirement for a REMS can materially affect the potential market and profitability of a drug.

Further changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented, which may require us to develop additional data or conduct additional pre-clinical studies and clinical trials. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the similar procedures in reviewing NDA supplements as it does in reviewing NDAs.

Post-Approval Requirements

Any drug products for which we receive FDA approval will be subject to continuing regulation by the FDA. Certain requirements include, among other things, record-keeping requirements, reporting of adverse experiences with the product, providing the FDA with updated safety and efficacy information on an annual basis or more frequently for specific events, product sampling and distribution requirements, complying with certain electronic records and signature requirements and complying with FDA promotion and advertising requirements. These promotion and advertising requirements include standards for direct-to-consumer advertising, prohibitions against promoting drugs for uses or patient populations that are not described in the drug’s approved labeling, known as “off-label use,” and other promotional activities, such as those considered to be false or misleading. Failure to comply with FDA requirements can have negative consequences, including the immediate discontinuation of non-complying materials, adverse publicity, enforcement letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties. Such enforcement may also lead to scrutiny and enforcement by other government and regulatory bodies.

Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not encourage, market or promote such off-label uses. As a result, “off-label promotion” has formed the basis for litigation under the Federal False Claims Act, violations of which are subject to significant civil fines and penalties. In addition, manufacturers of prescription products are required to disclose annually to the Center for Medicaid and Medicare any payments made to physicians in the United States under the Sunshine Act of 2012. These payments could be in cash or kind, could be for any reason, and are required to be disclosed even if the payments are not related to the approved product. A failure to fully disclose or not report in time could lead to penalties of up to USD$1 million per year.

The manufacturing of any of our product candidates will be required to comply with applicable FDA manufacturing requirements contained in the FDA’s cGMP regulations. The FDA’s cGMP regulations require, among other things, quality control and quality assurance, as well as the corresponding maintenance of comprehensive records and documentation. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are also required to register their establishments and list any products they make with the FDA and to comply with related requirements in certain states. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. These entities are further subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance.

Discovery of problems with a product after approval may result in serious and extensive restrictions on a product, manufacturer or holder of an approved NDA, as well as lead to potential market disruptions. These restrictions may include recalls, suspension of a product until the FDA is assured that quality standards can be met, and continuing oversight of manufacturing by the FDA under a “consent decree,” which frequently includes the imposition of costs and continuing inspections over a period of many years, as well as possible withdrawal of the product from the market. In addition, changes to the manufacturing process generally require prior FDA approval before being implemented. Other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.

The FDA also may require post-marketing testing, or Phase IV testing, as well as risk minimization action plans and surveillance to monitor the effects of an approved product or place conditions on an approval that could otherwise restrict the distribution or use of our product candidates.

Once approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:

•        restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•        fines, warning letters or holds on post-approval clinical trials;

•        refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product approvals;

•        product seizure or detention, or refusal to permit the import or export of products; or

•        injunctions or the imposition of civil or criminal penalties.

Pediatric trials and exclusivity

Even when not pursuing a pediatric indication, under the Pediatric Research Equity Act of 2003, an NDA or supplement thereto must contain data that is adequate to assess the safety and effectiveness of the drug product for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. With the enactment of the Food and Drug Administration Safety and Innovation Act, or the FDASIA, in 2012, sponsors must also submit pediatric trial plans prior to the assessment data. Those plans must contain an outline of the proposed pediatric trials the applicant plans to conduct, including trial objectives and design, any deferral or waiver requests, and other information required by regulation. The applicant, the FDA, and the FDA’s internal review committee must then review the information submitted, consult with each other, and agree upon a final plan. The FDA or the applicant may request an amendment to the plan at any time.

The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. Additional requirements and procedures relating to deferral requests and requests for extension of deferrals are contained in the FDASIA.

Separately, in the event the FDA makes a written request for pediatric data relating to a drug product, an NDA sponsor who submits such data may be entitled to pediatric exclusivity. Pediatric exclusivity is another type of non-patent marketing exclusivity in the United States and, if granted, provides for the attachment of an additional six months of marketing protection to the term of any existing exclusivity.

The Hatch-Waxman Amendments

ANDA Approval Process

The Drug Price Competition and Patent Term Restoration Act of 1984 (also known as the Hatch-Waxman Amendments), established abbreviated FDA approval procedures for drugs that are shown to be equivalent to proprietary drugs previously approved by the FDA through its NDA process. Approval to market and distribute these drugs is obtained by submitting an ANDA with the FDA. An ANDA is a comprehensive submission that contains, among other things, data and information pertaining to the active pharmaceutical ingredient, drug product formulation, specifications and stability of the generic drug, as well as analytical methods, manufacturing process validation data, and quality control procedures. Premarket applications for generic drugs are termed abbreviated because they generally do not include pre-clinical and clinical data to demonstrate safety and effectiveness. Instead, a generic applicant must demonstrate that its product is bioequivalent to the innovator drug. In certain situations, an applicant may obtain ANDA approval of a generic product with a strength or dosage form that differs from a referenced innovator drug pursuant to the filing and approval of an ANDA Suitability Petition. The FDA will approve the generic product as suitable for an ANDA application if it finds that the generic product does not raise new questions of safety and effectiveness as compared to the innovator product. A product is not eligible for ANDA approval if the FDA determines that it is not bioequivalent to the referenced innovator drug, if it is intended for a different use, or if it is not subject to an approved Suitability Petition. However, such a product might be approved under an NDA, with supportive data from clinical trials.

505(b)(2) NDAs

Section 505(b)(2) was enacted as part of the Hatch-Waxman Amendment, and permits the filing of an NDA where at least some of the information required for approval comes from studies or trials not conducted by or for the applicant and for which the applicant has not obtained a right of reference. As an alternative path to FDA approval for modifications to formulations or uses of products previously approved by the FDA, an applicant may submit an NDA under Section 505(b)(2) of the FDCA. If the 505(b)(2) applicant can establish that reliance on the FDA’s previous findings of safety and effectiveness is scientifically appropriate, it may eliminate the need to conduct certain pre-clinical studies or clinical trials for the new product. The FDA may also require companies to perform additional studies or measurements, including clinical trials, to support the change from the approved branded reference drug. The FDA may then approve the new product candidate for all, or some, of the labeled indications for which the branded reference drug has been approved, as well as for any new indication sought by the 505(b)(2) applicant.

Orange Book Listing

In seeking approval for a drug through an NDA, including a 505(b)(2) NDA, applicants are required to list with the FDA certain patents whose claims cover the applicant’s product. Upon approval of an NDA, each of the patents listed in the application for the drug is then published in the FDA’s Publication of Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the “Orange Book.” Any applicant who submits an ANDA seeking approval of a generic equivalent of a drug listed in the Orange Book or a Section 505(b)(2) NDA referencing a drug listed in the Orange Book must certify to the FDA that (1) no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use, or sale of the drug product for which the application is submitted. This last certification is known as a Paragraph IV certification. The applicant may also elect to submit a “section viii” statement certifying that its proposed label does not contain (or carves out) any language regarding the patented method-of-use rather than certify to a listed method-of-use patent.

If the applicant does not challenge one or more listed patents through a Paragraph IV certification, the FDA will not approve the ANDA or Section 505(b)(2) NDA until all the listed patents claiming the referenced product have expired. Further, the FDA will also not approve, as applicable, an ANDA or Section 505(b)(2) NDA until any non-patent exclusivity, as described in greater detail below, has expired.

If the ANDA or Section 505(b)(2) NDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the owner of the referenced NDA for the previously approved product and relevant patent holders within 20 days after the ANDA or Section 505(b)(2) NDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement suit against the ANDA or Section 505(b)(2) applicant. Under the FDCA, the filing of a patent infringement lawsuit within 45 days of receipt of the notification regarding a Paragraph IV certification automatically prevents the FDA from approving the ANDA or Section 505(b)(2) NDA until the earliest to occur of 30 months beginning on the date the patent holder receives notice, expiration of the patent, settlement of the lawsuit, or until a court deems the patent unenforceable, invalid or not infringed. Even if a patent infringement claim is not brought within the 45-day period, a patent infringement claim may be brought under traditional patent law, but it does not invoke the 30-month stay.

Moreover, in cases where an ANDA or Section 505(b)(2) application containing a Paragraph IV certification is submitted after the fourth year of a previously approved drug’s five-year NCE exclusivity period, as described more fully below, and the patent holder brings suit within 45 days of notice of the Paragraph IV certification, the 30-month period is automatically extended to prevent approval of the Section 505(b)(2) application until the date that is seven and one-half years after approval of the previously approved reference product that has the five-year NCE exclusivity. The court also has the ability to shorten or lengthen either the 30 month or the seven and one-half year period if either party is found not to be reasonably cooperating in expediting the litigation.

Notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years, some pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). In addition to patent exclusivity, the holder of the NDA for the listed drug may be entitled to a period of non-patent exclusivity, during which the FDA cannot approve an ANDA or 505(b)(2) application that relies on the listed drug. For example, a pharmaceutical manufacturer may obtain five years of non-patent exclusivity upon NDA approval of a new chemical entity, or NCE, which is a drug that contains an active moiety that has not been approved by FDA in any other NDA. An ‘‘active moiety’’ is defined as the molecule or ion responsible for the drug substance’s physiological or pharmacologic action. During the five year exclusivity period, the FDA cannot accept for filing any ANDA seeking approval of a generic version of that drug or any 505(b)(2) NDA for the same active moiety and that relies on the FDA’s findings regarding that drug, except that FDA may accept an application for filing after four years if the follow-on applicant makes a paragraph IV certification.

Another form of non-patent exclusivity is clinical investigation exclusivity. A drug, including one approved under Section 505(b)(2), may obtain a three-year period of exclusivity for a particular condition of approval, or change to a marketed product, such as a new formulation for a previously approved product, if one or more new clinical trials (other than bioavailability or bioequivalence studies) was essential to the approval of the application and was conducted/sponsored by the applicant. Should this occur, the FDA would be precluded from approving any ANDA or 505(b)(2) application for the protected modification until after that three-year exclusivity period has run. However, unlike NCE exclusivity, the FDA can accept an application and begin the review process during the exclusivity period.

Patent Term Restoration and Extension

A patent claiming a new drug product may be eligible for a limited patent term extension under the Hatch-Waxman Act, or PTE, which permits an extended patent term of up to five years for the developed pharmaceutical to compensate for patent term lost during product development and the FDA regulatory review. The PTE period granted is typically one-half the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the ultimate approval date. However, the PTE cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved drug product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple drugs for which approval is sought can only be extended in connection with one of the approvals. The U.S. Patent and Trademark Office reviews and approves the PTE application in consultation with the FDA.

Review and Approval of Drug Products Outside the United States

In addition to regulations in the United States, if we target non-U.S. markets, we will be subject to a variety of foreign regulations governing manufacturing, clinical trials, commercial sales and distribution of our future product candidates. Whether or not we obtain FDA approval for a product candidate, we must obtain approval of the product by the comparable regulatory authorities of foreign countries before commencing clinical trials or marketing in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Under European Union regulatory systems, marketing authorizations may be submitted either under a centralized, decentralized or mutual recognition procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The decentralized procedure includes selecting one “reference member state,” or RMS, and submitting to more than one member state at the same time. The RMS National Competent Authority conducts a detailed review and prepares an assessment report, to which concerned member states provide comment. The mutual recognition procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states post-initial approval. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize the approval.

Pharmaceutical Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which we obtain regulatory approval. In the United States and other markets, sales of any product candidates for which we receive regulatory approval for commercial sale will depend in part on the availability of coverage and reimbursement from third-party payors. Third-party payors include government health administrative authorities, managed care providers, private health insurers and other organizations. The process for determining whether a payor will provide coverage for a drug product may be separate from the process for setting the price or reimbursement rate that the payor will pay for the drug product. Third-party payors may limit coverage to specific drug products on an approved list, or formulary, which might not include all of the FDA-approved drug products for a particular indication.

Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of VERED and TWIN, in addition to the costs required to obtain the FDA approvals. For example, VERED and TWIN may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

In March 2010, the President of the United States signed the Affordable Care Act, one of the most significant healthcare reform measures in decades. The Affordable Care Act substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the pharmaceutical industry. The comprehensive USD$940 billion dollar overhaul ultimately extended coverage to approximately 31 million previously uninsured Americans. The Affordable Care Act contained a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which impacted existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. Additionally, the Affordable Care Act: increased the minimum level of rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%; and imposed a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs” to specific federal government programs. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the Affordable Care Act. In 2017, the Tax Cuts and Jobs Act was enacted, which, among other things, removes penalties for not complying with the Affordable Care Act’s individual mandate to carry health insurance. It is uncertain the extent to which any such changes may impact our business or financial condition.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. Additionally, in January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Recently there has also been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, reform government program reimbursement methodologies. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We expect that additional state and federal healthcare initiatives will be adopted in the future, any of which could impact the coverage and reimbursement for drugs, including our product candidates, if approved.

In the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that drug products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies or trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. For example, the European Union provides options for its member states to restrict the range of drug products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. European Union member states may approve a specific price for a drug product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the drug product on the market. Other member states allow companies to fix their own prices for drug products, but monitor and control company profits. The downward pressure on health care costs in general, particularly prescription drugs, has become intense. As a result, there are increasingly high barriers to entry for new products. In addition, in some countries, cross-border imports from low-priced markets exert competitive pressure that may reduce pricing within a country. Any country that has price controls or reimbursement limitations for drug products may not allow favorable reimbursement and pricing arrangements.

Healthcare Laws and Regulations

Our current and future business operations may be subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which we conduct our business. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, privacy and security, price reporting and physician sunshine laws. Some of our pre-commercial activities are subject to some of these laws.

The federal Anti-Kickback Statute makes it illegal for any person or entity, including a prescription drug manufacturer or a party acting on its behalf to knowingly and willfully, directly or indirectly solicit, receive, offer, or pay any remuneration that is intended to induce the referral of business, including the purchase, order, lease of any good, facility, item or service for which payment may be made under a federal healthcare program, such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, formulary managers, and beneficiaries on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the Anti-Kickback Statute has been violated. In addition, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations of this law are punishable by up to five years in prison, and can also result in criminal fines, civil money penalties and exclusion from participation in federal healthcare programs. Moreover, a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

The federal civil False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, for payment to, or approval by, federal programs, including Medicare and Medicaid, claims for items or services, including drugs, that are false or fraudulent or not provided as claimed. Persons and entities can be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers or promoting a product off-label. In addition, our future activities relating to the reporting of wholesaler or estimated retail prices for our product candidates, the reporting of prices used to calculate Medicaid rebate information and other information affecting federal, state and third-party reimbursement for our product candidates, and the sale and marketing of our product candidates, are subject to scrutiny under this law. Penalties for federal civil False Claims Act violations may include up to three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim, the potential for exclusion from participation in federal healthcare programs, and, although the federal False Claims Act is a civil statute, False Claims Act violations may also implicate various federal criminal statutes.

HIPAA created new federal criminal statutes that prohibit among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

The civil monetary penalties statute imposes penalties against any person or entity that, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

Also, many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payor, in addition to items and services reimbursed under Medicaid and other state programs. Additionally, to the extent that any of our product candidates are sold in a foreign country, we may be subject to similar foreign laws.

HIPAA, as amended by HITECH, and their implementing regulations, including the final omnibus rule published on January 25, 2013, mandates, among other things, the adoption of uniform standards for the electronic exchange of information in common healthcare transactions, as well as standards relating to the privacy and security of individually identifiable health information, which require the adoption of administrative, physical and technical safeguards to protect such information. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, defined as independent contractors or agents of covered entities that create, receive or obtain protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities and business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, certain state laws govern the privacy and security of health information in certain circumstances, some of which are more stringent than HIPAA and many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. Failure to comply with these laws, where applicable, can result in the imposition of significant civil and/or criminal penalties.

The Affordable Care Act imposed, among other things, new annual reporting requirements for covered manufacturers for certain payments and other transfers of value provided to physicians and teaching hospitals, as well as certain ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately and completely the required information for all payments, transfers of value and ownership or investment interests may result in civil monetary penalties. Certain states also mandate implementation of compliance programs, impose restrictions on drug manufacturer marketing practices, require reporting of marketing expenditures and pricing information and/or require the tracking and reporting of gifts, compensation and other remuneration to physicians.

Because we intend to commercialize products that could be covered by a federal healthcare program and other governmental healthcare programs, we intend to develop a comprehensive compliance program that establishes internal controls to facilitate adherence to the rules and program requirements to which we will or may become subject. Although the development and implementation of compliance programs designed to establish internal controls and facilitate compliance can mitigate the risk of investigation, prosecution, and penalties assessed for violations of these laws, the risks cannot be entirely eliminated.

If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and individual imprisonment, any of which could adversely affect our ability to operate our business and our financial results.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including:

•        we are a growth-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near-term;

•        we have experienced growth and expect to invest in growth for the foreseeable future. If we fail to manage our growth effectively, our business, operating results and financial condition could be adversely affected;

•        we currently face competition from a number of companies and expect to face significant competition in the future in our market;

•        if we are unable to protect our intellectual property rights, our business, competitive position, financial condition and results of operations could be materially and adversely affected;

•        non-compliance with requirements imposed by government patent agencies in jurisdictions where we have patent protection could reduce or eliminate our patent protection;

•        intellectual property rights do not necessarily address all potential threats;

•        we face risks related to health pandemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on our business and results of operations;

•        we are expanding our operations internationally, which will expose us to additional tax, compliance, market and other risks;

•        we will incur increased expenses and administrative burdens as an Australian public company treated as a public company in the United States, which could have an adverse effect on our business, financial condition and results of operations;

•        we may be adversely affected by foreign currency fluctuations;

•        any failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences;

•        we could be adversely impacted if we fail to comply with U.S. and international import and export laws; and

•        any failure to comply with laws relating to labor and employment could subject us to penalties and other adverse consequences.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Employees

As of December 31, 2022 we had seven full-time employees and thirteen part-time employees and consultants covering the following functions: sales, operations and marketing (7), finance and legal (5), manufacturing and R&D (5) and regulatory and intellectual property (3).

Our full and part-time employees and consultants are situated across Australia (14), the United States (4) and the United Kingdom (2).

We have entered into employment contracts with all of our full-time employees and consulting agreements with all of our part time staff and consultants. In addition to salaries and benefits, we have provided performance-based incentives for some of our full-time employees to create an incentive for them to remain as full-time employees.

Facilities

Our headquarters is located at 639-641 Glenhuntly Rd, Caulfield, VIC 3162, Australia, with approximately 2,000 square feet of space. On October 30, 2021, we entered into a sub-lease agreement with Lifestyle Breakthrough Holding U/T (“Lifestyle”) for our office space which makes up half of the 4,000 square feet building. Under the current sub-lease, we pay rent of AUD$3,000 per month (excluding variable outgoings).

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

DIRECTORS, SENIOR MANAGEMENT AND KEY EMPLOYEES

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Simon H. Szewach	43	Executive Chairman (Board Member)
Nathan J. Givoni	39	Chief Executive Officer and Director (Board Member)
Craig J. Young	58	Chief Financial Officer
Prof. David Morton	59	Independent Director (Board Member)
Jeffrey W. Olyniec	48	Independent Director (Board Member)
Hon. Philip A. Dalidakis	46	Independent Director (Board Member)

Management

Simon H. Szewach

Simon H. Szewach is one of our co-founders and has been our Executive Chairman and a Director of the Company since August 2021. He has extensive experience in commercial sales and marketing of new products trends in the finance, technology and sport sectors. His responsibilities to the Company include oversight of (i) our strategic partnerships and alliances, (ii) our marketing activities and strategy, (iii) IR and M&A activity, and (iv) our company strategy — in particular sales, marketing and finance. His prior work experience in sales, marketing and technology includes serving as a managing partner of The Legats Group, a Melbourne-based company that invests in leading-edge start-ups with strong competitive advantages through innovative technologies and intellectual property, from November 2016 to present. Prior to that, Mr. Szewach served as the co-founder and managing director of nTouch Pty Ltd, a proximity-based marketing platform, from 2013 to 2015. In 2015, YPB group Ltd (ASX:YPB), a brand protection company, acquired nTouch Pty Ltd, and Mr. Szewach then served as President of Consumer Engagement at YPB Group Ltd from 2015 to 2017. He was the co-founder and chief executive officer of StartHere.com.au, an incentive-based shopping platform, from 2012 to 2015. Mr. Szewach is also the co-founder and a member of the board of directors of the Sports Diplomacy Alliance, founded in September 2021, and is also on the board of directors of ReviverMx Inc, from January 2017 to present, Global Reviews Holding Pty Ltd, from June 2012 to present, and Waratek Inc. from February 2018 to present.

Mr. Szewach received both his Bachelor of Business in Banking & Finance and a Bachelor of Arts in Asian Studies (Korean) respectively from Monash University in 2003. We believe that Mr. Szewach’s extensive knowledge of our Company as founder and his experience in executive roles across multiple start-ups qualifies him to serve on our Board.

Nathan J. Givoni

Nathan J. Givoni is one of our co-founders and has been our Chief Executive Officer and a Director of the Company since our inception. He is a health professional with over 15 years of experience in the health and medical fields. His responsibilities to the Company include oversight of (i) the day-to-day operation of our business, (ii) day-to-day science and formulations of new and existing product, (iii) manufacturing and supply chain of our business, (iv) all intellectual property matters relating to our business and (v) the suppliers to our business. He is the founder and Managing Director of Lifestyle Breakthrough Pty Ltd, a medical and allied health consulting service with locations across Australia, from July 2011 to present. Mr. Givoni is also the Science and Nutrition Expert at The Legats Group from March 2019 to present and the founder of the Metabolic Health Foundation, founded in Australia in March 2022 to present.

Mr. Givoni received a Bachelor of Science in Physiology & Psychology in 2006, a Bachelor of Science in Physiology (First Class Honors) in 2007 and a Bachelor of Nutrition and Dietetics in 2009 respectively from Monash University. He worked as an adjunct lecturer at Monash University from 2014 to 2017, publishing multiple papers post his undergraduate degree. He has trained and worked as both a dietitian and exercise physiologist, bringing clinical knowledge to our business. We believe that Mr. Givoni’s extensive background as a health professional and his academic knowledge related to nutritional sciences qualifies him to serve on our Board.

Craig J. Young

Craig J. Young has been the Chief Financial Officer of the Company since February 2023. He is a seasoned finance executive with over 20 years of commercial, strategic and financial experience. Mr. Young’s responsibilities to the Company include but are not limited to (i) providing financial advice and analysis to the Board of Directors and Executive Management on all strategic and operational aspects of financial management for the company, (ii) ensuring implementation of robust financial, corporate management and business intelligence systems & processes to increase organizational efficiency, accountability, transparency and effective decision-making, (iii) managing financial reporting for the organization. This includes monthly financial reporting, budgeting and forecasting, financial plans and all statutory financial reporting, (iv) overseeing accounts payable, accounts receivable, tax, treasury, payroll, financial and management accounting functions, (v) managing the relationship with auditors, banks, tax and other external authorities, (vi) ensuring financial strength is maintained through effective cash flow management and appropriate investment strategies, and (vii) ensuring that all necessary policies and procedures to safeguard assets and minimize financial and commercial risks are in place.

Prior to this role, Mr. Young was Head of Strategic Investment and Planning from May 2019 to July 2022 and also Head of Financial Control from August 2011 to May 2019 at Officeworks Ltd (ASX:WES), and Chief Financial Officer and Company Secretary at Metlink Victoria Pty Ltd from January 2002 to August 2011. Prior to January 2002, Mr. Young held various financial leadership roles across the Australian retail sector including Coles Myer Ltd (ASX:MYR), Tupperware and Bob Jane T Marts.

Mr. Young is a qualified Chartered Accountant since 1990 and received a Bachelor of Business from Chisholm Institute of Technology in 1988 and a Graduate Diploma in Taxation from Monash University in 1990.

Independent Directors

The following noteworthy experience, qualifications, attributes and skills for each of our independent directors, together with the biographical information for each independent director described below, led to our conclusion that such persons should serve as our independent directors in light of our business and structure:

Prof. David Morton

Professor David Morton has been an Independent Director of the Company since February 2023. He has over thirty years of experience in the disciplines of materials and chemical analysis, the design and manufacture of drug delivery systems, and pharmaceutical product development. Professor Morton is currently the Director of Work Integrated Learning at Deakin University, which aims to foster and commercialize scientific collaborations between Academic, Government and Business sectors.

Professor Morton originally developed his materials science expertise in UK at AEA Technology, leading national studies into hazardous radioactive aerosol containment issues. He was a founding member of the drug delivery company Vectura Group plc, where he led the development of Vectura’s inhalation technology platforms and products including devising the PowderHale® formulation technologies used extensively in products including Novartis BreezeHaler®, Chiesi NEXThaler® and GSK Ellipta® medicines. He was a co-inventor of inhaled glycopyrrolate, a leading treatment for Chronic Obstructive Pulmonary Disease. He was also the co-chair of the “Drug Delivery to the Lungs” conference series for over 10 years.

Professor Morton is co-inventor of the Monash Oxytocin dry powder inhaler technology, recognized with the 2013 Australian Innovation of the Year award. He led the creation of The CoI2, a partnership with GlaxoSmithKline (GSK) in advanced manufacturing and pharma training, with awards including the B-HERT Outstanding Collaboration in Australia and Best Australian R&D Collaboration. He has worked extensively with sterile liquid products manufactured by GSK, and in 2016, he guided the evolution of CoI2 into the Medicines Manufacturing Innovation Centre at Monash University.

Professor Morton is currently a director at Locksiccar Consulting Pty Ltd, beginning from 2015, and a director of Nano4M Ltd since 2008.

Professor Morton received his Bachelor of Science in 1986, and a PhD in Chemistry in 1990 from Bristol University, UK. We believe that Professor Morton’s academic tenure and his broad understanding and experience in drug delivery development through to commercialization qualifies him to serve on our Board.

Jeffrey W. Olyniec

Jeffrey W. Olyniec has been an independent director on our board of directors since August 2021. He has over twenty years of work experience in the People’s Republic of China, where he formed and has led multiple companies. He is the co-founder and Chief Executive Officer of New Vision Display Inc from October 2012, a manufacturer of custom display and touch solutions (SZSE: 300120); the co-founder and a member of the board of directors of PacificPine Sports Limited from August 2012, a China-based sports academy group; the co-founder and Executive Chairman of GP87, Inc. from February 2014, a manufacturer of snowboards, skis, surfboards and foil boards; the co-founder and Deputy Chairman of Nine Rivers Distillery Ltd. from December 2018, a distillery in Fujian Province, China; and the Executive Chair of ReviverMx, Inc. from December 2019, a digital license plate company.

Mr. Olyniec received a Bachelor of Business Administration from Mississippi State University in 1998 and speaks fluent Mandarin Chinese. We believe that Mr. Olyniec’s background as a founder of various start-ups and his current management positions in small and medium sized enterprises qualifies him to serve on our Board.

Hon. Philip A. Dalidakis

The Hon. Philip Dalidakis has been an independent director on our board of directors since April 2022. He is a political, business and industry leader in Australia with experience in federal and state government and had held executive corporate roles at businesses in Australia. He is currently the managing partner of Orizontas from July 2020, a boutique corporate advisory consultancy based in Sydney, Australia that solves business challenges through strategic advice and deep expertise in political, market, reputational and climate risk.

He served as the Executive General Manager, Corporate Services at Australia Post, formerly the Australian Postal Corporation, the government business enterprise that provides postal services in Australia, from July 2019 to April 2020, where he was responsible for communications, corporate secretarial, legal, regulatory affairs and strategy functions. Prior to this, he served as the Victorian Minister for Innovation and the Digital Economy, Trade and Investment and Small Business and as a member of the Parliament of Victoria, which is the bicameral legislature of the Australian state of Victoria, from December 2014 to June 2019. As the Innovation Minister, he positioned the Australian state of Victoria as a leading biotech, innovation & technology hub across the Asia Pacific, where he executed a strategy that attracted APAC/ANZ head offices of global tech companies such as GoPro Inc. (NASDAQ: GPRO), Hire Technologies Inc. (OTCMKTS: HIRRF), Slack Technologies, Block, Inc. (formerly named Square, Inc. and d/b/a Square) (NYSE: SQ), Stripe, Inc. (d/b/a Stripe) and Zendesk Inc. (NYSE: ZEN) into Melbourne.

He currently serves as a director on the board of directors of various institutions including Impact for Women, beginning from November 2019, a domestic violence NFP and the Washington D.C. based Center for Asia Pacific Strategy from April 2020. He previously sat on the board of directors of GrowthOps Ltd (ASX: TGO), an Australian-based growth experience company that drives competitive growth for its corporate clients, chairing its Audit and Risk Committee from October 2019 to November 2021.

Mr. Dalidakis received both a Bachelor of Business in Management and a Bachelor of Arts in Politics and Thai Language in 2000 from Monash University and a Masters of Commerce from the University of New South Wales in 2003. We believe that the Hon. Dalidakis’ background in business advisory, public service and experience as director in listed companies qualifies him to serve on our Board.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, three of whom shall be “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. As of the last fiscal year ended June 30, 2022, we had one director (Nathan J. Givoni) and at the date of this lodgment has two executive directors (Nathan J. Givoni and Simon H. Szewach) and three independent directors (Jeffrey W. Olyniec, Prof. Morton and Hon Phillip Dalidakis).

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by our board of directors, in which case such director holds office until the fifth year anniversary of that appointment at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed in the future by our shareholders by ordinary resolution.

Committees of the Board of Directors

We intend to establish three Committees under our board of directors: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. We currently have in place an Audit and Risk Management Committee Charter which we intend to amend in order to comply with NASDAQ requirements. We will adopt a formal charter for each of the Compensation and Nominating and Governance committees prior to the closing of this offering. We have determined that Mr. Olyniec, Prof. Morton and Mr. Dalidakis will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each Committee’s members and functions are described below.

Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee.    Each of our Audit Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Dalidakis upon his appointment as an independent director will possess the accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

•        review the Company’s risk management framework including in relation to economic, environmental, and social sustainability risk at least annually

Upon completion of this offering, the members of the Audit Committee will be Mr. Dalidakis, Mr. Olyniec and Prof. Morton. Mr. Dalidakis will be the chairperson of the Audit Committee. We are drawing upon Mr. Dalidakis’ prior experience as a director on the board of directors of various institutions including as the chair of the audit and risk committee of another Australian-based company in naming him as the chairperson of the Audit Committee.

Compensation Committee.    All of our Compensation Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee will be responsible for, among other things:

•        reviewing and approving the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Upon completion of this offering, the members of the Compensation Committee will be Mr. Dalidakis, Mr. Olyniec and Prof. Morton. Mr. Olyniec will be the chairperson of the Compensation Committee.

Nominating and Corporate Governance Committee.    A majority of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the NASDAQ listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. The Nominating and Corporate Governance Committee will assist our board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its Committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board of directors to serve as members of Committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Upon completion of this offering, the members of the Nominating and Corporate Governance Committee will be Mr. Dalidakis, Mr. Olyniec and Prof. Morton. Prof. Morton will be the chairperson of the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics which we intend to amend in order to be current and comply with the standards expected of NASDAQ listed companies prior to this Registration Statement becoming effective. The amended code of conduct will codify the business and ethical principles that govern all aspects of our business. We will file a copy of our Code of Business Conduct and Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Duties of Directors

Under Australian law, our directors have a duty to act honestly, in good faith and in the best interests of all shareholders. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their fiduciary duty to the shareholders of the Company, our directors must ensure compliance with our Constitution on and after the closing of our initial public offering. Our shareholders may have the right to seek damages from either the Company, the directors personally, or both, if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the Company;

•        executing checks, promissory notes and other negotiable instruments on behalf of the Company;

•        maintaining or registering a register of mortgages, charges or other encumbrances of the company; and

•        adopt any scheme or plan in the best interests of the Company designed to provide retiring or superannuation benefits for both present and future non-executive directors;

•        delegate any of their powers to a committee consisting of such of their number as they may determine; and

•        appoint any person to be attorney of the Company.

Non-Employee Director Compensation

We have not historically had a formal compensation policy with respect to service on our board of directors, but we have reimbursed our non-employee directors for out-of-pocket direct expenses incurred in connection with attending meetings on our behalf.

Prior to the closing of this offering, we expect our board to approve a non-employee director compensation policy that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders. Under this policy, we will pay each of our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member.

The chairperson of each committee will receive a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors or the applicable committee. The retainers to be paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Position	Annual Service Retainer	Chairperson Additional Retainer
Board of Directors	USD$ 25,000	USD$ 5,000
Audit Committee	USD$ 5,000	USD$ 5,000
Compensation Committee	USD$ 5,000	USD$ 5,000
Nominating and Corporate Governance Committee	USD$ 5,000	USD$ 5,000

In addition, non-employee directors will be eligible to participate in the proposed Incentive Plan and may be granted share options and/or restricted shares under the proposed Incentive Plan from time to time.

EXECUTIVE COMPENSATION

Executive Compensation

As described below, we plan to adopt an incentive plan prior to the consummation of this offering. Our proposed incentive plan will include our named executive officers. Prior to this offering, we did not have any equity-based incentive awards.

Agreements with Named Executive Officers

Simon H. Szewach — Co-Founder and Executive Chairman.

The Company has entered into an employment agreement with Mr. Szewach in April 2021. Mr. Szewach will serve as the Company’s Executive Chairman and will receive an annual compensation of USD$300,000 plus an agreed level of STI and ESOP coverage should the Company decide to implement such a program. Mr. Szewach will oversee strategic partnerships and alliances, investor relations and mergers and acquisitions activities and overall business strategy on a daily basis. The employment agreement stipulates that Mr. Szewach must give six months written notice of his intent to resign, allowing the Company to find a suitable replacement.

Nathan J. Givoni — Co-Founder, Chief Executive Officer and Director.

The Company has entered into an employment agreement with Mr. Givoni in April 2021. Mr. Givoni will serve as the Company’s Chief Executive Officer and Director and will receive an annual compensation of USD$300,000 plus an agreed level of STI and ESOP coverage should the Company decide to implement such a program. Mr. Givoni will oversee the daily business operations together with product development, scientific research, intellectual property and manufacturing. The employment agreement stipulates that Mr. Givoni must give six months written notice of his intent to resign, allowing the Company to find a suitable replacement.

Craig J. Young — Chief Financial Officer

The Company has entered into an employment agreement with Mr. Young in February 2023. Mr. Young will serve as the Company’s Chief Financial Officer and will receive an annual compensation of USD$165,600 plus an agreed level of short-term incentive grants and employee stock ownership plan coverage should the Company decide to implement such programs. Mr. Young will oversee the strategy to maintain the Company in a strong financial position, support future innovation and deliver long-term sustainable value to stakeholders. The employment agreement stipulates that Mr. Young must give one month written notice of his intent to resign if this is within twelve months of his employment commencement date, or two months written notice of his intent to resign if this is after twelve months of his employment commencement date, allowing the Company to find a suitable replacement.

Engagement of Executives

Equity Incentive Plan

We expect our board of directors to adopt an equity incentive plan prior to the consummation of this offering to provide an additional means through the grant of awards to attract, motivate, retain and reward selected key employees and other eligible persons. We also intend to obtain approval of this plan from our shareholders prior to the consummation of this offering. The below summary of the equity incentive plan is what we expect the terms of the plan will be.

Shares Subject to the equity incentive plan

We expect up to 10% of our Ordinary Shares to be available for issuance under the equity incentive plan. If an award granted under the equity incentive plan is forfeited, canceled, settled, or otherwise terminated without a distribution of Ordinary Shares, the Ordinary Shares underlying that award will again become available for issuance under the equity incentive plan. If Ordinary Shares delivered under the Plan are tendered or withheld to pay the exercise price of a share option or to satisfy withholding taxes, those Ordinary Shares will also again become available for issuance under the equity incentive plan.

Administration of the equity incentive plan

Our Board or a committee appointed by the Board will administer the equity incentive plan. The plan administrator will have broad authority to:

•        select participants and determine the types of awards that they are to receive;

•        determine the number of Ordinary Shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

•        cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•        construe and interpret the terms of the equity incentive plan and any agreements relating to the equity incentive plan;

•        determine whether awards will be settled in cash, Ordinary Shares, other securities, other property, or in any combination thereof;

•        prescribe, amend, and rescind rules and regulations relating to the equity incentive plan; and

•        make all other determinations deemed necessary or advisable for administering the equity incentive plan.

Participation

Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the equity incentive plan.

Types of Awards

The equity incentive plan permits the granting of awards in the form of share options and restricted shares.

Share Options

A share option entitles the recipient to purchase Ordinary Shares at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant, but the exercise price cannot be less than the closing sales price for our Ordinary Shares on the grant date. The exercise price can be paid in cash, check, by surrender of Ordinary Shares already held by the participant, or by cashless or net exercise. The maximum term of each share option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than ten (10) years after the date such option is granted.

Restricted Shares

A restricted share award is an award of Ordinary Shares that vests in accordance with the terms and conditions established by the plan administrator.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, share split, reverse share split, reorganization, split-up, spin-off, combination, repurchase, or other change in corporate structure affecting the Ordinary Shares, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the equity incentive plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of Ordinary Shares covered by outstanding awards made under the equity incentive plan.

Change in Control

In the event of any proposed change in control (as defined in the equity incentive plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price).

Term

The equity incentive plan will become effective when adopted by the Board and, unless terminated, the equity incentive plan will continue in effect for a term of ten (10) years.

Amendment and Termination

The Board may at any time amend, alter, suspend or terminate the equity incentive plan, although no such action may, without the written consent of the participant, impair the rights of any participant with respect to outstanding awards.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•        each of our directors and executive officers; and

•        each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

The calculations in the table below are based on 8,118,075 Ordinary Shares outstanding as of the date of this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Total Ordinary Shares Beneficially Owned		% of Beneficial Ownership
Directors and Executive Officers:
Simon H. Szewach	468,300	(1)	5.77%
Nathan J. Givoni	722,138	(2)	8.90%
Jeffrey W. Olyniec	164,809		2.03%
Craig J. Young	—		—
Prof. David Morton	—		—
Hon. Philip A. Dalidakis	—		—
Total of all directors and executive officers (5 persons)	1,355,247		16.69%

5% Shareholders:
Barabash Nominees Pty Ltd(3)	441,000		5.43%
Crestmont Pty Ltd ATF Crestmont Investments Trust(4)	642,323		7.91%
David Golik(5)	1,012,288		12.47%
Domalina Pty Ltd ATF Domalina Investments Trust(6)	451,500		5.56%
Jeffrey Markoff(7)	2,196,753		27.06%

____________

(1)      Consists of (i) 153,300 Ordinary Shares held by Legats Pty Ltd ATF The Simon Szewach Family Trust (“Legats”), (ii) 225,750 Ordinary Shares held by Domalina Pty Ltd ATF Domalina Investments Trust (“Domalina”), and (iii) 89,250 Ordinary Shares held by Axarain Investments Pty Ltd ATF Axarain Investments Trust (“Axarain”). Legats is a privately owned discretionary trust and Domalina and Axarain are unit trusts. The Ordinary Shares of Legats, Domalina and Axarain are beneficially held by Simon H. Szewach. Does not include Ordinary Shares held by Chaplin Investments Pty Ltd as trustee for Chaplin Investments Trust (“Chaplin”), a privately owned discretionary trust. Because Simon H. Szewach, as one of the potential beneficiaries of Chaplin, does not have investment and voting power of the Ordinary Shares, he is not deemed to be a beneficial owner of the Ordinary Shares held by Chaplin.

(2)      Consists of (i) 487,988 Ordinary Shares held by Lorch Investments Pty Ltd ATF Lorch Investments Trust (“Lorch”), (ii) 76,650 Ordinary Shares held by Givoni Investments Pty Ltd ATF Givoni Investments Family Trust (“Givoni Investments Trust”), (iii) 112,875 Ordinary Shares held by Domalina Pty Ltd ATF Domalina Investments Trust (“Domalina”), and (iv) 44,625 Ordinary Shares held by Axarain Investments Pty Ltd ATF Axarain Investments Trust (“Axarain”). Givoni Investments Trust and Lorch are privately owned discretionary trusts and Domalina and Axarain are unit trusts. The Ordinary Shares of Lorch, Givoni Investments Trust, Domalina and Axarain are beneficially held by Nathan J. Givoni.

(3)      Barabash Nominees Pty Ltd as trustee for Barabash Family Trust, a privately owned trust, and as trustee for Barabash Pension Fund, a privately owned superannuation/pension fund beneficially held by Ian and Diane Barabash.

(4)      Crestmont Pty Ltd ATF Crestmont Investments Trust is a privately owned discretionary trust beneficially held by Mark Saltzman.

(5)      Consists of (i) 975,975 Ordinary Shares held by Chaplin Investments Pty Ltd (“Chaplin”) and (ii) 36,313 Ordinary Shares held by Caddarly Pty Ltd ATF Golik Family Trust No 2 (“Caddarly”). Chaplin and Caddarly are privately owned discretionary trusts. The Ordinary Shares of Chaplin and Caddarly are beneficially held by David Golik.

(6)      Domalina Pty Ltd ATF Domalina Investments Trust is a unit trust with Givoni Investments Pty Ltd ATF Givoni Investments Family Trust (“Givoni Investments Trust”) and Legats Pty Ltd ATF The Simon Szewach Family Trust (“Legats”) having shared investment and voting power. Simon H. Szewach is appointed as the sole director and trustee with investment and voting authority of Legats. Givoni Investments Trust is a trust, with Nathan J. Givoni and his spouse are directors of the Givoni Investments Trust each having shared investment and voting power of the Givoni Investments Trust.

(7)      Consists of (i) 1,748,992 Ordinary Shares held by ACK Pty Ltd ATF Markoff Superannuation Fund No.2 (“ACK”) and (ii) 447,761 Ordinary Shares held by FFOKRAM Pty Ltd ATF FFOKRAM Trust (“FFOKRAM”). ACK is a privately owned superannuation/pension fund that is beneficially held by Mr. Jeffrey Markoff and Ms. Yumi Markoff. FFOKRAM is a privately owned discretionary trust, beneficially held by Mr. Jeffrey Markoff.

RELATED PARTY TRANSACTIONS

Shareholder Loan Agreements

On January 20, 2022, we entered into separate Loan Agreements, among others, with B&M Givoni Pty Ltd ATF B&M Givoni Superannuation Fund (the “B&M Givoni Superannuation Fund”) and our director Jeffrey W. Olyniec (the “Olyniec Loan”) for the provision for a loan respectively of AUD$350,000 (approximately USD$248,092) and AUD$143,445 (approximately USD$102,664) at an interest rate of 12% per annum maturing on July 15, 2023 to fund the expenses for the proposed listing and for working capital purposes. As part of this loan agreement, we agreed to issue AUD$1.00 of Ordinary Shares to the B&M Givoni Superannuation Fund and Jeffrey W. Olyniec for every AUD$4.00 of principal loaned to us. The Ordinary Shares were issued within 90 days of the loan being advanced. The B&M Givoni Superannuation Fund is our Chief Executive Officer and Director Nathan J. Givoni’s parents Superannuation fund or pension fund, with Nathan J Givoni having no ownership, title or beneficial interests in this entity. As of June 30, 2022, across both the aforementioned loans (B&M Givoni Superannuation Fund and the Olyniec Loan), the principal outstanding is approximately AUD$493,445 (approximately USD$350,756) and the accrued interest outstanding is approximately AUD$57,042 (approximately USD$39,296).

Share Swap — Nutrigel

On June 13, 2021, we entered into a share sale agreement with all of the shareholders of Nutrigel Pty Ltd and all of the unitholders of the Nutrigel Pty Ltd Unit Trust (Nutrigel Pty Ltd and Nutrigel Pty Ltd Unit Trust are collectively, “Nutrigel”). Pursuant to the share sale agreement, the shareholders and unitholders of Nutrigel exchanged 1,740 stapled shares and units on issue, representing all of the issued and outstanding shares and units of Nutrigel, for 1,740 newly issued shares of Gelteq at an exchange ratio of 1-for-1. As a result of the share swap, Nutrigel has become a wholly-owned subsidiary of Gelteq and the former unitholders and shareholders of Nutrigel became our shareholders. In June 2021, we issued an aggregate of 1,740 shares at AUD$5,360 per share for aggregate proceeds of AUD$9,326,400. Set forth below are our shares received by our directors, executive officers and 10% shareholders and their family members in the share swap transaction:

Name	Position and relationship	Nutrigel shares and/or units exchanged	Gelteq shares
Paramount Global Limited	Jeffrey W. Olyniec, Director of the Company, is a director of Paramount Global Limited. As of current date, Paramount Global Limited no longer holds share in Gelteq.	53	53
Jeffrey W. Olyniec	Director	9	9
Asiana Trading Corporation Limited	Jeffrey W. Olyniec, Director of the Company, was a director of Asiana Trading Corporation Limited until December 2021. As of current date, Asiana Trading Corporation Limited no longer holds shares in Gelteq.	1112	1112
Legats Pty Ltd ATF Simon Szewach Family Trust	Simon H. Szewach, Director of the Company, is the sole director and trustee of Legats Pty Ltd ATF Simon Szewach Family Trust	104	104
Givoni Investments Pty Ltd ATF Givoni Investments Family Trust	Nathan J. Givoni has shared voting power with his spouse under the Givoni Investments Pty Ltd ATF Givoni Investments Family Trust	104	104

Share Swap — Sports Supplements

On June 13, 2021, we entered into a share sale agreement with all of the shareholders of Sport Supplements Pty Ltd and all of the unitholders of the Sport Supplements Pty Ltd Unit Trust (Sport Supplements Pty Ltd and Sport Supplements Pty Ltd Unit Trust are collectively, “Sport Supplements”). Pursuant to the share sale agreement, the shareholders and unitholders of Sport Supplements exchanged 2,735 stapled shares and units on issue, representing all of the issued and outstanding shares and units of Sport Supplements, for 2,735 newly issued shares of Gelteq at an exchange ratio of 1-for-1. As a result of the share swap, Sport Supplements has become a wholly-owned subsidiary of Gelteq and the former unitholders and shareholders of Sport Supplements became our shareholders. In June 2021, we issued an aggregate of 2,735 shares at AUD$5,360 per share for aggregate proceeds of AUD$14,659,600. Set forth below are our shares received by our directors, executive officers and 10% shareholders and their family members in the share swap transaction:

Name	Position and relationship	Sport Supplement shares and/or units exchanged	Gelteq shares
Paramount Global Limited	Jeffrey W. Olyniec, Director of the Company, is a director of Paramount Global Limited. As of current date, Paramount Global Limited no longer holds share in Gelteq.	78	78
Paramount Global SS Limited	Jeffrey W. Olyniec, Director of the Company, is a director of Paramount Global SS Limited. As of current date, Paramount Global Limited no longer holds share in Gelteq.	161	161
Jeffrey W. Olyniec	Director	13	13
Asiana Trading Corporation Limited	Jeff W. Olyniec, Director of the Company, was a director of Asiana Trading Corporation Limited until December 2021. As of current date, Asiana Trading Corporation Limited no longer holds shares in Gelteq.	832	832
Legats Pty Ltd ATF Simon Szewach Family Trust	Simon H. Szewach, Director of the Company, is the sole director and trustee of Legats Pty Ltd ATF Simon Szewach Family Trust.	36	36
Givoni Investments Pty Ltd ATF Givoni Investments Family Trust	Nathan J. Givoni has shared voting power with his spouse under the Givoni Investments Pty Ltd ATF Givoni Investments Family Trust	36	36

Provision of Services by Asiana Trading Corporation Limited

On July 1, 2021, we entered into a Consulting Services Agreement (the “Consulting Agreement”) with Asiana. Asiana introduces new products on behalf of their clients in China, including local sales marketing efforts, legal and compliance support, logistics services, and local supplier introductions. During the term of the Consulting Agreement, Asiana had provided management services to the Company to facilitate the Company’s services undertaken in China, including legal expenses, product samples and pre-paid expenses.

The Company paid Asiana AUD$177,065.09 (approximately USD$122,751.26) under the Consulting Agreement to reimburse certain operating costs of Asiana, which had five employees. While Mr. Olyniec was the sole shareholder of Asiana, from October 2020 until December of 2021 and one its two directors, he received none of the amounts paid to Asiana under the Consulting Agreement. As such, Mr. Olyniec was not reimbursed from the funds earned under the Consulting Agreement and did not perform the services stipulated in the Consulting Agreement. On December 25, 2021, Mr. Olyniec resigned as a director and is no longer is a director of Asiana.

For the fiscal year ended June 30, 2022, Asiana facilitated introductions to four clients which each placed orders directly from the Company in the aggregate of AUD$134,231 (approximately USD$93,118.71). Asiana did not place any orders on behalf of itself or the four clients. All purchase orders were negotiated by the executives of the Company and the purchasing party without any involvement from Mr Olyniec. Mr. Olyniec did not receive any commissions from the sales on the introductions to any of the four clients.

The four clients that placed orders were considered a related party to the Company, in accordance with international accounting standards, solely for the purposes of the financial statements for the year ended June 30, 2022.

While the Consulting Agreement has not been terminated, the Company did not receive any orders from Asiana for the fiscal year ended June 30, 2022.

COMPARISON OF AUSTRALIAN CORPORATIONS ACT TO
DELAWARE GENERAL CORPORATION LAW.

We have changed our name to Gelteq Limited upon our conversion to an Australian public company on May 26, 2022. See “Description of Share Capital and Constitution.” Our corporate affairs are governed by the Constitution and by the Corporations Act and the other laws governing corporations incorporated in Australia.

The rights of our shareholders and the responsibilities of the members of our board of directors under Australian law are different from those applicable to a corporation incorporated in the State of Delaware. Set forth below are the material differences between the Corporations Act and other relevant Australian corporate law and the Delaware General Corporation Law and other relevant Delaware law with respect to rights of our shareholders and the responsibilities of the members of our Board. The comparison below is provided in summary form and is not an exhaustive statement of all relevant laws, rules and regulations.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Share capital

Australian law does not contain any concept of authorized capital or par value per share. The number and issue price of shares is set by our directors collectively as a board at the time of each issue.

Under the Delaware General Corporation Law (“DGCL”), a corporation may issue one or more classes of stock or one or more series of stock within any class thereof, any or all of which classes may be of stock with par value or stock without par value with any such issuance of shares of common stock limited by an authorized capital stock set out in such corporation’s certificate of incorporation.

Share buy-backs

Under the Corporations Act, a company may buy back its shares. The procedure, which may include shareholder approval, depends on the type of the buy-back and the quantity of shares subject to the buy-back. Share buy-backs must not materially prejudice the company’s ability to pay its creditors. A company cannot hold its own shares for more than 12 months directly or indirectly including after a buy-back.

The DGCL generally permits corporations to purchase or redeem its outstanding shares out of funds legally available for that purpose without obtaining shareholder approval, provided that:

•   the capital of the corporation is not impaired;

•   such purchase or redemption would not cause the capital of the corporation to become impaired;

•   the purchase price does not exceed the price at which the shares are redeemable at the option of the corporation; and

•   immediately following any such redemption, the corporation shall have outstanding one or more shares of one or more classes or series of stock, which shares shall have full voting powers.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Variation of class rights

The rights and privileges attached to any class of shares may generally only be varied with the written consent of holders of 75% of the issued shares of the affected class or by special resolution passed by at least 75% of the votes cast by shareholders entitled to vote at a meeting of the holders of the issued shares of the affected class.

Under the DGCL, any amendment to a corporation’s certificate of incorporation requires approval by holders representing a majority of the outstanding shares of a particular class if that amendment would:

•   increase or decrease the aggregate number of authorized shares of that class:

•   increase or decrease the par value of the shares of that class; or

•   alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to adversely affect that series without adversely affecting the entire class, then only the shares of the series so affected shall be considered a separate class and entitled to such separate class approval of the proposed amendment.

Under the DGCL, amendments to a corporation’s certificate of incorporation also generally require:

•   a board resolution recommending the amendment; and

•   approval of a majority of the outstanding shares entitled to vote and a majority of the outstanding shares of each class entitled to vote.

Number of directors

Public companies in Australia must have:

•   no fewer than three directors (not counting alternate directors), at least two of whom are ordinarily resident in Australia; and

•   at least one company secretary ordinarily resident in Australia.

Under the DGCL, the board of directors of a corporation shall consist of 1 or more members. The number of directors shall be fixed by, or in the manner provided in, the corporation’s bylaws or certificate of incorporation.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Payment of dividends

The Corporations Act provides that a company must not pay a dividend unless:

•   its assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; and

•   the dividend is fair and reasonable to the company’s shareholders as a whole; and

•   the payment of the dividend does not materially prejudice the company’s ability to pay its creditors.

Under the DGCL, a corporation’s board of directors is permitted to declare and pay dividends to stockholders either:

•   out of the corporation’s surplus, which is defined as the net assets less statutory capital; or

•   if no surplus exists, then out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of the capital represented by the corporation’s outstanding stock of all classes having a preference on distribution of assets.

Removal of directors

Under the Corporations Act, a director may only be removed by resolution at a general meeting of our shareholders. A notice of intention to move the resolution must generally be given to the Company at least two months before the meeting is to be held.

The DGCL provides that, subject to the rights of the holders of any series of preferred stock, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock, or of a single class, entitled to vote generally in the election of directors, voting together as a single class.

Directors’ duties

Under Australian law, directors have a wide range of both general law and statutory fiduciary duties, including duties to:

•   act in good faith in the best interests of the company as a whole;

•   act for a proper purpose; not improperly use information or their position;

•   exercise care, skill and diligence; and

•   avoid actual or potential conflicts of interest.

Under Delaware law, the directors of a corporation have fiduciary obligations, including the duty of care and the duty of loyalty.

The duty of care requires directors to inform themselves of all reasonably available material information before making business decisions on behalf of the corporation and to act with requisite care in discharging their duties to the corporation.

The duty of loyalty requires directors to act in good faith and in the corporation’s best interests.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Related party transactions

The Corporations Act prohibits the board from giving related parties (including any director) a financial benefit unless:

•   it falls within an applicable exception;

•   shareholder approval is given in accordance with the Corporations Act; and

•   the benefit is given within 15 months after such approval.

Under the DGCL, no contract or transaction between a corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors are directors or officers, or have a financial interest, will be void or voidable solely for that reason, or solely because the relevant director is present at or participates in the corporation’s board or committee meeting that authorizes the contract or transaction, or solely because the vote of the relevant director is counted for that purpose, if:

•   the material facts as to the director’s relationship or interest, and as to the contract or transaction, are disclosed or known to the corporation’s board or committee, and the corporation’s board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

•   the material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or known to the corporation’s stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

•   the contract or transaction is fair to the corporation as of the time that it is authorized, approved or ratified by the corporation’s board, committee or stockholders.

Right to call meetings

Under the Corporations Act, shareholders with at least 5% of the votes that may be cast at a general meeting may call and arrange to hold a general meeting. The meeting must be called in the same way in which general meetings of the company may be called, including the dispatch of a notice of meeting including the matters to be voted upon. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

The DGCL states that each corporation shall hold an annual meeting of shareholders and that only the board of directors has the right to call a special meeting of shareholders, unless either the corporation’s certificate of incorporation or bylaws provides otherwise.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW

The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. The request must be made in writing, state any resolution to be proposed at the meeting, be signed by the shareholders making the request and be given to the company. The board of directors must call the meeting not more than 21 days after the request is made. The meeting must be held not later than two months after the request is given.

Quorum

Under the Corporations Act, the presence of two shareholders at all times during the meeting constitutes a quorum for a general meeting. The constitution of the company may increase this default requirement.

Under the DGCL, the default rule is that a quorum consists of a majority of the shares entitled to vote, present in person or represented by proxy. A company’s organizational documents may alter this default requirement, but may not lower it to less than one-third of the shares entitled to vote at the meeting.

Written Consent	Under the Corporations Act, shareholders of a public company in Australia are not permitted to approve corporate matters by written consent.

Under the DGCL, any action required to be taken at an annual or special meeting by stockholders may be taken without a meeting if consent in writing is signed by holders in the amount necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Shareholder resolutions

The Corporations Act requires certain matters to be resolved by a company by special resolution (passed by at least 75% of the votes cast by shareholders entitled to vote), including:

•   the change of name of the company;

•   a selective reduction of capital or selective share buy-back; the conversion of the company from one type or form to another;

•   a decision to wind up the company voluntarily; and

•   modification or repeal of the company’s constitution.

The DGCL contains no concept of special resolutions.

The DGCL requires the approval of a majority of all votes entitled to be cast by a corporation’s stockholders for specified actions including:

•   dissolution of the corporation;

•   most mergers or consolidations; and

•   amendments to the corporation’s certificate of incorporation.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Minority shareholder protections/relief from oppression

Under the Corporations Act, any shareholder of a company can apply for an order from the court in circumstances where the conduct of the company’s affairs, or any actual or proposed act or omission or resolution is either:

•   contrary to the interests of shareholders as a whole; or

•   oppressive to, unfairly prejudicial to, or unfairly discriminatory against, any shareholders in that capacity or any other capacity.

Former shareholders can also bring an action if it relates to the circumstances in which they ceased to be a shareholder.

The court may make any order that it considers appropriate in relation to the circumstances and the company including, among other things, an order that the company be wound up, that the Constitution be modified or repealed, or that a person is required to do a specified act.

The DGCL contains no equivalent statutory provisions. However, Delaware law may provide judicial remedies to stockholders in certain comparable circumstances.
Takeovers and takeovers defenses

The Corporations Act restricts the acquisition by any person of a “relevant interest” in issued “voting shares” in a company under a transaction where, as a result of the acquisition, that person or someone else’s “voting power” in the company increases from 20% or below to more than 20% or from a starting point that is above 20% and below 90%. The takeovers prohibition is subject to a number of exceptions detailed in the Corporations Act. These exceptions include, for example, an acquisition:

•   of not more than 3% of the voting shares during any six-month period;

•   made with shareholder approval;

•   made under a takeover bid; or

•   resulting from a scheme of arrangement undertaken in accordance with the Corporations Act and approved by the court.

Any takeover bid must treat all shareholders alike, must not involve any collateral benefits and must comply with the timetable, disclosure and other requirements set out in the Australian Corporations Act.

The DGCL provides that if a holder acquires 15% or more of a corporation’s voting stock, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder (an “Interested Holder”), the corporation is prohibited from engaging in any business combination with the Interested Holder for a period of three years following the time the holder became an Interested Holder.

Such business combinations include (a) certain mergers or consolidations with the Interested Holder or entities affiliated with the Interested Holder, (b) certain sales, leases, exchanges, pledges, transfers or other dispositions of the corporation’s assets to the Interested Holder, which assets have an aggregate market value equal to 10% or more of either all of the assets of the corporation or all of the outstanding stock of the corporation and (c) certain transactions which result in the issuance or transfer by the corporation or by any direct or indirect majority owned subsidiary of the corporation, to the Interested Holder, of any stock of the corporation or of such subsidiary.

ITEM	AUSTRALIAN CORPORATIONS ACT	DELAWARE GENERAL CORPORATION LAW
Winding up

Under the Corporations Act, a company can be wound up voluntarily by the shareholders by special resolution (i.e., passed by at least 75% of the votes cast by shareholders entitled to vote) in circumstances where the directors give a statutory declaration of solvency for such winding up. If the directors do not give a statutory declaration of solvency, a creditors’ voluntary winding up can commence by the shareholders passing a special resolution. Any surplus after payment of debts and interest will go to the shareholders according to the rights attached to their shares.

The DGCL permits the board of directors to authorize the dissolution of a corporation if:

•   a majority of the directors in office adopt a resolution to approve such dissolution at a meeting called for that purpose;

•   holders of a majority of the issued and outstanding shares entitled to vote on the matter adopt a resolution to approve dissolution at a stockholders’ meeting called for that purpose; and

•   a certificate of dissolution is filed with the Delaware Secretary of State.

The DGCL also permits stockholders to authorize the dissolution of a corporation without board action if:

•   all of the stockholders entitled to vote on the matter provide written consent to dissolution; and

•   a certificate of dissolution is filed with the Delaware Secretary of State.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

Our constituent document as a public company limited by shares is comprised of our Constitution which became effective on May 26, 2022 upon conversion into a public company and our change of name to Gelteq Limited. This section describes the terms of the Constitution. The Constitution is subject to the provisions of the Corporations Act.

The rights and restrictions attaching to Ordinary Shares are derived through a combination of the Constitution, the Corporations Act and the common law applicable in Australia. A general summary of some of the rights and restrictions attaching to Ordinary Shares are summarized below.

Ordinary Shares

Our Ordinary Shares are shares of capital of the Company having no par value. The Board of the Company is authorized to issue an unlimited number of Ordinary Shares.

Issue of Ordinary Shares

Our board of directors controls the allotment and issue of securities including Ordinary Shares. Subject to the Corporations Act, the board of directors:

(a)     may allot, issue, cancel or otherwise dispose of the Ordinary Shares to any persons, on any terms and conditions, at that issue price and at those times as our board of directors thinks fit;

(b)    have full power to give any person a call or option over any Shares during any time and for any consideration as our board of directors thinks fit; and

(c)     may issue shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividends, voting, return of Share capital or otherwise) as our board of directors determines.

Only one class of Shares has been issued at this time.

Dividends

Under the Constitution, the holders of the Ordinary Shares in the Company are entitled to receive such dividends as may be declared by our board of directors, which may fix the amount and the timing for payment and the method of payment of any dividend in accordance with the Constitution. All dividends are declared and paid according to the amounts paid up on the Ordinary Shares in respect of which the dividend is declared.

Reserves

Under the Constitution, our board of directors may set aside out of the Company’s profits any sums they think proper as reserves to be applied to meet contingencies, to equalize dividends, to pay special dividends, to repair, improve or maintain any Company property, or for any other purpose our board of directors in their absolute discretion considers to be in the Company’s interests. Pending that application, the reserves may, at our board of directors’ discretion, be used in the Company’s business or be invested as our board of directors thinks fit (including the purchase of Ordinary Shares of the Company). The board of directors may deal with and vary these investments and dispose of all or any part for the Company’s benefit and may divide the reserves into special reserves as they think fit. The board of directors may, as it sees fit, appropriate to the Company’s profits any amount previously set aside as a reserve. The board of directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Variations to Rights and obligations of Shareholders

Pursuant to the Constitution, the Company may issue preference shares including preference shares which are, or which at the option of the Company or holder may be, liable to be redeemed or converted into Ordinary Shares.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in the Constitution in relation to Ordinary Shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of Ordinary Shares made for the purposes of the redemption.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, then those rights may be varied or cancelled only in accordance with the procedure. The rights attached to the Ordinary Shares in the Company may only be varied with the consent in writing of the holders of at least 75% of the Ordinary Shares, or with the sanction of a special resolution passed at a separate meeting of the holders of Ordinary Shares. A special resolution of the holders of the Ordinary Shares means a resolution of the holders of the Ordinary Shares at a duly convened meeting of the holders of the Ordinary Shares passed by at least 75% of the votes cast by the holders entitled to vote on the resolution, unless otherwise required by the Corporations Act or the Constitution.

Right to Share in Our Profits

Pursuant to the Constitution, the Shareholders in the Company are entitled to participate in our profits only by payment of dividends.

Rights to Share in the Surplus in the Event of Winding Up

The Constitution provides for the right of holders of the Ordinary Shares to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares of the Company issued on special terms and conditions.

The Board of Directors

The board of directors is comprised of the directors of the Company and may exercise any and all powers of the Company, except those that vest in the Shareholders as per the Corporations Act and the Constitution.

Currently, our board of directors is comprised of Mr. Nathan J. Givoni, Mr. Jeffrey W. Olyniec, Mr. Simon H. Szewach, the Hon. Philip A. Dalidakis and Prof. David Morton. Mr. Szewach is the Executive Chairman of the Board of Directors. Mr. Nathan J. Givoni is an Executive Director and CEO. Mr. Dalidakis, Mr. Olyniec and Prof. Morton are the independent directors on our board of directors.

Under the Constitution, the board of directors must be constituted by a maximum of nine (9) Directors and a minimum of three (3) Directors.

Under the Constitution, a Director is empowered to appoint a person (whether a Shareholder or not) to be an Alternate Directors in its place during a period it thinks fit, with the approval of the other Directors.

Shareholders Meetings

Per the Constitution and the Corporations Act, our board of directors needs to call a general meeting of Shareholders to be held in each calendar year at such time and place as determined and this is to be referred to as the ‘annual general meeting’. All other general meetings are to be called ‘general meetings’.

Additionally the Corporations Act contain provisions enabling Shareholders to either call a meeting of Shareholders or instruct our board of directors to call a meeting of Shareholders. Moreover, all decisions of the Company that are required by the Constitution to be determined by the Shareholders, must be made at a general meeting which may be held in person or by teleconference or video link.

Ordinary Resolution

Unless applicable law or the Constitution requires a Special Resolution, an Ordinary Resolution of Shareholders is passed if more than 50% of the votes at the meeting are cast in favor of the Resolution by Shareholders in person or proxy entitled to vote upon the relevant resolution.

Special Resolution

A Special Resolution is passed if the notice of meeting sets out the intention to propose the Special Resolution and it is passed if at least 75% of the votes at the meeting are cast by Shareholders in person or proxy entitled to vote upon the relevant resolution.

Shareholder Voting Rights

Each Shareholder is entitled to receive notice of and to be present, to vote and to speak at a general meeting.

At a general meeting, subject to any rights or restrictions attached to a class of shares, each Shareholder has one (1) vote on a show of hands and one (1) vote for each Share it holds, on a poll.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency (“AUSTRAC”), which monitors such transaction, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, foreign persons acquiring shares in an Australian company may require approval from the Australian Treasurer prior to undertaking the acquisition. These requirements are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 and the Foreign Acquisitions and Takeovers Regulations 2015 (together, “Australia’s Foreign Investment Regime’).

Under Australia’s Foreign Investment Regime, as currently in effect, foreign persons must make a mandatory notification to the Australian Treasurer through the Foreign Investment Review Board (“FIRB”) and obtain receipt of a no objections notification from the Australian Treasurer in the following circumstances (among others):

•        all foreign persons acquiring a ‘direct interest’ (generally an interest of 10% or more) of the shares in a company that is a ‘national security business’, regardless of value;

•        ‘foreign government investors’ acquiring a direct interest in the share of any company, regardless of value; and

•        foreign persons that are not ‘foreign government investors’ acquiring a ‘substantial interest’ (generally 20% or more) of the shares in a company which has a total asset value of AUD$289 million or more (or AUD$1,250 million or more in the case of investors incorporated in the US and ultimately owned by entities and persons within the US).

Please note that acquisitions thresholds take account of interests held by ‘associates’ and there are tracing rules that can apply.

At present, we do not have total assets of AUD$289 million and we are not a ‘national security business.

An entity is a ‘foreign government investor’ (“FGI”) if it is:

•        a foreign government or separate government entity; or

•        a corporation, trust or limited partnership in which foreign government entities/separate government entities/FGIs from:

•        a single country, together with associates, hold (directly or indirectly) an interest of 20% or more (including through actual or potential voting power); or

•        multiple countries, together with associates, hold (directly or indirectly) interests of 40% or more in aggregate (including through actual or potential voting power) — provided the interest holders do not meet certain passive investor requirements.

“Associates” is a broadly defined term under Australia’s Foreign Investment Regime and includes:

•        spouses, lineal ancestors and descendants, and siblings;

•        partners, officers of companies, the company, employers and employees, and corporations;

•        their shareholders related through substantial shareholdings or voting power;

•        corporations whose directors are controlled by the person, or who control a person; and

•        associations between trustees and substantial beneficiaries of trust estates.

There are criminal and civil penalties for breaches of Australia’s Foreign Investment Regime. A breach includes failing to give notice to the Treasurer and obtaining approvals, where notification is mandatory. In addition, the Treasurer may make orders, including requiring the acquirer to dispose of the shares it has acquired within a specified period of time, or imposing conditions if he considers the transaction to be contrary to Australia’s national interest or contrary to Australia’s national security if an application is not made.

Each foreign person seeking to acquire holdings in excess of the above caps (including their associates, as the case may be) would need to complete an application form setting out the proposal and relevant particulars of the acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and a further 10 days to notify the applicant of that decision. The decision period commences upon receipt of payment of the correct application fee. However, FIRB can request an extension of time. If the applicant does not consent to the extension, FIRB can issue an interim order preventing the foreign person from carrying out the proposed transactions and allowing FIRB a further 90 days to consider the application.

If we become a ‘foreign person’ under Australia’s Foreign Investment Regime, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to undertake certain acquisitions of Australian entities, businesses and land.

Due to broad tracing rules in Australia’s Foreign Investment Regime, the percentage of foreign ownership in us may influence the foreign person status of any Australian company or business in which it may choose to invest. We have no current plans for any such acquisition and do not own any property.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

Australian law requires any off-market transfer of our shares to be made in writing.

Liquidation Rights

After satisfaction of the claims of creditors, preferential payments to holders of preferred shares and subject to any special rights or restrictions attached to the Ordinary Shares, on a winding up, any available assets must be used to repay the capital contributed by the holders of the Ordinary Shares and any surplus must be distributed among the holders of the Ordinary Shares in proportion to the number of fully paid Ordinary Shares held by them. For this purpose, a partly paid share is treated as a fraction of a Share equal to the proportion which the amount paid bears to the total issue price of the Share before the winding up began.

If we experience financial problems, our board of directors may appoint an administrator to take over the Company’s operations to see it is able to come to an arrangement with its creditors. If the Company cannot reach a commercial arrangement with its creditors, then the Company may be wound up.

In certain instances, a receiver, or receiver and manager, may be appointed by an order of a Court or under an agreement with a secured creditor to take over some or all of the assets of a company. A receiver may be appointed, for example, because an amount owed to a secured creditor is overdue.

A company may be wound up by order of a Court, or voluntarily if its Shareholders pass a Special Resolution to do so. A liquidator is appointed when a Court orders a company to be wound up or if the Shareholders of a company pass a Special Resolution to wind up the company. In such instances, a liquidator is appointed to administer the winding up of a company.

DESCRIPTION OF SECURITIES IN THIS OFFERING

The following description of the material terms of the Ordinary Shares includes a summary of the specified terms of the Constitution and of applicable Australian law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Australian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the Constitution, which is attached as Exhibit 3.1 to this prospectus. We urge you to read the full text of the Constitution.

Share Capital

We have 8,118,075 Ordinary Shares issued and outstanding as of the date of this prospectus. We expect to have 8,138,075 Ordinary Shares issued and outstanding immediately before the offering: (i) 8,118,075 Ordinary Shares outstanding as of the date of this prospectus, plus (ii) 20,000 Ordinary Shares expected to be issued at listing (or it expires on March 31, 2022) pursuant to a consulting contract entered into with a counterparty. We expect to have 9,438,075 Ordinary Shares (or 9,633,075 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares) issued and outstanding immediately after the offering: the 8,138,075 Ordinary Shares expected to be outstanding immediately before the offering as described above plus 1,300,000 Ordinary Shares (or 1,495,000 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).

Our board of directors may determine the issue prices and terms for the Ordinary Shares or other securities of our company, and may further determine any other provisions relating to such issue of Ordinary Shares or other securities. We may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine.

Our Ordinary Shares are not redeemable and, upon the conversion of the Company into a public company, do not have any preemptive rights.

Meetings of Shareholders and Voting Rights

Under Australian law, we are required to hold an annual general meeting at least once every calendar year and within five months after the end of each financial year. All meetings, other than the annual general meeting of shareholders, are referred to in the Constitution as “general meetings.” Our board of directors may call general meetings of our shareholders whenever it sees fit, at such time and place, as it may determine. In addition, our board of directors is obliged to call a general meeting, if requested to do so, by our shareholders with at least 5% of votes that may be cast at the general meeting.

At a general meeting of our company, every shareholder of our company present in person or by proxy, attorney or representative, has one vote on a show of hands and, on a poll, one vote for each Ordinary Share held. On a poll, every shareholder of our company (or his or her proxy, attorney or representative) is entitled to one vote for each fully paid Ordinary Share held and, in respect of each partly paid Ordinary Share, is entitled to a fraction of a vote equivalent to the proportion in which the amount paid up (not credited) on that partly paid Ordinary Share bears to the total amounts paid and payable (excluding amounts credited) on that Ordinary Share. The chairperson does not have a casting vote.

Dividends

Subject to the Corporations Act, the Constitution and any special terms and conditions of issue, our board of directors may, from time to time, resolve to pay a dividend or declare any interim, special or final dividend as, in their judgment, the financial position of our company justifies and subject to applicable rules.

Our board of directors may fix the amount, time and method of payment of the dividends. The payment, resolution to pay, or declaration of a dividend does not require any confirmation by a general meeting.

The Constitution contains a provision allowing our board of directors, on the terms and conditions they think fit, to establish, amend, suspend or terminate a dividend reinvestment plan (under which the whole or any part of any dividend or interest due to members may be applied in subscribing for Ordinary Shares).

Notices

Every shareholder of our company is entitled to receive notice of and, except in certain circumstances, attend and vote at our general meetings and to receive all notices, accounts and other documents required to be sent to our shareholders under the Constitution, the Corporations Act. Under the Corporations Act, at least 21 days’ notice of meeting must be given to our shareholders. While we are listed on the Nasdaq Capital Market, or Nasdaq, notice must be given within any time limits prescribed by the Nasdaq rules.

Transfer of Our Ordinary Shares

Subject to the Constitution and to any restrictions attached to any Ordinary Share or classes of shares, our Ordinary Shares may be transferred by DTC transfer or by written transfer in any usual form or in any form approved by our board of directors and permitted by the Corporations Act. Our board of directors may, in circumstances permitted by the Constitution, declines to register a transfer of Ordinary Shares. If our board of directors decline to register a transfer, we must give the party lodging the transfer written notice of the refusal and the reason for refusal.

Issue of Our Ordinary Shares

Subject to the Constitution and the Corporations Act and any special rights conferred on the holders of any shares or class of shares, our board of directors may issue shares, reclassify or convert shares, cancel or otherwise dispose of shares, or grant options over unissued shares to any person and they may do so at such times and on the conditions they think fit. The shares may be issued with preferred, deferred or special rights, or special restrictions about dividends, voting, return of capital, participation in the property of our company on a winding up or otherwise as our board of directors see fit.

Issue of Preference Shares

We may issue preference shares, including preference shares which are, or at the option of us or a holder are, liable to be redeemed or converted into Ordinary Shares. The rights attaching to preference shares are those determined by the board. All preference shares issued by the company confer on the holders of those preference shares the same rights as holders of Ordinary Shares to receive notices, reports and accounts and to attend general meetings of the company. The right to vote of the holder of preference shares is subject to the Constitution and other terms determined by the board.

Winding Up

If we are wound up, then subject to the Constitution and to the rights or restrictions attached to a class of shares, any surplus assets must be divided among our shareholders in proportion to the shares held by them (irrespective of the amounts paid or credited as paid on the shares), less any amounts which remain unpaid on these shares at the time of distribution.

Variation of Class Rights

Subject to the Corporations Act and the terms of issue of a class of shares, wherever the capital of our company is divided into different classes of shares, the rights attached to any class of shares may be varied with:

•        the written consent of the holders of at least 75% of the shares issued in the particular class; or

•        the sanction of a special resolution passed at a separate meeting of the holders of shares in that class.

Our Board of Directors — Appointment and Retirement

Under the Constitution, the number of our board of directors shall be a minimum of three (3) directors and a maximum of nine (9) directors or such number as we resolve to authorize at a general meeting. Our directors are elected or re-elected by resolution by our shareholders at our general meetings.

Our board of directors may also appoint a director to fill a casual vacancy on our board or in addition to the existing directors, who will then hold office until our next annual general meeting and is then eligible for election at that meeting. No director of our company may hold office without re-election for more than five years or past the fifth annual general meeting following the meeting at which the director was last elected or re-elected (whichever is later).

Our Directors — Voting

Questions arising at a meeting of our board of directors will be decided by a majority of votes of the directors present at the meeting and entitled to vote on the matter. In the case of an equality of votes on a resolution, the Chair of the meeting has a second or casting vote.

A written resolution of our board of directors may be passed without holding a meeting, if all directors have been given notice of that resolution and a majority of all of our directors sign or assent to the resolution(other than our directors permitted not to vote on the resolution in accordance with the terms of the Constitution).

Powers and Duties of Our Directors

Our board of directors is responsible for managing our business and may exercise all the powers of us, which are not required by law or by the Constitution, to be exercised by us in general meeting.

Indemnification of Directors and Officers

We, to the extent permitted by law, must indemnify each person who is a current or former director of our company, officer or secretary of our company, and such other officers or former officers of our company as our directors in each case determine, against any losses or liability incurred by that person as an officer of our company.

We, to the extent permitted by law, may enter into and pay premiums on a contract insuring any person who is a current or former director of our company, officer or secretary of our company, and such other officers or former officers of our company as our directors in each case determine, against any liability incurred by the person as an officer or auditor of our company.

Amendment

The Constitution may only be amended in accordance with the Corporations Act, which requires a special resolution passed by at least 75% of our shareholders present (in person or by proxy, attorney or representative) and entitled to vote on the resolution at a general meeting of our company. Under the Corporations Act, we must give at least 21 days’ written notice of our intention to propose a resolution as a special resolution.

Takeover Provisions

The takeover provisions in Chapter 6 of the Corporations Act restrict acquisitions of shares in listed companies, and unlisted companies with more than 50 members, if the acquirer’s (or another party’s) relevant interest in voting shares would increase to above 20%, or would increase from a starting point that is above 20% and below 90%, unless certain exceptions apply.

Certain Disclosure Obligations

Under our Constitution, we are subject to continuous disclosure obligations under the Corporations Act. This requires us to disclose on our website located at www.gelteq.com and to the ASIC information not generally available that a reasonable person would expect to have a material effect on the price or value of its securities. We take all actions necessary to comply with our continuous disclosure obligations under the Corporations Act.

Reporting Under Australian Law

Under our Constitution, we are subject to financial reporting obligations under the Corporations Act. This requires us to prepare, audit and lodge with ASIC half-year and annual reports.

Periodic Reporting Under U.S. Securities Law

We are a “foreign private issuer” under the securities laws of the United States. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and Nasdaq listing standards. Subject to certain exceptions, the Nasdaq listing rules permit a “foreign private issuer” to comply with its home country rules in lieu of the listing requirements of Nasdaq.

Additionally, because we qualify as a “foreign private issuer” under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including:

(i)     the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

(ii)    the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

(iii)   the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

(iv)   the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating of financial results and material events will also be furnished to the SEC on Form 6-K.

Certain Insider Trading and Market Manipulation Laws

Australian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

We have adopted an insider trading policy. This policy provides, among other things, rules on transactions by members of our board of directors and our employees in our Ordinary Shares or in financial instruments, the value of which is determined by the value of the shares.

United States

The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g. derivatives). Thus, our board of directors, officers and other employees may not purchase or sell shares or other securities of our company when he or she is in possession of material, non-public information about our company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about our company.

Australia

The Australian securities laws generally prohibits any person from trading in a financial product while in possession of information which is not generally available and, if it were, would be likely to have a material effect on the price or value of the financial product. The insider trading laws cover not only those who trade based on material, non-public information, but also those who directly or indirectly communicate material non-public information to someone who they think might trade, enter into agreements to trade or get another person to trade. A “financial product” includes not only equity securities, but any financial product (e.g., derivatives, debentures). Thus, our board of directors, officers and other employees may not purchase or sell shares or other securities of our company when he or she is in possession of material, non-public information about our company(including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about our company.

SHARES ELIGIBLE FOR FUTURE SALE

We have 8,118,075 Ordinary Shares issued and outstanding as of the date of this prospectus. We expect to have 8,138,075 Ordinary Shares issued and outstanding immediately before the offering: (i)  8,118,075 Ordinary Shares outstanding as of the date of this prospectus, plus (ii) 20,000 Ordinary Shares expected to be issued at listing (or it expires on March 31, 2022) pursuant to a consulting contract entered into with a counterparty. We expect to have 9,438,075 Ordinary Shares (or 9,633,075 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares) issued and outstanding immediately after the offering: the 8,138,075 Ordinary Shares expected to be outstanding immediately before the offering as described above plus 1,300,000 Ordinary Shares (or 1,495,000 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).

We plan to apply to list the Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, we cannot assure you that an active trading market for the Ordinary Shares will develop.

We expect our board of directors to adopt an equity incentive plan prior to the consummation of this offering to provide an additional means through the grant of awards to attract, motivate, retain and reward selected key employees and other eligible persons. We also intend to obtain approval of this plan from our shareholders prior to the consummation of this offering. A summary of the terms we expect to apply to the equity incentive plan are set forth herein under “Executive Compensation.”

Rule 144

In general, a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities pursuant to Rule 144 under the Securities Act provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted Ordinary Shares for at least six months, but who are our affiliates at the time of, or at any time during the 90 days preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1.0% of the number of Ordinary Shares then outstanding, which will equal approximately 94,381 Ordinary Shares (or 96,331 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares) immediately after the closing of this offering; and

•        the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. Non-affiliate resales of restricted shares under Rule 144 also are subject to the availability of current public information about us until a period of one year has elapsed since the securities were acquired from the issuer or an affiliate of the issuer.

Lock-Up Agreements

Public Offering Lock-Up Agreement

Our officers, directors and holders of 5% or greater of our issued and outstanding Ordinary Shares have agreed not to sell, transfer or dispose of any Ordinary Shares or similar securities (the foregoing transfer restrictions, the “Lock-Up”) for a period of 12 months from the date on which the trading of our Ordinary Shares on Nasdaq commences.

Holders of 1% – 4.99% of our issued and outstanding Ordinary Shares have agreed to a Lock-Up of 6 months from the date on which the trading of our Ordinary Shares on Nasdaq commences, provided that if the aggregate of such holders shares’ were to equal or exceed 20% of our issued and outstanding Ordinary Shares on a fully diluted basis prior to the completing of this offering, then such holders have agreed to a Lock-Up of 12 months from such date.

Holders of less than 1% of our issued and outstanding Ordinary Shares are not subject to the Lock-Up, provided that if the aggregate of such holders’ Ordinary Shares were to equal or exceed 5% of our issued and Outstanding Shares on a fully diluted basis prior to the completing of this offering, then such holders are subject to a Lock-Up of 6 months from such date.

In the event the Ordinary Shares are approved to list on Nasdaq, the selling shareholders will be able to sell their Ordinary Shares following their respective lock-up periods.

Pre-IPO Lock-Up Agreement

In connection with the Pre-IPO Raise, each of the investors in the Pre-IPO Raise (each a “Pre-IPO Investor”) agreed to the following lock-up agreement with respect to the Ordinary Shares purchased in the Pre-IPO Raise (the “Pre-IPO Shares”):

•        From and after the effective date of such Pre-IPO Investor’s respective executed subscription agreement for the Pre-IPO Shares and until the 180th day after the date the Ordinary Shares is first listed on Nasdaq (such first trading day, the “Lock-Up Trigger Date”), the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of the Pre-IPO Shares.

•        Between the 181st and 270th day after the Lock-Up Trigger Date, the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily volume.

•        Between the 271st and 365th day after the Lock-Up Trigger Date, the Pre-IPO Investor agrees not to sell, transfer or otherwise dispose of more than one-third of the Pre-IPO Shares, subject to a maximum sale on any trading day of 3% of the daily volume.

•        After the 365th day after the Lock-Up Trigger Date, the Pre- IPO Investor shall no longer be subject to the foregoing lock-up.

Notwithstanding the above, commencing 90 days after the Lock-Up Trigger Date, if the price per share of the Ordinary Shares is at least 50% higher than the IPO Price (as defined below) per share and trades at least 100,000 shares daily, both for ten consecutive trading days, the Pre-IPO Investor may sell one-third of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the price of the Ordinary Shares is at least 100% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten consecutive trading days, the Pre-IPO Investor may sell up to an additional one-third of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume; and if the price of the Ordinary Shares is at least 150% higher than the IPO Price per share and trades at least 100,000 shares daily, both for ten (10) consecutive trading days, the Pre-IPO Investor may sell an additional one-third of the Pre-IPO Shares constituting a maximum total of all of its Pre-IPO Shares subject to a maximum sale on any trading day of 3% of the daily volume. For purpose of this term, the “IPO Price” shall mean the price of the Ordinary Shares first sold to the public pursuant to this offering commencing on Nasdaq.

Rule 701

Rule 701 under the Securities Act permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, senior management or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares subject also to Australian law.

The SEC has indicated that Rule 701 will apply to typical options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

MATERIAL UNITED STATES AND AUSTRALIAN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Ordinary Shares. This discussion applies only to Ordinary Shares that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

United States Income Tax Considerations

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market interested party transactions that require shareholder approval;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the Ordinary Shares;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Ordinary Shares that is for U.S. federal income tax purposes:

•        in individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHTOF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES.

U.S. Holders

Distributions on Ordinary Shares

If we make distributions of cash or property on the Ordinary Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of its current and accumulated earnings and profits(as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. Because we do not expect to provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that:

•        either (a) the Ordinary Shares are readily tradable on an established securities market in the United States, or (b) we are eligible for the benefits of the Convention between the Government of the United States of America and the Government of the Australia for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”);

•        we are neither a PFIC (as discussed below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements; and

•        certain other requirements are met.

U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares. Subject to certain exceptions, dividends on Ordinary Shares will constitute foreign source income and generally passive income for foreign tax credit limitation purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares, as the case may be. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Ordinary Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Ordinary Shares could be materially different from that described above, if we are treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, we will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock. Based on the current and anticipated composition of the income, assets and operations and our subsidiaries, we do not believe it will be treated as a PFIC for the current taxable year.

However, whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, our market value and the market value of our subsidiaries’ shares and assets. Changes in the composition of our income or asset may cause us to be or become a PFIC for the current or subsequent taxable years. In addition, whether we are treated as a PFIC for U.S. federal income tax purposes is determined annually after the close of each taxable year and, thus, is subject to significant uncertainty. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Accordingly, there can be no assurances that we will not be treated as a PFIC for the current taxable year or in any future taxable year.

Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder owns Ordinary Shares, we would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election` under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the Ordinary Shares held by the U.S. Holder;

•        the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

•        the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC, a U.S. Holder of Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Ordinary Shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because we do not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Ordinary Shares.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Ordinary Shares to elect out of the Excess Distribution Rules discussed above if we are treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder will include in income for each year that we are treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for us.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Ordinary Shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States;

•        a foreign corporation; or

•        a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares to Non-U.S. Holders

Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Ordinary Shares generally will not be subject to U.S. federal income taxation unless:

•        the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Ordinary Shares, and the proceeds received on sale or other taxable the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHTOF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES.

Australian Income Tax Considerations

This section below provides a general summary of the Australian tax considerations generally applicable to Australian resident and non-Australian resident shareholders of Gelteq with respect to the ownership and disposition of Ordinary Shares.

The discussion in this section deals only with the Australian taxation implications of the ownership and disposition of Ordinary Shares if you hold your Ordinary Shares as investments on capital account.

These comments do not apply to you if you:

•        hold your securities as revenue assets or trading stock (which will generally be the case if you are a bank, insurance company or carry on a business of share trading); or

•        are assessed on gains and losses on the securities under the taxation of financial arrangements “TOFA” provisions in Division 230 of the Income Tax Assessment Act 1997.

The Australian taxation implications of holding and disposing of the Ordinary Shares will vary depending upon your particular circumstances. Accordingly, it should not be relied upon as taxation advice and you should seek and rely upon your own professional advice before concluding on the particular taxation treatment that will apply to you. Furthermore, the discussion below is based upon the Australian income tax laws, applicable case law, regulations and published rulings, determinations and statement of administrative practice of the Australian Taxation Office as at the date of this filing. During the period of ownership of the Ordinary Shares by shareholders, the taxation laws of Australia, or their interpretation, may change (possibly with retroactive effect).

Gelteq and its officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences, or in respect of the taxation consequences.

This taxation summary is necessarily general in nature and is not exhaustive of all Australian tax consequences that could apply in all circumstances for shareholders. It is strongly recommended that each shareholder seek their own independent professional tax advice applicable to their particular circumstances.

This summary does not constitute financial product advice as defined in the Corporations Act. This summary is confined to certain taxation matters, based on the relevant Australian tax laws in force, established interpretations of that law and understanding of the practice of the relevant tax authority at the date of this summary. This summary does not take into account the tax laws of countries other than Australia.

Australian Resident Shareholders

This section applies to shareholders who are residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in respect of dividends on Ordinary Shares

Dividends paid by Gelteq on a share should constitute assessable income of an Australian tax resident shareholder. Australia has a franking system wherein dividends can be franked and the shareholder receives a franking credit which effectively represents the corporate tax paid by the company. Dividends can be “fully franked”, “partially franked” or “unfranked” and the maximum franking credit is calculated at the corporate tax rate (currently 30%).

Australian Resident Individuals and Complying Superannuation Entities

Australian tax resident shareholders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments in relation to “Qualified Persons” below, such shareholders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual shareholders will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Corporate Shareholders

Corporate shareholders are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to “Qualified Persons” below, corporate shareholders should be entitled to a tax off setup to the amount of the franking credit attached to the dividend.

An Australian resident corporate shareholder should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the corporate shareholder to pass on the franking credits to its investor(s) on the subsequent payment off ranked dividends.

Excess franking credits received by corporate shareholders will not give rise to a refund entitlement for a company but can be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and Partnerships

Australian tax resident shareholders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, an Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate in the relevant year of income, or the relevant partner in the partnership (as the case maybe), may be entitled to a tax offset by reference to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. An Australian resident trust beneficiary that is not under a legal disability and that is presently entitled to a share of the income of the trust estate (and not acting in a capacity as trustee) in the relevant year of income, or the relevant partner in the partnership, will generally be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Additional or alternative considerations may be relevant in relation to shareholders that are trustees of specific categories of trust under Australian tax law (such as managed investment trusts, AMITs, or public trading trusts). The precise tax consequences for a trustee shareholder is a complex tax issue which requires analysis based on each shareholder’s individual circumstances and the terms of the relevant trust deed. shareholders should obtain their own tax advice to determine these matters.

Qualified Persons

The benefit of franking credits can be denied where a shareholder is not a “qualified person” in which case the shareholder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares “at risk” for at least 45 days continuously during the qualification period — starting from the day after acquisition of the shares and ending 45 days after the shares become ex-dividend — in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed AUD$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Holders of the Ordinary Shares should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of Shares

For Australian tax resident shareholders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of shareholders will derive a capital gain on the disposal of their shares in Gelteq to the extent that the capital proceeds exceed the cost base of their Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the reduced cost base of their Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should be equal to any consideration received by the shareholder in respect to the disposal of their Ordinary Shares.

Cost base of Ordinary Shares

The cost base of an Ordinary Share will generally be equal to the cost of acquiring the Ordinary Shares, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees). However, to the extent that a roll-over was obtained in relation to the acquisition of the Ordinary Shares under the Australian scrip for scrip rules, the cost base should be equal to the inherited cost base of the pre-existing shares (i.e. the original interests).

CGT Discount

The CGT discount may apply to shareholders that are Australian tax resident individuals, complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.

The impact of the scrip for scrip rollover provisions on the holding period should be considered at an individual shareholder level. However, it is expected that the acquisition date of the Ordinary Shares for the purposes of the CGT discount should be the acquisition date of the shareholder’s pre-existing shares.

The CGT discount is:

•        one-half if the shareholder is an individual or trustee: meaning only 50% of the capital gain will be included in the shareholder’s assessable income; and

•        one-third if the shareholder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the shareholder’s assessable income.

The CGT discount is not available to shareholders that are companies.

If a shareholder makes a discounted capital gain, any current year and/or carried forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount is then included in the shareholder’s net capital gain for the income year and included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Non-Australian Resident Shareholders

This section applies to shareholders who are not residents of Australia for income tax purposes and hold their shares as investments on capital account.

Taxation in Respect of Dividends on Ordinary Shares

Non-Australian resident shareholders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Gelteq dividends.

Franked Dividends

As outlined above, Australia has a franking system wherein dividends can be franked and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Gelteq). Dividends can be “fully franked”, “partially franked” or “unfranked”.

Dividends received by non-Australian resident shareholders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend if fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.

Dividends Attributable to Conduit Foreign Income

Non-Australian resident shareholders should not be subject to Australian dividend withholding tax where Gelteq pays an unfranked dividend out of income which Gelteq has declared to be conduit foreign income (“CFI”). Generally, CFI would include amounts received by Gelteq that are attributable to dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.

Unfranked Dividends

Non-Australian resident shareholders should generally be subject to Australian dividend withholding tax to the extent of the unfranked component of any dividends received that are not declared to be CFI. Australian dividend withholding tax is imposed at a flat rate of 30% on the amount of the dividend that is unfranked unless the shareholder is a tax resident of a country that has a double tax treaty (“DTT”) with Australia. In the event the shareholder is otherwise able to rely on the DTT, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.

CGT Implications

Non-Australian resident shareholders who do not have a permanent establishment in Australia should not be subject to Australian CGT.

General Australian Tax Matters

This section applies to both Australian resident and non-Australian resident shareholders.

GST

The acquisition or disposal of Ordinary Shares by a shareholder (who is registered or required to be registered for GST) will be classified as a “financial supply” for Australian GST purposes. Accordingly, Australian GST will not be payable in respect of amounts paid for the acquisition or disposal of Ordinary Shares.

No GST should be payable in respect of dividends paid to shareholders.

Subject to certain requirements, there may be a restriction on the entitlement of shareholders registered for GST to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Ordinary Shares (e.g. lawyer’s and accountants’ fees).

Stamp Duty

No stamp duty should be payable on the acquisition of Ordinary Shares.

THE AUSTRALIAN FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO HOLDERS OF ORDINARY SHARES WILL DEPEND ON EACH HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE AUSTRALIAN AND NON-AUSTRALIAN. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHTOF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF ORDINARY SHARES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated             , 2023, among us the underwriters named below, for whom Boustead Securities, LLC is acting as the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of Ordinary Shares shown opposite its name below:

Underwriter	Number of Ordinary Shares
Boustead Securities, LLC
Total	1,300,000

The Ordinary Shares sold by the underwriters to the public will initially be offered at the initial public offering price range set forth on the cover page of this prospectus. Any Ordinary Shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $             per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more Ordinary Shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 195,000 additional Ordinary Shares at the public offering price less the underwriting discount, constituting 15% of the total number of Ordinary Shares to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•        Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

•        “Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option

•        “Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

•        Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•        Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Ordinary Shares. They may also cause the price of the Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the Representative), based on the initial public offering price of USD$5.00 per Ordinary Share, which is the price set forth on the cover page of this prospectus.

	Per Ordinary Share	Total
		No Exercise	Full Exercise
Public offering price	USD$ 5.00	USD$ [ ]	USD$ [ ]
Underwriting discounts(1)	USD$ [ ]	USD$ [ ]	USD$ [ ]
Non-accountable expense allowance	USD$ [ ]	USD$ [ ]	USD$ [ ]
Proceeds to us, before expenses

____________

(1)      Does not include the warrant to purchase Ordinary Shares equal to 7% of the number of shares sold in the offering, or amounts representing reimbursement of certain out-of-pocket expenses, as described below.

We have agreed to issue warrants to the Representative to purchase a number of Ordinary Shares equal to an aggregate of 7% of the aggregate number of the shares sold in this offering. The Representative’s Warrants will have an exercise price equal to 100% of the offering price of the Ordinary Shares sold in this offering. The Representative’s warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Representative’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the Ordinary Shares underlying the Representative’s warrants for a period of five years from the commencement of the sales of the Ordinary Shares in connection with this offering. We have agreed not to re-price or amend the terms of any outstanding options and warrants as of the date on which the trading of the Ordinary Shares on Nasdaq commences for a period of up to 12 months. We have registered the Representative’s warrants and the shares underlying the Representative’s warrants in this offering.

The Representative’s warrant and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrant nor any of our Ordinary Shares issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days from the commencement of the sales of the Ordinary Shares in connection with this offering, subject to certain exceptions. The Representative’s warrant to be received by the Representative and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

We have agreed to pay the Representative the reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to USD$158,000, consisting of up to USD$100,000 relating to reasonable fees of Representative’s legal counsel. The Representative’s out-of-pocket expenses include but are not limited to: (i) due diligence and other expenses incurred prior to completion of this offering up to USD$50,000, (ii) reasonable fees of Representative’s legal counsel up to USD$100,000, and (iii) the cost of background check on our officers, directors and major shareholders up to USD$8,000. Any out-of-pocket expenses above USD$5,000 are to be pre-approved by the Company. As of the date of this prospectus, we have not paid the Representative advances of for its anticipated out-of-pocket costs. Any such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). We have also agreed to pay the Representative a non-accountable expense allowance equal to 1% of the gross proceeds received at the closing of this offering

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the Representative;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future revenue and earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our Ordinary Shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

We have agreed to provide the Representative the right of first refusal for twelve (12) months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on or at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets (collectively, “Future Services”); provided, however, that the Representative shall not be entitled to have such right of first refusal if this offering is not consummated. In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares at a price per share that is less the price per Ordinary Share in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition, for a period of twelve months following date on which the Ordinary Shares are trading on the Nasdaq Capital Market, without the prior written consent of the Representative.

Company Lock-Up

The Company will not for a period of up to 12 months from the date on which the trading of the Ordinary Shares on Nasdaq commences, without the prior written consent of Boustead Securities, LLC: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, the Ordinary Shares, or modify the terms of existing securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares.

The Company will not for a period of up to 12 months from the date on which the trading of the Ordinary Shares on Nasdaq commences engage or participate in any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of its equity or assets, with another broker-dealer or on the Company’s own volition, without the prior written consent of Boustead Securities, LLC.

Lock Up Agreements

Public Offering Lock-Up Agreement

Our officers, directors and holders of 5% or greater of our issued and outstanding Ordinary Shares have agreed not to sell, transfer or dispose of any Ordinary Shares or similar securities (the foregoing transfer restrictions, the “Lock-Up”) for a period of 12 months from the date on which the trading of our Ordinary Shares on Nasdaq commences.

Holders of 1% – 4.99% of our issued and outstanding Ordinary Shares have agreed to a Lock-Up of 6 months from the date on which the trading of our Ordinary Shares on Nasdaq commences, provided that if the aggregate of such holders shares’ were to equal or exceed 20% of our issued and outstanding Ordinary Shares on a fully diluted basis prior to the completing of this offering, then such holders have agreed to a Lock-Up of 12 months from such date.

Holders of less than 1% of our issued and outstanding Ordinary Shares are not subject to the Lock-Up, provided that if the aggregate of such holders’ Ordinary Shares were to equal or exceed 5% of our issued and Outstanding Shares on a fully diluted basis prior to the completing of this offering, then such holders are subject to a Lock-Up of 6 months from such date.

Additionally, we have registered for resale up to 1,749,243 Ordinary Shares held by shareholders. The resale prospectus is included in the registration statement of which this prospectus is a part. In the event the Ordinary Shares are approved to list on Nasdaq, the selling shareholders will be able to sell their Ordinary Shares following their respective lock-up periods.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, Ordinary Shares may be sold by the Representative to securities dealers who resell Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, the Ordinary Shares have not been qualified for distribution by prospectus in Australia and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Australia prospectus or prospectus exemption.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	USD$
Nasdaq Capital Market Listing Fee	USD$
FINRA Filing Fee	USD$
Legal Fees and Expenses	USD$
Accounting Fees and Expenses	USD$
Printing and Engraving Expenses	USD$
Transfer Agent Expenses	USD$
Miscellaneous Expenses	USD$
Total Expenses	USD$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Australian law will be passed upon for us by Morgan-Smith Legal Pty Ltd. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters will be passed upon on behalf of the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended June 30, 2022, 2021 and 2020, included in this prospectus will been so included in reliance on the report of UHY Haines Norton, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a company incorporated under the laws of Australia. A majority of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

•        effect service of process within the United States upon any of our directors and executive officers or on us;

•        enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•        enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•        to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or against us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan, arising of this offering or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Contents 30 June 2022

GELTEQ LIMITED
INDEX TO FINANCIAL STATEMENTS

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Report of independent registered public accounting firm

To the Board of Directors and Shareholders of Gelteq Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Gelteq Limited and its subsidiaries (together the “Consolidated Entity”) as of June 30, 2022 and 2021, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended June 30, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Consolidated Entity as of June 30, 2022 and 2021, and the results of their operations and their cash flows for each of the years in the two year period ended June 30, 2022, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Substantial Doubt about the Consolidated Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Consolidated Entity will continue as a going concern. As discussed in Note 4 to the financial statements, the Consolidated Entity is in a current liability position at June 30, 2022 and has suffered recurring losses from operations. These conditions raise substantial doubt about the Consolidated Entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Consolidated Entity’s management. Our responsibility is to express an opinion on the Consolidated Entity’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Consolidated Entity in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Consolidated Entity is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Consolidated Entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

UHY Haines Norton

We have served as the Consolidated Entity’s auditor since 2021.

Sydney, New South Wales
17 March 2023

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Statement of profit or loss and other comprehensive income For the year ended 30 June 2022
		Consolidated
	Note	30 June 2022	30 June 2021
		AUD$	AUD$
Revenue
Revenue from contracts with customers	6	147,536	—
Other income	7	225,552	159,869

Expenses
Raw materials and consumables expenses		(94,874)	—
Employment expenses	8	(272,121)	(134,688)
Corporate expenses	9	(248,443)	—
IPO related expenses	10	(504,766)	—
Depreciation and amortisation expense	11	(1,215,260)	(57,945)
Research expenses	12	(529,017)	(277,055)
Auditor’s remuneration		(124,538)	(20,000)
Advertising & marketing expense		(68,441)	(12,779)
Share based expense	39	(34,722)	—
Intellectual Property services		(122,307)	—
Legal expense		(24,744)	(5,292)
Consulting Fees		(268,676)	(290,974)
Other expenses		(58,436)	(8,760)

Operating loss		(3,193,257)	(647,624)
Finance costs	13	(175,634)	(1,297)

Loss before income tax expense		(3,368,891)	(648,921)
Income tax expense	14	—	—

Loss after income tax expense for the year attributable to the owners of Gelteq		(3,368,891)	(648,921)

Other comprehensive income for the year, net of tax		—	—

Total comprehensive loss for the year attributable to the owners of Gelteq		(3,368,891)	(648,921)
		AUD$	AUD$
Basic loss per share	38	(0.46)	(0.23)
Diluted loss per share	38	(0.46)	(0.23)

The above statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Statement of financial position As at 30 June 2022
		Consolidated
	Note	30 June 2022	30 June 2021
		AUD$	AUD$
Assets

Current assets
Cash and cash equivalents	15	162,485	181,664
Trade and other receivables	16	250,666	193,245
Inventories	17	95,201	—
Prepayments and other assets	19	211,713	—
Total current assets		720,065	374,909

Non-current assets
Right-of-use assets	18	40,004	—
Intangibles assets	20	22,648,721	23,843,979
Total non-current assets		22,688,725	23,843,979
Total assets		23,408,790	24,218,888

Liabilities

Current liabilities
Trade and other payables	21	881,887	224,165
Deferred Revenue	22	119,765	—
Borrowings	23	5,086	4,796
Lease liabilities	24	34,707	—
Employee benefits provisions	25	39,515	6,939
Total current liabilities		1,080,960	235,900

Non-current liabilities
Borrowings	23	1,460,540	167,328
Lease liabilities	24	11,896	—
Total non-current liabilities		1,472,436	167,328

Total liabilities		2,553,396	403,228

Net assets		20,855,394	23,815,660

Equity
Issued capital	26	25,298,909	24,925,006
Reserves		34,722	—
Accumulated losses		(4,478,237)	(1,109,346)
Total equity		20,855,394	23,815,660

The above statement of financial position should be read in conjunction with the accompanying notes

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Statement of changes in equity For the year ended 30 June 2022
Consolidated	Issued capital	Share capital subscribed to be issued	Share based payments reserve	Accumulated losses	Total equity
	AUD$	AUD$	AUD$	AUD$	AUD$
Balance at 1 July 2020	300,233	383,264	—	(460,425)	223,072

Loss after income tax expense for the year	—	—	—	(648,921)	(648,921)
Other comprehensive income for the year, net of tax	—	—	—	—	—

Total comprehensive loss for the year	—	—	—	(648,921)	(648,921)

Transactions with owners in their capacity as owners:
Contributions of equity, net of transaction costs (note 26)	—	255,509	—	—	255,509
Share capital subscribed – to be issued	24,624,773	(638,773)	—	—	23,986,000
Balance at 30 June 2021	24,925,006	—	—	(1,109,346)	23,815,660
Consolidated	Issued capital	Share capital subscribed to be issued	Share based payments reserve	Accumulated losses	Total equity
	AUD$	AUD$	AUD$	AUD$	AUD$
Balance at 1 July 2021	24,925,006	—	—	(1,109,346)	23,815,660

Loss after income tax expense for the year	—	—	—	(3,368,891)	(3,368,891)
Other comprehensive income for the year, net of tax	—	—	—	—	—

Total comprehensive loss for the year	—	—	—	(3,368,891)	(3,368,891)

Transactions with owners in their capacity as owners:
Share capital subscribed – to be issued	—	373,903	—	—	373,903
Contributions of equity, net of transaction costs (note 26)	373,903	(373,903)	—	—	—
Share-based payments (note 39)	—	—	34,722	—	34,722
Balance at 30 June 2022	25,298,909	—	34,722	(4,478,237)	20,855,394

The above statement of changes in equity should be read in conjunction with the accompanying notes

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Statement of cash flows For the year ended 30 June 2022
		Consolidated
	Note	30 June 2022	30 June 2021
		AUD$	AUD$
Cash flows from operating activities
Receipt from Customers		259,325	—
GST refunds from the Australian Taxation Office (ATO)		—	41,622
Research & development tax incentives		159,870	154,033
Payments to suppliers and employees (inclusive of GST)		(1,712,068)	(520,991)
Payments to suppliers IPO (inclusive of GST)		(214,691)	—
Cash receipts from government grant		—	48,464
Interest and other finance costs paid		(368)	(77)

Net cash used in operating activities	36	(1,507,932)	(276,949)

Cash flows from investing activities
Cash acquired in the purchase of subsidiaries		—	138,894

Net cash from investing activities		—	138,894

Cash flows from financing activities
Related entity loans		—	200
Directors loans		291	—
Proceeds from borrowings	23	1,493,445	—
Repayment of lease liabilities		(6,000)	—

Net cash from financing activities		1,487,736	200

Net decrease in cash and cash equivalents		(20,196)	(137,855)
Cash and cash equivalents at the beginning of the financial year		181,664	319,519
Effects of exchange rate changes on cash and cash equivalents		1,017	—

Cash and cash equivalents at the end of the financial year	15	162,485	181,664

The above statement of cash flows should be read in conjunction with the accompanying notes

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 1. General information

The financial statements covers Gelteq Limited (formerly Gelteq Pty Ltd until 25 May 2022 and Myhypo Pty Ltd until 14 March 2021) (“Gelteq” or the “Company”) and its controlled entities (referred to herein as the “Consolidated Entity”). Gelteq is a Company limited by shares, incorporated and domiciled in Australia. On 12 April 2022 the shareholders approved a resolution to convert the Company into a Public Limited Company and to change its constitution and name to “Gelteq Limited”, effective 26 May 2022.

The principal activities of the Consolidated Entity during the financial year ended 30 June 2022 were the development and testing of a gel based delivery system for humans and animals.

The names of the directors in office at any time during or since the end of the year are:

Simon Szewach (Executive Chairman) — Appointed 5 August 2021
Nathan Jacob. Givoni (Executive Director)
Jeff Olyniec (Non-Executive Director) — Appointed 5 August 2021
Philip Dalidakis (Non-Executive Director) — Appointed on 12 April 2022
Professor David Morton (Non-Executive Director) — Appointed February 28 2023
Paul Wynne (Non-Executive Director) — Appointed on 12 April 2022 and Resigned 28 February 2023

The directors have been in office since the start of the financial year to the date of this report unless otherwise stated.

The financial statements were authorised for issue, in accordance with a resolution of directors, on 17 March, 2023. The directors have the power to amend and reissue the financial statements.

Note 2. Basis of preparation

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out in note 3. The policies have been consistently applied to all the years presented, unless otherwise stated.

The consolidated financial statements are presented in Australian Dollars, which is also the Consolidated Entity’s functional currency. Amounts are rounded to the nearest dollar, unless otherwise stated.

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires the Consolidated Entity’s management to exercise judgment in applying the Consolidated Entity’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in note 4.

Basis of measurement

The consolidated financial statements have been prepared on a historical cost basis.

The principal accounting policies adopted are consistent with those of the previous financial year unless otherwise stated.

The Consolidated Entity has applied IFRS 2 Share Based payments, IFRS 16 Leases, IFRS 15 Revenue from contracts with customers and IAS 2 Inventories for the first time in the current reporting year.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 2. Basis of preparation (cont.)

New or amended Accounting Standards and Interpretations adopted

The Consolidated Entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board (IASB) that are mandatory for the current reporting period. The adoption of the new or amended standards did not have any impact on the current period or any prior period and is not likely to affect future periods.

Certain new accounting standards and interpretations have been published that are not mandatory for 30 June 2022 reporting period and have not been early adopted by the Consolidated Entity. There are no standards that are not yet effective and that would be expected to have a material impact on the Consolidated Entity in the current or future reporting periods and on foreseeable future transactions. However, management will continue to assess this closer to the application date of each standard.

Note 3. Summary of significant accounting policies

The principal accounting policies adopted in the preparation of the financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a) Principles of consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Gelteq Limited (‘Gelteq’, ‘Company’ or ‘parent entity’) as at 30 June 2022 and the results of all subsidiaries for the year then ended. Gelteq and its subsidiaries together are referred to in these financial statements as the ‘Consolidated Entity’.

Subsidiaries are all those entities over which the Consolidated Entity has control. The Consolidated Entity controls an entity when the Consolidated Entity is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Consolidated Entity. They are de-consolidated from the date that control ceases.

Intercompany transactions, balances and unrealised gains on transactions between entities in the Consolidated Entity are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Consolidated Entity.

The acquisition of subsidiaries is accounted for using the acquisition method of accounting. A change in ownership interest, without the loss of control, is accounted for as an equity transaction, where the difference between the consideration transferred and the book value of the share of the non-controlling interest acquired is recognised directly in equity attributable to the parent.

Where the Consolidated Entity loses control over a subsidiary, it derecognises the assets including goodwill, liabilities and non-controlling interest in the subsidiary together with any cumulative translation differences recognised in equity. The Consolidated Entity recognises the fair value of the consideration received and the fair value of any investment retained together with any gain or loss in profit or loss.

(b) Revenue from contracts with customers

Revenue arises mainly from manufacturing and sale of products. To determine whether to recognise revenue, the Consolidated Entity follows a 5-step process:

(1)    Identifying the contract with a customer

(2)    Identifying the performance obligations

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

(3)    Determining the transaction price

(4)    Allocating the transaction price to the performance obligations

(5)    Recognising revenue when/as the performance obligations are satisfied.

Revenue is recognised either at a point in time or over time, when the Consolidated Entity satisfies performance obligations by transferring the promised goods or services to its customers.

The Consolidated Entity recognises contract liabilities for consideration received in respect to unsatisfied performance obligations and reports these amounts as other liabilities (which we refer to as deferred revenues) in the statement of financial position. Similarly, if the Consolidated Entity satisfies a performance obligation before it receives the consideration, the Consolidated Entity recognises either a contract asset or a receivable in its statement of financial position, depending on whether something other than the passage of time is required before the consideration is due.

Sale of Products

Revenue from sale of product for a fixed fee is recognised when or as the Consolidated Entity transfers control of the assets to the customer. Note 6 further details the sales breakdown by geography.

Other revenue

Other revenue is recognised when it is received or when the right to receive payment is established.

(c) Research and Development Tax Incentive

The Research and Development Tax Incentive programme provides tax offsets for expenditure on eligible R&D activities. Under the programme, the Consolidated Entity, is entitled to a refundable R&D credit in Australia on the eligible R&D expenditure incurred on eligible R&D activities. The refundable R&D tax offset is accounted for under IAS 20 Accounting for Government Grants and Disclosure of Government Assistance, as per which the R&D tax offset income is recognised when there is reasonable assurance that it will be received. It is recognised in the statement of comprehensive income in the same period that the related costs are recognised as expenses and relates to refundable amounts on approved expenses.

(d) Business Combinations/Asset Acquisitions

Business combinations occur where an acquirer obtains control over one or more businesses and results in the consolidation of its assets and liabilities.

A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination will be accounted for from the date that control is obtained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed are recognised (subject to certain limited exceptions).

If the acquisition of an asset or a Consolidated Entity of assets does not constitute a business, the individual identifiable assets acquired (including intangible assets) and liabilities are assumed. The cost of the Consolidated Entity shall be allocated to the individual identifiable assets and liabilities on the basis of their relative fair values at the date of purchase. Such a transaction or event does not give rise to goodwill.

Determining whether a particular set of assets and activities is a business should be based on whether the integrated set is capable of being conducted and managed as a business by a market participant. Thus, in evaluating whether a particular set is a business, it is not relevant whether a seller operated the set as a business or whether the acquirer intends to operate the set as a business. In the absence of evidence to the contrary, a particular set of assets and activities in which goodwill is present shall be presumed to be a business. However, a business need not have goodwill.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

In June 2021, the parent entity acquired subsidiaries as set out in note 34, which have been accounted for as asset acquisitions on the basis the entities were not deemed to be businesses.

(e) Income Tax

The income tax expense (income) for the year ended 30 June 2022 comprises current income tax expense (income) and deferred tax expense (income).

Current tax assets and liabilities are offset where a legally enforceable right of set-off exists and it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur. Deferred tax assets and liabilities are offset where: (a) a legally enforceable right of set-off exists; and (b) the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where it i s intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur in future periods in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

Deferred income tax expense reflects movements in deferred tax asset and deferred tax liability balances during the year, as well as unused tax losses.

Current and deferred income tax expense (income) is charged or credited outside profit or loss when the tax relates to items that are recognised outside profit or loss or arising from a business combination.

Except for business combinations, no deferred income tax is recognised from the initial recognition of an asset or liability where there is no effect on accounting or taxable profit or loss.

A deferred tax liability shall be recognised for all taxable temporary differences, except to the extent that the deferred tax liability arises from:

(a)     the initial recognition of goodwill; or

(b)    the initial recognition of an asset or liability in a transaction which:

(i)     is not a business combination; and

(ii)    at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).

Deferred tax assets and liabilities are calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled and their measurement also reflects the manner in which management expects to recover or settle the carrying amount of the related asset or liability.

Deferred tax assets relating to temporary differences and unused tax losses are recognised only to the extent that it is probable that future taxable profit will be available against which the benefits of the deferred tax asset can be utilised.

(f) Fair Value of Assets and Liabilities

The Consolidated Entity measures some of its assets and liabilities at fair value on either a recurring or non-recurring basis, depending on the requirements of the applicable Accounting Standard.

Fair value is the price the Consolidated Entity would receive to sell an asset or would have to pay to transfer a liability in an orderly (ie unforced) transaction between independent, knowledgeable and willing market participants at the measurement date.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

As fair value is a market-based measure, the closest equivalent observable market pricing information is used to determine fair value. Adjustments to market values may be made having regard to the characteristics of the specific asset or liability. The fair values of assets and liabilities that are not traded in an active market are determined using one or more valuation techniques. These valuation techniques maximise, to the extent possible, the use of observable market data.

To the extent possible, market information is extracted from either the principal market for the asset or liability (ie the market with the greatest volume and level of activity for the asset or liability) or, in the absence of such a market, the most advantageous market available to the entity at the end of the reporting year (ie the market that maximises the receipts from the sale of the asset or minimises the payments made to transfer the liability, after taking into account transaction costs and transport costs).

For non-financial assets, the fair value measurement also takes into account a market participant’s ability to use the asset in its highest and best use or to sell it to another market participant that would use the asset in its highest and best use.

The fair value of liabilities and the entity’s own equity instruments (excluding those related to share-based payment arrangements) may be valued, where there is no observable market price in relation to the transfer of such financial instruments, by reference to observable market information where such instruments are held as assets. Where this information is not available, other valuation techniques are adopted and, where significant, are detailed in the respective note to the financial statements.

(g) Financial Instruments

Initial recognition and measurement

Financial assets and financial liabilities are recognised when the entity becomes a party to the contractual provisions of the instrument. For financial assets, this is equivalent to the date that the Consolidated Entity commits itself to either purchase or sell the asset (i.e. trade date accounting is adopted).

Financial instruments (except for trade receivables) are initially measured at fair value plus transactions costs, except where the instrument is classified ‘at fair value through profit or loss’ in which case transactions costs are recognised as expenses in profit or loss immediately. Where available, quoted prices in an active market are used to determine fair value. In other circumstances, valuation techniques are adopted.

Trade receivables are initially measured at the transaction price if the trade receivables do not contain a significant financing component or if the practical expedient was applied as specified in IFRS 15: Revenue from Contracts with Customers.

Classification and subsequent measurement

Financial liabilities

Financial liabilities are subsequently measured at:

—     amortised cost; or

—     fair value through profit and loss.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

A financial liability is measured at fair value through profit and loss if the financial liability is:

—     a contingent consideration of an acquirer in a business combination to which IFRS 3: Business Combinations applies;

—     held for trading; or

—     initially designated as at fair value through profit or loss.

All other financial liabilities are subsequently measured at amortised cost using the effective interest method. The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest expense to profit or loss over the relevant period.

The effective interest rate is the internal rate of return of the financial asset or liability. That is, it is the rate that exactly discounts the estimated future cash flows through the expected life of the instrument to the net carrying amount at initial recognition.

Any gains or losses arising on changes in fair value are recognised in profit or loss to the extent that they are not part of a designated hedging relationship.

The change in fair value of the financial liability attributable to changes in the issuer’s credit risk is taken to other comprehensive income and is not subsequently reclassified to profit or loss. Instead, it is transferred to retained earnings upon derecognition of the financial liability.

If taking the change in credit risk to other comprehensive income enlarges or creates an accounting mismatch, these gains or losses should be taken to profit or loss rather than other comprehensive income. A financial liability cannot be reclassified.

Financial assets

Financial assets are subsequently measured at:

—     amortised cost;

—     fair value through other comprehensive income; or

—     fair value through profit or loss.

Measurement is on the basis of two primary criteria:

—     the contractual cash flow characteristics of the financial asset; and

—     the business model for managing the financial assets.

A financial asset that meets the following conditions is subsequently measured at amortised cost:

—     the financial asset is managed solely to collect contractual cash flows; and

—     contractual terms within the financial asset give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding on specified dates.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

A financial asset that meets the following conditions is subsequently measured at fair value through other comprehensive income:

—     the contractual terms within the financial asset give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding on specified dates; and

—     the business model for managing the financial asset comprises both contractual cash flows collection and the selling of the financial asset.

By default, all other financial assets that do not meet the measurement conditions of amortised cost and fair value through other comprehensive income are subsequently measured at fair value through profit or loss.

The Consolidated Entity initially designates a financial instrument as measured at fair value through profit or loss if:

•        it eliminates or significantly reduces a measurement or recognition inconsistency (often referred to as an “accounting mismatch”) that would otherwise arise from measuring assets or liabilities or recognising the gains and losses on them on different bases;

•        it is in accordance with the documented risk management or investment strategy and information about the groupings is documented appropriately, so the performance of the financial liability that is part of a group of financial liabilities or financial assets can be managed and evaluated consistently on a fair value basis; and

•        it is a hybrid contract that contains an embedded derivative that significantly modifies the cash flows otherwise required by the contract.

The initial measurement of financial instruments at fair value through profit or loss is a one-time option on initial classification and is irrevocable until the financial asset is derecognised.

Derecognition

Derecognition of financial liabilities

A liability is derecognised when it is extinguished (ie when the obligation in the contract is discharged, cancelled or expires). An exchange of an existing financial liability for a new one with substantially modified terms, or a substantial modification to the terms of a financial liability, is treated as an extinguishment of the existing liability and recognition of a new financial liability.

The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

Derecognition of financial assets

A financial asset is derecognised when the holder’s contractual rights to its cash flows expires, or the asset is transferred in such a way that all the risks and rewards of ownership are substantially transferred.

All the following criteria need to be satisfied for the derecognition of a financial asset:

•        the right to receive cash flows from the asset has expired or been transferred;

•        all risk and rewards of ownership of the asset have been substantially transferred; and

•        the Consolidated Entity no longer controls the asset (ie it has no practical ability to make unilateral decisions to sell the asset to a third party).

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

On derecognition of a financial asset measured at amortised cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognised in profit or loss.

On derecognition of a debt instrument classified as fair value through other comprehensive income, the cumulative gain or loss previously accumulated in the investment revaluation reserve is reclassified to profit or loss.

(h) Impairment of assets

At the end of each reporting year, the Consolidated Entity assesses whether there is any indication that an asset may be impaired. The assessment will include considering external sources of information and internal sources of information, including dividends received from subsidiaries, associates or joint ventures deemed to be out of pre-acquisition profits. If such an indication exists, an impairment test is carried out on the asset by comparing the recover able amount of the asset, being the higher of the asset’s fair value less costs to sell and value in use to the asset’s carrying amount. Any excess of the asset’s carrying amount over its recoverable amount is recognised immediately in profit or loss, unless the asset is carried at a revalued amount in accordance with another Standard. Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with that other Standard.

Where it is not possible to estimate the recoverable amount of an individual asset, the Consolidated Entity estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Impairment testing is performed annually for goodwill and intangible assets with indefinite lives.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

(i) Inventories

Raw materials, work in progress and finished goods are stated at the lower of cost and net realisable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labour, import duties and taxes, an appropriate proportion of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Raw materials, finished goods and work in progress are stated at the lower of cost and net realisable value. Cost comprises of purchase and delivery costs, net of rebates and discounts received or receivable. Costs are assigned to individual items of inventory on the ‘first in first out’ basis.

Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(j) Right-of-use assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Consolidated Entity expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

The Consolidated Entity has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

(k) Intangible Assets Other than Goodwill Trade Secrets

Trade secrets

Trade secrets with finite useful lives that are acquired separately, including those acquired in a business combination recognised separately from goodwill, are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives which are disclosed below. The estimated useful life and amortisation method are reviewed at the end of each reporting year, with the effect of any changes in estimate being accounted for on a prospective basis.

Research and development

Expenditure during the research phase of a project is recognised as an expense when incurred.

Under IFRS 138, An intangible asset arising from development (or from the development phase of an internal project) shall be recognised if, and only if, an entity can demonstrate all of the following:

(a)     the technical feasibility of completing the intangible asset so that it will be available for use or sale.

(b)    its intention to complete the intangible asset and use or sell it.

(c)     its ability to use or sell the intangible asset.

(d)    how the intangible asset will generate probable future economic benefits. Among other things, the entity can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.

(e)     the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

(f)     its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Development expenditure that does not meet the criteria for capitalisation above are recognised as an expense as incurred.

Patents & trademarks

Patents and trademarks are measured initially at purchase cost and are amortised on a straight line basis over their estimated useful lives.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

The amortisation rates used for each class of intangible asset with a finite useful life are:

Class of Intangible Asset	Amortisation Year
Trade Secrets	20 Years
Patents and Trademarks	20 Years

Foreign Currency Transactions and Balances

(l) Functional and presentation currency

The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The functional currency of Gelteq is AUD$ dollars. The financial statements are presented in Australian dollars.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items are recognised in profit or loss, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognised directly in other comprehensive income to the extent that the underlying gain or loss is directly recognised in other comprehensive income; otherwise the exchange difference is recognised in profit or loss.

(m) Employee Benefit Provisions

Short-term obligations

Liabilities for accumulating annual leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the balance sheet.

Other long-term employee benefit obligations

The liabilities for long service leave are not expected to be settled wholly within 12 months after the end of the period in which the employees render the related service. They are therefore measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service.

The obligations are presented as current liabilities in the balance sheet if the entity does not have an unconditional right to defer settlement for at least twelve months after the reporting date, regardless of when the actual settlement is expected to occur.

(n) Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

(o) Government Grants

Government grants received on capital expenditure are generally deducted in arriving at the carrying amount of the asset purchased. Grants for revenue expenditure are recognised as other income by the Consolidated Entity. Where retention of a government grant is dependent on the Consolidated Entity satisfying certain criteria, it is initially recognised as deferred income. When the criteria for retention have been satisfied, the deferred income balance is released to the consolidated statement of comprehensive income or netted against the asset purchased.

(p) Trade and other receivables

Trade and other receivables are recognised at amortised cost, less any allowance for expected credit losses.

(q) Trade and Other Payables

Trade and other payables represent the liabilities for goods and services received by the entity that remain unpaid at the end of the reporting period. The balance is recognised as a current liability with the amounts normally paid within 30 days of recognition of the liability.

Trade and other payables are initially measured their fair value and subsequently measured at amortised cost using the effective interest method.

Accruals are recognised when they can be reasonably estimated and attributed to the relevant financial period. They are assessed for fair value and carried at amortised cost. They are derecognised when a liability for payment is raised as a trade or other payable.

(r) Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the year of the borrowings using the effective interest method.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Borrowings are classified as current liabilities unless the Consolidated Entity has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of assets that necessarily take a substantial period of time to prepare for their intended use or sale are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

(s) Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Consolidated Entity’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

(t) Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included with other receivables or payables in the statement of financial position.

(u) Earnings per Share (EPS)

Basic loss per share

Basic earnings per share is calculated by dividing the profit attributable to equity holders of the Consolidated Entity, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the period, adjusted for bonus elements in ordinary shares issued during the period.

Diluted loss per share

Diluted loss per share adjusts the figures used in the determination of basic loss per share to take into account the after income tax effect of interest and other financing costs associated with dilutive potential ordinary shares and the weighted average number of shares assumed to have been issued for no consideration in relation to dilutive potential ordinary shares.

Operating segments

Operating segments are presented using the ‘management approach’, where the information presented is on the same basis as the internal reports provided to the Chief Operating Decision Makers (‘CODM’). The CODM is responsible for the allocation of resources to operating segments and assessing their performance.

(v) Share-based payments

Equity-settled and cash-settled share-based compensation benefits are provided to employees.

Equity-settled transactions

Equity-settled transactions are awards of shares, or options over shares, that are provided to employees in exchange for the rendering of services. Cash-settled transactions are awards of cash for the exchange of services, where the amount of cash is determined by reference to the share price.

The cost of equity-settled transactions are measured at fair value on grant date. Fair value is generally determined using either the Binomial or Black-Scholes option pricing model that takes into account the exercise price, the term of

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

the option, the impact of dilution, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield and the risk free interest rate for the term of the option, together with non-vesting conditions that do not determine whether the Consolidated Entity receives the services that entitle the employees to receive payment. No account is taken of any other vesting conditions. There are no such equity settled transactions where fair value is measured under these methods for financial year 2022 or financial year 2021.

Refer to note 39 for details of the basis of valuation of the rights granted to the CFO during the year.

The cost of equity-settled transactions are recognised as an expense with a corresponding increase in equity over the vesting period. The cumulative charge to profit or loss is calculated based on the grant date fair value of the award, the best estimate of the number of awards that are likely to vest and the expired portion of the vesting period. The amount recognised in profit or loss for the period is the cumulative amount calculated at each reporting date less amounts already recognised in previous periods.

Cash-settled transactions

The cost of cash-settled transactions is initially, and at each reporting date until vested, determined by applying either the Binomial or Black-Scholes option pricing model, taking into consideration the terms and conditions on which the award was granted. The cumulative charge to profit or loss until settlement of the liability is calculated as follows:

•        during the vesting period, the liability at each reporting date is the fair value of the award at that date multiplied by the expired portion of the vesting period.

•        from the end of the vesting period until settlement of the award, the liability is the full fair value of the liability at the reporting date.

All changes in the liability are recognised in profit or loss. The ultimate cost of cash-settled transactions is the cash paid to settle the liability.

There are no cash settled transactions for financial year 2022 or financial year 2021.

Market conditions are taken into consideration in determining fair value. Therefore, any awards subject to market conditions are considered to vest irrespective of whether or not that market condition has been met, provided all other conditions are satisfied.

If equity-settled awards are modified, as a minimum an expense is recognised as if the modification has not been made. An additional expense is recognised, over the remaining vesting period, for any modification that increases the total fair value of the share-based compensation benefit as at the date of modification.

If the non-vesting condition is within the control of the Consolidated Entity or employee, the failure to satisfy the condition is treated as a cancellation. If the condition is not within the control of the Consolidated Entity or employee and is not satisfied during the vesting period, any remaining expense for the award is recognised over the remaining vesting period, unless the award is forfeited.

If equity-settled awards are cancelled, it is treated as if it has vested on the date of cancellation, and any remaining expense is recognised immediately. If a new replacement award is substituted for the cancelled award, the cancelled and new award is treated as if they were a modification.

(w) Comparative Figures

When required by Accounting Standards, comparative figures have been adjusted to conform to changes in presentation for the current financial period.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 3. Summary of significant accounting policies (cont.)

Where the Consolidated Entity retrospectively applies an accounting policy, makes a retrospective restatement or reclassifies items in its financial statements, a third statement of financial position as at the beginning of the preceding period in addition to the minimum comparative financial statements is presented.

Note 4. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Impacts of Covid-19

Judgement has been exercised in considering the impacts that the Coronavirus (COVID-19) pandemic has had, or may have, on the Consolidated Entity based on known information. This consideration extends to the nature of the products and services offered, customers, supply chain, staffing and geographic regions in which the Consolidated Entity operates. Other than as addressed in specific notes, there does not currently appear to be either any significant impact upon the financial statements or any significant uncertainties with respect to events or conditions which may impact the Consolidated Entity unfavourably as at the reporting date or subsequently as a result of the Coronavirus (COVID-19) pandemic.

Estimation of useful lives of assets

The Consolidated Entity determines the estimated useful lives and related depreciation and amortisation charges for its finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Intangible assets

The Consolidated Entity tests annually, or more frequently if events or changes in circumstances indicate impairment, whether indefinite life or finite life intangible assets have suffered any impairment, in accordance with the accounting policy stated in note 3. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of assumptions, including estimated discount rates based on the current cost of capital and growth rates of the estimated future cash flows. Refer to note 20 for details.

Income tax

The Consolidated Entity is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Consolidated Entity recognises liabilities for anticipated tax audit issues based on the Consolidated Entity’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 4. Critical accounting judgements, estimates and assumptions (cont.)

Recognition of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences and carried forward losses, only if the Consolidated Entity considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Leases- Incremental borrowing rate

Where the interest rate implicit in a lease cannot be readily determined, an incremental borrowing rate is estimated to discount future lease payments to measure the present value of the lease liability at the lease commencement date. Such a rate is based on what the Consolidated Entity estimates it would have to pay a third party to borrow the funds necessary to obtain an asset of a similar value to the right-of-use asset, with similar terms, security and economic environment.

Employee benefits provision

As discussed in note 3, the liability for employee benefits expected to be settled more than 12 months from the reporting date are recognised and measured at the present value of the estimated future cash flows to be made in respect of all employees at the reporting date. In determining the present value of the liability, estimates of attrition rates and pay increases through promotion and inflation have been taken into account.

Business combinations/Asset Acquisitions

As discussed in note 3, business combinations are initially accounted for on a provisional basis. The fair value of assets acquired, liabilities and contingent liabilities assumed are initially estimated by the Consolidated Entity taking into consideration all available information at the reporting date. Fair value adjustments on the finalisation of the business combination accounting is retrospective, where applicable, to the period the combination occurred and may have an impact on the assets and liabilities, depreciation and amortisation reported.

Going Concern

As at 30 June 2022, the Consolidated Entity’s current liabilities exceeded current assets by AUD$360,895 (30 June 2021 current assets exceeded current liabilities by AUD$139,009). For the year ended 30 June 2022, the Consolidated Entity made a loss after income tax expense of AUD$3,368,891 (30 June 2021 loss after income tax expense of AUD$648,921). The cash balances as at 30 June 2022 was AUD$162,485 (30 June 2021 was AUD$181,664).

The loan received on 4 February 2022 totalling AUD$1,493,445 principle has been extended and is to be repaid on 15 July 2024.

The above matters give rise to a material uncertainty that may cast significant doubt over the Consolidated Entity’s ability to continue as a going concern. Therefore, the Consolidated Entity may be unable to realise its assets and discharge its liabilities in the normal course of business at the amounts stated in the financial report.

The directors have prepared detailed cash flow projections for the period of 12 months from the date of signing this financial statement. The Consolidated Entity’s ability to fund its operations is dependent upon management’s plans and execution, which include raising additional capital, either through the proposed public offering or private equity and obtaining regulatory approvals for its products and generating revenues from these products.

On 26 September 2022, the Company has raised pre-IPO funding of USD$999,999.12 (equivalent to AUD$1,431,161) by issuing 746,268 fully paid ordinary shares at USD$1.34 per share to professional and sophisticated investors. The company incurred capital raising costs of USD$85,136 (equivalent to AUD$121,844).

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 4. Critical accounting judgements, estimates and assumptions (cont.)

The Directors believe that the Consolidated Entity will be able to continue as a going concern due to the above mitigating factors in relation to the material uncertainty.

The Consolidated Entity’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Consolidated Entity be unable to continue as a going concern.

Note 5. Operating segments

During the current financial year, the Consolidated Entity operated in one segment.

IFRS 8 requires operating segments to be identified on the basis of internal reports about the components of the Consolidated Entity that are regularly reviewed by the chief operating decision maker in order to allocate resources to the segment and to assess its performance. In the current year the board reviews the Consolidated Entity as one operating segment being the development and testing of a gel based delivery system for humans and animals within Australia.

Assets and liabilities by geographical area

All assets and liabilities and operations are based in Australia.

Note 6. Revenue from contracts with customers

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Sale of products	147,536	—

All revenues are recognized accordance with the policy at the point in time of delivery.

Disaggregation of revenue by geographical location:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
United States of America	19,961	—
China	127,575	—
Total	147,536	—

Note 7. Other income

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Research & Development – tax incentive	224,535	159,869
Foreign exchange gain	1,017	—
Other income	225,552	159,869

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 8. Employment expenses

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Salary and wages	188,942	117,483
Superannuation contributions – employees	50,602	10,267
Provision for annual leave	32,577	6,938
	272,121	134,688

Note 9. Corporate expenses

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Accounting expense	124,781	—
Professional Fees	8,000	—
Management Fees	115,662	—
	248,443	—

Note 10. IPO related expenses

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Legal fees	152,630	—
Audit fees	40,100	—
Accounting fees	15,000	—
Initial listing fees	6,960	—
Consultant fees	290,076	—
	504,766	—

Note 11. Depreciation and amortisation expense

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Amortisation expenses	1,195,258	57,945
Depreciation expense on right-of-use assets	20,002	—
	1,215,260	57,945

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 12. Research expenses

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Product research expenses	529,017	277,055

Note 13. Finance costs

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Interest and finance charges payable on borrowings	173,671	1,297
Interest and finance charges paid/payable on lease liabilities	1,595	—
finance charges paid-others	368	—
	175,634	1,297

Note 14. Income tax expense

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Numerical reconciliation of income tax expense and tax at the statutory rate
Loss before income tax expense	(3,368,891)	(648,921)
Tax at the statutory tax rate of 25% (2021: 26%)	(842,223)	(168,719)
Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Permanent differences	379,837	112,294
Timing differences (not meeting deferred asset criteria)	161,107	8,976
Carry forward losses (not meeting deferred asset criteria)	301,279	47,449
Income tax expense	—	—
	30 June 2022	30 June 2021
	AUD$	AUD$
Aggregate amount of tax charged/(credited) directly to equity relating to items that are recognised in equity:	—	—
The amount of unused tax losses for which no deferred tax asset is recognised:
– applicable to the company	1,808,603	603,489
– applicable to subsidiaries (not consolidated for tax purposes)	171,491	181,584
Potential tax benefit @ 25%	495,024	196,268

The above potential tax benefit for tax losses has not been recognised in the statement of financial position. These tax losses can only be utilised in the future if the continuity of ownership test is passed, or failing that, the same business test is passed.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 15. Cash and cash equivalents

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current assets
Cash on hand	4,708	4,708
Cash at bank	157,777	176,956
	162,485	181,664

Note 16. Trade and other receivables

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current assets
GST	18,154	33,375
Other debtors – research and development tax refund receivable	224,535	159,870
Trade Receivables	7,977	—
	250,666	193,245

The Consolidated Entity has no expected credit losses to trade receivables. All receivables are current as at 30 June 2022.

Due to their short-term nature, the directors consider that the carrying value of trade and other receivables approximates their fair value.

Note 17. Inventories

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current assets
Raw materials – at cost	95,201	—

Note 18. Right-of-use assets

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Non-current assets
Right-of-use assets	60,006	—
Less: Accumulated depreciation	(20,002)	—
	40,004	—

The Consolidated Entity leases a building for its office space under an agreement of 2 years, with an option to extend. On renewal, if both parties agree, the terms of the lease may extend for a further 12 month period.

Refer note 33 for further information on related party.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 19. Prepayments and other assets

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current assets
Marketing and Promotion	98,745	—
Prepaid expenses	33,088	—
Advance payments to vendors for supply of raw materials	79,880	—
	211,713	—

Note 20. Intangibles assets

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Non-current assets
Trade Secrets – at cost	23,857,306	23,857,306
Less: Accumulated amortisation	(1,248,429)	(55,558)
Net carrying value	22,608,877	23,801,748
Patents and trademarks – at cost	47,840	47,840
Less: Accumulated amortisation	(7,996)	(5,609)
Net carrying value	39,844	42,231
	22,648,721	23,843,979

Reconciliation

Reconciliations of the written down values at the beginning and end of the current and previous financial year are set out below:

Consolidated	Trade Secrets	Patents & trademarks	Total
	AUD$	AUD$	AUD$
Balance at 1 July 2020	—	47,840	47,840
Additions	23,857,306	—	23,857,306
Amortisation expense	(55,558)	(5,609)	(61,167)
Balance at 30 June 2021	23,801,748	42,231	23,843,979

Balance at 1 July 2021	23,801,748	42,231	23,843,979
Amortisation expense	(1,192,871)	(2,387)	(1,195,258)
Balance at 30 June 2022	22,608,877	39,844	22,648,721

Trade secrets were acquired during 2021 financial year by the Consolidated Entity and are amortised over its useful life estimate of 20 years.

For the year ended 30 June 2022, management has performed an impairment assessment in accordance with IAS 36. As part of this process, management obtained a full valuation of the intangible assets by an independent expert valuer.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 20. Intangibles assets (cont.)

Methodology

An impairment loss expense in the profit or loss is recognised when the carrying amount of an asset exceeds its recoverable amount. The Consolidated Entity determined the recoverable amounts of the Gelteq Consolidated Entity as one CGU using a value in use approach.

The recoverable amount of the CGU has been determined by a forecast model that estimated the future cash flows based on historical performance and growth, discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the CGU. When referring to Financial Years (FY), this refers to a period covering July 1st to June 30th the next year. When referring to a calendar year (CY), this is from January 1st to December 31st of the same year.

The discounted cash flow model used in the assessment of value in use is sensitive to a number of key assumptions, including revenue growth rates, discount rates and operating costs. These assumptions can change over short periods of time and can have a significant impact on the carrying value of the assets.

Value in use and key assumptions

The Company estimates the value-in-use of the Gelteq Consolidated Entity cash generating unit (CGU) using discounted cash flows. For the 2022 reporting period, the recoverable amount of the CGU was determined based on value-in-use calculations which required the use of key assumptions:

•        Operating Segments —

•        The Consolidated Entity’s cash flows are generated from one CGU which covers nutraceuticals for humans and animals, pharmaceutical for humans and animals and controlled substances.

•        Cash Flow projections —

•        The calculations used cash flow projections based on financial budgets approved by management covering FY23 to FY26. With extrapolations using growth assumptions utilized up to the end of CY28. The projections included negative undiscounted cashflows between CY22 and CY24 before making positive returns from CY25 onwards as the business scales up operations and operating margins that are in line with industry averages in similar industries. A full 6.5 years of cash flow projections were used to allow for 3 years of positive cash flow projections.

•        Weighted average cost of capital of 25%, for early-stage businesses similar to the Consolidated Entity, was applied. This is an appropriate discount rate as management have relied upon number of studies investigating rates of return required by investors in early stage businesses similar to Consolidated Entity.

•        Revenue —

•        Management have implemented a hybrid revenue model with revenue generated from manufacturing and royalties (on each individual order). For simplicity, the DCF model has excluded royalty revenue from the calculations.

•        The model is based on a 6.5 year compound average growth rate of 92%. The model forecast revenue growth rates at 147% in CY24, 179% in CY25, 96% in CY26, 54% in CY27 and 26% in CY28.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 20. Intangibles assets (cont.)

•        Gross Margins —

•        The Consolidated Entity has forecast sales on an exclusive and non-exclusive basis. Exclusive sales are for products that can only be sold by one retailer in an agreed territory. Non-exclusive sales mean more than one party can sell the same product in a particular territory. Higher margins are forecast for exclusive sales as the customer gets the benefit of exclusivity. Management has forecast gross margin on exclusive sales of 65% in CY23, increasing to 75% from CY24 onwards. As the initial orders may be offered at a discount, with market pricing on subsequent orders, in the valuation model the gross margin assumptions is adjusted to start at 50% in CY23 and increase by 4% per annum to 70% in CY28. Lower margins are forecast on non-exclusive sales with adjusted management forecast to reflect a more gradual increase in gross margin from 30% in CY23, increasing by approximately 4% per annum to 50% in CY28.

•        Operating Expense —

•        The largest operating expense is employee costs. Salary and benefits are forecast to increase by 176% in CY23, 64% in CY24, 24% in CY25 and 8% thereafter and oncosts are forecast at 17% of salaries.

•        EBITDA —

•        The model is based on a long-term EBITDA margin of 45%. The model forecast the EBITDA margin at -127% in CY23, -58% in CY24, 4% in CY25, 28% in CY26, 39% at CY27 and 45% at CY28.

•        CAPEX —

•        Model forecast capex on intangibles at AUD$1 million per annum to account for continued research and development in new products and technology. Capex requirements for PP&E is relatively immaterial and has been forecast at AUD$0.2 million per annum.

•        Amortisation —

•        Amortisation has been estimated at 5% of the opening intangibles balance each year. This roughly equates to an average useful life of 20 years for intangibles, which is in line with the Consolidated Entity’s current policy.

•        Tax Rate

•        A tax rate of 30% has been applied in line the with the corporate tax rate in Australia. Whilst the tax rate may be lower in earlier years, this tax rate is in line with the Consolidated Entity’s long term tax rate and the tax rate of a likely acquirer.

•        Working Capital

•        Model forecasts the receivables and payables at 30 days in line with management expectations. Payables days are only applied to operating expenses as all manufacturing costs are paid prior to dispatch to customers.

•        Other balance Sheet Items

•        There are no other assumptions that result it material balance sheet movements that affect forecast cash flow.

Apart from the considerations described in determining the value-in-use of the cash-generating units described above, management is not currently aware of any other probable changes that would necessitate changes in its key estimates.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 20. Intangibles assets (cont.)

Impairment

The Consolidated Entity has performed an impairment assessment based on its cash generating unit (CGU).

The Consolidated Entity determined that the recoverable amount in relation the CGU exceeded its carrying value of assets as at 30 June 2022, therefore no adjustment to its carrying value (impairment) was required.

The directors have reviewed and are comfortable with the significant assumptions determined by management. Based on the above, the directors believe that no impairment charge is required to the value of the intangible asset at 30 June 2022.

Sensitivity

As disclosed in note 3, management has made judgements and estimates in respect of impairment testing of intangible assets. Should these judgements and estimates not occur the resulting carrying amount of intangible assets may decrease. The sensitivities are as follows:

•        Revenue would require a reduction of 15% to the compounded growth rate over 6.5 years before the intangible asset value would need to be impaired, with all other assumptions remaining constant.

•        EBITDA margin would need a reduction of 22% over 6.5 years before the intangible asset value would need to be impaired, with all other assumptions remaining constant.

•        The discount rate would be required to increase to 42% before the intangible asset value would need to be impaired, with all other assumptions remaining constant.

•        Long Term growth rate would need to be reduced to be in negative in the cashflow modelling before the intangible asset value would need to be impaired, with all other assumptions remaining constant.

Management believes that other reasonable changes in the key assumptions on which the recoverable amount on intangible asset is based would not cause the carrying amount to exceed its recoverable amount.

Management notes that if performance is not as expected, an impairment charge against these assets could be recognised in the next financial year’s accounts. This estimation of uncertainty is expected to reduce over time as the Consolidated Entity’s business develops and matures.

Note 21. Trade and other payables

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current liabilities
Trade payables	216,725	85,128
Accruals	376,076	32,500
Payroll Liabilities:
Wages Payable	212,862	67,195
PAYG Withholding Payable	48,314	29,404
Superannuation Payable	27,910	9,938
	881,887	224,165

Due to their short term nature, the directors consider that the carrying amount of trade payables and other payables approximates to their fair value. No interest is payable on amounts classified as trade and other payables.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 22. Deferred Revenue

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current liabilities
Deferred Revenue	119,765	—

Reconciliation
Reconciliation of the written down values at the beginning and end of the current and previous financial year are set out below:
Opening balance	—	—
Payments received in advance	267,301	—
Transfer to revenue – performance obligations satisfied in during year	(147,536)	—
Closing balance	119,765	—

Unsatisfied performance obligations

The aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied at the end of the reporting period was AUD$119,765 as at 30 June 2022 (AUD$nil as at 30 June 2021) and is expected to be recognised as revenue in future periods as follows:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
6 to 12 months	119,765	—

Note 23. Borrowings

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current liabilities
Loans – Directors(i)	5,086	4,796

Non-current liabilities
Loan from Director (term – 5 years, interest free)	13,550	13,550
Loan from associated entities(ii)	154,540	153,778
Shareholders Loan(iii)	1,292,450	—
	1,460,540	167,328
	1,465,626	172,124

____________

(i)      These are unsecured and interest free loan with no maturity terms provided by directors of the Company.

(ii)     During the previous financial years ended 30 June 2021 and 30 June 2020, the Company received unsecured loans from Nutrition DNA and Domalina Unit Trust. These loans have a maturity term of 5 years, and 0.5% interest p.a. Nutrition DNA and Domalina Unit Trust are entities associated with Nathan Givoni and Simon H. Szewach directors of the Company.

(iii)    On 20 January 2022 the Company entered into an unsecured loan agreement with some of the Company’s existing shareholders (Lending shareholders) for AUD$1,493,445 received during January and February 2022, at an interest rate of 12% per annum for an 18-month term maturing on 15 July 2023. Subsequent to the 30 June 2022 financial year end, on 3 January 2023, the loan repayment has been extended and is now to be repaid on 15 July 2024, with interest being accrued at 12% to this date. All other terms and conditions remain the same. This loan agreement contains a transaction cost of AUD$373,903 comprising of 63,807 fully paid ordinary shares with a deemed issue price of AUD$5.86 per share issued to the Lending Shareholders.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 23. Borrowings (cont.)

63,807 shares as above issued to Lending Shareholders were determined based on shares equivalent to AUD$1.00 for every AUD$4.00 of principal loaned to the Company, as agreed in the loan agreement. The shares were to be issued within 90 days of the loan being advanced with a deemed issue price of AUD$5.86 per fully paid ordinary share, being the pre-dilution price. These shares were issued on 28 April 2022.

The company has recognised the shareholders loan initially at fair value of AUD$1,493,445, net of transaction cost of AUD$373,903 and subsequently carried at amortised cost using an effective interest method. The company has accrued an interest cost of AUD$172,908 using effective interest method capitalised into the borrowing. There was no repayment of interest and loan during the year.

Refer note 33 on further information on related parties.

Note 24. Lease liabilities

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current liabilities
Lease liability	34,707	—

Non-current liabilities
Lease liability	11,896	—
	46,603	—

Refer to note 28 for further information on financial instruments.

Note 25. Employee benefits provisions

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Current liabilities
Provision for Annual leave	39,515	6,939

Employee entitlements:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Opening balance	6,939	—
Additional provisions raised	25,638	6,939
Closing balance	32,577	6,939

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 26. Issued capital

	Consolidated
	30 June 2022	30 June 2021	30 June 2022	30 June 2021
	Shares	Shares	AUD$	AUD$
Ordinary shares – fully paid	7,371,807	7,308,000	25,298,909	24,925,006

Movements in ordinary share capital

The table below shows movements in issued capital through 30 June 2022 and 30 June 2021

Share issue date	Shares (post share split on 24 July 2020)*	Shares (post share split on 9 February 2022)**	Issue Price (prior to share split)	Issue Price (post share split on 24 July 2020)*	Issue Price (post share split on 9 February 2022)**	Share capital
				AUD$		AUD$
01/07/2020 Opening Balance	2,410	2,530,500				300,233
03/08/2020 Share issue in exchange for consulting services	37	38,850	AUD$8,517.00	AUD$8,516.97	AUD$8.1114	315,128
05/08/2020 Share Issue	38	39,900	AUD$8,517.00	AUD$8,516.97	AUD$8.1114	323,645
13/06/2021 Acquisition of subsidiaries via share issue	4,475	4,698,750	AUD$5,360.00	AUD$5,360.00	AUD$5.1048	23,986,000
Closing balance 30 June 2021		7,308,000				24,925,006
28/04/2022 Share issue in association with loan to existing shareholders		63,807			AUD$5.8600	373,903
Closing Balance 30 June 2022		7,371,807				25,298,909

____________

*        On 24 July 2020, the Shareholders and sole director of the Company approved an action to effect a share split of the issued and outstanding shares of the Company on 1 to 10 basis.

          The rights and privileges of the holders of shares of the Company were unaffected by the share split. All share and per share information has been retroactively adjusted following the effective date of the 1 to 10 share split to reflect the share split for all years presented.

**      In the current financial year on 9 February 2022, the shareholders and the directors approved a further share split of 1 to 1,050 that was effective on such date. This share split increased the aggregate number of Gelteq’s ordinary shares to 7,308,000 ordinary shares.

The rights and privileges of the holders of shares of the Company were unaffected by the share split. All share and per share information has been retroactively adjusted following the effective date of the 1 to 1,050 share split to reflect the share split for all year presented.

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Consolidated Entity in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the Consolidated Entity does not have a limited amount of authorised capital.

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 26. Issued capital (cont.)

Capital risk management

The Consolidated Entity’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure to reduce the cost of capital.

Capital is regarded as total equity, as recognised in the statement of financial position, plus net debt. Net debt is calculated as total borrowings less cash and cash equivalents. The Consolidated Entity may issue shares to investors and suppliers (and employees) time to time to raise capital and compensate for services received.

In order to maintain or adjust the capital structure, the Consolidated Entity may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

Note 27. Dividends

There were no dividends paid, recommended or declared during the current or previous financial year.

Note 28. Financial instruments

Financial risk management objectives

The Consolidated Entity’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk.

The Consolidated Entity’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Consolidated Entity.

The Consolidated Entity uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.

Risk management is carried out by senior finance executives (‘finance’) under policies approved by the Board of Directors (‘the Board’). These policies include identification and analysis of the risk exposure of the Consolidated Entity and appropriate procedures, controls and risk limits. Finance identifies, evaluates and hedges financial risks within the Consolidated Entity’s operating units. Finance reports to the Board on a monthly basis.

Market risk

Foreign currency risk

The Consolidated Entity is not currently exposed to significant foreign currency risk. Foreign exchange risk arises from future commercial transactions and recognised financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. Management understands, it will over the next twelve months, increase in dealing in foreign currencies and will have in place a risk management policy when it is required.

Price risk

The Consolidated Entity is not exposed to any significant price risk.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 28. Financial instruments (cont.)

Cash flow and fair value interest rate risk

The Consolidated Entity has limited exposure to interest rate risks arising from long-term borrowings as these are based on fixed rates. There are no borrowings obtained at variable rates in the financial years to 30 June 2022 or 30 June 2021. All cash is held in chequing accounts or on hand, and do not earn interest.

Credit risk

The Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Consolidated Entity. The maximum exposure to credit risk at the reporting date to recognised financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The Consolidated Entity does not hold any collateral.

All trade and other receivables are current as at 30 June 2022 and 30 June 2021, with no balances past due.

The Consolidated Entity recorded no bad debt expense in the years ended 30 June 2022 or 30 June 2021. As of 30 June 2022 and 2021, there was no expected credit losses recorded.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators of this include the failure of a debtor to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

Liquidity risk

Vigilant liquidity risk management requires the Consolidated Entity to maintain sufficient liquid assets (mainly cash and cash equivalents) and available borrowing facilities to be able to pay debts as and when they become due and payable.

The Consolidated Entity manages liquidity risk by maintaining adequate cash reserves and available borrowing facilities by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. All loans as at 30 June 2022 and 30 June 2021 are due to either directors, existing shareholders or related entities of the Consolidated Entity.

Borrowings as at 30 June 2022 and 30 June 2021 are fully drawn.

Remaining contractual maturities

The following tables detail the Consolidated Entity’s remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 28. Financial instruments (cont.)

Consolidated – 30 June 2022	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	AUD$	AUD$	AUD$	AUD$	AUD$
Non-derivatives
Non-interest bearing
Trade payables	—	216,725	—	—	—	216,725
Payroll liabilities	—	289,086	—	—	—	289,086
Other loans	—	5,086	13,550	—	—	18,636

Interest-bearing – variable
Lease liability	4.20%	45,000	12,000	—	—	57,000
Borrowings	0.50%	—	—	154,540	—	154,540

Interest-bearing – fixed rate
Borrowings	12.00%	—	1,753,005	—	—	1,753,005
Total non-derivatives		555,897	1,778,555	154,540	—	2,488,992
Consolidated – 30 June 2021	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	AUD$	AUD$	AUD$	AUD$	AUD$
Non-derivatives
Non-interest bearing
Trade payables	—	85,128	—	—	—	85,128
Payroll liabilities	—	106,537	—	—	—	106,537
Other loans	—	4,796	13,550	—	—	18,346

Interest-bearing – fixed rate
Borrowings	0.50%	—	152,558	—	—	152,558
Total non-derivatives		196,461	166,108	—	—	362,569

Fair Value

Fair Value Hierarchy

The following tables detail the Consolidated Entity’s assets and liabilities, measured or disclosed at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1:      Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at measurement date

Level 2:      Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly

Level 3:      Unobservable inputs for the asset or liability

The Consolidated Entity has no assets or liabilities held at fair value.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 29. Key management personnel

Key management personnel (KMP) are those persons having authority and responsibility for planning, directing and controlling the activities of the Consolidated Entity, including the directors of the company as listed on page F-7 immediately above Note 2, and the Financial Controller of the company. There is a pro-rata allocation of compensation for the time at the office for any KMP which have joined or left the Consolidated Entity during the reporting year.

Directors

The following persons were directors of Gelteq during the financial year:

Mr. Simon Hayden Szewach	(Executive Chairman) – effective 5 August 2021
Mr. Nathan Jacob Givoni	(Executive Director)
Mr. Jeffrey W. Olyniec	(Non-Executive Director) – effective 5 August 2021
Mr. Philip Dalidakis	(Non-Executive Director) – effective 12 April 2022
Mr. Paul Wynne	(Non-Executive Director) – effective 12 April 2022 and resigned effective 28 February 2023

Other key management personnel

The following person also had the authority and responsibility for planning, directing and controlling the major activities of the Consolidated Entity, directly or indirectly, during the financial year:

Mr. Neale Java	(Chief Financial Officer) – effective 14 June 2022 and resigned effective 14 February 2023

Compensation

The aggregate compensation paid/payable to directors and to other members of key management personnel of the Consolidated Entity is set out below:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Short-term employee benefits	444,800	271,122
Post-employment benefits	40,848	8,038
Share-based payments	34,722	—

	520,370	279,160

Some of the above amounts were paid to related management entities

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 30. Remuneration of auditors

During the financial year the following fees were paid or payable for services provided by UHY Haines Norton, the auditor of the Company:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Audit services – UHY Haines Norton
Audit or review of the financial statements	164,638	20,000

Note 31. Contingent assets & Liabilities and Commitments

There were no contingent assets, contingent liabilities and commitments as at 30 June 2022 (2021: nil)

Note 32. Lease commitments

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Lease commitments – operating
Committed at the reporting date:
Within one year	34,707	—
One to five years	11,896	—
	46,603	—

The following lease was entered into during the year:

Lease	Commencement Date	Lease Term
641 Glen Huntly Rd, Caulfield 3162, VIC	1 November 2021	2 years

This lease is with a related party. Refer note 33 for further information.

The Consolidated Entity had no capital commitments as at 30 June 2022 and 30 June 2021.

Note 33. Related party transactions

Parent entity

Gelteq is the parent entity.

Subsidiaries

Interests in subsidiaries are set out in note 34.

Key management personnel

Disclosures relating to key management personnel are set out in note 29.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 33. Related party transactions (cont.)

Transactions with related parties

The following transactions occurred with related parties:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Sale of goods:
Sale of goods/services to commonly controlled entity*	134,231	—

Payment for other expenses:
Interest expense on loans from directors (as part of shareholder loan issue)**	57,042	—
Interest expense on loans from controlling entity**	712	—
Management and consulting services***	143,977	180,000

____________

*        In the month of June, the Company sold goods to Pacific Pine Tennis Limited, Pacific Pine Golf Limited, AC Milan Football Academy, Five-star sports Hong Kong Ltd. and Lifestyle Breakthrough Pty Ltd an entity associated with Jeff Olyniec and Nathan Givoni directors of the Company.

**      The interest is accrued and not paid

***    During the year the Company received Management and Legal services from Asiana Trading Corporation, an entity associated with Jeff Olyniec (until December 2021), a director of the Company.

Outstanding balances arising from the purchase of goods and services with related parties:

	30 June 2022	30 June 2021
	AUD$	AUD$
Prepayment*	33,088	—
Key management personnel directly	145,665	57,791
Entities controlled by key management personnel	11,678	11,678
Trade receivables**	6,655	—
	197,086	69,469

____________

*        During August 2021, the company as per agreement with Asiana Trading corporation paid first deposit for its future order. Asiana Trading Corporation is an entity associated with Jeff Olyniec (until December 2021), a director of the Company.

**      During the year the Company entered into agreement with Lifestyle Breakthrough Pty Ltd. an entity associated with Nathan Givoni and Simon H. Szewach , directors of the Company for sale of goods & service.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 33. Related party transactions (cont.)

Loans to/from related parties

The following balances are outstanding at the reporting date in relation to loans with related parties:

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Loans from Directors
Opening Balance	18,145	18,145
Loans Advanced*	369,628	—
Interest charged*	57,042	—
Previous year- reclassification	200	—
Closing Balance	445,015	18,145

Loans to other associated parties now subsidiary
Opening Balance	—	10,000
Loan acquired on subsidiary acquisition	—	(10,000)
Closing Balance	—	—

Loans from associated entities
Opening Balance	153,978	152,556
Previous year- reclassification to loan from directors	(200)	—
Loans acquired on acquisition of controlled entities	—	200
Interest charged	762	1,220
Closing Balance	154,540	153,978

____________

*        The Loans from directors relates to loans provided by Jeffrey Olyniec, Executive Director and B&M Givoni Pty Ltd. a close family member of Nathan Givoni, Executive director of the Company, as part of the loan from shareholders as detailed in note 23. The company has recognised these loans initially at fair value of AUD$493,445, net of transaction cost of AUD$124,108 (related to share issued as detailed in note 23) and subsequently carried at amortised cost using an effective interest method. The company has accrued an interest cost of AUD$57,042 using effective interest method capitalised into the borrowing. There was no repayment of interest and loan during the year.

Terms and conditions

Transactions with related parties have not undergone a formal benchmarking process to establish whether arrangements are conducted under normal market terms and conditions, accordingly, such transactions may not be considered at arm’s length. Related party loans are either unsecured, interest-free and payable on demand or are subject to unsecured loan agreements with fixed terms and interest payable.

Interest-free loans are noted accordingly.

No adjustment has been made to their carrying value. The parent company has not provided any guarantees in relation to any debts incurred by its subsidiaries.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 33. Related party transactions (cont.)

Other related party transactions

On 30 October 2021, the Company entered into a lease agreement with the Lifestyle Breakthrough Holdings U/T to rent office space and incurred rental expense of AUD$46,602 for the year ended 30 June 2022 (30 June 2021: nil). Lifestyle Breakthrough Holdings U/T is an entity associated with Nathan Givoni and Simon H. Szewach, directors of the Company. AUD$46,602 is payables at as year ended 30 June 2022 (30 June 2021:nil). These are expected to be paid over the period of next eighteen months.

Note 34. Interests in subsidiaries

(a)    Information about principal subsidiaries

The subsidiaries listed below have share capital consisting solely of ordinary shares, which are held directly by the Consolidated Entity. The proportion of ownership interests held equals the voting rights held by the Consolidated Entity. Each subsidiary’s principal place of business is also its country of incorporation or registration.

		Ownership interest
Name	Principal place of business/Country of incorporation	30 June 2022	30 June 2021
		%	%
Nutrigel Unit Trust	Melbourne VIC Australia	100.00%	100.00%
Nutrigel Pty Ltd	Melbourne VIC Australia	100.00%	100.00%
Sport Supplements Unit Trust	Melbourne VIC Australia	100.00%	100.00%
Sport Supplements Pty Ltd	Melbourne VIC Australia	100.00%	100.00%

(b)    Significant Restrictions

There are no significant restrictions over the Consolidated Entity’s ability to access or use assets, and settle liabilities, of the Consolidated Entity.

(c)     Acquisition of Controlled Entities

On 13 June 2021, Gelteq acquired 100% interest in and control of the Nutrigel and Sport Supplements entities

Nutrigel Pty Ltd and Unit Trust (NPL)	2021
AUD$
Purchase consideration:
-1,740 ordinary shares in Gelteq	9,326,400
Assets acquired and liabilities assumed:
Cash on hand	1,740
Cash at banks	4,849
Trade Secrets	9,330,011
Loan – Gelteq	(10,000)
Related party loans payable	(200)

Identifiable Assets Acquired and Liabilities Assumed	9,326,400

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 34. Interests in subsidiaries (cont.)

Sport Supplements Pty Ltd and Unit Trust (SSPL)	2021
AUD$
Purchase consideration
-2,735 ordinary shares in Gelteq	14,659,600
Assets acquired and liabilities assumed:
Cash on hand	2,735
Cash at banks	129,750
Trade Secrets	14,527,295

Identifiable Assets Acquired and Liabilities Assumed	14,659,780

(a)     The net cash balance acquired upon completion of the acquisitions is AUD$138,894

(b)    The acquisition is treated as an intangible asset acquisition rather than a business combination due to the relevant entities not meeting the business definition included in IFRS 3.

(c)     The consideration paid for the Nutrigel and Sport Supplements entities comprised 4,475 ordinary shares issued to the vendors of those entities (which equates to 4,698,750 shares post the February 9 2022 share split). After considerable due diligence, the fair value of the shares has been determined based upon the expected long-term cashflows forecast at the date of acquisition and tempered by the market price of the most recent share sale.

The directors consider a fair price was paid. No costs relating to the acquisitions were identified.

(d)    Trade Secrets is attributable to specific products and brands developed by those entities and the synergies expected to the Consolidated Entity from the acquisitions. And recognized and measured in accordance with the accounting policy in note 3. No amount is deductible for tax purposes.

	NPL	SSPL
Contribution to consolidated profits since acquisition	(10)	—
Contribution to consolidated profits if acquired at 1 July 2020	(120)	(176,104)

Note 35. Events after the reporting period

Subsequent to 30 June 2022, the Company has gone to the market for a pre-IPO raise of USD$1m before issuance costs. On 26 September 2022, the Company raised pre-IPO capital of USD$999,999.12 (equivalent to AUD$1,431,161) by issuing 746,268 fully paid ordinary shares at USD$1.34 per share to professional and sophisticated investors. The company incurred capital raising costs of USD$85,136 (equivalent to AUD$121,844) for the above capital raising.

In the year after 30 June 2022, the Company has continued with work on its Initial Public Offer (IPO) and the proposed listing of its securities on the Nasdaq Capital Market (NASDAQ). On 30 August 2022, on 9 December 2022 and on 3 February 2023, the Company lodged with the U.S. Securities and Exchange Commission and NASDAQ, the Prospectus for its proposed IPO. This Prospectus is currently being updated for re-submission with Company’s latest financial information for the year ended 30 June 2022.

Subsequent to 30 June 2022, the Company has extended the loan repayment which was due on 15 July 2023. The extension was signed on 3 January 2023 to now be repaid on 15 July 2024. Refer to note 23.

Subsequent to 30 June 2022, Mr. Neale Java, Chief Financial Officer of the Company, resigned effective from 14 February 2023. At the time of his resignation Mr. Java did not meet the vesting period of his AUD$500,000 of share options and as a result they were forfeited.

No other matter or circumstance has arisen since 30 June 2022 that has significantly affected, or may significantly affect the Consolidated Entity’s operations, the results of those operations, or the Consolidated Entity’s state of affairs in future financial years.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 36. Reconciliation of loss before income tax to net cash used in operating activities

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Loss before income tax expense for the year	(3,368,891)	(648,921)

Adjustments for:
Depreciation and amortisation	1,215,260	57,945
Share-based payments	34,722	—
Foreign exchange differences	(1,017)	—
Interest expense	175,266	1,220
Provision for Annual Leave	32,577	6,938
Shares issued under services contract	—	255,509
Other reconciling items		(198)

Change in operating assets and liabilities:
(Increase)/decrease in grants receivable	(64,666)	48,464
(Increase)/decrease in GST receivable	15,222	9,106
(Increase)/decrease in Income Tax receivable	—	(5,837)
(Increase)/decrease in inventory	(95,201)	—
(Increase)/decrease in prepayments	(211,713)	—
Increase in deferred revenue	119,765	—
(Increase)/decrease in trade and other receivable	(7,977)	—
Increase/(decrease) in payroll liabilities	182,547	106,537
Increase/(decrease) in trade payables, accruals and deferred revenue	466,174	(107,712)
Net cash used in operating activities	(1,507,932)	(276,949)
Reconciliation of cash	30 June 2022	30 June 2021
	AUD$	AUD$
Cash on hand	4,708	4,708
Cash at Bank – Gelteq	152,767	42,547
Cash at Bank – Nutrigel Unit Trust	5,010	4,839
Cash at Bank – Sport Supplements Pty Ltd	—	129,570
	162,485	181,664

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 37. Changes in liabilities arising from financing activities

Consolidated	Interest bearing loans and borrowings	Lease Liability	Total
	AUD$	AUD$	AUD$
Balance at 1 July 2020	170,703	—	170,703
Net cash from financing activities	200	—	200
Other changes – (note 33)	1,271	—	1,271

Balance at 30 June 2021	172,174	—	172,174
Balance at 1 July 2021	172,174	—	172,174
Acquisition of leases	—	60,006	60,006
Net cash from financing activities	1,493,735	(6,000)	1,487,735
Transaction Cost	(373,903)	—	(373,903)
Other changes (note 24, note 23 & note 33)	173,620	(7,405)	166,215

Balance at 30 June 2022	1,465,626	46,601	1,512,227

Note 38. Loss per share

	Consolidated
	30 June 2022	30 June 2021
	AUD$	AUD$
Loss after income tax attributable to the owners of Gelteq	(3,368,891)	(648,921)
	Number	Number
Weighted average number of ordinary shares used in calculating basic earnings per share	7,336,000	2,825,196

Weighted average number of ordinary shares used in calculating diluted earnings per share*	7,336,000	2,825,196
	AUD$	AUD$
Basic loss per share	(0.46)	(0.23)
Diluted loss per share	(0.46)	(0.23)

____________

*        there are no items to be disclosed under diluted EPS.

Share rights as noted in note 39 are not included in the diluted earnings per share calculation as they are anti-dilutive.

The weighted average number of shares above is per requirements of IAS 33.

On 24 July 2020, the Shareholders and sole director of the Company approved an action to effectuate a stock split of the issued and outstanding shares of the Company on 1 to 10 basis.

On 9 February 2022, the shareholders and the directors approved a further share split of 1 to 1,050 that was effective on such date. This share split increased the aggregate number of Gelteq’s ordinary shares to 7,308,000 ordinary shares.

The movement of issued capital in note 26 is based on the share issued date, which does not correspond to the calculation of weighted average number of shares disclosed above.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 38. Loss per share (cont.)

Share issued in exchange of loan to existing shareholder is included within earnings per share calculations per IAS 33. Shares are usually included in the weighted average number of shares from the date consideration is receivable (which is generally the date of their issue). Therefore ordinary shares issued in exchange for cash are included when cash is receivable and ordinary shares issued for the rendering of services to the entity are included as the services are rendered.

Total of 47,250 shares (post share splits) are recognised in the weighted average number of shares in 2020, where these shares were subscribed and to be issued in 2020, and actually issued in 2021.

As per note 23, the Company was required to issue shares equivalent to AUD$1.00 for every AUD$4.00 of principle loaned to the Company. A total of 63,807 shares are recognised in the weighted average number of shares for year ended 30 June 2022, where these shares were issued at 28 April 2022. Refer to note 26 for further information.

On March 24, 2022, the Company entered into a consulting contract with a counterparty pursuant to which the counterparty will advise in connection with the initial public offering in return for a monthly retainer of a fixed dollar amount with additional fixed cash payments to be made upon the satisfaction of certain conditions and 143,360 fully paid Ordinary Shares that have not been issued as of the date of these financial statements. Given milestones were missed, the agreement has since been terminated on 4 October 2022, and only 20,000 Ordinary Shares will be provided upon a public listing, which are yet to be issued at the date of these financial statements.

Note 39. Share-based payments

Mr. Neale Java has been appointed as CFO of the Company effective 14 June 2022. As per the employee agreement, he has been granted rights (Rights) to Ordinary Shares in the Company equivalent to a total value of AUD$500,000, subject to the following performance conditions:

•        Shares with a value of AUD$250,000 to be granted after 9 months of continuous service with the Company, from Mr. Java’s commencement date, with the number of Shares to be issued at that time to be calculated as follows:

•        If the Company’s securities have been listed on a securities exchange (including NASDAQ) at that time, the number equal to AUD$250,000 divided by the Company’s listing price at the time; or

•        If the Company’s securities have not been listed on a securities exchange (including NASDAQ) at that time, the number equal to AUD$250,000 divided by USD$5.32 per share; and

•        Shares with a value of AUD$250,000 to be granted after 36 months of continuous service with the Company, from Mr. Java’s Commencement Date, with the number of Shares to be issued at that time to be calculated as follows:

•        If the Company’s securities have been listed on a securities exchange (including NASDAQ) at that time, the number equal to AUD$250,000 divided by the Company’s listing price at the time; or

•        If the Company’s securities have not been listed on a securities exchange (including NASDAQ) at that time, the number equal to AUD$250,000 divided by USD$5.32 per share.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Notes to the financial statements 30 June 2022

Note 39. Share-based payments (cont.)

As the actual number of shares to be issued upon the achievement of the performance conditions will be dependent upon factors that could not be determined at valuation date, including (if applicable) the Company’s listing price, the probability of listing by the vesting date, and the USD/AUD foreign exchange rate at the relevant dates, it was not possible for the Company to determine, at the grant date of the Rights, exactly how many shares may be issued in due course upon the achievement of those performance conditions. The Company has therefore, for the purposes of accounting for the share-based payments relating to the Rights, estimated the fair value of the Rights at grant date, based on Management’s assessment of the fair value of the Company at that date (based on expected future earnings and other relevant factors, including the assumption that dividends would not be incorporated in the fair value measurement), and the number of Rights, as follows:

—     Approximate fair value per Right: AUD$8.02

—     Approximate number of Rights issued: 65,470.

For the year ended 30 June 2022, the share-based payment of AUD$34,722 represents the amortisation of the total estimated fair value of the Rights recognized over the relevant portions of the vesting periods falling within this financial year.

Subsequent to the year ended 30 June 2022, but prior to meeting his continuous service period with the Company, Mr. Java tendered his resignation and the rights to his shares were forfeited. Refer note 35 to the accounts.

Gelteq Limited (Formerly known as Gelteq Pty Ltd) Directors’ declaration 30 June 2022

In accordance with a resolution of the directors of Gelteq Limited, the directors of the Company declare that:

In the directors’ opinion:

•        the financial statements and notes set out in this document are in accordance with requirements of the International Financial Reporting Standards (IFRS), including:

(i)     complying with Accounting Standards, as issued by the International Accounting Standards Board, and

(ii)    present fairly in all material respects the Consolidated Entity’s financial position as at 30 June 2022 and 30 June 2021, and the results of its operations and its cash flows for each of the years ended 30 June 2022 and 30 June 2021, and

•        there are reasonable grounds to believe that the Consolidated Entity will be able to pay its debts as and when they become due and payable.

On behalf of the directors

Simon H. Szewach
Executive Chairman
17 March, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Gelteq Pty Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Gelteq Pty Ltd and its subsidiaries (The “Company”) as of June 30, 2021 and 2020, and the related consolidated statements of profit and loss, comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two year period ended June 30, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and Australian Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

UHY Haines Norton

We have served as the Company’s auditor since 2021.

Sydney, New South Wales
30 March 2022

DIRECTORS’ DECLARATION

In accordance with a resolution of the directors of Gelteq Pty Ltd, the directors of the company declare that:

In the directors’ opinion:

(a)     the financial statements and notes set out in this document are in accordance with requirements of the International Financial Reporting Standards (IFRS), including:

(i)     complying with Accounting Standards, as issued by the International Accounting Standards Board, and

(ii)    present fairly in all material respects the consolidated entity’s financial position as at 30 June 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two year period ended 30 June 2021, and

(b)    there are reasonable grounds to believe that the consolidated entity will be able to pay its debts as and when they become due and payable.

On behalf of the directors:

Director		Director
	Nathan J. Givoni		Jeffrey W. Olyniec
Director
Simon H. Szewach

Dated:  30/03/2022

Financial Statements of Gelteq Pty Ltd

GELTEQ PTY LTD
STATEMENT OF CONSOLIDATED PROFIT OR LOSS
FOR THE YEAR ENDED 30 JUNE 2021

		2021 AUD$			2020 AUD$
	Note	As Reported	Pro Forma Adjustment	Pro Forma	As Reported	Pro Forma Adjustment	Pro Forma
Other Income	4	—	159,869	159,869	48,464	154,033	202,497
Advertising & marketing expense		(12,779)		(12,779)	(61,833)		(61,833)
Auditor’s remuneration		(20,000)		(20,000)	(37,500)		(37,500)
Consulting Fees		(290,974)		(290,974)	(87,039)		(87,039)
Depreciation and amortisation expenses	10	(57,945)		(57,945)	(2,387)		(2,387)
Employee benefits expense	5	(134,688)		(134,688)	—		—
Finance costs	5	(1,297)		(1,297)	—		—
Legal Fees		(5,292)		(5,292)	(28,056)		(28,056)
Pharmaceutical research and development	5	(277,055)		(277,055)	(342,357)		(342,357)
Travel Expenses		—		—	(16,093)		(16,093)
Other expenses		(8,760)		(8,760)	(2,819)		(2,819)

Profit (loss) before income tax		(808,790)	159,869	(648,921)	(529,620)		(375,587)
Tax income (expense)	6	159,869	(159,869)	—	154,033	(154,033)	—

Profit (loss) for the year		(648,921)		(648,921)	(375,587)		(375,587)
Profit (loss) attributable to owners of the company		(648,921)		(648,921)	(375,587)		(375,587)

Earnings Per Share attributable to the ordinary equity holders of the parent	7
Profit or Loss
Basic		(0.23)		(0.23)	(0.16)		(0.16)
Diluted		(0.23)		(0.23)	(0.16)		(0.16)

The accompanying notes form part of these financial statements.

GELTEQ PTY LTD
STATEMENT OF CONSOLIDATED COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2021

	2021 AUD$	2020 AUD$
Profit (loss) for the year	(648,921)	(375,587)
Other comprehensive income:
Total other comprehensive income for the year	—	—
Total comprehensive income (expense) for the year	(648,921)	(375,587)
Total comprehensive income (expense) attributable to members of the company	(648,921)	(375,587)

The accompanying notes form part of these financial statements.

GELTEQ PTY LTD
STATEMENT OF CONSOLIDATED FINANCIAL POSITION AS
AT 30 JUNE 2021

	Note	2021 AUD$	2020 AUD$
ASSETS CURRENT
ASSETS
Cash and cash equivalents	8	181,664	319,519
Trade and other receivables	9	193,245	254,978
TOTAL CURRENT ASSETS		374,909	574,497

NON-CURRENT ASSETS
Intangible assets	10	23,843,979	44,618
TOTAL NON-CURRENT ASSETS		23,843,979	44,618
TOTAL ASSETS		24,218,888	619,115

LIABILITIES
CURRENT LIABILITIES
Trade and other payables	11	224,165	225,340
Borrowings	12	4,796	4,595
Employee benefit provisions	13	6,939	—
TOTAL CURRENT LIABILITIES		235,900	229,935

NON-CURRENT LIABILITIES
Borrowings	12	167,328	166,108
TOTAL NON-CURRENT LIABILITIES		167,328	166,108
TOTAL LIABILITIES		403,228	396,043
NET ASSETS (LIABILITIES)		23,815,660	223,072

EQUITY
Issued capital	14	24,925,006	300,233
Share capital subscribed – to be issued	14	—	383,264
Retained earnings (accumulated losses)		(1,109,346)	(460,425)
TOTAL EQUITY (DEFICIT)		23,815,660	223,072

The accompanying notes form part of these financial statements.

GELTEQ PTY LTD
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2021

	Ordinary shares AUD$	Share Capital subscribed to be issued AUD$	Retained Earnings AUD$	Total AUD$
Balance at 1 July 2019	210	—		(84,628)
Net loss for the period			(84,838)
Total comprehensive income for the year attributable to the members of the company	—	—	(375,587)	(375,587)
Transactions with the owner, in capacity as owner and other transfers
Contributions of equity	300,023	—	—	300,023
Share capital subscribed – to be issued	—	383,264	—	383,264
Total transactions with the owner and other transfers	300,023	383,264	—	683,287
Balance at 30 June 2020	300,233	383,264	(460,425)	223,072

Balance at 1 July 2020	300,233	383,264	(460,425)	223,072
Net loss for the period	—	—	(648,921)	(648,921)
Total comprehensive income for the year attributable to the members of the company	—	—	(648,921)	(648,921)
Transactions with the owner, in capacity as owner and other transfers	—	255,509	—	255,509
Share capital subscribed – to be issued Contributions of equity	24,624,773	(638,773)	—	23,986,000
Total transactions with the owner and other transfers	24,624,773	(383,264)	—	24,241,509

Balance at 30 June 2021	24,925,006	—	(1,109,346)	23,815,660

The accompanying notes form part of these financial statements.

GELTEQ PTY LTD
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2021

	Note	2021 AUD$	2020 AUD$
CASHFLOWS FROM/(USED IN) OPERATING ACTIVITIES:
Cash receipts from government grant		48,464	—
Cash payments to suppliers		(520,991)	(354,109)
GST refunds from the Australian Taxation Office (ATO)		41,622	—
Interest paid		(77)	—
Research & development tax refund		154,033	—
	16	(276,949)	(354,109)
CASHFLOWS FROM/(USED IN) INVESTING ACTIVITIES:
Loan to associated entities			(10,000)
Cash acquired in the purchase of subsidiaries		138,894
		138,894	(10,000)
CASHFLOWS FROM FINANCING ACTIVITIES:
Directors loans			18,145
Related entity loans		200	39,739
Proceeds from shares subscribed to be issued			323,643
Proceeds from the issue of shares		—	300,023
		200	681,550
Net (decrease)/increase in cash held		(137,855)	317,441
Cash and cash equivalents at beginning of financial year		319,519	2,078
Cash and cash equivalents at end of financial year	16	181,664	319,519

The accompanying notes form part of these financial statements.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

The financial statements covers Gelteq Pty Ltd (formerly Myhypo Pty Ltd until 14 March 2021) and its controlled entities. Gelteq Pty Ltd is a company limited by shares, incorporated and domiciled in Australia.

The principal activities of the company during the financial year were the development and testing of a gel based delivery system for humans. The acquisition of Nutrigel Unit Trust and Sport Supplements Unit Trust during the financial year will significantly enhance commencement of product delivery and sales.

The names of the directors in office at any time during or since the end of the year are:

Nathan J. Givoni

Jeffrey W. Olyniec (appointed 5 August 2021)

Simon H. Szewach (appointed 5 August 2021)

The directors have been in office since the start of the financial year to the date of this report unless otherwise stated.

The financial statements were authorised for issue on 30 March 2022 by the directors of the company.

1. BASIS OF PREPARATION

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out in note 23. The policies have been consistently applied to all the years presented, unless otherwise stated.

The consolidated financial statements are presented in Australian AUD$, which is also the Group’s functional currency. Amounts are rounded to the nearest dollar, unless otherwise stated.

These financial statements have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) and Interpretations (collectively IFRSs).

The preparation of financial statements in compliance with adopted IFRS requires the use of certain critical accounting estimates. It also requires Group management to exercise judgment in applying the Group’s accounting policies. The areas where significant judgments and estimates have been made in preparing the financial statements and their effect are disclosed in note 2.

Basis of measurement

The consolidated financial statements have been prepared on a historical cost basis.

New standards, interpretations and amendments effective

New standards impacting the Group that have been adopted in the annual financial statements for the year ended 30 June 2021 are:

–  Definition of a Business (Amendments to IFRS 3).

Amendments to IFRS 3 were mandatorily effective for reporting periods beginning on or after 1 January 2020. The Group has applied the revised definition of a business for acquisitions occurring on or after 1 January 2020 in determining whether an acquisition is accounted for in accordance with IFRS 3 Business Combinations. See note 19 for disclosures relating to the Group’s business combination occurring during the year ended 30 June 2021.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

1. BASIS OF PREPARATION (cont.)

New standards, interpretations and amendments not yet effective

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

The following amendments are effective for the period beginning 1 January 2022:

–       Onerous Contracts — Cost of Fulfilling a Contract (Amendments to IAS 37);

–       Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16);

–       Annual Improvements to IFRS Standards 2018-2020 (Amendments to IFRS 1, IFRS 9, IFRS 16, IAS 41);

–       References to Conceptual Framework (Amendments to IFRS 3).

The following amendments are effective for the period beginning 1 January 2023:

–       Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2);

–       Definition of Accounting Estimates (Amendments to IAS 8); and

–       Deferred Tax Related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12).

In January 2020, the IASB issued amendments to IAS 1, which clarify the criteria used to determine whether liabilities are classified as current or non-current. These amendments clarify that current or non-current classification is based on whether an entity has a right at the end of the reporting period to defer settlement of the liability for at least twelve months after the reporting period. The amendments also clarify that ‘settlement’ includes the transfer of cash, goods, services, or equity instruments unless the obligation to transfer equity instruments arises from a conversion feature classified as an equity instrument separately from the liability component of a compound financial instrument. The amendments were originally effective for annual reporting periods beginning on or after 1 January 2022. However, in May 2020, the effective date was deferred to annual reporting periods beginning on or after 1 January 2023.

In response to feedback and enquiries from stakeholders, in December 2020, the IFRS Interpretations Committee (IFRIC) issued a Tentative Agenda Decision, analysing the applicability of the amendments to three scenarios. However, given the comments received and concerns raised on some aspects of the amendments, in April 2021, IFRIC decided not to finalize the agenda decision and referred the matter to the IASB. In its June 2021 meeting, the IASB tentatively decided to amend the requirements of IAS 1 with respect to the classification of liabilities subject to conditions and disclosure of information about such conditions and to defer the effective date of the 2020 amendment by at least one year.

The Group is currently assessing the impact of these new accounting standards and amendments. The Group will assess the impact of the final amendments to IAS 1 on classification of its liabilities once those are issued by the IASB. The Group does not believe that the amendments to IAS 1, in their present form, will have a significant impact on the classification of its liabilities.

Other

The Group does not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the group.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

2. CRITICAL ACCOUNTING ESTIMATES, JUDGEMENTS AND ASSUMPTIONS

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Coronavirus (COVID-19) pandemic

Judgement has been exercised in considering the impacts that the Coronavirus (COVID-19) pandemic has had, or may have, on the consolidated entity based on known information. This consideration extends to the nature of the products and services offered, customers, supply chain, staffing and geographic regions in which the consolidated entity operates. Other than as addressed in specific notes, there does not currently appear to be either any significant impact upon the financial statements or any significant uncertainties with respect to events or conditions which may impact the consolidated entity unfavourably as at the reporting date or subsequently as a result of the Coronavirus (COVID-19) pandemic.

Estimation of useful lives of assets — note 10

The consolidated entity determines the estimated useful lives and related depreciation and amortisation charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortisation charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Income tax — note 6

The consolidated entity is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The consolidated entity recognises liabilities for anticipated tax audit issues based on the consolidated entity’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Recovery of deferred tax assets — note 6

Deferred tax assets are recognised for deductible temporary differences only if the consolidated entity considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

Employee benefits provision — note 13

As discussed in note 23, the liability for employee benefits expected to be settled more than 12 months from the reporting date are recognised and measured at the present value of the estimated future cash flows to be made in respect of all employees at the reporting date. In determining the present value of the liability, estimates of attrition rates and pay increases through promotion and inflation have been taken into account.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

2. CRITICAL ACCOUNTING ESTIMATES, JUDGEMENTS AND ASSUMPTIONS (cont.)

Business combinations/Asset Acquisitions — note 19

Business combinations or asset acquisitions are initially accounted for on a provisional basis. The fair value of assets acquired, liabilities and contingent liabilities assumed are initially estimated by the consolidated entity taking into consideration all available information at the reporting date. Fair value adjustments on the finalisation of the business combination or asset acquisition accounting is retrospective, where applicable, to the period the combination occurred and may have an impact on the assets and liabilities, depreciation and amortisation reported.

Going Concern

As of June 30th 2021, Gelteq had a taxable loss of AUD$648,921, with no capital commitments outstanding.

The directors have prepared detailed cash flow projections for the following three financial years, from the date of this financial statement, which takes into account additional fundraising activities to provide further working capital for the company to grow. The directors have considered plausible downside forecast scenarios from the business impacts presented by COVID-19. These forecasts indicate that Gelteq is expected to continue to operate with enough cash on hand to reach its targets.

Key to these forecasts are assumptions regarding sales volumes across different sectors (e.g. Pharmaceutical, Nutraceuticals), shareholder approval of fundraising activities and ability to retain and employ the required personnel.

In the event of not raising sufficient funds to meet its current cash flow forecasts, Gelteq Pty Ltd will reduce its expenditure accordingly to be able to pay their debts as and when they are due.

3. FINANCIAL INSTRUMENTS

Financial instruments

Financial risk management objectives

The consolidated entity’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk.

The consolidated entity’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the consolidated entity.

The consolidated entity uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk.

Market risk

Foreign currency risk

The consolidated entity is not currently exposed for foreign currency risk. Foreign exchange risk arises from future commercial transactions and recognised financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. Management understands, it will over the next twelve months, deal in foreign currencies and will have in place a risk management policy when it is required.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

3. FINANCIAL INSTRUMENTS (cont.)

Price risk

The consolidated entity is not exposed to any significant price risk.

Cash flow and fair value interest rate risk

The consolidated entity’s has limited exposure to interest rate risk arising from long-term borrowings as these are based on fixed rates. There are no borrowings obtained at variable rates in the financial years to 30 June 2021 or 30 June 2020. All cash is held in chequing accounts or on hand, and do not earn interest.

Credit risk

The Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the group. The maximum exposure to credit risk at the reporting date to recognised financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The consolidated entity does not hold any collateral.

All trade and other receivables are current as at 30 June 2021 and 30 June 2020, with no balances past due.

The consolidated group recorded no bad debt expense in the years ended 30 June 2021 or 30 June 2020. As of 30 June 2021 and 2020, there was no expected credit losses recorded.

Liquidity risk

Vigilant liquidity risk management requires the consolidated entity to maintain sufficient liquid assets mainly cash and cash equivalents, and available borrowing facilities to be able to pay debts as and when they become due and payable. The consolidated entity manages liquidity risk by maintaining adequate cash reserves and available borrowing facilities by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. All loans as at 30 June 2020 and 30 June 2021 are due to either directors or related entities of the consolidated group.

Borrowings as at 30 June 2020 and 30 June 2021 are fully drawn.

Contractual maturities of trade and other payables (AUD$225,340 at 30 June 2020 and AUD$224,165 at 30 June 2021) and current borrowings (AUD$4,595 at 30 June 2020 and AUD$4,796 at 30 June 2021) is less than 1 year for each of the respective reporting periods.

Non current borrowings (AUD$166,108 at 30 June 2020 and AUD$167,328 at 30 June 2021) are due between 2 and 5 years for each of the respective reporting periods.

Total undiscounted contractual cash flows to be paid for these borrowings is AUD$169,960.

Fair value of financial instruments

Unless otherwise stated, the carrying amounts of financial instruments reflect their fair value.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

4. Other income

	2021			2020
	AUD$			AUD$
	As Reported	Pro Forma Adjustment	Pro Forma	As Reported	Pro Forma Adjustment	Pro Forma
Export Market Development Grant^	—	—	—	48,464		48,464
Total other income	—	159,869	159,869	48,464	154,033	202,497
Geographical region – Australia	—	159,869	159,869	48,464	154,033	202,497
The entity operates in a single segment.	—	159,869	159,869	48,464	154,033	202,497

____________

^        The grant is recognised when all criteria for recognition are met. There are no unfilled conditions or contingencies in relation to the grant. No expenses have been netted off against the grant income. Pro Forma Adjustment: The Company also receives government support by way of further incentives for research and development expenditure. The Company changed its accounting disclosure for the recognition of research and development incentives earned during the year. In the year ended June 30, 2022, the Company accounted for this incentive as “Other Income” instead of as a credit to income tax benefit. These amounts are not material to the financial statements and the financial statement disclosure in the years ended June 30, 2021 and 2020 have been amended to be consistent.

5. PROFIT (LOSS) FOR THE YEAR

Profit (loss) before income tax from continuing operations includes the following specific expenses:

	2021	2020
	AUD$	AUD$
Expenses:
Interest expense on financial liabilities not at fair value through profit or loss:
External	1,297	—
Total finance costs	1,297	—
Pharmaceutical research and development:
Product research and development	277,055	342,357
Employee benefits expense:
Salary and wages	117,483	—
Superannuation contributions – employees	10,267	—
Provision for leave expenses	6,938	—
	134,688	—

6. TAX INCOME (EXPENSE)

	2021			2020
	AUD$			AUD$
	As Reported	Pro Forma Adjustment	Pro Forma	As Reported	Pro Forma Adjustment	Pro Forma
The components of tax income (expense) comprise:
– Current tax income (expense)	159,869	(159,869)	—	154,033	(154,033)	—
– Deferred tax income (expense)	—		—	—		—
– Adjustments for prior years under or over statement	—		—	—		—
	159,869	(159,869)	—	154,033	(154,033)	—

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

6. TAX INCOME (EXPENSE) (cont.)

The prima facie tax on profit from ordinary activities before income tax is reconciled to income tax as follows:

	2021			2020
	AUD$			AUD$
	As Reported	Pro Forma Adjustment	Pro Forma	As Reported	Pro Forma Adjustment	Pro Forma
Prima facie tax payable on profit from ordinary activities before income tax at 26.0%	(210,285)	(41,566)	(168,719)	(145,646)		(145,646)
Add/Less the tax effect of –
Permanent differences	113,893	(1,599)	112,294	100,010		100,010
Timing differences (not meeting deferred asset criteria)	8,976		8,976	(2,851)		(2,851)
Carry forward losses (not meeting deferred asset criteria)	87,416	(39,967)	47,449	48,487		48,487
Research & Development – tax incentive	159,869	(159,869)	—	154,033	(154,033)	—
Tax Income	159,869	(159,869)	—	154,033	(154,033)	—
The applicable income tax rate is the Australian federal tax rate of 26.0% (2020: 27.5%) applicable to Australian resident companies.
Aggregate amount of tax charged/(credited) directly to equity relating to items that are recognised in equity:	—		—	—		—
The amount of deferred tax assets/(liabilities) recognised in the Statement of Financial Position:	—		—	—		—
The amount of unused tax losses for which no deferred tax asset is recognised:
– applicable to the company	603,489		603,489	253,824		253,824
– applicable to subsidiaries (not consolidated for tax purposes)	181,584		181,584	—		—
The potential tax benefit of these losses at the future tax rate of 25% is	196,268		196,268	63,456		63,456

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

7. LOSS PER SHARE

	2021	2020
	AUD$	AUD$
Basic loss per share (cents per share)	(0.23)	(0.16)
Diluted loss per share (cents per share)	(0.23)	(0.16)
Loss used to calculate basic loss per share	(648,921)	(375,587)
Loss used to calculate diluted loss per share	(648,921)	(375,587)
Weighted average number of ordinary shares used to calculate basic loss per share	2,825,196	2,302,797
Weighted average number of ordinary shares used to calculate diluted loss per share*	2,825,196	2,302,797

____________

*        there are no items to be disclosed under diluted EPS.

The weighted average number of shares above is per requirements of IAS 33.

On 24 July 2020, the Shareholders and sole director of the Company approved an action to effectuate a stock split of the issued and outstanding shares of the Company on 1 to 10 basis.

On 9 February 2022, the shareholders and the directors approved a further share split of 1 to 1,050 that was effective on such date. This share split increased the aggregate number of Gelteq’s ordinary shares to 7,308,000 ordinary shares.

Calculation of weighted average number of shares has been adjusted to reflect the impact of both of the share splits, including post year end, for all periods presented.

The movement of issued capital in note 14 is based off share issued date, which does not correspond to the calculation of weighted average number of shares disclosed above.

Share capital subscribed — to be issued is included within earnings per share calculations per IAS 33. Shares are usually included in the weighted average number of shares from the date consideration is receivable (which is generally the date of their issue). Therefore ordinary shares issued in exchange for cash are included when cash is receivable and ordinary shares issued for the rendering of services to the entity are included as the services are rendered.

Total of 47,250 shares (post share splits) are recognised in the weighted average number of shares in 2020, where these shares were subscribed and to be issued in 2020, and actually issued in 2021.

On February 4, 2022 we received in full an unsecured loan to us by certain of our shareholders in an amount equal to AUD$1,493,445. This loan has an eighteen (18) month duration and is expected to mature on July 15, 2023 with interest payable on the unpaid principal balance at 12% per annum. We have agreed to issue AUD$1.00 of our Ordinary Shares to the shareholders for every AUD$4.00 loaned to us by the shareholders pursuant to this loan. The Ordinary Shares are to be issued within 90 days of the loan being advanced (which the advance was finalized on February 4, 2022 and will equal 63,807 Ordinary Shares (after giving effect to the share split referred to below) expected to be issued at a value of AUD$5,605 per Ordinary Share (pre share split, or post share split at AUD$5.34 a share).

On March 24, 2022, we entered into a consulting contract with a counterparty pursuant to which the counterparty will advise us in connection with the initial public offering in return for a monthly retainer of a fixed dollar amount with additional fixed cash payments to be made upon the satisfaction of certain conditions and 143,360 Ordinary Shares that have not been issued as of the date of these financial statements, and are expected to be issued in April 2022 that will be retained by the counterparty only if the initial public offering occurs by a certain date and on the other terms set forth therein. Refer to Note 24 c) for further information.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

8. CASH AND CASH EQUIVALENTS

	2021	2020
	AUD$	AUD$
Cash on hand	4,708	233
Cash at Bank	176,956	319,286
	181,664	319,519

9. TRADE AND OTHER RECEIVABLES

	2021	2020
	AUD$	AUD$
CURRENT
Amounts receivable from other related entities:
Loan – Nutrigel	—	10,000
GST	33,375	42,481
Other debtors – research and development tax refund	159,870	154,033
Grants Receivable	—	48,464
	193,245	254,978

The consolidated entity has no expected credit losses to trade receivables. All receivables are current.

Due to their short term nature, the directors consider that the carrying value of trade and other receivables approximates their fair value.

10. INTANGIBLE ASSETS

	2021	2020
	AUD$	AUD$
Trade Secrets – at cost	23,857,306	—
Less accumulated amortisation	(55,558)	—
Net carrying value	23,801,748	—
Patents & Trademarks	47,840	47,840
Less accumulated amortisation	(5,609)	(3,222)
Net carrying value	42,231	44,618
	23,843,979	44,618
Reconciliation of trade secrets
Balance at beginning of year	—	—
Additions	23,857,306	—
Amortisation charge	(55,558)	—
Closing carrying value at 30 June 2021	23,801,748	—

Reconciliation of patents & trademarks
Balance at beginning of year	44,618	47,005
Additions	—	—
Amortisation charge	(2,387)	(2,387)
Closing carrying value at 30 June 2021	42,231	44,618

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

11. TRADE AND OTHER PAYABLES

	2021	2020
	AUD$	AUD$
CURRENT
Trade Payables	85,128	170,340
Accruals	32,500	55,000
Payroll Liabilities
Wages Payable	67,195	—
PAYG Withholding Payable	29,404	—
Superannuation Payable	9,938	—
	106,537	—
	224,165	225,340

Due to their short term nature, the directors consider that the carrying amount of trade payables approximates to their fair value. No interest is payable on amounts classified as trade and other payables.

12. BORROWINGS

		2021	2020
		AUD$	AUD$
CURRENT
Related Party Loans –	18
Loan – Director (no term; interest-free)		4,796	4,595
Total current borrowings		4,796	4,595

NON-CURRENT
Related Party Loans –	18
Loan – Director (term – 5 years, interest free)		13,550	13,550
Loan – Nutrition DNA (term 5yrs; rate 0.5%pa)		113,722	112,819
Loan – Domalina Unit Trust (term 5yrs; rate 0.5%pa)		40,056	39,739
Total non-current borrowings		167,328	166,108

Related-party loans are discussed further at note 18.

13. EMPLOYEE BENEFIT PROVISIONS

	2021	2020
	AUD$	AUD$
CURRENT
Employee entitlements – annual leave	6,939	—
	6,939	—
Employee entitlements:
Opening balance at 1 July 2020	—	—
Additional provisions raised	6,939	—
Balance at 30 June 2021	6,939	—

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

14. ISSUED CAPITAL AND SHARE CAPITAL SUBSCRIBED — TO BE ISSUED

	2021	2020
	AUD$	AUD$
Issued capital
2,446,500 fully paid ordinary shares of AUD$0.0001	233	233
84,000 fully paid ordinary shares of AUD$3.5714	300,000	300,000
78,750 fully paid ordinary shares of AUD$8.1114	638,773
4,698,750 fully paid ordinary shares of AUD$5.1048	23,986,000
	24,925,006	300,233
Share capital subscribed – to be issued	—	383,264
47,250 shares at AUD$8.1114	—	383,264
Total issued capital and share capital subscribed to be issued	24,925,006	683,497

Movements in ordinary share capital

The table below shows movements in issued capital through 30 June 2020 and 30 June 2021

Share issue date	Shares (prior to share split)	Shares (post share split on 24 July 2020)*	Shares (post share split on 9 February 2022)*	Issue Price (prior to share split)	Issue Price (post share split on 24 July 2020)*	Issue Price (post share split on 9 February 2022)*	Share capital
							AUD$
01/07/2019 Opening Balance	210	2,100	2,205,000	1	0.10	0.0001	210
28/02/2020 Share Issue	8	80	84,000	37,500	3,750.00	3.5714	300,000
30/03/2020 Share Issue to related party	23	230	241,500	1	0.10	0.0001	23
30/06/2020 Closing balance	241	2,410	2,530,500				300,233
03/08/2020 Share issue in exchange for consulting services		37	38,850	8,517	8,516.97	8.1114	315,128
05/08/2020 Share Issue		38	39,900	8,517	8,516.97	8.1114	323,645
13/06/2021 Acquisition of subsidiaries via share issue		4,475	4,698,750	5,360	5,360.00	5.1048	23,986,000
30/06/2021 Closing balance		6,960	7,308,000				24,925,006

____________

*        On 24 July 2020, the Shareholders and sole director of the Company approved an action to effectuate a stock split of the issued and outstanding shares of the Company on 1 to 10 basis.

The rights and privileges of the holders of shares of the Company were unaffected by the stock split. All share and per share information has been retroactively adjusted following the effective date of the 1 to 10 stock split to reflect the stock split for all periods presented.

Post year end on 9 February 2022, the shareholders and the directors approved a further share split of 1 to 1,050 that was effective on such date. This share split increased the aggregate number of Gelteq’s ordinary shares to 7,308,000 ordinary shares.

The rights and privileges of the holders of shares of the Company were unaffected by the stock split. All share and per share information has been retroactively adjusted following the effective date of the 1 to 1,050 stock split to reflect the stock split for all periods presented.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

14. ISSUED CAPITAL AND SHARE CAPITAL SUBSCRIBED — TO BE ISSUED (cont.)

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

Capital risk management

The consolidated entity’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure to reduce the cost of capital.

Capital is regarded as total equity, as recognised in the statement of financial position, plus net debt. Net debt is calculated as total borrowings less cash and cash equivalents.

In order to maintain or adjust the capital structure, the consolidated entity may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

15. FAIR VALUE

Fair Value Hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at measurement date
Level 2:	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly
Level 3:	Unobservable inputs for the asset or liability

The company has no assets or liabilities held at fair value.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

16. CASH FLOW INFORMATION

	2021			2020
	As Reported AUD$	Pro Forma Adjustment AUD$	Pro Forma AUD$	As Reported AUD$	Pro Forma Adjustment AUD$	Pro Forma AUD$
Reconciliation of cash flow from operations with profit after income tax
Reconciliation of net income to net cash provided by operating activities:
Profit/(loss) for the year before tax	(808,790)	159,869	(648,921)	(529,620)	154,033	(375,587)
Cash flows excluded from profit attributable to operating activities –
Non-cash flows in profit:
– Amortisation	57,945		57,945	2,387		2,387
– Interest expense	1,220		1,220	—		—
– Provision for Annual Leave	6,938		6,938	—		—
– Shares issued under services contract	255,509		255,509	59,619		59,619
– Other reconciling items	(198)		(198)	1		1
Income tax credit received	159,869	(159,869)	—	154,033	(154,033)	—

Changes in assets and liabilities:
– Decrease/(Increase) in grants receivable	48,464		48,464	(48,464)		(48,464)
– Decrease/(Increase) in GST receivable	9,106		9,106	(42,481)		(42,481)
– Decrease/(Increase) in Income Tax receivable	(5,837)		(5,837)	(154,032)		(154,032)
– Increase/(Decrease) in trade and other payables	(107,712)		(107,712)	204,448		204,448
– Increase in Payroll Liabilities	106,537		106,537	—		—
Cashflow from operations	(276,949)		(276,949)	(354,109)		(354,109)
	2021	2020
	AUD$	AUD$
Reconciliation of cash
Cash on hand	4,708	233
Cash at Bank – Gelteq Pty Ltd	42,547	319,286
Cash at Bank – Nutrigel Unit Trust	4,839	—
Cash at Bank – Sport Supplements Pty Ltd	129,570	—
	181,664	319,519

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

17. KEY MANAGEMENT PERSONNEL

Key management personnel (KMP) are those persons having authority and responsibility for planning, directing and controlling the activities of the Group, including the directors of the company as listed on page F-7 immediately above Note 1 above, and the Financial Controller of the company. There is a pro-rata allocation of compensation for the time at the office for any KMP which have joined or left the group during the reporting year.

(a)    Compensation

The aggregate compensation paid or payable to directors and other members of key management personnel of the consolidated entity is set out below:

	2021	2020
	AUD$	AUD$
Short term employee benefits	271,122	120,000
Post employment benefits	8,038	—
Long Term Benefits	—	—
Share based payments	—	—
	279,160	120,000

Some of the above amounts were paid to related management entities.

18. RELATED PARTY TRANSACTIONS

Gelteq Pty Ltd is the parent entity.

Interests in subsidiaries is set out in note 19.

a)      Key Management Personnel

Disclosures in relation to Key Management Personal are set out in Note 17.

b)      Transactions with other related parties:

	2021	2020
	AUD$	AUD$
Purchase of management and consulting services	180,000	120,000
Purchase of goods and services from a party associated with key management personnel^	—	84,098
	180,000	204,098

____________

^        The company acquired dietician and formulation consulting services.

c)      Outstanding balances arising from the purchase of goods and services with related parties:

	2021	2020
	AUD$	AUD$
Key management personnel directly	57,791	—
Entities controlled by key management personnel	11,678	77,678
	69,469	77,678

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

18. RELATED PARTY TRANSACTIONS (cont.)

d)      Loans to/from related parties:

	2021	2020
	AUD$	AUD$
Loans from Directors
Beginning of the year	18,145	—
Loan Advanced	—	18,145
Interest charged	—	—
Interest paid	—	—
End of Year	18,145	18,145

Loans to other associated parties now subsidiary
Beginning of the year	10,000	—
Loan acquired on subsidiary acquisition	(10,000)	—
Loans Advanced	—	10,000
Interest charged End of Year	—	10,000

Loans from associated entities

	2021	2020
	AUD$	AUD$
Beginning of the year	152,558	112,819
Loan advanced	—	39,739
Loans acquired on acquisition of controlled entities	200	—
Interest charged	1,220	—
End of Year	153,978	152,558

e)      Terms and Conditions:

Transactions with related parties have not undergone a formal benchmarking process to establish whether arrangements are conducted under normal market terms and conditions, accordingly, such transactions may not be considered at arm’s length. Related party loans are either unsecured, interest-free and payable on demand or are subject to unsecured loan agreements with fixed terms and interest payable.

Interest-free loans are noted accordingly.

No adjustment has been made to their carrying value. The parent company has not provided any guarantees in relation to any debts incurred by its subsidiaries.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

19. INTERESTS IN SUBSIDIARIES

(a)    Information about principal subsidiaries

The subsidiaries listed below have share capital consisting solely of ordinary shares, which are held directly by the Group. The proportion of ownership interests held equals the voting rights held by the Group. Each subsidiary’s principal place of business is also its country of incorporation or registration.

		% ownership
Name Of Subsidiary	Principal Place of Business	2021	2020
Nutrigel Unit Trust	Melbourne VIC Australia	100	—
Nutrigel Pty Ltd	Melbourne VIC Australia	100	—
Sport Supplements Unit Trust	Melbourne VIC Australia	100	—
Sport Supplements Pty Ltd	Melbourne VIC Australia	100	—

Subsidiary financial statements used in the preparation of these consolidated financial statements have also been prepared as at the same reporting date as the Group’s financial statements.

(b)    Significant Restrictions

There are no significant restrictions over the Group’s ability to access or use assets, and settle liabilities, of the Group.

(c)     Acquisition of Controlled Entities

On 13th June 2021, Gelteq Pty Ltd acquired 100% interest in and control of the Nutrigel and Sport Supplements entities.

Nutrigel Pty Ltd and Unit Trust (NPL)

AUD$
Purchase consideration:
-1,740 ordinary shares in Gelteq Pty Ltd	9,326,400
Assets acquired and liabilities assumed:
Cash on hand	1,740
Cash at banks	4,849
Trade Secrets	9,330,011
Loan – Gelteq Pty Ltd	(10,000)
Related party loans payable	(200)
Identifiable Assets Acquired and Liabilities Assumed	9,326,400

Sport Supplements Pty Ltd and Unit Trust (SSPL)

2020
AUD$
Purchase consideration:
-2,735 ordinary shares in Gelteq Pty Ltd	14,659,600
Assets acquired and liabilities assumed:
Cash on hand	2,735
Cash at banks	129,570
Trade Secrets	14,527,295
Identifiable Assets Acquired and Liabilities Assumed	14,659,600

(d)    The net cashflow inflow as a result of the acquisitions is AUD$138,894

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

19. INTERESTS IN SUBSIDIARIES (cont.)

(e)     The acquisition is treated as an intangible asset acquisition rather than a business combination due to the relevant entities not meeting the business definition included in IFRS 3.

(f)     The consideration paid for the Nutrigel and Sport Supplements entities comprised 4,475 ordinary shares issued to the vendors of those entities. After considerable due diligence, the fair value of the shares has been determined based upon the expected long-term cashflows forecast at the date of acquisition and tempered by the market price of the most recent share sale.

The directors consider a fair price was paid. No costs relating to the acquisitions were identified.

(g)    Trade Secrets is attributable to specific products and brands developed by those entities and the synergies expected to the Group from the acquisitions. No amount is deductible for tax purposes.

		NPL	SSPL
		AUD$	AUD$
(h)	Contribution to consolidated profits since acquisition	(10)	—
(i)	Contribution to consolidated profits if acquired at 1 July 2020	(120)	(176,104)

20. COMPANY DETAILS

The registered office of the company is c/- Lowe Lippmann Chartered Accountants, Level 7 616 St Kilda Road Melbourne VIC 3004 Australia. Our principal place of business is 647 Glenhuntly Road, Caulfield VIC 3162 Australia.

21. AUDITOR’S REMUNERATION

	2021	2020
	AUD$	AUD$
Audit and Review Services	20,000	37,500

22. CONTINGENT ASSETS & LIABILITIES AND COMMITMENTS

The company has no contingent assets & liabilities or capital commitments at year end.

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Principles of consolidation

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of Gelteq Pty Ltd, a General Purpose Limited (‘company’ or ‘parent entity’) as at 30 June 2021 and the results of all subsidiaries for the year then ended. Gelteq Pty Ltd and its subsidiaries together are referred to in these financial statements as the ‘consolidated entity’.

Subsidiaries are all those entities over which the consolidated entity has control. The consolidated entity controls an entity when the consolidated entity is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the consolidated entity. They are de-consolidated from the date that control ceases.

Intercompany transactions, balances and unrealised gains on transactions between entities in the consolidated entity are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the consolidated entity.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The acquisition of subsidiaries is accounted for using the asset acquisition method of accounting. A change in ownership interest, without the loss of control, is accounted for as an equity transaction, where the difference between the consideration transferred and the book value of the share of the non-controlling interest acquired is recognised directly in equity attributable to the parent.

Where the consolidated entity loses control over a subsidiary, it derecognises the assets including goodwill, liabilities and non-controlling interest in the subsidiary together with any cumulative translation differences recognised in equity. The consolidated entity recognises the fair value of the consideration received and the fair value of any investment retained together with any gain or loss in profit or loss.

Contingent liabilities

The parent entity had no contingent liabilities as at 30 June 2021 and 30 June 2020.

Capital commitments — Property, plant and equipment

The parent entity had no capital commitments for property, plant and equipment as at 30 June 2021 and 30 June 2020.

Guarantees

The parent entity had not entered into to any guarantees entered in relation to the debts of its subsidiaries

Significant accounting policies

The accounting policies of the parent entity are consistent with those of the consolidated entity, as disclosed in note 23.

(b)    Business Combinations/Asset Acquisitions

Business combinations occur where an acquirer obtains control over one or more businesses and results in the consolidation of its assets and liabilities.

A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination will be accounted for from the date that control is obtained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed are recognised (subject to certain limited exceptions).

If the acquisition of an asset or a group of assets does not constitute a business, the individual identifiable assets acquired (including intangible assets) and liabilities are assumed. The cost of the group shall be allocated to the individual identifiable assets and liabilities on the basis of their relative fair values at the date of purchase. Such a transaction or event does not give rise to goodwill.

Determining whether a particular set of assets and activities is a business should be based on whether the integrated set is capable of being conducted and managed as a business by a market participant. Thus, in evaluating whether a particular set is a business, it is not relevant whether a seller operated the set as a business or whether the acquirer intends to operate the set as a business. In the absence of evidence to the contrary, a particular set of assets and activities in which goodwill is present shall be presumed to be a business. However, a business need not have goodwill.

In June 2021, the parent entity acquired subsidiaries as set out in Note 19, which have been accounted for as asset acquisitions on the basis the entities were not deemed to be businesses.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Income Tax

The income tax expense (income) for the year comprises current income tax expense (income) and deferred tax expense (income).

Current tax assets and liabilities are offset where a legally enforceable right of set-off exists and it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur. Deferred tax assets and liabilities are offset where: (a) a legally enforceable right of set-off exists; and (b) the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where it is intended that net settlement or simultaneous realisation and settlement of the respective asset and liability will occur in future periods in which significant amounts of deferred tax assets or liabilities are expected to be recovered or settled.

Deferred income tax expense reflects movements in deferred tax asset and deferred tax liability balances during the year, as well as unused tax losses.

Current and deferred income tax expense (income) is charged or credited outside profit or loss when the tax relates to items that are recognised outside profit or loss or arising from a business combination.

Except for business combinations, no deferred income tax is recognised from the initial recognition of an asset or liability where there is no effect on accounting or taxable profit or loss.

A deferred tax liability shall be recognised for all taxable temporary differences, except to the extent that the deferred tax liability arises from:

(a)     the initial recognition of goodwill; or

(b)    the initial recognition of an asset or liability in a transaction which:

(i)     is not a business combination; and

(ii)    at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).

Deferred tax assets and liabilities are calculated at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled and their measurement also reflects the manner in which management expects to recover or settle the carrying amount of the related asset or liability.

Deferred tax assets relating to temporary differences and unused tax losses are recognised only to the extent that it is probable that future taxable profit will be available against which the benefits of the deferred tax asset can be utilised.

(d)    Fair Value of Assets and Liabilities

The Company measures some of its assets and liabilities at fair value on either a recurring or non-recurring basis, depending on the requirements of the applicable Accounting Standard.

Fair value is the price the Company would receive to sell an asset or would have to pay to transfer a liability in an orderly (ie unforced) transaction between independent, knowledgeable and willing market participants at the measurement date.

As fair value is a market-based measure, the closest equivalent observable market pricing information is used to determine fair value. Adjustments to market values may be made having regard to the characteristics of the specific asset or liability. The fair values of assets and liabilities that are not traded in an active market are determined using one or more valuation techniques. These valuation techniques maximise, to the extent possible, the use of observable market data.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

To the extent possible, market information is extracted from either the principal market for the asset or liability (ie the market with the greatest volume and level of activity for the asset or liability) or, in the absence of such a market, the most advantageous market available to the entity at the end of the reporting period (ie the market that maximises the receipts from the sale of the asset or minimises the payments made to transfer the liability, after taking into account transaction costs and transport costs).

For non-financial assets, the fair value measurement also takes into account a market participant’s ability to use the asset in its highest and best use or to sell it to another market participant that would use the asset in its highest and best use.

The fair value of liabilities and the entity’s own equity instruments (excluding those related to share-based payment arrangements) may be valued, where there is no observable market price in relation to the transfer of such financial instruments, by reference to observable market information where such instruments are held as assets. Where this information is not available, other valuation techniques are adopted and, where significant, are detailed in the respective note to the financial statements.

(e)     Financial Instruments

Initial recognition and measurement

Financial assets and financial liabilities are recognised when the entity becomes a party to the contractual provisions of the instrument. For financial assets, this is equivalent to the date that the company commits itself to either purchase or sell the asset (i.e. trade date accounting is adopted).

Financial instruments (except for trade receivables) are initially measured at fair value plus transactions costs, except where the instrument is classified ‘at fair value through profit or loss’ in which case transactions costs are recognised as expenses in profit or loss immediately. Where available, quoted prices in an active market are used to determine fair value. In other circumstances, valuation techniques are adopted.

Trade receivables are initially measured at the transaction price if the trade receivables do not contain a significant financing component or if the practical expedient was applied as specified in IFRS 15: Revenue from Contracts with Customers.

Classification and subsequent measurement

Financial liabilities

Financial liabilities are subsequently measured at:

–       amortised cost; or

–       fair value through profit and loss.

A financial liability is measured at fair value through profit and loss if the financial liability is:

–       a contingent consideration of an acquirer in a business combination to which IFRS 3: Business Combinations applies;

–       held for trading; or

–       initially designated as at fair value through profit or loss.

All other financial liabilities are subsequently measured at amortised cost using the effective interest method. The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest expense to profit or loss over the relevant period.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The effective interest rate is the internal rate of return of the financial asset or liability. That is, it is the rate that exactly discounts the estimated future cash flows through the expected life of the instrument to the net carrying amount at initial recognition.

Any gains or losses arising on changes in fair value are recognised in profit or loss to the extent that they are not part of a designated hedging relationship.

The change in fair value of the financial liability attributable to changes in the issuer’s credit risk is taken to other comprehensive income and is not subsequently reclassified to profit or loss. Instead, it is transferred to retained earnings upon derecognition of the financial liability.

If taking the change in credit risk to other comprehensive income enlarges or creates an accounting mismatch, these gains or losses should be taken to profit or loss rather than other comprehensive income. A financial liability cannot be reclassified.

Financial assets

Financial assets are subsequently measured at:

–       amortised cost;

–       fair value through other comprehensive income; or

–       fair value through profit or loss.

Measurement is on the basis of two primary criteria:

–       the contractual cash flow characteristics of the financial asset; and

–       the business model for managing the financial assets.

A financial asset that meets the following conditions is subsequently measured at amortised cost:

–       the financial asset is managed solely to collect contractual cash flows; and

–       contractual terms within the financial asset give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding on specified dates.

A financial asset that meets the following conditions is subsequently measured at amortised cost:

–       the financial asset is managed solely to collect contractual cash flows; and

–       the contractual terms within the financial asset give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding on specified dates.

A financial asset that meets the following conditions is subsequently measured at fair value through other comprehensive income:

–       the contractual terms within the financial asset give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding on specified dates; and

–       the business model for managing the financial asset comprises both contractual cash flows collection and the selling of the financial asset.

By default, all other financial assets that do not meet the measurement conditions of amortised cost and fair value through other comprehensive income are subsequently measured at fair value through profit or loss.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company initially designates a financial instrument as measured at fair value through profit or loss if:

–       it eliminates or significantly reduces a measurement or recognition inconsistency (often referred to as an “accounting mismatch”) that would otherwise arise from measuring assets or liabilities or recognising the gains and losses on them on different bases;

–       it is in accordance with the documented risk management or investment strategy and information about the groupings is documented appropriately, so the performance of the financial liability that is part of a group of financial liabilities or financial assets can be managed and evaluated consistently on a fair value basis; and

–       it is a hybrid contract that contains an embedded derivative that significantly modifies the cash flows otherwise required by the contract.

The initial measurement of financial instruments at fair value through profit or loss is a one-time option on initial classification and is irrevocable until the financial asset is derecognised.

Derecognition

Derecognition refers to the removal of a previously recognised financial asset or financial liability from the statement of financial position.

Derecognition of financial liabilities

A liability is derecognised when it is extinguished (ie when the obligation in the contract is discharged, cancelled or expires). An exchange of an existing financial liability for a new one with substantially modified terms, or a substantial modification to the terms of a financial liability, is treated as an extinguishment of the existing liability and recognition of a new financial liability.

The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss.

Derecognition of financial assets

A financial asset is derecognised when the holder’s contractual rights to its cash flows expires, or the asset is transferred in such a way that all the risks and rewards of ownership are substantially transferred.

All the following criteria need to be satisfied for the derecognition of a financial asset:

–       the right to receive cash flows from the asset has expired or been transferred;

–       all risk and rewards of ownership of the asset have been substantially transferred; and

–       the Company no longer controls the asset (ie it has no practical ability to make unilateral decisions to sell the asset to a third party).

On derecognition of a financial asset measured at amortised cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognised in profit or loss.

On derecognition of a debt instrument classified as fair value through other comprehensive income, the cumulative gain or loss previously accumulated in the investment revaluation reserve is reclassified to profit or loss.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f)     Impairment of assets

At the end of each reporting period, the company assesses whether there is any indication that an asset may be impaired. The assessment will include considering external sources of information and internal sources of information, including dividends received from subsidiaries, associates or joint ventures deemed to be out of pre-acquisition profits. If such an indication exists, an impairment test is carried out on the asset by comparing the recover able amount of the asset, being the higher of the asset’s fair value less costs to sell and value in use to the asset’s carrying amount. Any excess of the asset’s carrying amount over its recoverable amount is recognised immediately in profit or loss, unless the asset is carried at a revalued amount in accordance with another Standard. Any impairment loss of a revalued asset is treated as a revaluation decrease in accordance with that other Standard.

Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Impairment testing is performed annually for goodwill and intangible assets with indefinite lives.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

(g)    Intangible Assets Other than Goodwill Trade Secrets

Trade secrets

Trade secrets with finite useful lives that are acquired separately, including those acquired in a business combination recognised separately from goodwill, are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives which are disclosed below. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

Research and development

Expenditure during the research phase of a project is recognised as an expense when incurred.

Under IFRS 138, An intangible asset arising from development (or from the development phase of an internal project) shall be recognised if, and only if, an entity can demonstrate all of the following:

(a)     the technical feasibility of completing the intangible asset so that it will be available for use or sale.

(b)    its intention to complete the intangible asset and use or sell it.

(c)     its ability to use or sell the intangible asset.

(d)    how the intangible asset will generate probable future economic benefits. Among other things, the entity can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e)     the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

(f)     its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Development expenditure that does not meet the criteria for capitalisation above are recognised as an expense as incurred.

Patents & trademarks

Patents and trademarks are measured initially at purchase cost and are amortised on a straight line basis over their estimated useful lives.

The amortisation rates used for each class of intangible asset with a finite useful life are:

Amortisation Period
Class of Intangible Asset
Trade Secrets	20 years
Patents and Trademarks	20 years

(h)    Foreign Currency Transactions and Balances

Functional and presentation currency

The functional currency of each of the Company’s entities is measured using the currency of the primary economic environment in which that entity operates. The financial statements are presented in Australian dollars, which is the entity’s functional currency.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the year-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items are recognised in profit or loss, except where deferred in equity as a qualifying cash flow or net investment hedge.

Exchange differences arising on the translation of non-monetary items are recognised directly in other comprehensive income to the extent that the underlying gain or loss is directly recognised in other comprehensive income; otherwise the exchange difference is recognised in profit or loss.

(i)     Employee Benefit Provisions

(i)     Short-term obligations

Liabilities for accumulating annual leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the balance sheet.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(ii)    Other long-term employee benefit obligations

The liabilities for long service leave are not expected to be settled wholly within 12 months after the end of the period in which the employees render the related service. They are therefore measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service.

The obligations are presented as current liabilities in the balance sheet if the entity does not have an unconditional right to defer settlement for at least twelve months after the reporting date, regardless of when the actual settlement is expected to occur.

(j)     Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

(k)    Government Grants

Government grants received on capital expenditure are generally deducted in arriving at the carrying amount of the asset purchased. Grants for revenue expenditure are recognised as other income by the Group. Where retention of a government grant is dependent on the Group satisfying certain criteria, it is initially recognised as deferred income. When the criteria for retention have been satisfied, the deferred income balance is released to the consolidated statement of comprehensive income or netted against the asset purchased.

The Research and Development Tax Incentive programme provides tax offsets for expenditure on eligible R&D activities. Under the programme, the Consolidated Entity, is entitled to a refundable R&D credit in Australia on the eligible R&D expenditure incurred on eligible R&D activities. The refundable R&D tax offset is accounted for under IAS 20 Accounting for Government Grants and Disclosure of Government Assistance, as per which the R&D tax offset income is recognised when there is reasonable assurance that it will be received. It is recognised in the statement of comprehensive income in the same period that the related costs are recognised as expenses and relates to refundable amounts on approved expenses.

(l)     Other receivables

Other receivables are recognised at amortised cost, less any allowance for expected credit losses.

(m)   Trade and Other Payables

Trade and other payables represent the liabilities for goods and services received by the entity that remain unpaid at the end of the reporting period. The balance is recognised as a current liability with the amounts normally paid within 30 days of recognition of the liability.

Trade and other payables are initially measured their fair value and subsequently measured at amortised cost using the effective interest method.

Accruals are recognised when they can be reasonably estimated and attributed to the relevant financial period. They are assessed for fair value and carried at amortised cost. They are derecognised when a liability for payment is raised as a trade or other payable.

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

23. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)    Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the year of the borrowings using the effective interest method.

Borrowings are removed from the balance sheet when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting year.

(o)    Borrowing Costs

Borrowing costs directly attributable to the acquisition, construction or production of assets that necessarily take a substantial period of time to prepare for their intended use or sale are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognised in profit or loss in the period in which they are incurred.

(p)    Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payables are stated inclusive of the amount of GST receivable or payable. The net amount of GST recoverable from, or payable to, the ATO is included with other receivables or payables in the statement of financial position.

(q)    Earnings per Share (EPS) Basic earnings per share

Basic earnings per share is calculated by dividing the profit attributable to equity holders of the Company, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the year, adjusted for bonus elements in ordinary shares issued during the year.

(r)     Comparative Figures

When required by Accounting Standards, comparative figures have been adjusted to conform to changes in presentation for the current financial year.

Where the Company retrospectively applies an accounting policy, makes a retrospective restatement or reclassifies items in its financial statements, a third statement of financial position as at the beginning of the preceding period in addition to the minimum comparative financial statements is presented.

24. EVENTS OCCURRING AFTER THE REPORTING PERIOD

(a)     On February 4, 2022 we received in full an unsecured loan to us by certain of our shareholders in an amount equal to AUD$1,493,445. This loan has an eighteen (18) month duration and is expected to mature on July 15, 2023 with interest payable on the unpaid principal balance at 12% per annum. We have agreed to issue AUD$1.00 of our Ordinary Shares to the shareholders for every AUD$4.00 loaned to us by the shareholders pursuant to this loan. The Ordinary Shares are to be issued within 90 days of the loan being

GELTEQ PTY LTD
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2021

24. EVENTS OCCURRING AFTER THE REPORTING PERIOD (cont.)

advanced (which the advance was finalized on February 4, 2022 and will equal 63,807 Ordinary Shares (after giving effect to the share split referred to below) expected to be issued at a value of AUD$5,605 per Ordinary Share (pre-share split, or post-share split at AUD$5.34 a share.

(b)    On February 9, 2022, the company’s board of directors and our shareholders approved a split of the ordinary shares then issued and outstanding of 1,050 shares for each share outstanding effective as of such date. This split of the ordinary shares resulted in the aggregate number of the ordinary shares issued and outstanding increasing to 7,308,000 ordinary shares as of 9 February 2022.

(c)     On March 24, 2022, we entered into a consulting contract with a counterparty pursuant to which the counterparty will advise us in connection with the initial public offering in return for (i) a monthly retainer of USD$15,000 conditioned upon the closing of the initial public offering by September 30, 2022 to be paid upon the closing of the initial public offering, (ii) a fixed cash payment of USD$82,500 to be paid upon the closing of the Pre-IPO raising if the Pre-IPO raising occurs by March 31, 2022 and (iii) an additional fixed cash payment of USD$182,500 to be paid at the closing of the initial public offering if the initial public offering occurs by September 30, 2022. The counterparty will also receive as compensation 143,360 Ordinary Shares which are expected to have a value at issuance of AUD$5,605 (which is the value per share pre-share split, or post-share split at AUD$5.34) that will be retained only if the initial public offering occurs by September 30, 2022 and otherwise will be forfeited to us. The shares have not been issued as at June 15, 2022 and are expected to be issued in April 2022. The counterparty will receive a business development fee equal to a fixed percentage of the Ordinary Shares that had been issued if the counterparty introduce us to an executed business opportunity that is closed before the closing of the initial public offering that exceeds USD$1,000,000 in sale revenue. The consulting contract terminates on January 12, 2023 unless terminated earlier by either us or the consulting firm.

There has not arisen, in the interval between the end of the financial period and the date of this report, any other item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect substantially:

–       the Group’s operations in future financial years, or

–       the results of those operations in future financial years, or

–       the Group’s state of affairs in future financial years.

Gelteq Limited

1,300,000 Ordinary Shares

________________

PROSPECTUS

            , 2023

________________

BOUSTEAD SECURITIES, LLC

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	DATED MARCH 29, 2023

Gelteq Limited

1,749,243 Ordinary Shares

This Resale Prospectus relates to the resale of 1,749,243 Ordinary Shares by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the selling shareholders named in this prospectus.

Provided that the Company’s listing application is approved by Nasdaq and the underwritten public offering closes, the resale offering described herein will commence and any resale of the Ordinary Shares by the selling shareholders will take place initially at USD$5.00, which is the assumed public offering price of the Ordinary Shares. Thereafter, any sales will occur at prevailing market prices or at privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders.

The selling shareholders, as described herein and subject to their respective lock-up periods, if any, may not commence the resale of their Ordinary Shares until the Public Offering closes. In the event that the Company’s Nasdaq listing application is not approved and the underwritten public offering as described in the Public Offering Prospectus does not proceed, the resale offering as described in the Resale Prospectus will also not proceed.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 13 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this registration statement. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is             , 2023

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in the Public Offering Prospectus and does not contain all of the information. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in the Public Offering Prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

We are a clinical and science-based company that is focused on developing and commercializing white label gel-based delivery solutions for prescription drugs, nutraceuticals, pet care and other products. A “white label” gel-based delivery solution is where we produce a product that other companies rebrand as their own product. Our principal products are edible gels, which we refer to as gels, and their application in gel-based dosage forms. Our current product suite consists of multiple products that sit within five core verticals — for pets, sports, pharmaceutical (pharma), over-the-counter (OTC) and nutraceutical — all of which leverage our patent pending multiple-ingredient dosage forms, and that we expect to have a wide range of applications and consumers. We currently focus our efforts on out-licensing our technology to companies to develop and create new products they can manufacture and sell within their established and researched markets, while we continue to manufacture our existing products under license (“white label”). Of our products already licensed, two clients have placed initial orders for nutraceutical products, and there have been four other products in the sports vertical ordered. From these orders, we shipped 15,000 units during May 2022, 250,000 units during June 2022 and 60,000 units in December 2022. The Company expects to fulfill these remainder orders of 45,000 products during the second quarter of 2023. In January 2023, one of our existing clients placed further orders for two new products totaling 120,000 units and a new client placed an order for 80,000 units. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. With regards to the pets, nutraceutical and sports vertical, we designed these products to have no regulatory hurdles to overcome as they have food grade classifications and therefore do not require regulatory approvals. We designed our gel platform to enhance the tolerability and stability of drugs while maintaining their efficacy. Products in the pharma vertical will require regulatory approval.

We have been funded since inception through a combination of equity contributions, related party loans and Australian government grants/tax incentives. We will continue to balance our research and development alongside our revenue generating activities for the calendar year 2022, with AUD$147,536 (USD$110,800) of recognized revenue, plus deferred revenue of AUD$119,765 (USD$90,000) received in the financial year ending June 30, 2022.

We have prepared and applied for patents which relate to a diagnostic gel product comprising glucose, and certain multiple-health ingredient dosage forms. Our first patent family is comprised of granted U.S. patent 10,983,132 which is for an oral glucose tolerance test gel and testing method for diabetes diagnostics, and pending patent applications in the following additional countries or jurisdictions through December 31, 2022: Australia, Canada, the European Patent Office, India, the People’s Republic of China and Qatar. We are seeking to protect products that employ our gel technology in our second patent family which is directed to certain multiple-health ingredient dosage forms which utilize a gel formulation that features agarose and alginate that in certain ratios and pH ranges form gels of specific firmness to deliver two or more health ingredients (including medicines) in a single dosage form. This second patent family is comprised of patent applications that remain pending in the following countries through December 31, 2022: Australia, Brazil, Canada, the Eurasian Patent Organization, the European Patent Office, Israel, India, Japan, South Korea, Mexico, the People’s Republic of China, Saudi Arabia, the United Arab Emirates, the United States, and South Africa. Our vision is to change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms.

Alt-1

As of December 31, 2022 we have pending trademark registrations for “Gelteq” in Australia, the United States and several other countries and jurisdictions and registered trademarks for “Gelteq” in Japan, the People’s Republic of China, South Korea, Thailand, the United Kingdom and several other countries and jurisdictions. We also have a registered trademark for the Gelteq logo and “Pet Gels” logo in the United Kingdom, which we expect will both be submitted for approval as registered trademarks in the countries and jurisdictions where we have pending and registered trademarks for “Gelteq” referred to in the immediately preceding sentence. We also have pending trademark registrations for a stylized logo of “SportsGel” in Australia, the United States and several other countries and jurisdictions.

We continue to work on preparing additional patent applications. Our third and fourth patent families have been lodged as provisional patents in the United Kingdom in August 2022 and December 2022, respectively. We expect to file our fifth and sixth patent families in the first quarter of 2023 to further protect the varying Active Pharmaceutical Ingredients (APIs) that our gel delivery platform can hold. We anticipate to further increase our intellectual property portfolio as we continue to attain U.S. Food and Drug Administration (FDA) approvals for our gel-based drug dosage forms through the 505(b)(2) pathway. See “Business — Government Regulations — The Hatch-Waxman Amendments — 505(b)(2) NDAs.”

We will continue to seek to protect our intellectual property through a combination of patents, trademarks, trade secrets, non-disclosure and confidentiality agreements, assignments of invention and other contractual arrangements with our employees, consultants, partners, manufacturers, customers and others. We believe these efforts have the potential to protect various proprietary applications of our gel delivery system from imitation.

Our History

Gelteq as an entity began in October 2018, but the initial development work commenced in 2014 by Gelteq co-founder Mr. Nathan J. Givoni.

In January 2015, Mr. Givoni began his long-term collaboration with Monash University in Melbourne, Australia, to verify and test our gel formulations. Our company’s first patent family relates to an oral glucose tolerance test gel and testing method for diabetes diagnostics and commenced as a provisional patent in Australia in 2015, which continued to be evaluated and tested before it was submitted as a standard patent application in Australia in 2016. For this first patent family, U.S. patent 10,983,132 has been granted with several patent applications pending in a number of foreign countries. This glucose tolerance test gel was the subject of a pilot project, after which the focus shifted to establishing strategic partnerships to further develop industry-specific products, which were nutraceutical formulations such as sugar lowering products for people with pre-diabetes. The development of these products did not require specific regulatory approvals. In 2018, Mr. Simon H. Szewach joined the business and our second patent family was later lodged provisionally in Australia, with a further standard patent application submitted in 2019 in the U.S. and a number of foreign countries. The patent applications of our second patent family are pending and directed to certain multiple-health ingredient gel dosage forms to utilize our gel delivery technology. By 2020, these two patent families had been acquired by Gelteq after it was co-founded by Mr. Givoni and Mr. Szewach. The primary focus of Gelteq has been delivering and creating new and innovative products that utilize our gel-based technologies. Utilizing the acquired intellectual property, Gelteq completed product development in early 2020 for a suite of nutraceutical products and since that time, has introduced its first product line and actively pursued (through further research and development), additional applications for the gel technology, which is specifically suited for sports, pharmaceutical (pharma) and over-the-counter (OTC) usage.

In April 2021, Gelteq management decided to prioritize the commercialization of its products related to animal health, driven by several key factors:

•        the size of the pet nutrient and pet pharma markets in North America, which translated into expansion opportunities for Gelteq;1

•        a fundamental change in society towards pets with the emergence of pets as an extended part of the family rather than just companion animals is driving consumer spending on pet ownership and pet care. These trends of pet humanization and consumer concerns for pet health and wellness have created a rapidly growing industry for pet health products2; and

____________

1         See Graphical Research (2021). North America Pet Care Market Size By Animal (Dogs, Cats, Birds, Fishes, Horses), By Type (Pet Food {Nutritional, Medicated}, Pet Care Products {Veterinary Care Products, Supplies/OTC Medications}, Service {Pet Grooming/Boarding, Live Animal Purchase), By Distribution Channel (Stores, E-Commerce), Industry Analysis Report, Regional Outlook (U.S., Canada), Application Potential, Competitive Market Share & Forecast, 2021 – 2027. Report ID: GR1633

2        Ibid.

Alt-2

•        the ongoing research and development opportunities with Gelteq’s academic partner in Australia, Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, and with another Australian university’s veterinary hospital, with whom negotiations for ongoing research and development opportunities are in progress.

Our Strengths

We are seeking to position ourselves as a leader in the application of ingestible gel technology in nutraceutical, drug and supplement delivery in the following manner:

•        seeking to position ourselves as an emerging market leader in dosage forms that utilize ingestible gel technology for nutraceutical, pet care, and pharma;

•        promoting our products as superior to other methods of oral delivery (i.e., pills, tablets, gummies);

•        highlighting our products as addressing unmet issues around swallowing, taste, dosage and efficacy;

•        taste-masking ability of Gelteq’s patent pending multiple-ingredient gel dosage forms, being able to immediately address unsolved challenges in compliance and dosing;

•        creating manufacturing and distribution and sale channels permits expedited time-to-market for high-demand products;

•        expanding our intellectual property portfolio by maintaining our 100%-owned U.S. patent for a glucose tolerance testing product, and working to have our additional pending patent applications inside and outside of the United States proceed towards allowance, and filing additional patent applications to protect our new discoveries;

•        maintaining our research and development partnership with Australia’s Monash University, which is ranked among the top universities in the world in pharmaceutical science by the 2022 QS World University Rankings for Pharmacy & Pharmacology and is providing more opportunities in the expanded field of animal husbandry, while negotiating another research and development partnership with another Australian university’s veterinary hospital; and

•        signing industry partnerships/licenses for pilot programs with our licensee companies for sport-related gels described herein under “Business — Material Contracts — Customer Contracts.”

Our Strategy

Overall

The following are highlights of our strategy to promote and expand our business at the present time:

•        Greatest unmet demand for our gel dosage forms — We will focus on dysphagia (the medical term given to difficulty swallowing) and other areas including children and seniors where the need is great and current solutions inadequate. See our discussion of dysphagia later in this document.

•        Fastest ability to grow sales — we are looking to capitalize on existing opportunities in the market.

•        Highest margins — certain markets, such as pet nutrients, nutraceuticals and human supplements, offer high margins.

•        Little to no competitors — We are seeking “blue ocean” markets where the competition is not currently focusing, including in the pharmaceutical (pharma) and over-the-counter (OTC) markets.

•        Highest Demand for a market differentiating delivery platform — issues such as difficulty in swallowing, need to intake a large amount of drugs or nutrients, and taste making are all areas where our product can show deep differentiation and shine.

Alt-3

Based on this, we have decided to focus our efforts in the following order at the present time:

•        First, pet health/supplements — We have developed products that comprise health ingredients related to joint health, coat quality, immune boosting, weight loss, diabetes and digestion for felines and canines. The development of the product formulations was completed and the products are awaiting future production at scale in their current form, or alternatively, their formulation can be adjusted by a future license partner, if desired. At this stage, our pet health and supplemental products had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. Samples of the canine and feline products have been tested respectively on canines and felines, highlighting and verifying acceptance and palatability. Further, we expect to begin formal palatability studies for feline products in the first quarter of 2023. The Company took the decision to delay the clinical study to prioritize additional patent and formulation protections and to finalize establishing our own production line with a local Australian GMP certified manufacturer. The further strengthening of our IP portfolio is designed to allow for a wider expansion into the pharmaceutical sector, with the production line enhancing the speed at which we can expand into this sector.

•        Second, nutraceuticals — We have developed formulations for products in the nutraceutical sector that include dietary fiber, prebiotics, probiotics, vitamins, polyunsaturated fatty acids, antioxidants, electrolytes and others. At this stage, our nutraceuticals had been developed from our laboratories, flavored and shown to be shelf stable by our manufacturers and are ready to be sold to the public. We have also already sold products which contain electrolytes and carbohydrates as primary ingredients to PacificPine Tennis Limited, PacificPine Football Limited, PacificPine Golf Limited and Five-Star Sports Hong Kong Limited. We have also sold a product that addresses brain function, taking a proprietary powder blend owned by Healthy Extracts Inc. (OTCQB:HYEX) and creating an easy to consume gel product for Healthy Extracts Inc. and their customers. In addition, we have sold 20,000 units of Hypogel, our product formulation that acts as a glucose boost to Lifestyle Breakthrough Holdings Pty Ltd. For these clients, we shipped 15,000 units during May 2022 and 250,000 units during June 2022, with all these shipped products now recognized as revenue during the financial year ended June 30, 2022. The remainder orders continue to be held as deferred revenue, of which the Company has fulfilled 60,000 units in December 2022 and expects to fulfill the outstanding orders of 45,000 products in the second quarter of 2023. In January 2023, an existing customer placed further orders for two new products that respectively aids gut health and lowers sugar absorption, totaling 120,000 units. A new Australian client placed an order for 80,000 units for the product that lowers sugar absorption. We plan to manufacture and deliver these new units in the second quarter of 2023. Due to world-wide supply chain delays which affected timing of prior product shipments, the Company has put in place strategies to mitigate delays in the future, including to establish an additional sampling and research and development facility at its headquarters in Melbourne, Australia. The Company expects to finalize a dedicated production line with a GMP certified manufacturer in Melbourne, Australia to further enhance production capacity which will avoid future delays. For the year ended June 30, 2022, we invoiced a total of AUD$267,301 (USD$200,800) for units ordered, of which approximately AUD$147,536 (USD$110,800) was delivered to customers and recognized as revenue. The remaining AUD$119,765 (USD$90,000) was for orders that have been invoiced but not delivered and as such were not recognized as revenue and are considered deferred revenue. As a result, for the year ended June 30, 2022, approximately 50.2% of the orders ordered were with related parties and 91% of revenue recognized were with related parties. From July 1, 2022 to March 1, 2023, total units ordered were 200,000 and none were with related parties. Cumulatively, through March 1, 2023, approximately 24% of total units ordered were from related parties and none of the January 2023 orders were from related parties. Further product formulations are in development, and are available as samples, with production to occur when a potential license partner is engaged.

•        Third, healthcare/pharma — These could include pharmaceutical products for both human and pets, including those for people with swallowing issues. In our lab, we have developed several pharmaceutical products for treatment of pain which have undergone dissolution studies. We expect one of these products will soon be entered into the 505(b)(2) pathway with the FDA, and potentially equivalent regulatory bodies in other regions. We also expect to work with license partners to create additional pharmaceutical products for human or animals, which would require regulatory approval once developed. These future products potentially include gel dosage forms comprising a new API of a future licensing partner, which would require an NDA, or, for approved APIs, the 505(b)(2) pathway can be pursued.

Alt-4

Strategy Steps

Gelteq’s strategy is based on delivering innovative gel dosage forms that change the way good health is delivered to both humans and animals through our patent pending multiple-health-ingredient gel dosage forms. To achieve this objective, we intend to pursue the following:

•        Maximize the commercial potential of our animal health and nutraceutical products through licensing and partnerships. We will continue to focus on white label and private label manufacturing using our patent pending multiple-health ingredient gel dosage forms, and then leveraging the brand awareness of the licensee and their existing customer base to ensure greater volumes of products are sold and then reordered from Gelteq. We began building relationships with animal health companies initially, closely followed by pharmaceutical companies, nutrition providers and sports organizations through which our products will be sold.

•        Obtain FDA approval for our own gel-based drug dosage forms, through the 505(b)(2) pathway. To target the pain management market, we are currently taking an off-patent API for treatment of pain down the 505(b)(2) pathway and have completed dissolution studies. This has the potential, if approved by the FDA, to be available as our own gel-based OTC product with potential options to license-out or sell ourselves to consumers, or through a range of distributors. For this API candidate, we have completed dissolution comparisons to existing market products so that our future clinical data can be compared in bioequivalence studies to an existing FDA approved product containing the same API. We have yet to perform further pre-clinical and clinical studies on bioequivalence and safety in humans which are required for a FDA approval of different dosage forms. These clinical studies are expected to be run concurrently to further stability testing, with our initial research and development lab stability data not indicating any instability. Our API pipeline includes a further prescription medication API candidate that, once its dissolution study is completed, and its results are analyzed and collated, we expect to proceed with as described above for the OTC API.

•        Expand our product suite to be made available to potential licensees. We will continuously conduct research and development and evaluate opportunities to leverage our gel delivery technology and patent pending multiple-health ingredient gel dosage forms, to develop additional products within pharmaceutical, nutraceutical OTC and prescription markets.

•        Complete clinical testing of our gel delivery technology with a variety of APIs. We are currently working on a multitude of pharmaceutical APIs that are available in different chemical structures, prioritizing dysphagia-based APIs, where we believe there is the greatest unmet need for an oral drug delivery system that has the potential to overcome the challenges of swallowability, taste, dosage and efficacy.

Recent Developments

On February 4, 2022, we received in full an unsecured loan to us by certain of our shareholders in an amount equal to AUD$1,493,445. This loan has an eighteen (18) month duration and is expected to mature on July 15, 2023 with interest payable on the unpaid principal balance at 12% per annum. We have agreed to issue AUD$1.00 of our Ordinary Shares to the shareholders for every AUD$4.00 loaned to us by the shareholders pursuant to this loan. The Ordinary Shares were issued on April 28 2022, with 63,807 Ordinary Shares (after giving effect to the share split referred to below) issued at a value of AUD$5.86 per Ordinary Share. During January 2023, the holders of our unsecured loans agreed to extend the terms of these loans for another 12 months from July 15, 2023 until July 15, 2024.

On February 9, 2022, our board of directors and our shareholders approved a split of our Ordinary Shares then issued and outstanding of 1,050 shares for each share outstanding. This split occurred on February 9, 2022 and has resulted in the aggregate number of our Ordinary Shares issued and outstanding increasing to 7,308,000 Ordinary Shares as of February 9, 2022.

On March 24, 2022, we entered into a consulting contract with Ocean Street Partners, Inc. pursuant to which they agreed to advise us in connection with the initial public offering in return for a monthly retainer of a fixed dollar amount with additional fixed cash payments to be made upon the satisfaction of certain conditions and 143,360 Ordinary Shares only if the initial public offering occurs by a certain date and on the other terms described herein under “Business — Material Contracts — Consulting Contract”. The above milestone to receive payment was not achieved and hence the contract was terminated as on October 4, 2022.

As of March 31, 2022 the Company had received advance deposits of AUD$267,302 (USD$200,800) for sales, which were held as deferred revenue for the quarter ended March 31, 2022.

Alt-5

On April 12, 2022, our shareholders approved a resolution to convert the Company into a Public Limited Company and to change its constitution and name to Gelteq Limited, effective May 26, 2022.

As of June 30, 2022, from the advanced deposits received in March 2022, the Company shipped 15,000 products in May 2022, and 250,000 additional products in June 2022, resulting in AUD$147,536 (USD$110,800) now being recognized in revenue from the deferred revenue balance.

On September 1, 2022, the Company closed its Pre-IPO Raise, receiving gross of fees of approximately AUD$1,431,161 (approximately USD$999,999.12 at an exchange rate of 1 AUD = 0.709869 USD as of August 12, 2022 and at an exchange rate of 1 AUD = 0.679787 USD as of September 1, 2022), with capital raising cost of AUD$121,844 (approximately USD$ 85,136). On 26 September 2022, the Company issued 746,268 fully paid Ordinary Shares to professional, sophisticated, and other exempt Australian investors who participated in the Pre IPO Raise at an issue price of USD1.34 per share.

On January 23, 2023, the Company received three sales orders totaling 200,000 units at a value of AUD$315,833 (USD$220,000).

Implications of Being an “Emerging Growth Company”

As a company with less than USD$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$1.235 billion in annual revenues, have more than USD$700 million in market value of the Ordinary Shares held by non-affiliates, or issue more than USD$1 billion in principal amount of non-convertible debt over a three-year period.

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Australia, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors and the audit committee, compensation committee and nominating and corporate governance committee requirements, the requirement to disclose third party director and nominee compensation and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules shall disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

Corporate Information

Our registered office is located at Vistra Australia, Level 4, 100 Albert Road, South Melbourne VIC, 3025, Australia. Our principal place of business is located at 639-641 Glenhuntly Road, Caulfield, VIC 3162, Australia and our telephone number is +61 3 9087 3990. Our website address is http://www.gelteq.com. The information contained therein, or that can be accessed therefrom, is not and shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Corporate History and Structure

We were incorporated under the laws of the State of Victoria, Australia on October 15th, 2018. Our technology was assigned to us by our founders and a predecessor entity, who developed it prior to the incorporation of our company. The intellectual property was then assigned to Gelteq at Gelteq’s inception to continue to build on this work.

We currently have two direct, wholly-owned subsidiaries as part of our organizational structure: Nutrigel Pty Ltd and Unit Trust (“NPL”) and Sport Supplements Pty Ltd and Unit Trust (“SSPL”) as described under “Management Discussion and Analysis of Financial Condition and Results of Operations — Acquisition of Nutrigel Pty Ltd and Unit Trust (NPL) and Acquisition of Sport Supplements Pty Ltd and Unit Trust (SSPL).”

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The chart below summarizes our corporate structure, including our direct, wholly-owned subsidiaries, as of the date of this prospectus:

Risk Factor Summary

Investing in the Ordinary Shares entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

•        we are a growth-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the near-term;

•        we have experienced growth and expect to invest in growth for the foreseeable future. If we fail to manage our growth effectively, our business, operating results and financial condition could be adversely affected;

•        we currently face competition from a number of companies and expect to face significant competition in the future in our market;

•        if we are unable to protect our intellectual property rights, our business, competitive position, financial condition and results of operations could be materially and adversely affected;

•        non-compliance with requirements imposed by government patent agencies in jurisdictions where we have patent protection could reduce or eliminate our patent protection;

•        intellectual property rights do not necessarily address all potential threats;

•        we face risks related to health pandemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on our business and results of operations;

•        we are expanding our operations internationally, which will expose us to additional tax, compliance, market and other risks;

•        we will incur increased expenses and administrative burdens as an Australian public company treated as a public company in the United States, which could have an adverse effect on our business, financial condition and results of operations;

•        we may be adversely affected by foreign currency fluctuations;

•        any failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject us to penalties and other adverse consequences;

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•        we could be adversely impacted if we fail to comply with U.S. and international import and export laws;

•        any failure to comply with laws relating to labor and employment could subject us to penalties and other adverse consequences;

•        as a “foreign private issuer” under the rules and regulations of the U.S. Securities and Exchange Commission, or SEC, we are permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and we follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers as described herein under “Risk Factors — As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “— As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards and these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards;” and

•        as an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make the Ordinary Shares less attractive to investors.

•        The offering price of the primary offering and resale offering could differ.

•        The Resale by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

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THE OFFERING

Securities being offered:	Ordinary Shares.
Selling price:	USD$5.00 per share.
Number of Ordinary Shares offered by us:	0 Ordinary Shares.
Number of Ordinary Shares offered by the selling shareholders:	1,749,243 Ordinary Shares.
Number of Ordinary Shares outstanding immediately before the offering:

8,118,075 Ordinary Shares are outstanding as of the date of this prospectus.

8,138,075 Ordinary Shares are expected to be outstanding immediately before the offering as follows: (i) 8,118,075 Ordinary Shares outstanding as of the date of this prospectus, plus (ii) 20,000 Ordinary Shares expected to be issued at listing (or it expires March 31, 2023) pursuant to a consulting contract entered into with a counterparty.

Number of Ordinary Shares to be outstanding immediately after this offering:

Assuming the Company’s Nasdaq listing application is approved and the underwritten public offering closes, 9,438,075 Ordinary Shares (or 9,633,075 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares) are expected to be outstanding immediately after the offering: the 8,138,075 Ordinary Shares expected to be outstanding immediately before the offering as described above plus 1,300,000 Ordinary Shares (or 1,495,000 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares).

In the event that the Company’s Nasdaq listing application is not approved, neither the underwritten public offering nor the resale offering will proceed.

Over-allotment option to purchase additional Ordinary Shares

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 195,000 additional Ordinary Shares at the public offering price, less underwriting discounts and commissions.

Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholders named in this Resale Prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholders.

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SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of Ordinary Shares owned by each selling shareholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the selling shareholder pursuant to this Resale Prospectus. The table also provides information regarding the ownership of our Ordinary Shares by the selling shareholders as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Percentage of ownership before this offering is based on 8,118,075 Ordinary Shares outstanding as at the date of this Resale Prospectus. Ownership is based on information furnished by the selling shareholders. Unless otherwise indicated and subject to community property laws where applicable, the selling shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

None of the selling shareholders has had any position, office or other material relationship within past three years with the Company. None of the selling shareholders is a broker dealer or an affiliate of a broker dealer. None of the selling shareholders has an agreement or understanding to distribute any of the shares being registered. Except for Vertical Holdings LLC, none of the selling shareholders has acquired the Ordinary Shares in connection with the Pre-IPO Raise. Each selling shareholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Shareholders Plan of Distribution.” The table below assumes that the selling shareholders will sell all of the shares offered for sale hereby:

Name of Selling Shareholder	Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after Offering(1)	Percentage Ownership After Offering (%)
B&M Givoni Pty Ltd ATF B&M Givoni Superannuation Fund(2)	340,420	340,420	—	0.00%
Barabash Nominees Pty Ltd ATF Barabash Family Trust	336,000	68,688	267,312	2.88%
Barabash Nominees Pty Ltd ATF Barabash Pension Fund	105,000	105,000	—	0.00%
Crestmont Investments Pty Ltd ATF Crestmont Investments Trust	642,323	642,323	—	0.00%
Grinwade Investments Pty Ltd ATF Grinwade Investments Trust	325,500	325,500	—	0.00%
Vertical Holdings LLC(3)	267,312	267,312	—	0.00%

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(1)      Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders will sell, we have assumed that the selling shareholders will sell all of their shares, that are registered for resale, offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(2)      The B&M Givoni Superannuation Fund ATF B&M Givoni Superannuation Fund is our Chief Executive Officer and Director Nathan J. Givoni’s parents’ Superannuation fund or pension fund, with Nathan J. Givoni having no ownership, title or beneficial interests in this entity.

(3)     Vertical Holdings, LLC (“Vertical Holdings”), a Colorado limited liability company, acquired the Ordinary Shares through the Company’s Pre-IPO Raise on September 1, 2022. Kevan Casey is the sole unit holder of Vertical Holdings and has sole voting and dispositive power over the Ordinary Shares held by Vertical Holdings. The registered address of Vertical Holdings, LLC is 9337B Katy Freeway #296, Houston, TX 77024.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares being offered under this Resale Prospectus on Nasdaq, market or trading facility on which shares of our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Selling shareholders may use any one or more of the following methods when disposing of shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The foregoing methods of disposing the Ordinary Shares is qualified by the Company’s listing application having been approved by Nasdaq and the closing of the underwritten public offering. In the event that the Company’s Nasdaq listing application is not approved and the underwritten public offering does not proceed, the resale offering will not occur and the selling shareholders would not able to utilize the above methods for disposing the Ordinary Shares.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling shareholders, rather than under this Resale Prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

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The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling shareholders intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•        it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•        the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•        whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•        in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders.

If any of the ordinary shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each selling shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the selling shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus and certain other matters of Australian law will be passed upon for us by Morgan-Smith Legal Pty Ltd. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

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PART II

OR

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of a personas an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:

•        a liability owed to the company or a related body corporate of the company;

•        a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA,1317HB, 1317HC or 1317HE of the Corporations Act; or

•        a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.

Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

•        in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as setout above;

•        in defending or resisting criminal proceedings in which the person is found guilty;

•        in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•        in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution.    We were incorporated as a proprietary company limited by shares under the laws of Australia in October 2018. The name of the Company was changed from Myhypo Pty Ltd to Gelteq Pty Ltd in connection with the expansion of the business across a wider set of markets and became Gelteq Limited upon conversion into a public company on May 26, 2022. Our Constitution provide that, to the extent permitted by and subject to any applicable law, for the indemnification of each director, secretary and officer of our company, or a subsidiary of our company against any liability incurred by that person in such capacity, and for any legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

SEC Position.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent sales of unregistered securities.

During the prior three years, we issued and sold to third parties the securities listed below without registering the securities under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulations D and S thereunder. None of these transactions involved any public offering. All our securities were sold through private placement either (i) outside the United States or (ii) in the United States to a limited number of investors in transactions not involving any public offering. As discussed below, we believe that each issuance of these securities was exempt from, or not subject to, registration under the Securities Act.

•        In February 2020 we issued a total of 8 Ordinary Shares as part of a private placement at USD$27,000 (AUD$37,500) a share (prior to our 1 to 10 and 1 to 1050 share split in July 2020 and February 2022 respectively), or 84,000 Ordinary Shares at a price of USD$2.57 (AUD$3.57) per share after giving effect to both our 1 to 10 and our 1 to 1050 share split.

•        In March 2020 we issued a total of 23 Ordinary Shares as strategic alliance at USD$1.00 (AUD$1.39) a share (prior to our 1 to 10 and 1 to 1050 share split in July 2020 and February 2022 respectively), or 241,500 Ordinary Shares at a price of USD$0.0001 (AUD$0.0001) per share after giving effect to both our 1 to 10 and our 1 to 1050 share split.

•        In July 2020, we effected a share split of the issued and outstanding Ordinary Shares of the Company on a 1 to 10 basis, which resulted in the issuance of 2,169 Ordinary Shares (prior to our 1 to 1050 share split in February 2022), or 2,277,450 Ordinary Shares after giving effect to our 1 to 1050 share split, to existing shareholders.

•        In August 2020 we issued a total of 37 fully paid Ordinary Shares at USD$6,132.22 (AUD$8,517) a share (prior to our 1 to 1050 share split in February 2022), or 38,850 Ordinary Shares at a price of USD$5.84 (AUD$8.11) per share after giving effect to our 1 to 1050 share split, to Paramount Global for sales and consulting services.

•        In August 2020 we issued a total of 38 Ordinary Shares as part of a private placement at USD$6,132.22 (AUD$8,517) a share (prior to our 1 to 1050 share split in February 2022), or 39,900 Ordinary Shares at a price of USD$5.84 (AUD$8.11) per share after giving effect to our 1 to 1050 share split.

•        In June 2021, we issued 1,740 fully paid Ordinary Shares as part of an acquisition to the vendors of Nutrigel Unit Trust at a price of USD$3,859 (AUD$5,360) per share (prior to our 1 to 1050 share split in February 2022), or 1,827,000 Ordinary Shares at a price of USD$3.68 (AUD$5.10) per share after giving effect to our 1 to 1050 share split.

•        In June 2021, we issued 2,735 fully paid Ordinary Shares as part of an acquisition to the vendors of Sport Supplements Unit Trust at a price of USD$3,859 (AUD$5,360) per share (prior to our 1 to 1050 share split in February 2022), or 2,871,750 Ordinary Shares at a price of USD$3.68 (AUD$5.10) per share after giving effect to our 1 to 1050 share split.

•        In February 2022, we effected a share split of the issued and outstanding Ordinary Shares of the Company on a 1 to 1050 basis, which resulted in the issuance of 7,301,040 Ordinary Shares to existing shareholders.

•        In April 2022, we issued 63,807 Ordinary Shares (after giving effect to the stock split) issued at a value of AUD$5.86 per Ordinary Share.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise specified above, we believe these transactions were exempt from registration under the Securities Act in reliance on (i) Section 4(a)(2) of the Securities Act(and Regulation D promulgated thereunder), (ii) Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or under benefit plans and contracts relating to compensation as provided under Rule 701 or (iii) Regulation S promulgated under the Securities Act as transactions not made to persons in the United States with no directed selling efforts made in the United States. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

The latest transaction described below involved an underwriter, underwriting discount and commission,

•        On September 26 2022, the Company issued 746,268 fully paid Ordinary Shares to professional, sophisticated, and other exempt Australian investors who participated in the Pre IPO Raise at an issue price of USD$1.34 per share.

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1***	Form of Underwriting Agreement (Draft)
3.1***	Constitution of our company
5.1*	Opinion of Morgan Smith Legal Pty Ltd regarding the validity of the Ordinary Shares being issued
5.2***	Opinion of Ellenoff Grossman & Schole LLP regarding the validity of warrants
10.1***#	Entrusted Processing Contract, dated August 7, 2021, by and among Labixiaoxin (Fujian) Foods Industrial Co., Ltd. and Gelteq Pty Ltd
10.2***#	Commissioned Processing Intellectual Property Power of Attorney Contract, dated August 24, 2021, by and among Labixiaoxin (Fujian) Foods Industrial Co., Ltd. and Gelteq Pty Ltd
10.3***	Wasatch Contract Manufacturing Agreement, dated January 31, 2022, by and among Wasatch Product Development LLC and Gelteq Pty Ltd
10.4***#	Master Research Services Agreement, dated December 5, 2019, by and among Monash University and MyHypo Pty Ltd
10.5***#	Variation Agreement, dated May 15, 2021, by and among Monash University and MyHypo Pty Ltd
10.6***#

Gelteq Authorised Licensee Agreement, dated January 10, 2021, September 31, 2021, November 15, 2021, November 29, 2021, 13 December 2021 by and among PacificPine Tennis Limited, Lifestyle Breakthrough Holdings Unit Trust, PacificPine Football Limited, Five-Star Sports Hong Kong Limited, PacificPine Golf Limited and Gelteq Pty Ltd

10.7***#	Private Label Agreement, dated July 1, 2021, by and among Healthy Extracts Inc and Gelteq Pty Ltd
10.8***#	Gelteq Authorised Licensee Agreement, dated January 23, 2023, by and among Healthy Extracts Inc and Gelteq Ltd
10.9***#	Gelteq Authorised Licensee Agreement for 60,000 units of Whitney Johns Sugar Blocker (Orange), dated January 23, 2023, by and among Healthy Extracts Inc and Gelteq Ltd
10.10***#	Gelteq Authorised Licensee Agreement, dated January 23, 2023, by and among Elbe Technologies Pty Ltd and Gelteq Ltd
10.11***	Master Services Agreement, dated November 1, 2021, by and among Adjutor Healthcare Pty Ltd and Gelteq Pty Ltd
10.12***#	Consulting Agreement, dated September 6, 2021, by and among Sosna & Co Inc. and Gelteq Pty Ltd
10.13***#	Consulting Agreement, dated March 24, 2021, by and among Ocean Street Partners, Inc. and Gelteq Pty Ltd
10.14***	Agreement for the Provision of Office Space, dated October 30, 2021, by and among Lifestyle Breakthrough Holdings Unit Trust and Gelteq Pty Ltd
10.15***#

Loan Agreement, dated January 20, 2022, by and among ACK Pty Ltd ATF Markoff Super Fund No.2, Andrew Vukosav Super AC, B&M Givoni Pty Ltd ATF B & M Givoni Superannuation Fund, 3 Frogs In A Pond Pty Ltd ATF GPG Superannuation Fund, Jeffrey Olyniec, Juergen Rochert, KDC Investments Pty Ltd ATF Lieb Family Superannuation Fund and Gelteq Pty Ltd

10.16***#

Deed of Variation to Loan Agreement, by and among ACK Pty Ltd ATF Markoff Super Fund No.2, Andrew Vukosav Super AC, B&M Givoni Pty Ltd ATF B & M Givoni Superannuation Fund, 3 Frogs In A Pond Pty Ltd ATF GPG Superannuation Fund, Jeffrey Olyniec, Juergen Rochert, KDC Investments Pty Ltd ATF Lieb Family Superannuation Fund and Gelteq Ltd

10.17***#	Executive Service Agreement, dated April 28, 2022, among Simon Hayden Szewach and Gelteq Pty Ltd
10.18***#	Executive Service Agreement, dated April 28, 2022, among Nathan Jacob Givoni and Gelteq Pty Ltd

Exhibit Number	Description
10.19***#	Executive Service Agreement, dated February 14, 2023, among Craig J. Young and Gelteq Ltd
10.20***#

Share Sale Agreement, dated June 13, 2021, by and among Paramount Global Limited, Gladwin Ventures Pty Ltd, Jeff Olyniec, Ack Proprietary Limited ATF Markoff Superannuation Fund No.2, Asiana Trading Corporation Limited, Legats Pty Ltd ATF Simon Szewach Family Trust, Givoni Investments Pty Ltd ATF Givoni Investments Family Trust and Gelteq Pty Ltd

10.21***#

Share Sale Agreement, dated June 13, 2021, by and among Crestmont Investments Pty Ltd ATF Crestmont Investments Trust, Paramount Global Limited, Gladwin Ventures Pty Ltd, Jeff Olyniec, Raymond Roessel, Joel Haines, Paramount Global SS Limited, Ack Proprietary Limited ATF Markoff Superannuation Fund No.2, Asiana Trading Corporation Limited, Legats Pty Ltd ATF Simon Szewach Family Trust, Givoni Investments Pty Ltd ATF Givoni Investments Family Trust and Gelteq Pty Ltd

14.1***	Code of Business Conduct and Ethics
21.1***	Subsidiaries of the Registrant
23.1*	Consent of Morgan Smith Legal Pty Ltd (see Exhibit 5.1)
23.2***	Consent of Ellenoff Grossman & Schole LLP (see Exhibit 5.2)
23.4***	Consent of UHY Norton Haines on consolidated financial statements for the year ended June 30, 2022
23.5***	Consent of UHY Norton Haines on consolidated financial statements for the year ended June 30, 2021
23.6***	Consent of Medicines Manufacturing Innovation Centre, Monash University
24.1***	Power of Attorney (included on the signature page of this Registration Statement)
99.1***	Audit and Risk Management Committee Charter
99.2***	Nominating and Governance Committee Charter
99.3***	Compensation Committee Charter
99.4***	Consent of Simon H. Szewach
99.5***	Consent of Nathan J. Givoni
99.6***	Consent of Jeffrey W. Olyniec
99.7***	Consent of Hon. Philip Dalidakis
99.8***	Consent of Prof. David Morton
99.9***	Form of Non-Executive Board Member Letter of Appointment
107***	Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment.

***    Filed previously

#        Portions of the exhibit have been omitted as the registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the registrant treats as private or confidential.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)    That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)    For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nathan J. Givoni	Chief Executive Officer	March 29, 2023
Name: Nathan J. Givoni

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan J. Givoni his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nathan J. Givoni	Director and Chief Executive Officer	March 29, 2023

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nathan J. Givoni	Chief Executive Officer and Director	March 29, 2023
Name: Nathan J. Givoni	(Principal Executive Officer)
/s/ Simon H. Szewach	Executive Chairman of the Board of Directors	March 29, 2023
Name: Simon H. Szewach
/s/ Jeffrey W. Olyniec	Director	March 29, 2023
Name: Jeffrey W. Olyniec
/s/ Craig J. Young	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2023
Name: Craig J. Young

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Gelteq Limited has signed this registration statement or amendment thereto in Newark, Delaware on March 29, 2023.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director